As filed with the Securities and Exchange Commission on October 8, 2010.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SSI INVESTMENTS II LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Republic of Ireland	7372	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SSI CO-ISSUER LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	27-3546832
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

107 Northeastern Boulevard

Nashua, New Hampshire 03062

(603) 324-3000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Charles E. Moran

President and Chief Executive Officer

SkillSoft Limited

107 Northeastern Boulevard

Nashua, New Hampshire 03062

(603) 324-3000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Craig E. Marcus, Esq.

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

(617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Note (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
11.125% Senior Notes due 2018	$310,000,000	100%	$310,000,000	$22,103
Guarantees of 11.125% Senior Notes due 2018	N/A	N/A	N/A	N/A(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Each of the Additional Registrants will guarantee, on an unconditional basis, the obligations of SSI Investments II Limited and SSI Co-Issuer to pay the principal and interest on the 11.125% Senior Notes due 2018. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Number	I.R.S. Employer Identification No.
SSI Investments III Limited	Republic of Ireland	7372	Not Applicable
SkillSoft Limited	Republic of Ireland	7372	Not Applicable
SkillSoft Ireland Limited	Republic of Ireland	7372	Not Applicable
CBT (Technology) Limited	Republic of Ireland	7372	Not Applicable
Stargazer Productions	Republic of Ireland	7372	Not Applicable
SkillSoft Canada, Ltd.	Canada	7372	Not Applicable
SkillSoft U.K. Limited	United Kingdom	7372	Not Applicable
SkillSoft Finance Limited	Cayman Islands	7372	Not Applicable
SkillSoft Corporation	Delaware	7372	02-0496115
Books24x7.com, Inc.	Massachusetts	7372	04-3237458

The address, including zip code, and telephone number, including area code, of each of the Additional Registrant’s principal executive offices is: c/o SSI Investments II Limited, 107 Northeastern Boulevard, Nashua, New Hampshire 03062, Telephone: (603) 324-3000.

The name, address, including zip code and telephone number, including area code, of agent for service for each of the Additional Registrants is:

Charles E. Moran

President and Chief Executive Officer

SkillSoft Limited

107 Northeastern Boulevard

Nashua, New Hampshire 03062

(603) 324-3000

with a copy to:

Craig E. Marcus, Esq.

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

(617) 951-7000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 8, 2010.

SSI Investments II Limited

SSI Co-Issuer LLC

Offer to Exchange

$310,000,000 principal amount of our 11.125% Senior Notes due 2018, which have been registered under the Securities Act, for any and all of our outstanding 11.125% Senior Notes due 2018.

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus, all of our 11.125% Senior Notes due 2018, which we refer to as the outstanding notes, for our registered 11.125% Senior Notes due 2018, which we refer to as exchange notes, and together with the outstanding notes, the notes. We are also offering the subsidiary guarantees of the exchange notes, which are described in this prospectus. The terms of the exchange notes are identical to the terms of the outstanding notes except that the exchange notes have been registered under the Securities Act of 1933, and therefore are freely transferable. Interest on the notes will be payable on June 1 and December 1 of each year, commencing on December 1, 2010. The notes will mature on June 1, 2018.

The principal features of the exchange offer are as follows:

•

We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2010, unless extended.

•	Outstanding notes may only be tendered in an amount equal to $100,000 in principal amount or integral multiples of $1,000 in excess thereof.

•	The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer. We will pay all expenses incurred by us in connection with the exchange offer and the issuance of the exchange notes.

•	We do not intend to apply for listing of the exchange notes on any United States securities exchange or automated quotation system.

Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the applicable indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should consider carefully the risk factors beginning on page 12 of this prospectus before participating in the exchange offer.

Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of the securities to be distributed in this exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2010.

This prospectus contains summaries of the terms of several material documents. These summaries include the terms that we believe to be material, but we urge you to review these documents in their entirety. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of that person, a copy of any and all of this information. Requests for copies should be directed to Charles E. Moran, President and Chief Executive Officer, SkillSoft Limited, 107 Northeastern Boulevard, Nashua, New Hampshire 03062 or by telephone at (603) 324-3000. You should request this information at least five business days in advance of the date on which you expect to make your decision with respect to the exchange offer. In any event, you must request this information prior to             , 2010, in order to receive the information prior to the expiration of the exchange offer.

PROSPECTUS SUMMARY

This prospectus summary contains basic information about SSI Investments II Limited and the exchange offer. It may not contain all the information that may be important to you. Investors should carefully read this entire prospectus, including the information set forth under “Risk Factors” and in our financial statements and related notes before making an investment decision.

On May 26, 2010, SSI Investments III Limited (“SSI III”), a wholly owned subsidiary of SSI Investments II Limited (“SSI II”), completed its acquisition of SkillSoft PLC (the “Acquisition”), which was subsequently re-registered as a private limited company and whose corporate name changed from SkillSoft PLC to SkillSoft Limited (“SkillSoft”).

Please note that the information presented for the combined three months ended July 31, 2010 includes the results of operations for the period from May 1 to May 25, 2010 of the Predecessor (as defined below) and the results of operations for the period from May 26 to July 31, 2010 of the Successor (as defined below). The discussion refers to the three and six months ended July 31, 2009 and the combined three and six months ended July 31, 2010, respectively. This presentation does not comply with generally accepted accounting principles in the United States (“GAAP”), it is not an attempt to present pro-forma results, and may yield results that are not strictly comparable to prior periods as a result of purchase accounting adjustments. However, we believe it provides a meaningful method of comparing the current period to the prior period results.

In this prospectus, the terms “we,” “us,” “our,” and other similar terms refer to (a) prior to the Acquisition of SkillSoft, SkillSoft and its subsidiaries (the “Predecessor”) and (b) from and after the Acquisition of SkillSoft, SSI II and its subsidiaries including SkillSoft (the “Successor”), unless expressly stated otherwise or the context otherwise requires, in particular, with respect to the historical financial information of the Predecessor. Unless we indicate otherwise or the context otherwise requires, consolidated statements of operations information identified in this prospectus as “pro forma” gives effect to the consummation of the Transactions, as described under “—The Transactions,” as if they had occurred on February 1, 2009. References in this prospectus to years are to our fiscal years, which end on January 31 (for example, fiscal 2011 is the fiscal year ended January 31, 2011).

Our Company

We are a leading Software as a Service (SaaS) provider of on-demand e-learning and performance support solutions for global enterprises, government, educational institutions and small-to-medium-sized businesses. We believe we are currently the largest company in the world with a sole focus on e-learning. We enable organizations to maximize their performance through a combination of comprehensive e-learning content, online information resources, flexible technologies and support services.

We believe that our comprehensive learning solutions help customers achieve sustainable, measurable business results. These solutions are designed to support all levels of an organization and can be adapted for strategic business initiatives, on-demand information needs and individual job roles. Our courseware solutions help users gain the knowledge they need to perform their jobs and prepare for many popular professional certifications. Furthermore, our complementary content assets demonstrate how to put that knowledge into practice. Referenceware collections cover broad business and technical topics, as well as focused subjects such as engineering, finance, information technology and employee wellness. Generally, our courseware and Referenceware content solutions are based on open standard Web technologies and flexible, low bandwidth architecture, enabling users to access the material they need via personal computer, with the specificity or breadth they require, anytime or anywhere that they may need it.

Our platform solutions are designed to support a broad range of corporate learning needs and respond quickly to business demands. The SkillPort LMS is a flexible, scalable platform that can be rapidly implemented to meet the needs of both small and large business enterprises. We also actively work with other LMS vendors to enable interoperability of our content and technology with their systems. Our customization and authoring tools allow customers to tailor our content to their business needs.

The Transactions

On May 26, 2010, SkillSoft, by means of a scheme of arrangement under Irish law (the “Scheme”) and related transactions, was acquired by an investor group (the “Acquisition”) comprised of investment funds sponsored by each of Berkshire Partners LLC (“Berkshire Partners”), Advent International Corporation (“Advent”) and Bain Capital Partners, LLC (“Bain Capital” and, together with Berkshire Partners and Advent, the “Sponsors”). The Scheme was an arrangement made between SkillSoft and shareholders of SkillSoft under Section 201 of the Companies Act 1963 of Ireland, which was approved by shareholders on May 3, 2010 and sanctioned by the High Court of Ireland on May 20, 2010. As a result, SkillSoft became a wholly-owned subsidiary of SSI Investments III Limited (“SSI III”), which is wholly-owned by SSI Investments II Limited.

At the time of the Acquisition, pursuant to the Scheme, the shares of SkillSoft were cancelled or transferred to SSI III in accordance with Irish law. SkillSoft then issued new SkillSoft shares to SSI III in place of those shares cancelled pursuant to the Scheme, and SSI III paid consideration to former SkillSoft shareholders and option holders in consideration for the Acquisition. On June 23, 2010, SkillSoft PLC re-registered under the Companies Acts 1963 to 2009 as a private limited company and its corporate name changed from SkillSoft PLC to SkillSoft Limited.

In order to finance the Acquisition, SSI Investments II Limited (the “Issuer”) and SSI Co-Issuer LLC (the “Co-Issuer” and together with the Issuer, the “Issuers”) issued the outstanding notes and the Issuer received an equity contribution (the “Equity Contribution”), directly or indirectly, from the Sponsors. In addition, in connection with the Acquisition, the Issuer entered into a new senior secured credit facility providing for a term loan in an initial aggregate principal amount of $325,000,000 and a revolving credit facility in an initial aggregate principal amount of $40,000,000 (collectively, the “Senior Credit Facilities”). The net proceeds from the sale of the outstanding notes were used by the Issuers, together with the borrowings under the Senior Credit Facilities and the Equity Contribution, to make a contribution to the share capital of SSI III, which used such proceeds to pay consideration to former SkillSoft shareholders and option holders in consideration for the Acquisition, and to pay certain transaction fees and expenses related to the Transactions.

On June 25, 2010, following the satisfaction of certain Irish regulatory requirements, the Issuer, pursuant to the terms of the Senior Credit Facilities, executed and delivered a novation and assumption agreement with SkillSoft pursuant to which, among other things, (a) the Issuer assigned and transferred to SkillSoft all of its rights and obligations as borrower (but not as a guarantor) under the Senior Credit Facilities and (b) the Issuer was released from all of its obligations and liabilities as borrower (but not as a guarantor) under the Senior Credit Facilities.

Also on June 25, 2010, SkillSoft, pursuant to the terms of the Senior Credit Facilities, executed and delivered a novation and assumption agreement with SkillSoft Corporation (the “US Borrower”) pursuant to which, among other things, (a) SkillSoft assigned and transferred to the US Borrower all of its rights and obligations as borrower (but not as a guarantor) under the Senior Credit Facilities (such assignment, the “Final Debt Assumption”), (b) the US Borrower will be the continuing borrower from and after the time of the Final Debt Assumption, and (c) SkillSoft was released from all obligations and liabilities as Borrower (but not as a Guarantor) under the Loan Documents. The transactions contemplated by the novation and assumption agreements described above are referred to in this prospectus as the “Senior Debt Pushdown.” See “Description of the Exchange Notes—Brief Description of the Exchange Notes and the Guarantees—The Guarantees.”

The offering and sale of the outstanding notes, the Equity Contribution, the initial borrowings under our new Senior Credit Facilities, and the Acquisition of SkillSoft are collectively referred to in this prospectus as the “Transactions.” For a more complete description of the Transactions, see “The Transactions,” “Description of Other Indebtedness,” and “Description of the Exchange Notes.”

Equity Sponsors

Investment funds sponsored by each of Berkshire Partners, Advent International and Bain Capital are the principal stockholders of SSI Pooling, L.P., the indirect parent company of the Issuer, which we refer to as Parent. The Sponsors own, indirectly through their holdings in Parent, all of the equity interests of SkillSoft.

Berkshire Partners

Berkshire Partners is an active investor in the private equity market, managing approximately $6.5 billion of capital over seven funds. Berkshire Partners is currently investing from its seventh fund, which totals $3.1 billion in committed capital, and has completed more than 90 acquisitions or growth capital investments during its nearly 25 year investment history. Berkshire Partners has a long history of successfully investing in business services companies, including NEW/Asurion (a provider of extended service plans and value added wireless subscription services) and Acosta (a provider of sales and marketing services to the consumer packaged goods industry).

Advent International

Advent International is comprised of over 140 investment professionals located in 18 offices around the world. Over its 25 year history, Advent has raised $24 billion of cumulative capital and currently manages a portfolio of over 100 companies. During this period, Advent has backed numerous management teams in knowledge-based industries including: Financial Dynamics (an international business communications consultancy), Alexandermann (specialist staffing in information technology and financial markets), HumanGroup (temporary outsourced staffing services), Kroton (one of Brazil’s largest private education companies) and WSiP (the largest educational publisher in Poland).

Bain Capital Partners

Bain Capital, LLC is a global private investment firm whose affiliates, including Bain Capital Partners, manage several pools of capital including private equity, venture capital, public equity, high-yield assets and mezzanine capital with approximately $65 billion in assets under management. Bain Capital has a team of almost 300 professionals dedicated to investing and to supporting its portfolio companies. Since its inception in 1984, funds sponsored by Bain Capital have made private equity investments and add-on acquisitions in over 300 companies in a variety of industries around the world. Bain Capital has a long history of investments in the software, business services and education industries, including SunGard, Applied Systems, Houghton Mifflin, Gartner Group, UGS, LinkedIn, The Princeton Review, SolarWinds, and FleetCor. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Hong Kong, Shanghai, Tokyo and Mumbai.

The Exchange Offer

On May 26, 2010, we completed an offering of $310.0 million aggregate principal amount of 11.125% Senior Notes due 2018 in a private offering which was exempt from registration under the Securities Act.

If we and the subsidiary guarantors are not able to effect the exchange offer contemplated by this prospectus, we and the subsidiary guarantors will use reasonable best efforts to file and cause to become effective a shelf registration statement relating to the resale of the outstanding notes. We may be required to pay additional interest on the notes in certain circumstances.

The following is a brief summary of the terms of the exchange offer. For a more complete description of the exchange offer, see “The Exchange Offer.”

Securities Offered	SSI Investments II Limited and SSI Co-Issuer LLC are offering to exchange $310.0 million aggregate principal amount of 11.125% Senior Notes due 2018.

Exchange Offer

In connection with the private offering, SSI Investments II Limited, SSI Co-Issuer LLC, and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to:

•      use commercially reasonable efforts to file a registration statement with respect to an offer to exchange the outstanding notes for the exchange notes with the Securities and Exchange Commission, or the SEC, within 270 days after the date of the original issuance of the outstanding notes;

•      use commercially reasonable efforts to cause the registration statement to become effective no later than 360 days after the issue date; and

•      in certain circumstances, including if we cannot effect an exchange offer of the outstanding notes, file a shelf registration statement providing for the resale of certain notes.

If we fail to meet any of these deadlines, fail to file the shelf registration statement when required or fail to comply with certain other requirements under the registration rights agreement, each of which we refer to as a registration default, the annual interest rate on the notes eligible to be included in the applicable registration statement will increase by 0.25% per annum. The annual interest rate on the notes will increase by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year. If the registration default is cured, the interest rate on such notes will revert to the original level. See “The Exchange Offer—Purpose and Effect of the Exchange Offer.”

Outstanding notes may only be tendered in an amount equal to $100,000 in principal amount or integral multiples of $1,000 in excess thereof.

You are entitled to exchange your outstanding notes in the exchange offer for exchange notes, which are identical in all material respects to the outstanding notes except:

•      the exchange notes have been registered under the Securities Act and will not bear any legend restricting their transfer;

•      the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•      the liquidated damages provisions of the registration rights agreements are no longer applicable.

Resale

Based upon interpretations by the Staff of the SEC set forth in no-action letters issued to unrelated third-parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, unless you:

•      are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•      are a broker-dealer who purchased the notes directly from us for resale under Rule 144A, Regulation S or any other available exemption under the Securities Act;

•      acquired the exchange notes other than in the ordinary course of your business;

•      have an arrangement with any person to engage in the distribution of the exchange notes; or

•      are prohibited by law or policy of the SEC from participating in the exchange offer.

However, we have not submitted a no-action letter, and there can be no assurance that the SEC will make a similar determination with respect to the exchange offer. Furthermore, in order to participate in the exchange offer, you must make the representations set forth in the letter of transmittal that we are sending you with this prospectus.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time on , 2010, which we refer to as the expiration date, unless we decide to extend the exchange offer. We do not currently intend to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Notes

If you wish to tender your outstanding notes for exchange pursuant to the exchange offer, you must transmit to Wilmington Trust FSB, as exchange agent, on or prior to the expiration date, either:

•      a properly completed and duly executed copy of the letter of transmittal accompanying this prospectus, or a facsimile of the letter of transmittal, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address set forth on the cover page of the letter of transmittal; or

•      if you are effecting delivery by book-entry transfer, a computer generated message transmitted by means of the Automated Tender Offer Program System of The Depository Trust Company, or DTC, in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer.

In addition, you must deliver to the exchange agent on or prior to the expiration date, if you are effecting delivery by book-entry transfer, a timely confirmation of book-entry transfer of your outstanding notes into the account of the exchange agent at DTC pursuant to the procedures for book-entry transfers described in this prospectus under the heading “The Exchange Offer—Procedures for Tendering Outstanding Notes.”

By executing and delivering the accompanying letter of transmittal or effecting delivery by book-entry transfer, you are representing to us that, among other things:

•      neither the holder nor any other person receiving the exchange notes pursuant to the exchange offer is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•      if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus in connection with any resale of such exchange notes;

•      the person receiving the exchange notes pursuant to the exchange offer, whether or not this person is the holder, is receiving them in the ordinary course of business; and

•      neither the holder nor any other person receiving the exchange notes pursuant to the exchange offer has an arrangement or understanding with any person to participate in the distribution of such exchange notes and that such holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes.

See “The Exchange Offer—Procedures for Tendering Outstanding Notes” and “Plan of Distribution.”

Special Procedures for Beneficial Owners	If you are the beneficial owner of outstanding notes and your name does not appear on a security listing of DTC as the holder of those notes or if you are a beneficial owner of notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes in the exchange offer, you should promptly contact the person in whose name your notes are registered and instruct that person to tender on your behalf. If you, as a beneficial holder, wish to tender on your own behalf you must, prior to completing and executing the letter of transmittal and delivering your notes, either make appropriate arrangements to register ownership of the notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other documents required by the applicable letter of transmittal or comply with the applicable procedures under DTC’s Automated Tender Offer Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights	The tender of the outstanding notes pursuant to the exchange offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

Acceptance of Outstanding Notes and Delivery of Exchange Notes	Subject to customary conditions, we will accept outstanding notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The exchange notes will be delivered as promptly as practicable following the expiration date.

Effect of Not Tendering in the Exchange Offer	Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations to register, and we do not currently anticipate that we will register, the outstanding notes under the Securities Act. See “The Exchange Offer—Consequences of Failure to Exchange.”

Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the outstanding notes or, if no interest has been paid, from May 26, 2010. Holders whose outstanding notes are accepted for exchange will be deemed to have waived the right to receive interest accrued on the outstanding notes.

Broker-Dealers	Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Certain Material United States Federal Income Tax Considerations	The exchange of outstanding notes for exchange notes by tendering holders will not be a taxable exchange for United States federal income tax purposes, and such holders will not recognize any taxable gain or loss or any interest income for United States federal income tax purposes as a result of such exchange. See “Certain Material United States Federal Income Tax Considerations.”

Exchange Agent	Wilmington Trust FSB, the trustee under the indenture, is serving as exchange agent in connection with the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer.

The Exchange Notes

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus before deciding to tender your outstanding notes in the exchange offer. For a more detailed description of the exchange notes, including the definitions for certain terms used in this summary, see “Description of the Exchange Notes.”

Issuers	SSI Investments II Limited and SSI Co-Issuer LLC.

Securities Offered	$310,000,000 aggregate principal amount of Senior Notes due 2018.

Maturity Date	June 1, 2018.

Interest	Interest on the exchange notes will accrue at a rate of 11.125% per year, payable semi-annually in cash in arrears on June 1 and December 1 of each year, commencing December 1, 2010.

Guarantees	The exchange notes are guaranteed on a senior basis by SSI Investments III Limited and the restricted subsidiaries of SkillSoft (other than immaterial subsidiaries and certain other excluded subsidiaries) that guarantee our Senior Credit Facilities (the “Guarantors”).

Ranking	The exchange notes are:

•      our unsecured senior obligations;

•      pari passu in right of payment to all of our existing and future senior indebtedness (including the Senior Credit Facilities);

•      senior in right of payment to any of our existing and future subordinated indebtedness;

•      effectively subordinated to all of our secured indebtedness (including the Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness; and

•      guaranteed on a senior unsecured basis by each of the Guarantors.

As of July 31, 2010, we had $635.0 million in outstanding indebtedness on our consolidated balance sheet, of which $325.0 million are secured. In addition, we had $40.0 million of available unused borrowing capacity under the revolving portions of our new Senior Credit Facilities.

The guarantee of each Guarantor is:

•      an unsecured senior obligation of such Guarantor;

•      pari passu in right of payment to all existing and future senior indebtedness of such Guarantor (including its guarantee of the Senior Credit Facilities);

•      senior in right of payment to any of such Guarantor’s existing and future subordinated indebtedness; and

•      effectively subordinated to all Secured Indebtedness of such Guarantor (including its guarantee of the Senior Credit Facilities) to the extent of the value of the assets of such Guarantor securing such Secured Indebtedness.

As of July 31, 2010, the non-guarantor subsidiaries had no outstanding indebtedness. See “Risk Factors—Your claims to our assets will be structurally subordinated to all of the creditors of any non-guarantor subsidiaries.”

Optional Redemption	We may redeem any of the exchange notes beginning on June 1, 2014, at the redemption prices set forth in this prospectus under “Description of the Exchange Notes—Optional Redemption.” We may also redeem any of the exchange notes at any time prior to June 1, 2014 at a redemption price of 100% of their principal amount plus a make-whole premium and accrued interest. In addition, at any time prior to June 1, 2013, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the net cash proceeds of certain equity offerings at a redemption price of 111.125% of their principal amount plus accrued interest.

Change of Control	If we experience certain kinds of changes of control, we must offer to purchase the exchange notes at 101% of their principal amount plus accrued and unpaid interest (if any).

Mandatory Offer to Repurchase Following Certain Asset Sales	If we sell certain assets and do not reinvest the net proceeds as specified in the indenture, we must offer to repurchase the exchange notes at 100% of their principal amount plus accrued and unpaid interest (if any).

Certain Covenants

The indenture contains covenants that limit, among other things, our ability and the ability of our restricted subsidiaries to:

•      incur additional indebtedness;

•      pay dividends on our capital stock or repurchase our capital stock;

•      make certain investments;

•      sell assets, including capital stock of our restricted subsidiaries;

•      agree to payment restrictions affecting restricted subsidiaries;

•      enter into transactions with our affiliates; and

•      merge, consolidate or sell substantially all of the Issuer’s or the Co-Issuer’s assets.

These covenants are subject to important exceptions and qualifications described under the heading “Description of the Exchange Notes—Certain Covenants.”

Additional Amounts; Tax Redemption	All payments under or with respect to the exchange notes or any guarantee will be made free and clear of and without withholding or deduction for or on account of any taxes except to the extent required by law or by the official interpretation or administration thereof. If withholding or deduction is required by any relevant taxing jurisdiction, the Issuers, the relevant Guarantor or other payor, as applicable, will pay such additional amounts as may be necessary in order that the net amount received by each holder of exchange notes (including additional amounts) after such withholding or deduction will not be less than the amount such holder would have received if such withholding or deduction had not been required, subject to certain exceptions. The Issuers may redeem the exchange notes in whole but not in part, at any time upon giving prior notice, if certain changes in law impose certain withholding taxes on amounts payable on the exchange notes and, as a result, the Issuers or Guarantors are required to pay additional amounts with respect to such withholding taxes. If the Issuers decide to exercise such redemption right, they must pay a holder a price equal to the principal amount of the exchange notes plus accrued and unpaid interest, if any, to the date of redemption. See “Description of the Exchange Notes—Redemption for Changes in Taxes.”

Transfer Restrictions	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any market. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market in the exchange notes. The initial purchasers are not obligated, however, to make a market in the exchange notes, and such market-making maybe be discontinued by the initial purchasers in their discretion at any time without notice. The exchanges notes will be transferable only in amounts of at least $100,000. The outstanding notes are listed on the Official List of the Irish Stock Exchange and have been admitted for trading on the Global Exchange Market of the Irish Stock Exchange. See “Description of the Exchange Notes—Listing.”

Risk Factors

Participating in the exchange offer, and therefore investing in the exchange notes, involves substantial risk. See the “Risk Factors” section of this prospectus for a description of material risks you should consider before investing in the exchange notes.

Corporate Information

SmartForce PLC (now SkillSoft Limited) was incorporated in Ireland on August 8, 1989. SkillSoft Corporation was incorporated in Delaware on October 15, 1997. On September 6, 2002, SmartForce completed a merger with SkillSoft Corporation, and subsequently changed its corporate name from SmartForce PLC to SkillSoft PLC. On May 14, 2007, SkillSoft completed the acquisition of NETg from The Thomson Corporation. As described in “The Transactions,” as a result of the Scheme, SkillSoft became a wholly-owned subsidiary of SSI III and an indirect subsidiary of the Issuer.

On June 23, 2010, SkillSoft PLC re-registered under the Companies Act 1963 to 2009 as a private limited company and its corporate name changed from SkillSoft PLC to SkillSoft Limited.

Our principal executive offices in the United States is located at 107 Northeastern Boulevard, Nashua, New Hampshire 03062, USA, and our telephone number at that address is (603) 324-3000. Our corporate website address is http://www.skillsoft.com. Our website and the information contained on our website is not part of this prospectus.

The Issuer is a private limited company, which was incorporated in Ireland on February 3, 2010. The Issuer has conducted no operations or other material activities and was formed for the purposes of the Acquisition.

The Co-Issuer is a Delaware limited liability company, which was organized on May 7, 2010. The Co-Issuer has conducted no operations or other material activities and was formed for the purpose of serving as the co-issuer of the notes.

SUMMARY HISTORICAL FINANCIAL AND OTHER DATA

The following table sets forth summary consolidated historical data for the periods ended and at the dates indicated below. Our summary financial data as of January 31, 2009 and 2010, and for each of the three years in the period ended January 31, 2010 presented in this table, has been derived from the historical audited consolidated financial statements included elsewhere in this prospectus. Our summary financial data as of January 31, 2008 presented in this table, has been derived from the historical audited consolidated financial statements not included in this prospectus. The summary historical financial data presented for, and as of, the six months ended July 31, 2009 and 2010 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus.

The presentation of our consolidated financial statements consists of two periods: the “Predecessor” period, which covers the period preceding the Acquisition, as defined herein, and the “Successor” period, which covers the period after the Acquisition. Accordingly, the results of operations for the quarter ended July 31, 2010 includes the results of operations from May 1 to May 25, 2010 of the Predecessor and the results of operations for the period from May 26 to July 31, 2010 of the Successor, on a combined basis. Although this combined basis does not comply with generally accepted accounting principles in the United States (“U.S. GAAP”), we believe it provides a more meaningful method of comparison to the other periods presented in this prospectus.

The summary financial information should be read in conjunction with the sections entitled “The Transactions,” “Use of Proceeds,” “Selected Historical Consolidated Financial Data,” “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our consolidated financial statements and the notes thereto contained elsewhere in this prospectus.

	Predecessor				Successor	Predecessor	Successor
	Year Ended January 31,			Period from February 1 to May 25,	Period from May 26 to July 31,	Six Months Ended July 31,
	2008	2009	2010	2010	2010	2009	2010
	(in thousands)			(unaudited, in thousands)	(unaudited, in thousands)	(unaudited, in thousands)

Income Statement Data:
Revenues	$281,223	$328,494	$314,968	$97,538	$34,056	$155,365	$131,594
Cost of revenues	32,637	35,992	29,436	9,226	5,211	14,997	14,437
Cost of revenues—amortization of intangible assets	5,423	5,203	128	40	11,706	64	11,746

Gross profit	243,163	287,299	285,404	88,272	17,139	140,304	105,411
Operating expenses:
Research and development	49,612	49,540	43,764	17,131	7,378	18,704	24,509
Sales and marketing	97,493	108,416	95,594	40,378	14,521	46,798	54,899
General and administrative	34,630	36,774	34,724	21,828	5,675	17,213	27,503
Other operating expenses	24,900	13,545	8,166	16,200	28,387	4,572	44,587

Total operating expenses	206,635	208,275	182,248	95,537	55,961	87,287	151,498

Operating income (loss)	36,528	79,024	103,156	(2,001)	(38,822)	53,017	(46,087)
Other income (expense), net	295	1,480	(943)	385	(1,035)	(1,223)	(650)
Interest income	3,948	1,550	269	95	16	138	111
Interest expense	(12,630)	(14,218)	(7,553)	(3,723)	(18,580)	(4,477)	(22,303)

Income (loss) before provision (benefit) for income taxes from continuing operations	28,141	67,836	94,929	(10,508)	(58,421)	47,455	(68,929)
Provision (benefit) for income taxes	(31,587)	18,959	23,561	(1,894)	(5,451)	11,505	(7,345)

Net income (loss) from continuing operations	59,728	48,877	71,368	(8,614)	(52,970)	35,950	(61,584)
Income from discontinued operations, net of income taxes	270	1,912	—	—	—	—	—

Net income (loss)	$59,998	$50,789	$71,368	$(8,614)	$(52,970)	$35,950	$(61,584)

Balance Sheet Data:
Cash, cash equivalent short term investments	$89,584	$38,952	$80,241	$52,685	$28,412	$67,775	$28,412
Working capital (deficit)	30,408	(11,858)	30,065	(81,029)	(27,398)	(1,644)	(27,398)
Long-term investments, deferred tax assets, net & other assets	95,596	81,583	58,962	57,256	26,047	69,671	26,047
Total assets	696,681	575,100	586,231	473,996	1,348,956	506,064	1,348,956
Long-term debt	197,000	122,131	83,500	—	629,753	93,856	629,753
Stockholders’ equity	213,088	204,056	251,160	218,613	489,582	224,911	489,582

	As of January 31,
	2006		2007		2008		2009		2010
Other Financial Data:
Capital expenditures	8,075		5,519		2,968		5,748		3,195
Backlog (1)	170,724		180,583		254,567		238,617		239,264
Ratio of earnings to fixed charges (2)	82.7	x	87.9	x	5.7	x	4.4	x	10.4	x

(1)	Backlog is calculated by combining the amount of deferred revenue at each fiscal year end with the amounts to be added to deferred revenue throughout the next twelve months from billings under committed customer contracts and determining how much of these amounts are scheduled to amortize into revenue during the upcoming fiscal year. The amount scheduled to amortize into revenue during fiscal 2011 is disclosed as “backlog” as of January 31, 2010. Approximately $78.1 million of backlog as of January 31, 2010 will not be amortized into revenue in fiscal 2011 due to purchase accounting adjustments made to record the acquired Predecessor deferred revenue at a balance which represents the costs to fulfill contractual obligations remaining at the time of the Transactions plus a reasonable margin. Amounts to be added to deferred revenue during fiscal 2011 include subsequent installment billings for ongoing contract periods as well as billings for committed contract renewals.
(2)

The ratio of earnings to fixed charges is computed by dividing earnings to fixed charges. For purposes of calculating the ratio of earnings to fixed charges, earnings represents pre-tax income from continuing operations plus fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges include: (i) interest expense and (ii) amortization of deferred financing fees.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before deciding to tender your outstanding notes in the exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the prospectus distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Risks Related to Our Indebtedness and Certain Other Obligations

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations under the notes.

As a result of the Transactions, we are highly leveraged. The following chart shows our level of indebtedness as of July 31, 2010:

July 31, 2010
(dollars in millions)
Senior secured term loan	$325.0
Senior secured revolving credit facility	—
The notes	310.0
Other	—

Total indebtedness	$635.0

Our high degree of leverage could have important consequences for you, including:

•	making it more difficult for us to make payments on the notes;

•	increasing our vulnerability to general economic and industry conditions;

•

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as the borrowings under our Senior Credit Facilities are at variable rates of interest;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•

limiting our ability to obtain additional financing for working capital, capital expenditures, research and development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in our Senior Credit Facilities and the indenture governing the exchange notes. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

At July 31, 2010, we had approximately $325.0 million of debt outstanding under our Senior Credit Facilities, which bear interest based on a floating rate index with a minimum rate of 1.75%. A 0.125% increase to a floating rate greater than 1.75% could cause our annual interest expense to increase by approximately $0.4 million.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our Senior Credit Facilities and the indenture governing the exchange notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and our restricted subsidiaries’ ability to, among other things, incur or guarantee additional indebtedness, pay dividends on, redeem or repurchase, our capital stock, make certain acquisitions or investments, incur or permit to exist certain liens, enter into transactions with affiliates or sell our assets to, merge or consolidate with or into, another company. In addition, our Senior Credit Facilities require us to satisfy a maximum secured leverage ratio financial covenant, which becomes more restrictive over time but less restrictive in connection with certain material acquisitions. Such financial covenant is tested on the last day of each fiscal quarter (but failure to maintain the required ratio would not result in a default under the revolving credit facility so long as the revolving credit facility is undrawn at such time).

Upon the occurrence of an event of default under the Senior Credit Facilities, the lenders could elect to declare all amounts outstanding under the Senior Credit Facilities to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under the Senior Credit Facilities could proceed against the collateral granted to them to secure that indebtedness. We pledged a significant portion of our assets as collateral under the Senior Credit Facilities. If the lenders under the Senior Credit Facilities accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay the Senior Credit Facilities, as well as our other secured and unsecured indebtedness, including the notes.

Risks Related to the Operation of Our Business

Our quarterly operating results may fluctuate significantly, limiting your ability to evaluate historical financial results and increasing the likelihood that our results will fall below market analysts’ expectations.

Our operating results have historically fluctuated, and our operating results may in the future continue to fluctuate, as a result of factors, which include, without limitation:

•	the size and timing of new/renewal agreements and upgrades;

•	royalty rates;

•	the announcement, introduction and acceptance of new products, product enhancements and technologies by us and our competitors;

•	the mix of sales between our field sales force, our other direct sales channels and our telesales channels;

•	general conditions in the U.S. or the international economy;

•	the loss of significant customers;

•	delays in availability of new products;

•	product or service quality problems;

•

seasonality—due to the budget and purchasing cycles of our customers, we expect our revenue and operating results will generally be strongest in the second half of our fiscal year and weakest in the first half of our fiscal year;

•	the spending patterns of our customers;

•	litigation costs and expenses;

•	non-recurring charges related to acquisitions;

•	growing competition that may result in price reductions; and

•	currency fluctuations.

Most of our expenses, such as rent and most employee compensation, do not vary directly with revenue and are difficult to adjust in the short-term. As a result, if revenue for a particular quarter is below our expectations, we could not proportionately reduce operating expenses for that quarter. Any such revenue shortfall would, therefore, have a disproportionate effect on our expected operating results for that quarter.

Past and future acquisitions may not produce the benefits we anticipate and could harm our current operations.

One aspect of our business strategy is to pursue acquisitions of businesses or technologies that will contribute to our future growth. However, we may not be successful in identifying or consummating attractive acquisition opportunities. Moreover, any acquisitions we do consummate may not produce benefits commensurate with the purchase price we pay or our expectations for the acquisition. In addition, acquisitions involve numerous risks, including:

•	difficulties in integrating the technologies, operations, financial controls and personnel of the acquired company;

•	difficulties in retaining or transitioning customers and employees of the acquired company;

•	diversion of management time and focus;

•	the incurrence of unanticipated expenses associated with the acquisition or the assumption of unknown liabilities or unanticipated financial, accounting or other problems of the acquired company; and

•

accounting charges related to the acquisition, including restructuring charges, transaction costs, write-offs of in-process research and development costs, and subsequent impairment charges relating to goodwill or other intangible assets acquired in the transaction.

Demand for our products and services is especially susceptible to general global market and economic conditions.

Weakness in the United States and/or worldwide economy has had and could continue to have a negative effect on demand for our products and our results of operations. Companies may not view training products and services as critical to the success of their businesses. If these companies continue to experience disappointing operating results, whether as a result of adverse economic conditions, competitive issues or other factors, they may decrease or forego education and training expenditures before limiting their other expenditures or in conjunction with lowering other expenses. In addition, during economic downturns, customers may slow the rate at which they pay vendors or may become unable to pay their debts as they become due, which would have a negative effect on our results.

Increased competition may result in decreased demand for our products and services, which may result in reduced revenue and gross profits and loss of market share.

The market for corporate education and training solutions is highly fragmented and competitive. We expect the market to become increasingly competitive due to the lack of significant barriers to entry. In addition to increased competition from new companies entering into the market, established companies are entering into the market through acquisitions of smaller companies, which directly compete with us, and this trend is expected to continue. We may also face competition from publishing companies, vendors of application software and human resource outsourcers, including those vendors with whom we have formed development and marketing alliances. Our primary sources of direct competition are:

•	third-party suppliers of instructor-led information technology, business, management and professional skills education and training;

•	technology companies that offer learning courses covering their own technology products;

•	suppliers of computer-based training and e-learning solutions;

•	internal education, training departments and human resources outsourcers of potential customers; and

•	value-added resellers and network integrators.

Growing competition may result in price reductions, reduced revenue and gross profits and loss of market share, any one of which would have a material adverse effect on our business. Many of our current and potential competitors have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition, and we expect to face increasing price pressures from competitors as managers demand more value for their training budgets. Accordingly, we may be unable to provide e-learning solutions that compare favorably with new instructor-led techniques, other interactive training software or new e-learning solutions.

We rely on a limited number of third parties to provide us with educational content for our courses and Referenceware, and our alliances with these third parties may be terminated or fail to meet our requirements.

We rely on a limited number of independent third parties to provide us with the educational content for a majority of our courses based on learning objectives and specific instructional design templates that we provide to them. We do not have exclusive arrangements or long-term contracts with any of these content providers. If one or more of our third party content providers were to stop working with us, we would have to rely on other parties to develop our course content. In addition, these providers may fail to develop new courses or update existing courses on a timely basis. We cannot predict whether new content or enhancements would be available from reliable alternative sources on reasonable terms. In addition, our subsidiary, Books24x7 relies on third party publishers to provide all of the content incorporated into its Referenceware products. If one or more of these publishers were to terminate their license with us, we may not be able to find substitute publishers for such content. In addition, we may be forced to pay increased royalties to these publishers to continue our licenses with them.

In the event that we are unable to maintain or expand our current development alliances or enter into new development alliances, our operating results and financial condition could be materially adversely affected. Furthermore, we will be required to pay royalties to some of our development partners on products developed with them, which could reduce our gross margins. We expect that cost of revenue may fluctuate from period to period in the future based upon many factors, including the revenue mix and the timing of expenses associated with development alliances. In addition, the collaborative nature of the development process under these alliances may result in longer development times and less control over the timing of product introductions than for e-learning offerings developed solely by us. Our strategic alliance partners may from time to time renegotiate the terms of their agreements with us, which could result in changes to the royalty or other arrangements, adversely affecting our results of operations.

The independent third party strategic partners we rely on for educational content and product marketing may compete with us, harming our results of operations. Our agreements with these third parties generally do not restrict them from developing courses on similar topics for our competitors or from competing directly with us. As a result, our competitors may be able to duplicate some of our course content and gain a competitive advantage.

Our success depends on our ability to meet the needs of the rapidly changing market.

The market for education and training software is characterized by rapidly changing technology, evolving industry standards, changes in customer requirements and preferences and frequent introductions of new products and services embodying new technologies. New methods of providing interactive education in a technology-based format are being developed and offered in the marketplace, including intranet and Internet offerings. In addition, multimedia and other product functionality features are being added to educational software. Our future success will depend upon the extent to which we are able to develop and implement products which address these emerging market requirements on a cost effective and timely basis. Product development is risky because it is difficult to foresee developments in technology coordinate technical personnel and identify and eliminate design flaws. Any significant delay in releasing new products could have a material adverse effect on the ultimate success of our products and could reduce sales of predecessor products. We may not be successful in introducing new products on a timely basis. In addition, new products introduced by us may fail to achieve a significant degree of market acceptance or, once accepted, may fail to sustain viability in the market for any significant period. If we are unsuccessful in addressing the changing needs of the marketplace due to resource, technological or other constraints, or in anticipating and responding adequately to changes in customers’ software technology and preferences, our business and results of operations would be materially adversely affected. We, along with the rest of the industry, face a challenging and competitive market for IT spending that has resulted in reduced contract values for our formal learning product lines. This pricing pressure has a negative impact on revenue for these product lines and may have a continued or increased adverse impact in the future.

The e-learning market is a developing market, and our business will suffer if e-learning is not widely accepted.

The market for e-learning is a new and emerging market. Corporate training and education have historically been conducted primarily through classroom instruction and have traditionally been performed by a company’s internal personnel. Many companies have invested heavily in their current training solutions. Although technology-based training applications have been available for several years, they currently account for only a small portion of the overall training market.

Accordingly, our future success will depend upon the extent to which companies adopt technology-based solutions for their training activities, and the extent to which companies utilize the services or purchase products of third-party providers. Many companies that have already invested substantial resources in traditional methods of corporate training may be reluctant to adopt a new strategy that may compete with their existing investments. Even if companies implement technology-based training or e-learning solutions, they may still choose to design, develop, deliver or manage all or part of their education and training internally. If technology-based learning does not become widespread, or if companies do not use the products and services of third parties to develop, deliver or manage their training needs, then our products and service may not achieve commercial success.

New products introduced by us may not be successful.

An important part of our growth strategy is the development and introduction of new products that open up new revenue streams for us. Despite our efforts, we cannot assure you that we will be successful in developing and introducing new products, or that any new products we do introduce will meet with commercial acceptance. The failure to successfully introduce new products will not only hamper our growth prospects but may also adversely impact our net income due to the development and marketing expenses associated with those new products.

The success of our e-learning strategy depends on the reliability and consistent performance of our information systems and internet infrastructure.

The success of our e-learning strategy is highly dependent on the consistent performance of our information systems and Internet infrastructure. If our website fails for any reason or if it experiences any unscheduled downtimes, even for only a short period, our business and reputation could be materially harmed. We have in the past experienced performance problems and unscheduled downtime, and these problems could recur. We currently rely on third parties for proper functioning of computer infrastructure, delivery of our e-learning applications and the performance of our destination site. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, break-ins, earthquake, financial patterns of hosting providers and similar events. Any system failures could adversely affect customer usage of our solutions and user traffic results in any future quarters, which could adversely affect our revenue and operating results and harm our reputation with corporate customers, subscribers and commerce partners. Accordingly, the satisfactory performance, reliability and availability of our website and computer infrastructure are critical to our reputation and ability to attract and retain corporate customers, subscribers and commerce partners. We cannot accurately project the rate or timing of any increases in traffic to our website and, therefore, the integration and timing of any upgrades or enhancements required to facilitate any significant traffic increase to the website are uncertain. We have in the past experienced difficulties in upgrading our website infrastructure to handle increased traffic, and these difficulties could recur. The failure to expand and upgrade our website or any system error, failure or extended down time could materially harm our business, reputation, financial condition or results of operations.

Because many users of our e-learning solutions will access them over the Internet, factors adversely affecting the use of the Internet or our customers’ networking infrastructures could harm our business.

Many of our customers’ users access our e-learning solutions over the Internet or through our customers’ internal networks. Any factors that adversely affect Internet usage could disrupt the ability of those users to access our e-learning solutions, which would adversely affect customer satisfaction and therefore our business.

For example, our ability to increase the effectiveness and scope of our services to customers is ultimately limited by the speed and reliability of both the Internet and our customers’ internal networks. Consequently, the emergence and growth of the market for our products and services depends upon the improvements being made to the entire Internet as well as to our individual customers’ networking infrastructures to alleviate overloading and congestion. If these improvements are not made, and the quality of networks degrades, the ability of our customers to use our products and services will be hindered and our revenue may suffer.

Additionally, a requirement for the continued growth of accessing e-learning solutions over the Internet is the secure transmission of confidential information over public networks. Failure to prevent security breaches into our products or our customers’ networks, or well-publicized security breaches affecting the Internet in general could significantly harm our growth and revenue. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise of technology we use to protect content and transactions, our products or our customers’ proprietary information in our databases. Anyone who is able to circumvent our security measures could misappropriate proprietary and confidential information or could cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to address problems caused by security breaches. The privacy of users may also deter people from using the Internet to conduct transactions that involve transmitting confidential information.

We depend on a few key personnel to manage and operate the business and must be able to attract and retain highly qualified employees.

Our success is largely dependent on the personal efforts and abilities of our senior management. Failure to retain these executives, or the loss of certain additional senior management personnel or other key employees, could have a material adverse effect on our business and future prospects. We are also dependent on the continued service of our key sales, content development and operational personnel and on our ability to attract, train, motivate and retain highly qualified employees. In addition, we depend on writers, programmers, Web designers and graphic artists. We may be unsuccessful in attracting, training, retaining or motivating key personnel. The inability to hire, train and retain qualified personnel or the loss of the services of key personnel could have a material adverse effect upon our business, new product development efforts and future business prospects.

Our business is subject to currency fluctuations that have, and could continue to, adversely affect our operating results.

Due to our multinational operations, our operating results are subject to fluctuations based upon changes in the exchange rates between the currencies in which revenue is collected or expenses are paid. In particular, the value of the U.S. dollar against the Euro, pound sterling, Canadian dollar, Australian dollar, New Zealand dollar, Singapore dollar and related currencies will impact our operating results. Our expenses will not necessarily be incurred in the currency in which revenue is generated, and, as a result, we will be required from time to time to convert currencies to meet our obligations. These currency conversions are subject to exchange rate fluctuations, and changes to the value of these currencies and other currencies relative to the U.S. dollar have and could continue to adversely affect our business and results of operations.

Legislation has been introduced in the United States Congress that could, if enacted in its current form, subject us to taxation as a U.S. corporation.

We are aware of proposed legislation in Congress that seeks to prevent U.S. companies from taking advantage of tax shelters in foreign jurisdictions. If the legislation is enacted in its current form, a foreign corporation will be treated, and therefore taxed, as a domestic corporation for U.S. federal income tax purposes, if it is (a) either publicly traded or has gross assets of at least $50 million and (b) managed and controlled in the U.S. At this point, it is impossible to tell whether the proposed legislation will be enacted into law, or whether the provisions of any enacted legislation would apply to SkillSoft. In addition, we believe that if any such proposed legislation does become law, it would not take effect for several years. If any tax legislation of this nature is ultimately adopted, we would assess its impact on us and take steps, where appropriate, to mitigate such impact. However, it is possible that we could become subject to additional taxes as a result of the adoption of such legislation.

We may be unable to protect our proprietary rights. Unauthorized use of our intellectual property may result in development of products or services that compete with ours.

Our success depends to a degree upon the protection of our rights in intellectual property. We rely upon a combination of patent, copyright, and trademark laws to protect our proprietary rights. We have also entered into, and will continue to enter into, confidentiality agreements with our employees, consultants and third parties to seek to limit and protect the distribution of confidential information. However, we have not signed protective agreements in every case.

Although we have taken steps to protect our proprietary rights, these steps may be inadequate. Existing patent, copyright, and trademark laws offer only limited protection. Moreover, the laws of other countries in which we market our products may afford little or no effective protection of our intellectual property. Additionally, unauthorized parties may copy aspects of our products, services or technology or obtain and use information that we regard as proprietary. Other parties may also breach protective contracts we have executed or will in the future execute. We may not become aware of, or have adequate remedies in the event of, a breach. Litigation may be necessary in the future to enforce or to determine the validity and scope of our intellectual property rights or to determine the validity and scope of the proprietary rights of others. Even if we were to prevail, such litigation could result in substantial costs and diversion of management and technical resources.

Our worldwide operations are subject to risks that could negatively impact our future operating results.

We expect that international operations will continue to account for a significant portion of our revenue and are subject to inherent risks, including:

•	difficulties or delays in developing and supporting non-English language versions of our products and services;

•	political and economic conditions in various jurisdictions;

•	difficulties in staffing and managing foreign subsidiary operations;

•	longer sales cycles and account receivable payment cycles;

•	multiple, conflicting and changing governmental laws and regulations;

•	foreign currency exchange rate fluctuations;

•	protectionist laws and business practices that may favor local competitors;

•	difficulties in finding and managing local resellers;

•	potential adverse tax consequences; and

•	the absence or significant lack of legal protection for intellectual property rights.

Any of these factors could have a material adverse effect on our future operations outside of the United States, which could negatively impact our future operating results.

Our sales cycle may make it difficult to predict our operating results.

The period between our initial contact with a potential customer and the purchase of our products by that customer typically ranges from three to twelve months or more. Factors that contribute to our long sales cycle, include:

•	our need to educate potential customers about the benefits of our products;

•	competitive evaluations by customers;

•	the customers’ internal budgeting and approval processes;

•	the fact that many customers view training products as discretionary spending, rather than purchases essential to their business; and

•	the fact that we target large companies, which often take longer to make purchasing decisions due to the size and complexity of the enterprise.

These long sales cycles make it difficult to predict the quarter in which sales may occur. Delays in sales could cause significant variability in our revenue and operating results for any particular period.

Our business could be adversely affected if our products contain errors.

Software products as complex as ours contain known and undetected errors or “bugs” that result in product failures. The existence of bugs could result in loss of or delay in revenue, loss of market share, diversion of product development resources, injury to reputation or damage to efforts to build brand awareness, any of which could have a material adverse effect on our business, operating results and financial condition.

Risks Related to the Exchange Notes

The Issuers’ ability to service and repay their debt, including the notes, will be entirely dependent on the cash flow generated by SkillSoft and its subsidiaries.

SkillSoft and its subsidiaries own all of our operating assets and conduct all of our operations. Accordingly, repayment of the Issuers’ indebtedness, including the notes, is dependent on the generation of cash flow by SkillSoft and its subsidiaries and their ability to make such cash available to the Issuers, by dividend, debt repayment or otherwise. Unless they are guarantors, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions or debt repayments to enable us to make payments in respect of our indebtedness, including the notes. Each such subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit the Issuers’ ability to obtain cash from them. While the Senior Credit Facilities and the indenture governing the notes limit the ability of our guarantor subsidiaries to incur consensual encumbrances and include restrictions on their ability to pay dividends or make other intercompany payments to the Issuers, these limitations are subject to certain qualifications and exceptions. In the event that neither of the Issuers receives cash from our subsidiaries, the Issuers will be unable to make required principal and interest payments on their indebtedness, including the notes.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flow from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes. If our cash flow and capital resources are insufficient to fund our debt service obligations and operating lease obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our Senior Credit Facilities and the indenture governing the notes offered hereby restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could otherwise realize from such dispositions and any such proceeds that are realized may not be adequate to meet any debt service obligations then due.

Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured, but our obligations under our Senior Credit Facilities and each guarantor’s obligations under their respective guarantees of the Senior Credit Facilities are secured by a security interest in substantially all of our and our parent’s tangible and intangible assets, including our stock and the stock and the assets of certain of our current and future subsidiaries. As of July 31, 2010, we had $635.0 million in outstanding debt on our consolidated balance sheet, of which $325.0 million is secured, and $40.0 million of available unused borrowing capacity under the revolving portions of our new Senior Credit Facilities.

If we are declared bankrupt or insolvent, or if we default under our Senior Credit Facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes offered hereby at such time. Because of the structural subordination of the notes relative to our secured indebtedness, in the event of our bankruptcy, liquidation or dissolution, our assets will not be available to pay obligations under the notes until we have made all payments in cash on our secured indebtedness. We cannot assure you that sufficient assets will remain after all these payments have been made to make any payments on the notes, including payments of principal or interest when due.

Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes are not secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Other Indebtedness.”

The indenture governing the exchange notes offered hereby permits us and our restricted subsidiaries to incur substantial additional indebtedness in the future, including additional senior secured indebtedness.

Your claims to our assets are structurally subordinated to all of the creditors of any non-guarantor subsidiaries.

Not all of our subsidiaries guarantee the notes. The notes are structurally subordinated to indebtedness (and other liabilities) of our subsidiaries that do not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

As more fully described in this prospectus under “Description of the Exchange Notes—Certain Covenants—Additional Guarantees,” the indenture requires that each of our restricted subsidiaries (other than immaterial subsidiaries and certain other excluded subsidiaries) that guarantees the obligations under the Senior Credit Facilities or certain of our other indebtedness is also a guarantor of the notes. Our other subsidiaries are not required to become guarantors of the notes under the indenture. The terms of the Senior Credit Facilities, including the provisions relating to which our subsidiaries guarantee the obligations under the Senior Credit Facilities, may be amended, modified or waived, and guarantees thereunder may be released, in each case at the lenders’ discretion and without the consent or approval of noteholders. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries is effectively senior, in respect of the assets of such subsidiaries, to claims of noteholders. As of July 31, 2010, the non-guarantor subsidiaries have no outstanding indebtedness.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the exchange notes.

Any default under the agreements governing our indebtedness, including a default under the Senior Credit Facilities, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our Senior Credit Facilities and the indenture governing the notes offered hereby), we could be in default under the terms of the agreements governing such indebtedness, including our Senior Credit Facilities and the indenture governing the notes offered hereby. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our Senior Credit Facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our Senior Credit Facilities to avoid being in default. If we breach our covenants under our Senior Credit Facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our Senior Credit Facilities, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we are required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. Further, we are contractually restricted under the terms of our Senior Credit Facilities from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our Senior Credit Facilities. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes offered hereby and a cross-default under the Senior Credit Facilities. The Senior Credit Facilities also provide that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

You may not be able to determine when a change of control giving rise to your right to have the notes repurchased by the issuers has occurred following a sale of “substantially all” of our assets.

A change of control, as defined in the indenture governing the notes, requires the Issuers to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase their notes as a result of a sale, lease or transfer of less than all of the Issuers’ assets to another individual, group or entity may be uncertain.

Federal and state fraudulent transfer laws may permit a court to void the notes or the guarantees, and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•

we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any payment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the notes or the guarantees would not be subordinated to our or any of our guarantors’ other debt.

Your ability to transfer the notes may be limited by the absence of an active trading market, and an active trading market for the notes may not develop.

The exchange notes are new securities for which there is currently no market. Accordingly, the development or liquidity of any market for the exchange notes is uncertain. We do not intend to apply for a listing of the exchange notes on any United States securities exchange or on any automated dealer quotation system.

We cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for any of the outstanding notes or exchange notes may be subject to similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your outstanding notes or exchange notes.

You should not rely on the Co-Issuer in evaluating an investment in the notes.

The Co-Issuer was formed in connection with the offering of the outstanding notes and currently has no independent operations and no assets and generally is prohibited, for so long as it is required to be a co-issuer of the notes, from engaging in any material business activities, except in connection with the issuance of the notes, incurrence of indebtedness permitted under the indenture governing the notes and activities incidental thereto. You should therefore not rely upon the Co-Issuer in evaluating whether to invest in the notes.

Because the Issuer is incorporated under the laws of Ireland, the Issuer is subject to the insolvency laws of that jurisdiction, including “examinership.”

“Examinership” is a court procedure available under the Irish Companies (Amendment) Act 1990, as amended, to facilitate the survival of companies in financial difficulties. The Issuer, the directors of the Issuer, a contingent, prospective or actual creditor of the Issuer (including an employee), or shareholders of the Issuer holding, at the date of presentation of the petition, not less than one-tenth of the voting share capital of the Issuer are each entitled to petition the court for the appointment of an examiner.

The examiner, once appointed, has the power to set aside contracts and arrangements entered into by the company after the time of appointment and, in certain circumstances, can avoid a negative pledge given by the company prior to the time of appointment.

During the period of court protection, the examiner will compile proposals for a compromise or scheme of arrangement to assist the survival of the company as a going concern. A scheme of arrangement may be approved by the High Court of Ireland when at least one class of creditors has voted in favor of the proposals and the High Court of Ireland is satisfied that such proposals are fair and equitable in relation to any class of shareholders or creditors who have not accepted the proposals and whose interests would be impaired by implementation of the scheme of arrangement.

If an examiner were to be appointed with respect to the Issuer:

•	the principal amount of the notes may be written down;

•

any negative pledge in the indenture relating to the notes or in the Transaction Documents prohibiting the creation of a security interest or the incurrence of debt by the Issuer may be set aside in order to enable the examiner to borrow on behalf of the Issuer to fund the Issuer during the protection period; and

•

in the event that a scheme of arrangement is not approved and the Issuer subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of the Issuer and approved by the High Court of Ireland) will take priority over the claims of the noteholders.

Risks Related to Legal Proceedings

Claims that we infringe upon the intellectual property rights of others could result in costly litigation or royalty payments to third parties, or require us to reengineer or cease sales of our products or services.

Third parties have in the past and could in the future claim that our current or future products infringe their intellectual property rights. Any claim, with or without merit, could result in costly litigation or require us to reengineer or cease sales of our products or services, any of which could have a material adverse effect on our business. Infringement claims could also result in an injunction barring the sale of our products or require us to enter into royalty or licensing agreements. Licensing agreements, if required, may not be available on terms acceptable to the combined company or at all.

From time to time we learn of parties that claim broad intellectual property rights in the e-learning area that might implicate our offerings. These parties or others could initiate actions against us in the future.

We could incur substantial costs resulting from product liability claims relating to our customers’ use of our products and services.

Many of the business interactions supported by our products and services are critical to our customers’ businesses. Any failure in a customer’s business interaction or other collaborative activity caused or allegedly caused in the future by our products and services could result in a claim for substantial damages against us, regardless of our responsibility for the failure. Although we maintain general liability insurance, including coverage for errors and omissions, there can be no assurance that existing coverage will continue to be available on reasonable terms or will be available in amounts sufficient to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim.

We could be subjected to legal actions based upon the content we obtain from third parties over whom we exert limited control.

It is possible that we could become subject to legal actions based upon claims that our course content infringes the rights of others or is erroneous. Any such claims, with or without merit, could subject us to costly litigation and the diversion of our financial resources and management personnel. The risk of such claims is exacerbated by the fact that our course content is provided by third parties over whom we exert limited control. Further, if those claims are successful, we may be required to alter the content, pay financial damages or obtain content from others.

In prior years, some of our international subsidiaries have not complied with regulatory requirements relating to their financial statements and tax returns.

We operate our business in various foreign countries through subsidiaries organized in those countries. Due to our restatement of the historical SmartForce financial statements, some of our subsidiaries have been delayed in the filing of their audited statutory financial statements and have been delayed in filing their tax returns in their respective jurisdictions. As a result, some of these foreign subsidiaries may be subject to regulatory restrictions, penalties and fines and additional taxes.

We could incur additional taxes as a result of an audit by a taxing authority.

It is possible that we could become subject to an audit by a taxing authority, and such audit may result in additional taxes, interest and penalties. In particular, the IRS could attempt to challenge the tax treatment of the February 2009 transfer of intellectual property from the United States to Ireland. In addition, the IRS could challenge the tax treatment of the Senior Credit Facilities. We are unable to predict the outcome of a tax audit or its potential impact on our operating results or financial position. However, we may incur substantial costs, taxes, interest and penalties in connection with a tax audit, and an audit may cause a diversion of management time and attention.

MARKET AND INDUSTRY DATA

Industry and market data, including all market share data, used throughout this prospectus was obtained from our own research and estimates and certain third-party sources. While we believe our internal estimates and third-party information are reliable and market definitions are appropriate, they have not been verified by any other independent sources and neither we nor the initial purchasers make any representations as to the accuracy or completeness of such estimates and information.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which statements involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” or “anticipate” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to: the closing of the transactions described in this prospectus; future sales, costs and expenses and gross profit percentages; the continuation of historical trends; our ability to operate our business under our new capital and operating structure; and the sufficiency of our cash balances and cash generated from operating and financing activities for future liquidity and capital resource needs are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore our actual results may differ materially from those that we had expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	our substantial indebtedness following consummation of the Transactions described in this prospectus (see “Prospectus Summary—The Transactions”);

•	restrictions in our debt agreements that limit our flexibility in operating our business;

•	fluctuations in our quarterly operating results;

•	failure to realize the benefits of past and future acquisitions;

•	the potential for decreased demand for our products due to global market and economic conditions;

•	increased competition in our industry;

•	our reliance on a limited number of third-party suppliers for our courses and Referenceware;

•	failure to meet the needs of the rapidly changing market;

•	failure of the e-learning market to achieve wide acceptance;

•	lack of successful new product introductions;

•	reliability and consistent performance of our information systems and internet infrastructure;

•	our ability to attract and retain qualified personnel to successfully execute our operating plans;

•	currency fluctuations;

•	failure to protect our proprietary rights;

•	risks related to worldwide operations;

•	quality problems related to any of our products;

•	litigation costs and expenses; and

other factors as set forth in this prospectus, particularly in “Risk Factors.” The matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

TRADEMARKS AND SERVICE MARKS

SkillSoft® , the SkillSoft logo, Books24x7®, SkillPort®, SkillChoice®, RolePlay®, Express Guide®, SkillBlend®, ITPro, BusinessPro, OfficeEssentials, GovEssentials, EngineeringPro, FinancePro, AnalystPerspectives, ExecSummaries, ExecBlueprints, inGenius®, Dialogue, LiveEquations®, SkillStudio®, The SkillSoft Learning Growth Model®, Well-BeingEssentials and Search-and-Learn® are trademarks or registered marks of SkillSoft or its subsidiaries that are used in connection with the operation of our business. SkillSoft and its subsidiaries have registered trademarks in the United States and in various other countries.

All other trademarks or service marks appearing in this prospectus that are not identified as marks owned by us are the property of their respective owners.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

Concurrently with the consummation of the Transactions, we entered into a registration rights agreement with the initial purchasers of the outstanding notes, which requires us to file a registration statement under the Securities Act with respect to the exchange notes and, upon the effectiveness of the registration statement, offer to the holders of the outstanding notes the opportunity to exchange their outstanding notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend and generally may be reoffered and resold without registration under the Securities Act.

Except as described below, upon the completion of the exchange offer, our obligations with respect to the registration of the outstanding notes and the exchange notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and this summary of the material provisions of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the complete registration rights agreement. Under the registration rights agreement, we are obligated to:

•

use commercially reasonable efforts to file a registration statement with respect to an offer to exchange the outstanding notes for the exchange notes with the SEC, within 270 days after the date of the original issuance of the outstanding notes;

•	use commercially reasonable efforts to cause the registration statement to become effective no later than 360 days after the issue date; and

•	in certain circumstances, including if we cannot effect an exchange offer of the outstanding notes, file a shelf registration statement providing for the resale of certain notes.

If we fail to meet any of these deadlines, fail to file the shelf registration statement when required or fail to comply with certain other requirements under the registration rights agreement, each of which we refer to as a registration default, the annual interest rate on the notes eligible to be included in the applicable registration statement will increase by 0.25% per annum. The annual interest rate on the notes will increase by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year. If the registration default is cured, the interest rate on such notes will revert to the original level. If we must pay additional interest, we will pay it to holders of the outstanding notes in cash on the same dates that we make other interest payments on the outstanding notes, until the registration default is corrected.

Following the completion of the exchange offer, holders of outstanding notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and the outstanding notes will continue to be subject to certain restrictions on transfer. Additionally, the liquidity of the market for the outstanding notes could be adversely affected upon consummation of the exchange offer.

In order to participate in the exchange offer, a holder must represent to us, among other things, that:

•	the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business;

•	the holder does not have an arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	the holder is not an “affiliate,” as defined under Rule 405 under the Securities Act, of us or any Guarantor; and

•

if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired a result of market-making or other trading activities, then the holder will deliver a prospectus in connection with any resale of such exchange notes.

Under certain circumstances specified in the registration rights agreement, we may be required to file a “shelf” registration statement for a continuous offer in connection with the outstanding notes pursuant to Rule 415 under the Securities Act.

Based on an interpretation by the Staff of the SEC set forth in no-action letters issued to third-parties unrelated to us, we believe that, with the exceptions set forth below, exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

•	is an “affiliate,” within the meaning of Rule 405 under the Securities Act, of us or any subsidiary guarantor;

•	is a broker-dealer who purchased outstanding notes directly from us for resale under Rule 144A or Regulation S or any other available exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of the holder’s business;

•	has an arrangement with any person to engage in the distribution of the exchange notes; or

•	is prohibited by any law or policy of the SEC from participating in the exchange offer.

Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes cannot rely on this interpretation by the Staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange note. See “Plan of Distribution.” Broker-dealers who acquired outstanding notes directly from us and not as a result of market making activities or other trading activities may not rely on the Staff’s interpretations discussed above or participate in the exchange offer, and must comply with the prospectus delivery requirements of the Securities Act in order to sell the outstanding notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in an amount equal to $100,000 in principal amount or integral multiples of $1,000 in excess thereof. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see “Description of the Exchange Notes.”

As of the date of this prospectus, $310.0 million aggregate principal amount of the 11.125% Senior Notes due 2018 are outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on , 2010. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which the exchange offer is extended.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (if we amend or extend the exchange offer);

•

to extend or terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to the holders of outstanding notes. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the applicable letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the applicable letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us or them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the applicable letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the applicable letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

•	Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wilmington Trust FSB has been appointed as the exchange agent for the exchange offer. Wilmington Trust FSB also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Registered & Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:	By Facsimile (for Eligible Institutions only):

Wilmington Trust FSB c/o Wilmington Trust Company Corporate Capital Markets Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626	Wilmington Trust FSB c/o Wilmington Trust Company Corporate Capital Markets Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626	Wilmington Trust FSB c/o Wilmington Trust Company Corporate Capital Markets Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626	(302) 636-4139 For Information or Confirmation by Telephone: Sam Hamed (302) 636-6181

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

THE TRANSACTIONS

On March 31, 2010, SkillSoft and SSI Investments III Limited (“SSI III”) announced an agreement on the terms of the proposed revised recommended acquisition of SkillSoft by SSI III for cash at the increased price of $11.25 per SkillSoft share (the “Acquisition”) to be implemented by means of a scheme of arrangement under Irish law (the “Scheme”). SkillSoft and SSI III had previously announced on February 12, 2010 that they had reached agreement on the terms of a recommended acquisition of SkillSoft by SSI III for cash at a price of $10.80 per SkillSoft share. The Scheme was an arrangement made between SkillSoft and shareholders of SkillSoft under Section 201 of the Companies Act 1963 of Ireland, which was approved by shareholders on May 3, 2010 and sanctioned by the High Court of Ireland on May 20, 2010. Upon completion of the Scheme, which occurred on May 26, 2010, SkillSoft became a wholly-owned subsidiary of SSI III and an indirect subsidiary of the Issuer.

At the time of the Acquisition, pursuant to the Scheme, the shares of SkillSoft were cancelled or transferred to SSI III in accordance with Irish law. SkillSoft then issued new SkillSoft shares to SSI III in place of those shares cancelled pursuant to the Scheme, and SSI III paid consideration to former SkillSoft shareholders and option holders in consideration for the Acquisition.

On June 23, 2010, SkillSoft PLC re-registered under the Companies Acts of Ireland 1963 to 2009 as a private limited company and its corporate name changed from SkillSoft PLC to SkillSoft Limited.

The Acquisition valued the entire issued and to be issued share capital of SkillSoft at approximately $1.2 billion. In order to finance the Acquisition, SSI Investments II Limited (the “Issuer”) and SSI Co-Issuer LLC (the “Co-Issuer” and together with the Issuer, the “Issuers”) issued the outstanding notes and the Issuer received an equity contribution (the “Equity Contribution”), directly or indirectly, from investment funds sponsored by each of Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC (collectively, the “Sponsors”). In addition, in connection with the Acquisition, the Issuer entered into a new senior secured credit facility providing for a term loan in an initial aggregate principal amount of $325,000,000 and a revolving credit facility in an initial aggregate principal amount of $40,000,000 (collectively, the “Senior Credit Facilities”). The net proceeds from the sale of the outstanding notes were used by the Issuers, together with the borrowings under the Senior Credit Facilities and the Equity Contribution, to make a contribution to the share capital of SSI III, which used such proceeds to pay consideration to former SkillSoft shareholders and option holders in consideration for the Acquisition, and to pay certain transaction fees and expenses related to the Transactions.

On June 25, 2010, following the satisfaction of certain Irish regulatory requirements, the Issuer, pursuant to the terms of the Senior Credit Facilities, executed and delivered a novation and assumption agreement with SkillSoft pursuant to which, among other things, (a) the Issuer assigned and transferred to SkillSoft all of its rights and obligations as borrower (but not as a guarantor) under the Senior Credit Facilities and (b) the Issuer was released from all of its obligations and liabilities as borrower (but not as a guarantor) under the Senior Credit Facilities.

Also on June 25, 2010, SkillSoft, pursuant to the terms of the Senior Credit Facilities, executed and delivered a novation and assumption agreement with SkillSoft Corporation (the “US Borrower”) pursuant to which, among other things, (a) SkillSoft assigned and transferred to the US Borrower all of its rights and obligations as borrower (but not as a guarantor) under the Senior Credit Facilities (such assignment, the “Final Debt Assumption”), (b) the US Borrower will be the continuing borrower from and after the time of the Final Debt Assumption, and (c) SkillSoft was released from all obligations and liabilities as Borrower (but not as a Guarantor) under the Loan Documents. The transactions contemplated by the novation and assumption agreements described above are referred to in this prospectus as the “Senior Debt Pushdown.” See “Description of the Exchange Notes—Brief Description of the Exchange Notes and the Guarantees—The Guarantees.”

The offering and sale of the outstanding notes, the Equity Contribution, the initial borrowings under our new Senior Credit Facilities, and the Acquisition of SkillSoft are collectively referred to in this prospectus as the “Transactions.” For additional information regarding the Transactions, see “Description of Other Indebtedness” and “Description of the Exchange Notes.”

The diagram below represents a summary of our overall corporate structure after giving effect to the Transactions:

(1)

Within certain specified time periods following the consummation of the Acquisition, the Senior Credit Facilities were assumed by the US Borrower and guaranteed by SSI Investments I and its restricted subsidiaries (other than immaterial subsidiaries and certain other excluded subsidiaries), including each guarantor of the outstanding notes.

(2)

After the Senior Debt Pushdown, all Other US Subsidiaries became subsidiaries of the US Borrower. Additionally, the US Borrower and the Other US Subsidiaries currently file, and after the Senior Debt Pushdown, will file a single consolidated U.S. federal income tax return.

(3)	Not all of the Issuer’s subsidiaries will guarantee the notes offered hereby and the Senior Credit Facilities. See “Description of the Exchange Notes.”

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement, dated May 26, 2010, by and among us, the subsidiary guarantors party thereto and the initial purchasers of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except as otherwise noted in this prospectus. We will retire or cancel all of the outstanding notes tendered in the exchange offer. Accordingly, issuing the exchange notes will not result in any change in our capitalization.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth selected historical consolidated financial and operating data for the periods ended and at the dates indicated below. The selected financial data as of January 31, 2009 and 2010, and for each of the three years in the period ended January 31, 2010 presented in this table, has been derived from the historical audited consolidated financial statements included elsewhere in this prospectus. The selected financial data as of January 31, 2006, 2007 and 2008, and for the two years in the period ended January 31, 2007 presented in this table, has been derived from our historical audited consolidated financial statements not included in this prospectus.

The following information should be read in conjunction with the sections entitled “The Transactions,” “Use of Proceeds,” “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and with our consolidated financial statements and the notes thereto contained elsewhere in this prospectus.

	Predecessor
	Year Ended January 31, 2006	Year Ended January 31, 2007	Year Ended January 31, 2008	Year Ended January 31, 2009	Year Ended January 31, 2010
	(In thousands, except per share data)
Revenues	$215,567	$225,172	$281,223	$328,494	$314,968
Cost of revenues	25,307	26,601	32,637	35,992	29,436
Cost of revenues—amortization of intangible assets	6,939	4,422	5,423	5,203	128

Gross profit	183,321	194,149	243,163	287,299	285,404
Operating expenses:
Research and development	39,172	40,776	49,612	49,540	43,764
Selling and marketing	88,438	90,894	97,493	108,416	95,594
General and administrative	25,776	27,735	34,630	36,774	34,724
Insurance recoveries	(17,710)	—	—	—	—
Amortization of intangible assets	2,174	1,652	11,237	11,212	8,117
Merger and integration related expenses	—	—	12,283	761	—
Restructuring	641	26	34	1,523	49
SEC investigation	1,988	898	1,346	49	—

Total operating expenses	140,479	161,981	206,635	208,275	182,248

Operating income	42,842	32,168	36,528	79,024	103,156
Other income (expense), net	741	(96)	295	1,480	(943)
Loss on sale of investments, net	(586)	—	—	—	—
Interest income	1,779	4,310	3,948	1,550	269
Interest expense	(431)	(278)	(12,630)	(14,218)	(7,553)

Income before provision (benefit) for income taxes from continuing operations	44,345	36,104	28,141	67,836	94,929
Provision (benefit) for income taxes	9,130	11,951	(31,587)	18,959	23,561

Net income from continuing operations	35,215	24,153	59,728	48,877	71,368
Income from discontinued operations, net of income taxes	—	—	270	1,912	—

Net income	$35,215	$24,153	$59,998	$50,789	$71,368

Balance Sheet Data:
Cash, cash equivalents and short-term investments	$73,569	$104,117	$89,584	$38,952	$80,241
Working capital (deficit)	(8,018)	38,134	30,408	(11,858)	30,065
Long-term investments, deferred tax assets, net & other assets	736	6,719	95,596	81,583	58,962
Total assets	299,902	342,970	696,681	575,100	586,231
Long-term debt	—	—	197,000	122,131	83,500
Stockholder’s equity	102,272	137,929	213,088	204,056	251,160

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial data has been derived by the application of pro forma adjustments to our historical audited and unaudited consolidated financial statements included elsewhere in this prospectus.

The unaudited pro forma consolidated statement of operations for three and six months ended July 31, 2010 and 2009 gives effect to the Transactions as if the Transactions had occurred on February 1, 2009. The unaudited pro forma adjustments described in the accompanying notes are based upon estimates and assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the operating results that would have actually occurred if the above Transactions had been in effect on the date indicated, nor is it necessarily indicative of future operating results.

The unaudited pro forma consolidated statement of operations does not reflect nonrecurring charges that have been incurred in connection with the Transactions, including the revenue impact of the fair value adjustment of deferred revenue and the related commission expense impact due to a write-off of prepaid commissions.

The unaudited pro forma condensed consolidated financial data and the accompanying notes should be read in conjunction with our historical audited and unaudited consolidated financial statements and related notes included elsewhere in this prospectus and the other financial information contained in “Use of Proceeds,” “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JULY 31, 2009

	Historical SkillSoft	Pro Forma Adjustments		Pro Forma

Revenues	$78,926		(a)	$78,926
Cost of revenues	7,524	(28)	(b)	7,496
Cost of revenues - amortization of intangible assets	32	15,954	(c)	15,986

Gross profit	71,370			55,444

Operating expenses:
Research and development	9,706	(247)	(b)	9,459
Selling and marketing	24,387	(604)	(b)(d)	23,783
General and administrative	9,400	(711)	(b)	8,983
		(81)	(e)
		375	(f)
Amortization of intangible assets	2,117	9,939	(c)	12,056
Restructuring	4			4
Acquisition related expenses	—			—

Total operating expenses	45,614			54,285

Other (expense) income, net	(605)			(605)
Interest income	68			68
Interest expense	(2,032)	(13,127)	(h)	(15,159)

Income (loss) before provision (benefit) for income taxes	23,187			(14,537)

Provision (benefit) for income taxes	6,016	(7,166)	(i)	(1,510)

Net income (loss)	$17,171			$(13,387)

See Accompanying Notes to Unaudited Pro Forma Consolidated Statements of Operations

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JULY 31, 2010

(UNAUDITED, IN THOUSANDS)

	Historical Combined Predecessor/ Successor (1)	Pro Forma Adjustments			Pro Forma

Revenues	$54,676	22,962	(a	)	$77,638
Cost of revenues	7,354	(188)	(b	)	7,166
Cost of revenues - amortization of intangible assets	11,714	4,272	(c	)	15,986

Gross profit	35,608				54,486

Operating expenses:
Research and development	14,840	(4,660)	(b	)	10,180
Selling and marketing	30,095	(7,737)	(b	)	25,219
		2,861	(d	)
General and administrative	19,010	(11,132)	(b	)	7,845
		(158)	(e	)
		125	(f	)
Amortization of intangible assets	8,030	6,093	(c	)	14,123
Acquisition related expenses	30,339	(30,339)	(g	)	—

Total operating expenses	102,314				57,367

Other (expense) income, net	(761)				(761)
Interest income	29				29
Interest expense	(19,933)	4,787	(h	)	(15,146)

Loss before benefit for income taxes	(87,371)				(18,759)

Provision (benefit) for income taxes	(13,184)	10,132	(i	)	(3,052)

Net income (loss)	$(74,187)				$(15,707)

(1)	This presentation combines the Predecessor financial results from May 1, 2010 through May 25, 2010 and the Successor financial results for the period from May 26, 2010 through July 31, 2010. This presentation does not comply with generally accepted accounting principles in the United States (GAAP), Management believes using the combined financial results as the historical financial results provides more meaningful pro forma financial information.

See Accompanying Notes to Unaudited Pro Forma Consolidated Statements of Operations

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JULY 31, 2009

(UNAUDITED, IN THOUSANDS)

	Historical SkillSoft	Pro Forma Adjustments			Pro Forma

Revenues	$155,365		(a	)	$155,365
Cost of revenues	14,997	(49)	(b	)	14,948
Cost of revenues - amortization of intangible assets	64	31,908	(c	)	31,972

Gross profit	140,304				108,445

Operating expenses:
Research and development	18,704	(516)	(b	)	18,188
Selling and marketing	46,798	(1,239)	(b	)(d)	45,559
General and administrative	17,157	(1,407)	(b	)	16,339
		(161)	(e	)
		750	(f	)

Amortization of intangible assets	4,572	19,539	(c	)	24,111
Restructuring	56				56

Total operating expenses	87,287				104,253

Other (expense) income, net	(1,223)				(1,223)
Interest income	138				138
Interest expense	(4,477)	(25,610)	(h	)	(30,087)

Income (loss) before provision (benefit) for income taxes	47,455				(26,980)

Provision (benefit) for income taxes	11,505	(10,879)	(i	)	626

Net income (loss)	$35,950				$(27,606)

See Accompanying Notes to Unaudited Pro Forma Consolidated Statements of Operations

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JULY 31, 2010

(UNAUDITED, IN THOUSANDS)

	Historical Combined Predecessor/ Successor (1)	Pro Forma Adjustments			Pro Forma

Revenues	$131,594	22,962	(a	)	$154,556
Cost of revenues	14,437	(201)	(b	)	14,236
Cost of revenues - amortization of intangible assets	11,746	20,226	(c	)	31,972

Gross profit	105,411				108,348

Operating expenses:
Research and development	24,509	(4,861)	(b	)	19,648
Selling and marketing	54,899	(8,260)	(b	)	49,500
		2,861	(d	)

General and administrative	27,503	(11,837)	(b	)	15,955
		(211)	(e	)
		500	(f	)

Amortization of intangible assets	8,926	19,320	(c	)	28,246

Acquisition related expenses	35,661	(35,661)	(g	)	—

Total operating expenses	151,498				113,349

Other (expense) income, net	(650)				(650)
Interest income	111				111
Interest expense	(22,303)	(7,750)	(h	)	(30,053)

Income (loss) before provision (benefit) for income taxes	(68,929)				(35,593)

Provision (benefit) for income taxes	(7,345)	16,675	(i	)	9,330

Net income (loss)	$(61,584)				$(44,923)

(1)	This presentation combines the Predecessor financial results from May 1, 2010 through May 25, 2010 and the Successor financial results for the period from May 26, 2010 through July 31, 2010. This presentation does not comply with generally accepted accounting principles in the United States (GAAP), Management believes using the combined financial results as the historical financial results provides more meaningful pro forma financial information.

See Accompanying Notes to Unaudited Pro Forma Consolidated Statements of Operations

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED JANUARY 31, 2010

(UNAUDITED, IN THOUSANDS)

	Historical SkillSoft	Pro Forma Adjustments			Pro Forma
Revenues	$314,968		(a	)	$314,968
Cost of revenues	29,436	(92)	(b	)	29,344
Cost of revenues - amortization of intangible assets	128	63,817	(c	)	63,945

Gross profit	285,404				221,679

Operating expenses:
Research and development	43,764	(986)	(b	)	42,778
Selling and marketing	95,594	(2,344)	(b	)(d)	93,250
General and administrative	34,724	(2,878)	(b	)	33,023
		(323)	(e	)
		1,500	(f	)

Amortization of intangible assets	8,117	40,105	(c	)	48,222
Restructuring	49				49

Total operating expenses	182,248				217,322

Other (expense) income, net	(943)				(943)
Interest income	269				269
Interest expense	(7,553)	(52,991)	(h	)	(60,544)

Income (loss) before provision (benefit) for income taxes	94,929				(56,861)

Provision (benefit) for income taxes	23,561	(22,739)	(i	)	822

Net income (loss)	$71,368				$(57,683)

See Accompanying Notes to Unaudited Pro Forma Consolidated Statements of Operations

Notes to Unaudited Pro Forma Consolidated Statements of Operations

Adjustments (in thousands, unless where otherwise noted) to record the acquisition of SkillSoft as if it occurred on February 1, 2009:

(a)	There is no pro forma adjustment to the statements of operations for the reduction of deferred revenue to the fair value of the continuing legal obligations of the successor, as this adjustment is considered a one-time charge. The estimated impact on the successor revenues if the Transactions occurred on February 1, 2009 would be a reduction of approximately $96.0 million for the twelve month period ended January 31, 2010, $31.9 million for the three month period ended July 31, 2009, approximately $1.0 million for the three month period ended July 31, 2010, approximately $73.8 million the six month period ended July 31, 2009 and approximately $3.2 million for the six month period ended July 31, 2010. The impact from the preliminary purchase accounting adjustments recorded in the Transactions on the historical combined three and six month periods ended July 31, 2010 of $23.0 million for each period has been added back to the pro forma revenues for those periods as these reductions are considered one-time charges and are non-recurring.

(b)	Represents reductions of stock-based compensation recorded in the historical financial statements for share-based payment plans which discontinued upon the change in control. We have not finalized a share-based compensation plan for the Company following the Transactions. Accordingly, non-cash compensation expense for share-based awards granted under any new share-based compensation plans is not currently estimable. The impact of reversing historical stock-based compensation is as follows:

	Three Months Ended		Six Months Ended		Twelve Months Ended
	July 31, 2009	July 31, 2010	July 31, 2009	July 31, 2010	January 31, 2010
Cost of revenues	$(28)	$(188)	$(49)	$(201)	$(92)
Research and development	(247)	(4,660)	(516)	(4,861)	(986)
Selling and marketing	(604)	(7,737)	(1,239)	(8,260)	(2,344)
General and administrative	(711)	(11,132)	(1,407)	(11,837)	(2,878)

(c)	Reflects the increase in amortization expense resulting from the preliminary allocation of purchase price to definite lived intangible assets based on the preliminary estimates as follows:

	Three Months Ended July 31, 2009			Three Months Ended July 31, 2010
Amortization recorded in:	Pro forma amortization	Less historical amortization	Pro forma adjustment	Pro forma amortization	Less historical amortization	Pro forma adjustment
Cost of sales	$15,986	$(32)	$15,954	$15,986	$(11,714)	$4,272
Operating exp.	12,056	(2,117)	9,939	14,123	(8,030)	6,093

	Six Months Ended July 31, 2009			Six Months Ended July 31, 2010
Amortization recorded in:	Pro forma amortization	Less historical amortization	Pro forma adjustment	Pro forma amortization	Less historical amortization	Pro forma adjustment
Cost of Sales	$31,972	$(64)	$31,908	$31,972	$(11,746)	$20,226
Operating exp.	24,111	(4,572)	19,539	28,246	(8,926)	19,320

	Twelve Months Ended January 31, 2010
Amortization recorded in:	Pro forma amortization	Less historical amortization	Pro forma adjustment
Cost of sales	$63,945	$(128)	$63,817
Operating exp.	48,222	(8,117)	40,105

(d)	There are no pro forma adjustments to the statements of operations for the reduction of deferred commissions in purchase accounting as this adjustment is considered a non-recurring charge. The estimated impact on the successor commissions expense if the Transactions occurred on February 1, 2009 would be a reduction of approximately $3.9 million for the three month period ended July 31, 2009, $0 for the three month period ended July 31, 2010, approximately $9.0 million the six month period ended July 31, 2009, $0 million for the six month period ended July 31, 2010 and $11.6 million for the twelve month period ended January 31, 2010. The impact from the preliminary purchase accounting adjustments recorded in the Transaction on the historical combined three and six month periods ended July 31, 2010 of $2.9 million for each period has been added back to the pro form commission’s expense for those periods as these reductions are considered one-time charges and are non-recurring.

(e)	Reflects adjustment to eliminate board of director’s fees related to previous members who retired from the board in connection with the Transactions.

	Three Months Ended		Six Months Ended		Twelve Months Ended
	July 31, 2009	July 31, 2010	July 31, 2009	July 31, 2010	January 31, 2010
General and administrative	$(81)	$(158)	$(161)	$(211)	$(323)

(f)	Reflects adjustment to record management fees paid to the Sponsors as a result of management agreement signed in connection with the Transactions.

	Three Months Ended		Six Months Ended		Twelve Months Ended
	July 31, 2009	July 31, 2010	July 31, 2009	July 31, 2010	January 31, 2010
Management fees (General and administrative expense)
Pro forma expense	$375	$375	$750	$750	$1,500
Less historical expense:	(—)	(250)	(—)	(250)	(—)

Pro forma adjustment	$375	$125	$750	$500	$1,500

(g)	Reflects adjustment to eliminate acquisition related fees incurred in the fiscal 2011 periods as these costs are considered non-recurring as follows:

	Three Months Ended		Six Months Ended		Twelve Months Ended
	July 31, 2009	July 31, 2010	July 31, 2009	July 31, 2010	January 31, 2010
Acquisition related expenses	$ (—)	$(30,339)	$ (—)	$(35,661)	$ (—)

(h)	Reflects adjustment to eliminate interest expense and amortization of deferred financing costs recorded on a historical basis to assume all debt held by the Predecessor was repaid prior to February 1, 2009 as a condition of the Transactions and the Senior Credit Facilities and Senior Notes incurred in connection with the Transactions were effective February 1, 2009. The resulting reversal of historical interest expense is as follows:

	Three Months Ended		Six Months Ended		Twelve Months Ended
	July 31, 2009	July 31, 2010	July 31, 2009	July 31, 2010	January 31, 2010
Interest expense
Pro forma cash interest expense (1)	$14,007	$13,953	$27,793	$27,687	$55,766
Pro forma non-cash interest (2)	1,110	1,100	2,221	2,204	4,435
Less historical expense:	(1,990)	(19,840)	(4,404)	(22,141)	(7,210)

Pro forma adjustment	$13,127	$(4,787)	$25,610	$7,750	$52,991

(1)	Reflects pro forma cash interest expense on (i) the Senior Credit Facilities at a rate of LIBOR of 1.75% plus 4.75% applied to the gross borrowing amount of $325.0 million amortizing at a rate of 1% of the original principal balance per annum and (ii) the $310.0 million Senior Notes at 11.125% per annum. No borrowings are assumed on the revolving line of credit

(2)	Reflects non-cash amortization of deferred debt issuance costs and original issue discount over the term of indebtedness of each debt facility based on the effective interest method.

(i)	Represents the tax effect of the pro forma adjustments at the statutory rate for the relevant jurisdiction. The actual effective tax rate is subject to acquisition method accounting considerations, earnings by jurisdiction and other adjustments to the statutory rate and will differ from the statutory rate and the difference may be material. The resulting effective tax rate in the pro forma column is not indicative of the expected effective tax rate on a prospective basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of our results of operations and financial condition with the “Unaudited Pro Forma Condensed Consolidated Financial Statements,” “Selected Historical Consolidated Financial Data” and the historical audited and unaudited consolidated financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements.

Format of Presentation

On May 26, 2010, SSI Investments III Limited (“SSI III”), a wholly owned subsidiary of SSI Investments Limited II (“SSI II”), completed its acquisition of SkillSoft PLC (the “Acquisition”), which was subsequently re-registered as a private limited company and whose corporate name changed from SkillSoft PLC to SkillSoft Limited (“SkillSoft”). Unless otherwise indicated or the context otherwise requires, as used in this discussion, the terms “the Company”, “we”, “us”, “our” and other similar terms refer to (a) prior to the Acquisition of SkillSoft, SkillSoft and its subsidiaries (the “Predecessor”) and (b) from and after the Acquisition of SkillSoft, SSI II and its subsidiaries including SkillSoft (the “Successor”).

The discussion in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is presented for both the Predecessor and Successor periods. A non-GAAP presentation of the results for the combined three and six months ended July 31, 2010 is provided in this Management’s Discussion and Analysis of Financial Condition and Results of Operations. The information presented for the three months ended July 31, 2010 includes the results of operations for the period from May 1 to May 25, 2010 of the Predecessor and the results of operations for the period from May 26 to July 31, 2010 of the Successor. The discussion refers to the three months ended July 31, 2010 and the six months ended July 31, 2010 as combined three months ended July 31, 2011 and combined six months ended July 31, 2010, respectively. This presentation does not comply with generally accepted accounting principles in the United States (“GAAP”), it is not an attempt to present pro-forma results, and may yield results that are not strictly comparable to prior periods as a result of purchase accounting adjustments. However, management believes it provides a meaningful method of comparing the current period to the prior period results.

Recent Events

The Acquisition

On March 31, 2010, SkillSoft and SSI III announced an agreement on the terms of the proposed revised recommended acquisition of SkillSoft by SSI III for cash at the increased price of $11.25 per SkillSoft share to be implemented by means of a scheme of arrangement under Irish law (the “Scheme”). SkillSoft and SSI III had previously announced on February 12, 2010 that they had reached agreement on the terms of a recommended acquisition of SkillSoft by SSI III for cash at a price of $10.80 per SkillSoft share.

The Acquisition valued the entire issued and to be issued share capital of SkillSoft at approximately $1.2 billion. The Scheme was approved by shareholders on May 3, 2010, sanctioned by the High Court of Ireland on May 20, 2010, and became effective on May 26, 2010. At the time of the Acquisition, pursuant to the Scheme, the shares of SkillSoft were cancelled or transferred to SSI III in accordance with Irish law. SkillSoft then issued new SkillSoft shares to SSI III in place of those shares cancelled pursuant to the Scheme, and SSI III paid consideration to former SkillSoft shareholders and option holders in consideration for the Acquisition. As a result of the Scheme, SkillSoft became a wholly-owned subsidiary of SSI III. The Acquisition closed on May 26, 2010.

On June 23, 2010, SkillSoft PLC re-registered under the Companies Acts 1963 to 2009 as a private limited company and its corporate name changed from SkillSoft PLC to SkillSoft Limited.

Post-Acquisition Financing Arrangements

Cash provided by operating activities is our main source of liquidity. Following the Acquisition, we plan to rely on a combination of our available cash and cash equivalents and short term-investments, and cash provided by operating activities, supplemented as necessary from time to time by borrowings under our Senior Credit Facilities and other financing transactions, to service our cash requirements. Management expects our cash flows from operations, combined with availability under our Senior Credit Facilities, to provide sufficient liquidity to fund our current obligations, projected working capital requirements, debt service requirements and capital spending for a period that includes the next 12 months.

As a result of the Acquisition, we are highly leveraged. As of July 31, 2010, we have outstanding $635.0 million in aggregate indebtedness (which resulted in net proceeds of $602.8 million for the Company after payment of debt acquisition fees and original issuance discount), with an additional $40 million of borrowing capacity available under our revolving credit facility. As of July 31, 2010, the revolving credit line facility was undrawn. Interest expense from May 26, 2010 to July 31, 2010 was $18.6 million.

Senior Credit Facilities

Our Senior Credit Facilities consist of a $325.0 million term loan facility and a $40.0 million revolving credit facility. The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as the swingline loans. The revolving credit facility is available for general corporate purposes, including capital expenditures, subject to certain conditions.

The term loans under the Senior Credit Facilities bear interest at a rate per annum equal to, at the Company’s election, (i) a base rate plus a margin of 3.75%, provided that the base rate is not lower than 2.75% or (ii) adjusted LIBOR, provided that adjusted LIBOR is not lower than 1.75% plus a margin of 4.75%. As of July 31, 2010, the applicable base rate was 3.25% and adjusted LIBOR was 1.75%. On June 30, 2010, we elected our interest calculation to be based on adjusted LIBOR. The applicable margin percentage for the revolving credit facility is 3.50% per annum for base rate loans and 4.50% per annum for LIBOR rate loans.

Our Senior Credit Facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

•	a percentage initially expected to be 50% (subject to reduction to 25% and 0% based upon our leverage ratio) of our annual excess cash flow;

•	100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of any incurrence of certain debt, other than debt permitted under our Senior Credit Facilities.

The foregoing mandatory prepayments are applied to installments of the term loan facility in direct order of maturity.

We may voluntarily repay outstanding loans under our Senior Credit Facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans and, with respect to outstanding term loans, a premium during the first three years following the closing date for voluntary prepayments, repricings or effective repricings of such term loans. The premium for voluntary prepayments, repricings or effective repricings of term loans is 2% in the second year and 1% in the third year, with a customary make-whole premium for prepayments during the first year of the term loan facility. Voluntary prepayments may be applied as directed by the borrower.

Our Senior Credit Facilities require scheduled quarterly payments on the term loan facility equal to 0.25% of the initial aggregate principal amount of the term loans made on the closing date, with the balance due at maturity.

The Senior Credit Facilities are guaranteed by, subject to certain exceptions (including an exception for foreign subsidiaries of U.S. subsidiaries), each of our existing and future material wholly owned subsidiaries and our immediate parent. All obligations under our Senior Credit Facilities, and the guarantees of those obligations, will be secured by substantially all of our, our subsidiary guarantors’ and our parent’s existing and future property and assets and by a pledge of our capital stock and the capital stock of, subject to certain exceptions, each of our material wholly owned restricted subsidiaries (or up to 65% of the capital stock of material first-tier foreign wholly owned restricted subsidiaries of our U.S. subsidiaries).

Our Senior Credit Facilities include negative covenants that, subject to significant exceptions, limit our ability and the ability of our restricted subsidiaries to, among other things, incur additional indebtedness; create liens on assets; engage in mergers or consolidations; sell assets (including pursuant to sale and leaseback transactions); pay dividends and distributions or repurchase our capital stock; make investments, loans or advances; repay certain indebtedness (including the senior notes); engage in certain transactions with affiliates; amend material agreements governing certain indebtedness (including the senior notes); and change our lines of business.

Our Senior Credit Facilities include certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), material judgments, the invalidity of material provisions of the Senior Credit Facilities documentation, actual or asserted failure of the guarantees or security documents for our Senior Credit Facilities, and a change of control. If an event of default occurs, the lenders under our Senior Credit Facilities will be entitled to take various actions, including the acceleration of all amounts due under our Senior Credit Facilities and all actions permitted to be taken by a secured creditor.

In addition, our Senior Credit Facilities require us to comply on a quarterly basis with a single financial covenant for the benefit of the revolving credit facility only. The financial covenant requires us to maintain a maximum secured leverage ratio tested on the last day of each fiscal quarter (but failure to maintain the required ratio would not result in a default under the revolving credit facility so long as the revolving credit facility is undrawn at such time). The maximum secured leverage ratio will reduce over time, subject to increase in connection with certain material acquisitions. As of July 31, 2010, we were in compliance with this financial covenant and all nonfinancial covenants under our Senior Credit Facilities.

In connection with the Senior Credit Facilities, we incurred debt financing costs of $18.6 million which were capitalized and will be amortized as additional interest expense over the term of the loan using the effective-interest method. We recorded $0.5 million of amortized interest expense related to the capitalized debt financing costs during the three months ended July 31, 2010. As of July 31, 2010, total unamortized debt financing costs of $18.1 million are recorded within other current assets and non-current other assets based on scheduled future amortization.

Senior Notes

We have outstanding $310.0 million principal amount of 11.125% Senior Notes due 2018. Cash interest on the senior notes accrues and is payable semiannually on June 1 and December 1 of each year at a rate of 11.125% per annum. The first cash interest payment will be made on December 1, 2010. The senior notes are unsecured senior obligations of SSI II and SSI Co-Issuer LLC, a wholly owned subsidiary of SSI II, and are guaranteed on a senior unsecured basis by SSI III Limited and the restricted subsidiaries of SkillSoft (other than immaterial subsidiaries and certain other excluded subsidiaries) that guarantee our Senior Credit Facilities.

We may redeem the senior notes, in whole or in part, at any time on or after June 1, 2014, at a redemption price equal to 100% of the principal amount of the senior notes plus a premium declining ratably to par plus accrued and unpaid interest (if any). We may also redeem any of the senior notes at any time prior to June 1, 2014 at a redemption price of 100% of their principal amount plus a make-whole premium and accrued and unpaid interest (if any). In addition, at any time prior to June 1, 2013, we may redeem up to 35% of the aggregate principal amount of the senior notes with the net cash proceeds of certain equity offerings at a redemption price of 111.125% of their principal amount plus accrued interest and unpaid interest (if any).

If we experience certain kinds of changes of control, we must offer to purchase the senior notes at 101% of their principal amount plus accrued and unpaid interest (if any). If we sell certain assets and do not reinvest the net proceeds as specified in the indenture governing the senior notes, we must offer to repurchase the senior notes at 100% of their principal amount plus accrued and unpaid interest (if any).

The indenture governing the senior notes contain covenants that, among other things, restrict, subject to certain exceptions, our ability to: incur additional debt; pay dividends or distributions on our capital stock or repurchase our capital stock; issue preferred stock of subsidiaries; make certain investments; create liens on our assets to secure debt; enter into transactions with affiliates; merge or consolidate with another company; and sell or otherwise transfer assets. Subject to certain exceptions, the indenture governing the senior notes permits us and our subsidiaries to incur additional indebtedness, including secured indebtedness. As of July 31, 2010, we were in compliance with these nonfinancial covenants contained in the indenture governing the senior notes.

In connection with the senior notes, we incurred debt financing costs of $13.6 million (including a $2.0 million original issue discount) which were capitalized and will be amortized as additional interest expense over the term of the senior notes using the effective-interest method. We recorded $0.3 million of amortized interest expense related to the capitalized debt financing costs during the three months ended July 31, 2010. As of July 31, 2010, total unamortized debt financing costs of $13.3 million are recorded within non-current other assets (the original issue discount is netted against the outstanding debt balance).

Overview

We are a leading Software as a Service (SaaS) provider of on-demand e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses. We enable business organizations to maximize business performance through a combination of comprehensive e-learning content, online information resources, flexible learning technologies and support services. Our multi-modal learning solutions support and enhance the speed and effectiveness of both formal and informal learning processes and integrate our in-depth content resources, learning management system, virtual classroom technology and support services.

We generate revenue primarily from the licensing of our products, the provision of professional services and the provision of hosting and application services. The pricing for our courses varies based upon the content offering selected by a customer, the number of users within the customer’s organization and the length of the license agreement (generally one, two or three years). Our agreements permit customers to exchange course titles, generally on the contract anniversary date. Hosting services are sold separately for an additional fee.

Cost of revenue includes the cost of materials (such as storage media), packaging, shipping and handling, CD duplication, custom content development, hosting services, royalties, certain infrastructure and occupancy expenses and share-based compensation. We generally recognize these costs as incurred. Also included in cost of revenue is amortization expense related to capitalized software development costs and intangible assets related to developed software and courseware acquired in business combinations.

We account for software development costs by capitalizing certain computer software development costs incurred after technological feasibility is established. No software development costs incurred during the combined three and combined six months ended July 31, 2010 met the requirements for capitalization.

Research and development expenses consist primarily of salaries and benefits, share-based compensation, certain infrastructure and occupancy expenses, fees to consultants and course content development fees. Selling and marketing expenses consist primarily of salaries and benefits, share-based compensation, commissions, advertising and promotion expenses, travel expenses and certain infrastructure and occupancy expenses. General and administrative expenses consist primarily of salaries and benefits, share-based compensation, consulting and service expenses, legal expenses, audit and tax preparation costs, regulatory compliance costs and certain infrastructure and occupancy expenses.

Amortization of intangible assets for the Successor period represents the amortization of customer value, trademarks and tradenames and backlog from the Acquisition. The amortization of intangible assets for the Predecessor period represents amortization of similar intangible asset categories from the Predecessor’s acquisitions of NETg, Targeted Learning Corporation (TLC), Books24x7 and GoTrain Corp. and the Predecessor’s merger with SkillSoft Corporation (the SmartForce Merger).

Acquisition related expenses primarily consist of transaction fees, legal, accounting and other professional services related to the Acquisition.

We record tangible and intangible assets acquired and liabilities assumed in business combinations under the purchase method of accounting. Amounts paid for each acquisition are allocated to the assets acquired and liabilities assumed based on their fair values at the dates of acquisition. We then allocate the purchase price in excess of net tangible assets acquired to identifiable intangible assets based on detailed valuations that use information and assumptions provided by management. We allocate any excess purchase price over the fair value of the net tangible and intangible assets acquired and liabilities assumed to goodwill.

Significant management judgments and assumptions are required in determining the fair value of acquired assets and liabilities, particularly acquired intangible assets. The valuation of purchased intangible assets is based upon (i) estimates of the future performance and cash flows from the acquired business (income approach) and (ii) estimates of the cost to purchase or replace an asset adjusted for obsolescence (cost approach). We have used the income approach to determine the estimated fair value of certain other identifiable intangible assets including tradenames, customer relationships, backlog, and deferred revenue. This approach determines fair value by estimating the after-tax cash flows attributable to an identified asset over its useful life and then discounting these after-tax cash flows back to a present value. Tradenames represent acquired product names that we intend to continue to utilize. Customer contracts and relationships represent established relationships with customers to whom we believe we may sell additional content and services. Backlog represents contracts that have been signed that represent a future projected revenue stream and deferred revenue represents billed customer contracts that will amortize into revenue at a future date. We have used the cost approach to determine the estimated fair value of our acquired technology, our content, and our publishing rights. Our technology represents patented and unpatented technology and know-how. Our content includes electronic media, text, video and executive summaries on various topics which is delivered online to our customers. Our publishing rights represent long term contractual relationships with certain publishers with the rights to digitize and offer textbook and referenceware material within our course library.

Business Outlook

In the combined three and combined six months ended July 31, 2010, we generated revenue of $54.7 million and $131.6 million, respectively, as compared to $78.9 million and $155.4 million in the three and six months ended July 31, 2009, respectively. We reported a net loss in the combined three and combined six months ended July 31, 2010 of $74.2 million and $61.6 million, respectively, as compared to net income of $17.2 million and $36.0 million in the three and six months ended July 31, 2009, respectively.

The net loss for the combined three and combined six months ended July 31, 2010 was primarily driven by the activities resulting from, and related to, the Acquisition. The significant components of the Acquisition and Acquisition related activities include the following as of July 31, 2010 (amounts in millions):

	Combined 3 Months Ended July 31, 2010	Combined 6 Months Ended July 31, 2010
Current period impact to reductions to deferred revenue in purchase accounting	$23.0	$23.0
Amortization of intangible assets related to content and technology	11.7	11.7
Current period impact to reductions to prepaid commissions in purchase accounting	(2.9)	(2.9)
Accelerated vesting and settlement of stock-based compensation	23.4	23.4
Acquisition related expenses	30.3	35.7
Amortization of intangible assets	7.8	7.8
Interest expense from new borrowings	18.6	18.6

	$111.9	$117.3

Excluding the aforementioned impact from the Acquisition and Acquisition related activities our revenue was slightly lower from last fiscal year’s comparable period. We continue to experience a cautious customer spending environment due to the current global economic climate. In addition, we continue to find ourselves in a challenging business environment due to (i) budgetary constraints on training and information technology (IT) spending by our current and potential customers, (ii) price competition and value-based competitive offerings from a broad array of competitors in the learning market and (iii) the relatively slow overall market adoption rate for e-learning solutions. The challenging U.S. and global economic environment has placed further constraints on our customers’ and potential customers’ IT budgets and spending. We have not yet seen signs of an improving customer environment, but we are also not experiencing continued deterioration. We continue to encounter longer sales cycles due to additional customer scrutiny on deals. This has given us less visibility into the overall timing of our sales cycles. Despite these challenges, our core business so far this fiscal year has performed in accordance with our expectations. However, given the historical volatility of foreign exchange rates, our forward-looking estimates could change materially. In response to the more cautious spending environment, we will continue to expand our sales resources to augment our customer base and increase our product and technology assets to enhance our value proposition.

In fiscal 2011, we will continue to focus on revenue generation and earnings growth primarily by:

•	cross selling and up selling;

•	evaluating new markets;

•	acquiring new customers;

•	carefully managing our spending;

•	continuing to execute on our new product and technologies and telesales distribution initiatives; and

•	continuing to evaluate merger and acquisition and possible partnership opportunities that could contribute to our long-term objectives.

Critical Accounting Policies

Our significant accounting policies are more fully described under the heading “Summary of Significant Accounting Policies” in Note 2 of the Notes to the Consolidated Financial Statements. However, we believe the accounting policies described below are particularly important to the portrayal and understanding of our financial position and results of operations and require application of significant judgment by our management. In applying these policies, management uses its judgment in making certain assumptions and estimates.

Revenue Recognition

We generate revenue primarily from the licensing of our products, the provision of professional services and from the provision of hosting/application service provider (ASP) services.

        We follow the provisions of the FASB Accounting Standards Codification (ASC) 605 to account for revenue derived pursuant to license agreements under which customers license our products and services. The pricing for our courses varies based upon the content offering selected by a customer, the number of users within the customer’s organization and the term of the license agreement (generally one, two or three years). License agreements permit customers to exchange course titles, generally on the contract anniversary date. Hosting services are sold separately for an additional fee. A license can provide customers access to a range of learning products including courseware, Referenceware®, simulations, mentoring and prescriptive assessment.

We offer discounts from our ordinary pricing, and purchasers of licenses for a larger number of courses, larger user bases or longer periods of time generally receive discounts. Generally, customers may amend their license agreements, for an additional fee, to gain access to additional courses or product lines and/or to increase the size of the user base. We also derive revenue from hosting fees for customers that use our solutions on an ASP basis and from the provision of professional services. In selected circumstances, we derive revenue on a pay-for-use basis under which some customers are charged based on the number of courses accessed by their users.

We recognize revenue ratably over the license period if the number of courses that a customer has access to is not clearly defined, available or selected at the inception of the contract, or if the contract has additional undelivered elements for which we do not have vendor specific objective evidence (VSOE) of the fair value of the various elements. This may occur if the customer does not specify all licensed courses at the outset, the customer chooses to wait for future licensed courses on a when and if available basis, the customer is given exchange privileges that are exercisable other than on the contract anniversaries, or the customer licenses all courses currently available and to be developed during the term of the arrangement. Revenue from nearly all of our contractual arrangements is recognized on a subscription or straight-line basis over the contractual period of service.

We also derive revenue from extranet hosting/ASP services, which is recognized on a straight-line basis over the period the services are provided. Upfront fees are recorded as revenue over the contract period.

We generally bill the annual license fee for the first year of a multi-year license agreement in advance and bill license fees for subsequent years of multi-year license arrangements are billed on the anniversary date of the agreement. Occasionally, we bill customers on a quarterly basis. In some circumstances, we offer payment terms of up to six months from the initial shipment date or anniversary date for multi-year license agreements to customers. To the extent that a customer is given extended payment terms (defined by us as greater than six months), revenue is recognized as payments become due, assuming all of the other elements of revenue recognition have been satisfied.

We typically recognize revenue from resellers over the commitment period when both the sale to the end user has occurred and the collectibility of cash from the reseller is probable. With respect to reseller agreements with minimum commitments, we recognize revenue related to the portion of the minimum commitment that exceeds the end user sales at the expiration of the commitment period provided we have received payment. If a definitive service period can be determined, revenue is recognized ratably over the term of the minimum commitment period, provided that payment has been received or collectibility is probable.

We provide professional services, including instructor led training, customized content development, website development/hosting and implementation services. If we determine that the professional services are not separable from an existing customer arrangement, revenue from these services is recognized over the existing contractual terms with the customer; otherwise we typically recognize professional service revenue as the services are performed.

We record reimbursable out-of-pocket expenses in both revenue and as a direct cost of revenue, as applicable.

We record revenue net of applicable sales tax collected. Taxes collected from customers are recorded as part of accrued expenses on the balance sheet and are remitted to state and local taxing jurisdictions based on the filing requirements of each jurisdiction.

We record as deferred revenue amounts that have been billed in advance for products or services to be provided. Deferred revenue includes the unamortized portion of revenue associated with license fees for which we have received payment or for which amounts have been billed and are due for payment in 90 days or less for resellers and 180 days or less for direct customers.

Our contracts often include an uptime guarantee for solutions hosted on our servers whereby customers may be entitled to credits in the event of non-performance. We also retain the right to remedy any nonperformance event prior to issuance of any credit. Historically, we have not incurred substantial costs relating to this guarantee and we currently accrue for such costs as they are incurred. We review these costs on a regular basis as actual experience and other information becomes available; and should these costs become substantial, we would accrue an estimated exposure and consider the potential related effects of the timing of recording revenue on our license arrangements. We have not accrued any costs related to these warranties in the accompanying condensed consolidated financial statements.

Amortization of Intangible Assets and Impairment of Goodwill

Goodwill and intangible assets that have indefinite useful lives are not amortized but are evaluated for impairment annually and upon the occurrence of any events or changes in circumstances that indicate that the carrying value may not be recoverable. We record intangible assets at cost.

Amortization is recorded over the estimated useful lives of the assets. We amortize our intangible assets that have finite lives using either the straight-line method or based on estimated future cash flows to approximate the pattern in which the economic benefit of the asset will be utilized. We review these intangible assets at least annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in their remaining useful life.

We use estimates in determining the value of goodwill and intangible assets, including estimates of useful lives of intangible assets, discounted future cash flows and fair values of the related operations. We test goodwill during the fourth quarter of each year for impairment, or more frequently if certain indicators are present or changes in circumstances suggest that impairment may exist.

Share Based Compensation

We use the Black-Scholes option pricing model to estimate the fair value of share option grants, which have routine service conditions. The Black-Scholes model relies on a number of key assumptions to calculate estimated fair values. The estimated fair value of employee share options is amortized to expense using the straight-line method over the vesting period. Our assumed dividend yield of zero is based on the fact that we have never paid cash dividends and have no present intention to pay cash dividends. Our expected share-price volatility assumption is based on a blend of implied volatility, based on exchange-traded options for our shares, and actual historical volatility calculated over a period commensurate with the expected life of our option grants. We believe that using a blended volatility assumption will result in the best estimate of expected volatility. The assumed risk-free interest rate is the U.S. Treasury security rate with a term equal to the expected life of the option. The assumed expected life is based on Company-specific historical experience. With regard to the estimate of the expected life, we consider the exercise behavior of past grants and the pattern of aggregate exercises. We looked at historical option grant cancellation and termination data in order to determine our assumption of forfeiture rate.

If factors change and we employ different assumptions for estimating share-based compensation expense in future periods, or if we decide to use a different valuation model, the share-based compensation expense we recognize in future periods may differ significantly from what we have recorded in the current period and could materially affect our operating income, net income and earnings per share. It may also result in a lack of comparability with other companies that use different models, methods and assumptions. The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. These characteristics are not present in our option grants. Existing valuation models, including the Black-Scholes model, may not provide reliable measures of the fair values of our share-based compensation. Consequently, there is a risk that our estimates of the fair values of share based awards on the grant dates may bear little resemblance to the actual values realized upon the exercise, expiration, early termination or forfeiture of those share-based payments in the future. Certain share-based payments, such as employee share options, may expire with little or no intrinsic value compared to the fair values originally estimated on the grant date and reported in our financial statements. Alternatively, the value realized from these instruments may be significantly higher than the fair values originally estimated on the grant date and reported in our financial statements. Currently, there is no market-based mechanism or other practical application to verify the reliability and accuracy of the estimates stemming from these valuation models, nor is there a means to compare and adjust the estimates to actual values.

Deferral of Commissions

We defer the recognition of commission expense until such time as the revenue related to the customer contract for which the commission was paid is recognized. Deferred commissions for each contract are amortized to expense in a manner consistent with how revenue is recognized for such contract, often resulting in straight-line recognition of expense over the contractual term.

Derivative Financial Instruments

We record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

For derivatives designated as fair value hedges, changes in the fair value of the derivative and the hedged item related to the hedged risk are recognized in earnings. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (outside of earnings) and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. We assess the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. For derivatives not designated as hedges, changes in fair value are recognized in earnings.

As of July 31, 2010, no derivatives were designated as fair value hedges or hedges of net investments in foreign operations. Additionally, we do not use derivatives for trading or speculative purposes.

Restructuring Charges

Liabilities related to an exit or disposal activity are recognized at fair value in the period in which they are incurred. Costs include, but are not limited to, the following: (1) one-time involuntary termination benefits provided to employees under the terms of a benefit arrangement that, in substance, are not an ongoing benefit arrangement or a deferred compensation contract, (2) certain contract termination costs, including operating lease termination costs and (3) other associated costs. As such, when we identify restructuring charges that fulfill the requirements, we record the charges in our statement of operations.

Income Taxes

Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We recognize a deferred tax asset for future benefits of temporary differences, tax loss and tax credit carry forwards to the extent that it is “more likely than not” that these assets will be realized. In evaluating the Company’s ability to recover these deferred tax assets, the Company considers all available positive and negative evidence, including its past operating results, the existence of cumulative income in the most recent years, changes in the business, its forecast of future taxable income and the availability of tax planning strategies. In determining future taxable income, the Company is responsible for assumptions utilized including the amount of pre-tax operating income, the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

As of July 31, 2010, we have recorded a net deferred tax liability in the amount of $87.9 million.

At July 31, 2010, we had $5.2 million of unrecognized tax benefits. We recognize accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of July 31, 2010, we had approximately $0.6 million of accrued interest and penalties related to uncertain tax positions.

Business Combinations

We record tangible and intangible assets acquired and liabilities assumed in business combinations under the purchase method of accounting. Amounts paid for each acquisition are allocated to the assets acquired and liabilities assumed based on their fair values at the dates of acquisition. We then allocate the purchase price in excess of net tangible assets acquired to identifiable intangible assets based on detailed valuations that use information and assumptions provided by management. We allocate any excess purchase price over the fair value of the net tangible and intangible assets acquired and liabilities assumed to goodwill.

Significant management judgments and assumptions are required in determining the fair value of acquired assets and liabilities, particularly acquired intangible assets. The valuation of purchased intangible assets is based upon estimates of the future performance and cash flows from the acquired business. We have used the income approach to determine the estimated fair value of certain other identifiable intangible assets including developed technology, customer relationships and tradenames. This approach determines fair value by estimating the after-tax cash flows attributable to an identified asset over its useful life and then discounting these after-tax cash flows back to a present value. Developed technology represents patented and unpatented technology and know-how. Customer contracts and relationships represent established relationships with customers to whom we believe we may sell additional content and services. Tradenames represent acquired product names that we intend to continue to utilize.

Results of Operations

Comparison of Combined Three Months Ended July 31, 2010 and Three Months Ended July 31, 2009

The following table presents our condensed consolidated statements of operations for the periods indicated.

	Successor	Predecessor	Combined	Predecessor
	May 26, (inception) to July 31, 2010	May 1, to May 25, 2010	(1) Three months ended July 31, 2010	Three months ended July 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$34,056	$20,620	$54,676	$78,926
Cost of revenues (2)	5,211	2,143	7,354	7,524
Cost of revenue-amortization of intangible assets	11,706	8	11,714	32

Gross profit	17,139	18,469	35,608	71,370
Operating expenses:
Research and development (2)	7,378	7,462	14,840	9,706
Selling and marketing (2)	14,521	15,574	30,095	24,387
General and administrative (2)	5,675	13,335	19,010	9,404
Amortization of intangible assets	7,789	241	8,030	2,117
Acquisition related expenses	20,598	9,741	30,339	—

Total operating expenses	55,961	46,353	102,314	45,614

Other (expense) income, net	(1,035)	274	(761)	(605)
Interest income	16	13	29	68
Interest expense	(18,580)	(1,353)	(19,933)	(2,032)

(Loss) income before provision for income taxes	(58,421)	(28,950)	(87,371)	23,187

(Benefit) provision for income taxes	(5,451)	(7,733)	(13,184)	6,016

Net (loss) income	$(52,970)	$(21,217)	$(74,187)	$17,171

(1)    This presentation does not comply with generally accepted accounting principles in the United States (GAAP), it is not an attempt to present pro-forma results, and may yield results that are not strictly comparable to prior periods as a result of purchase accounting adjustments. However, management believes it provides a meaningful method of comparing the current period to the prior period results.

(2)    The following summarizes the departmental allocation of the stock-based compensation

Cost of revenues	$—	$188	$188	$28
Research and development	—	4,660	4,660	247
Selling and marketing	—	7,737	7,737	604
General and administrative	—	11,132	11,132	711

	$—	$23,717	$23,717	$1,590

Revenue

	THREE MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
Revenue:
United States	$57,702	$60,040	$(2,338)	(4)%
International	19,936	18,886	1,050	6%
Fair value adjustments to deferred revenue	(22,962)	—	(22,962)	*

Total	$54,676	$78,926	$(24,250)	(31)%

*	Not meaningful

The decrease in total revenue for the combined three months ended July 31, 2010 versus the three months ended July 31, 2009 was primarily the result of the fair value adjustments to deferred revenue in purchase accounting. The decrease in United States revenue is primarily due to a lower level of subscription based revenue from the beginning of fiscal year deferred revenue as compared to the same prior year period. Internationally, the increase in revenues was primarily related to a higher level of subscription based revenue from beginning of fiscal year deferred revenue as compared to the same prior year period.

Costs and Expenses

	THREE MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
Cost of revenue	$7,354	$7,524	$(170)	(2)%
As a percentage of revenue	13%	10%
Cost of revenue – amortization of intangible assets	11,714	32	11,682	*
As a percentage of revenue	21%	—

The decrease in cost of revenue for the combined three months ended July 31, 2010 versus the three months ended July 31, 2009 was primarily due to our cost-saving initiatives within the hosting function.

The increase in cost of revenue - amortization of intangible assets for the combined three months ended July 31, 2010 compared to the three months ended July 31, 2009 was primarily from purchase accounting related to the Acquisition.

	THREE MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
Research and development	$14,840	$9,706	$5,134	53%
As a percentage of revenue	27%	12%

The increase in research and development expense for the combined three months ended July 31, 2010 as compared to the three months ended July 31, 2009 was primarily due to incremental stock-based compensation of $4.4 million resulting from the Acquisition, as well as investments related to outside service contractors and outsource partners of $1 million.

	THREE MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
Selling and marketing	$30,095	$24,387	$5,708	23%
As a percentage of revenue	55%	31%

The increase in selling and marketing expense for the combined three months ended July 31, 2010 as compared to the three months ended July 31, 2009 was primarily due incremental stock-based compensation of $7.1 million resulting from the Acquisition, partially offset by the reduced commissions expense in the combined three months ended July 31, 2010 resulting from the write-off of prepaid commissions in purchase accounting of $2.9 million.

	THREE MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
General and administrative	$19,010	$9,404	$9,606	102%
As a percentage of revenue	35%	12%

The increase in general and administrative expense for the combined three months ended July 31, 2010 as compared to the three months ended July 31, 2009 was primarily due to incremental stock-based compensation of $10.4 million resulting from the Acquisition as well as increased sponsor fees, which were partially offset by accrued bonus expense of $1.6 million for the three months ended July 31, 2009.

	THREE MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
Amortization of intangible assets	$8,030	$2,117	$5,913	279%
As a percentage of revenue	15%	3%
Acquisition related expenses	30,339	—	30,339	*
As a percentage of revenue	55%	0%

*	Not meaningful

The increase in amortization of intangible assets and acquisition related expenses for the combined three months ended July 31, 2010 as compared to the three months ended July 31, 2009 was related to the Acquisition and activities related to the Acquisition for the combined three months ended July 31, 2010.

	THREE MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
Other (expense) income, net	$(761)	$(605)	$(156)	(26)%
As a percentage of revenue	(1)%	(1)%
Interest income	29	68	(39)	(57)%
As a percentage of revenue	0%	0%
Interest expense	(19,933)	(2,032)	(17,901)	881%
As a percentage of revenue	(36)%	(3)%

The increase in other expense, net for the combined three months ended July 31, 2010 as compared to the three months ended July 31, 2009 was primarily due to foreign currency fluctuations. Due to our multi-national operations, our business is subject to fluctuations based upon changes in the exchange rates between the currencies used in our business.

The reduction in interest income for the combined three months ended July 31, 2010 as compared to the three months ended July 31, 2009 was primarily due to a reduction in our short-term investment balance as well as lower interest rates.

The increase in interest expense for the combined three months ended July 31, 2010 as compared to the three months ended July 31, 2009 was primarily due to the borrowings incurred in connection with the Acquisition and $1.3 million related to the write-off of deferred financing costs from the Predecessor’s senior credit facility with Credit Suisse and certain lenders.

Provision for Income Taxes

	THREE MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
(Benefit) provision for income taxes	$(13,184)	$6,016	$(19,200)	(319)%
As a percentage of revenue	(24)%	8%

For the combined three months ended July 31, 2010 and for the three months ended July 31, 2009, our effective tax rates were (15.1)% and 26.0%, respectively. The tax benefit we have recorded in the combined three months ended July, 31 2010 is primarily attributable to the tax benefit from our loss from operations, adjusted for certain permanently non-deductible expenses, which were incurred in connection with the Acquisition. For the combined three months ended July 31, 2010 our effective tax rate differed from the Irish statutory rate of 12.5% due primarily to the impact of certain non-deductible expenses incurred in connection with the Acquisition and for the three months ended July 31, 2009, our effective tax rate differed from the Irish statutory rate of 12.5% due primarily to earnings in higher tax jurisdictions outside of Ireland.

Comparison of Combined Six Months Ended July 31, 2010 and Six Months Ended July 31, 2009

The following table presents our condensed consolidated statements of operations for the periods indicated.

	Successor	Predecessor	Combined	Predecessor
	May 26, (inception) to July 31, 2010	February 1, to May 25, 2010	(1) Six months ended July 31, 2010	Six months ended July 31, 2009

Revenues	$34,056	$97,538	$131,594	$155,365
Cost of revenues (2)	5,211	9,226	14,437	14,997
Cost of revenue-amortization of intangible assets	11,706	40	11,746	64

Gross profit	17,139	88,272	105,411	140,304
Operating expenses:
Research and development (2)	7,378	17,131	24,509	18,704
Selling and marketing (2)	14,521	40,378	54,899	46,798
General and administrative (2)	5,675	21,828	27,503	17,213
Amortization of intangible assets	7,789	1,137	8,926	4,572
Acquisition related expenses	20,598	15,063	35,661	—

Total operating expenses	55,961	95,537	151,498	87,287

Other (expense) income, net	(1,035)	385	(650)	(1,223)
Interest income	16	95	111	138
Interest expense	(18,580)	(3,723)	(22,303)	(4,477)

Loss (income) before provision for income taxes	(58,421)	(10,508)	(68,929)	47,455

(Benefit) provision for income taxes	(5,451)	(1,894)	(7,345)	11,505

Net (loss) income	$(52,970)	$(8,614)	$(61,584)	$35,950

(1)    This presentation does not comply with generally accepted accounting principles in the United States (GAAP), it is not an attempt to present pro-forma results, and may yield results that are not strictly comparable to prior periods as a result of purchase accounting adjustments. However, management believes it provides a meaningful method of comparing the current period to the prior period results.

(2)    The following summarizes the departmental allocation of the stock-based compensation

Cost of revenues	$—	$201	$201	$49
Research and development	—	4,861	4,861	516
Selling and marketing	—	8,260	8,260	1,239
General and administrative	—	11,837	11,837	1,407

	$—	$25,159	$25,159	$3,211

Revenue

	SIX MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
Revenue:
United States	$114,793	$118,752	$(3,959)	(3)%
International	39,763	36,613	3,150	9%
Amortization from the fair value adjustments to deferred revenues	(22,962)	—	(22,962)	*

Total	$131,594	$155,365	$(23,771)	(31)%

The decrease in total revenue for the combined six months ended July 31, 2010 versus the six months ended July 31, 2009 was primarily the result of the amortization from the fair value adjustments to deferred revenue from purchase accounting. The decrease in United States revenue is primarily due to a lower level of subscription based revenue from beginning of fiscal year deferred revenue as compared to the same prior year period. Internationally, the increase in revenues was primarily related to a higher level of subscription based revenue from beginning of fiscal year deferred revenue as compared to the same prior year period.

Costs and Expenses

	SIX MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
Cost of revenue	$14,437	$14,997	$(560)	(4)%
As a percentage of revenue	11%	10%
Cost of revenue – amortization of intangible assets	11,746	64	(11,682)	*
As a percentage of revenue	9%	—

The decrease in cost of revenue for the combined six months ended July 31, 2010 as compared to the six months ended July 31, 2009 was primarily due to our cost-saving initiatives within the hosting function.

The increase in cost of revenue - amortization of intangible assets for the combined six months ended July 31, 2010 as compared to the six months ended July 31, 2009 was primarily from purchase accounting related to the Acquisition.

	SIX MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
Research and development	$24,509	$18,704	$5,805	31%
As a percentage of revenue	19%	12%

The increase in research and development expense for the combined six months ended July 31, 2010 as compared to the six months ended July 31, 2009 was primarily due to incremental stock-based compensation of $4.3 million resulting from the Acquisition as well as investments related to outside service contractors and outsource partners.

	SIX MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
Selling and marketing	$54,899	$46,798	$8,101	17%
As a percentage of revenue	42%	30%

The increase in selling and marketing expense for the combined six months ended July 31, 2010 as compared to the six months ended July 31, 2009 was primarily due to incremental stock-based compensation of $7.0 million resulting from the acquisition as well as increased personnel and travel costs. This was partially offset by the fair value adjustments to prepaid commissions in purchase accounting for $2.9 million in the combined six months ended July 31, 2010.

	SIX MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
General and administrative	$27,503	$17,213	$10,290	60%
As a percentage of revenue	21%	11%

The increase in general and administrative expense for the combined six months ended July 31, 2010 as compared to the six months ended July 31, 2009 was primarily due to incremental stock-based compensation of $10.4 million resulting from the Acquisition, as well as increased professional and management fees paid to the Sponsors. These increases were partially offset by accrued executive bonus expense in the second quarter of fiscal 2010.

	SIX MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
Amortization of intangible assets	$8,926	$4,572	$4,354	95%
As a percentage of revenue	7%	3%
Acquisition related expenses	35,661	—	35,661	*
As a percentage of revenue	27%	0%

*	Not meaningful

The increase in amortization of intangible assets and acquisition related expenses for the combined six months ended July 31, 2010 as compared to the six months ended July 31, 2009 was related to the Acquisition and activities related to the Acquisition for the combined six months ended July 31, 2010.

	SIX MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
Other (expense) income, net	$(650)	$(1,223)	$573	(47)%
As a percentage of revenue	0%	(1)%
Interest income	111	138	(27)	(20)%
As a percentage of revenue	0%	0%
Interest expense	(22,303)	(4,477)	(17,826)	398%
As a percentage of revenue	(17)%	(3)%

The increase in other expense, net for the combined six months ended July 31, 2010 as compared to the six months ended July 31, 2009 was primarily due to foreign currency fluctuations. Due to our multi-national operations, our business is subject to fluctuations based upon changes in the exchange rates between the currencies used in our business.

The reduction in interest income for the combined six months ended July 31, 2010 as compared to the six months ended July 31, 2009 was primarily due to a reduction in our short-term investment balance as well as lower interest rates.

The increase in interest expense for the combined six months ended July 31, 2010 as compared to the six months ended July 31, 2009 was primarily due to the borrowings resulting from the Acquisition.

Provision for Income Taxes

	SIX MONTHS ENDED JULY 31,		DOLLAR INCREASE/(DECREASE)	PERCENT CHANGE
	2010	2009
	Combined	Predecessor
(In thousands, except percentages)
(Benefit) provision for income taxes	$(7,345)	$11,505	$(18,850)	(164)%
As a percentage of revenue	(6)%	7%

For the combined six months ended July 31, 2010 and for the six months ended July 31, 2009, our effective tax rates were 10.7% and 24.2% respectively. The tax benefit we have recorded for the combined six months ended July, 31 2010 is primarily attributable to the tax benefit from our loss from operations, adjusted for certain permanently non-deductible expenses, which were incurred in connection with the Acquisition. For the six months ended July 31, 2010 and 2009, our effective tax rate differed from the Irish statutory rate of 12.5% due primarily to earnings in higher tax jurisdictions outside of Ireland and the impact of certain non-deductible expenses incurred in connection with the Acquisition. For the six months ended July 31, 2009, our effective tax rate differed from the Irish statutory rate of 12.5% due primarily to earnings in higher tax jurisdictions outside of Ireland.

Comparison of the Fiscal Years Ended January 31, 2009 and 2010 Predecessor Periods

Revenue

	Fiscal Year Ended January 31,		Dollar	Percent
	2009	2010	Increase/(Decrease)	Change
		(In thousands, except percentages)
Revenue:
United States	$243,967	$237,072	$(6,895)	(3)%
International	84,527	77,896	(6,631)	(8)%

Total	$328,494	$314,968	$(13,526)	(4)%

The decrease in total revenue for the fiscal year ended January 31, 2010 versus the fiscal year ended January 31, 2009 was partially due to a more cautious customer spending environment related to the current challenging global economic climate, which resulted in a decrease in bookings of 6% in fiscal 2010 versus fiscal 2009. In addition international revenue decreased as a result of the negative effect foreign exchange rates had on our international subsidiaries’ revenue when converted to U.S. dollars.

Costs and Expenses

	Fiscal Year Ended January 31,		Dollar	Percent
	2009	2010	Increase/(Decrease)	Change
	(In thousands, except percentages)
Cost of revenue	$35,992	$29,436	$(6,556)	(18)%
As a percentage of revenue	11%	9%
Cost of revenue—amortization of intangible assets	5,203	128	(5,075)	(98)%
As a percentage of revenue	2%	0%

The decrease in cost of revenue in the fiscal year ended January 31, 2010 versus the fiscal year ended January 31, 2009 was partially due to a reduction in royalty fees of $2.0 million as a result of both the decrease in revenue and a shift in product mix away from royalty-bearing products. Also contributing to the decrease in cost of revenue was a $1.3 million decrease related to reductions in personnel and $3.2 million in lower expenses for hosting, outside contractors, maintenance and facility charges as a result of both our recent cost-saving initiatives carried out in the fourth quarter of fiscal 2009 and the substantial completion of certain NETg integration initiatives in fiscal 2009.

The decrease in cost of revenue—amortization of intangible assets in the fiscal year ended January 31, 2010 versus the fiscal year ended January 31, 2009 was primarily due to certain intangible assets becoming fully amortized during fiscal 2009.

	Fiscal Year Ended January 31,		Dollar Increase/(Decrease)	Percent Change
	2009	2010
	(In thousands, except percentages)
Research and development	$49,540	$43,764	$(5,776)	(12)%
As a percentage of revenue	15%	14%

The decrease in research and development expense in the fiscal year ended January 31, 2010 versus the fiscal year ended January 31, 2009 was primarily due to a reduction in outsourced development fees of $3.7 million as well as a decrease in compensation and benefits expense of $1.1 million, net of incremental incentive based employee bonuses. These decreases were primarily attributed to the cost-saving initiatives we instituted in the fourth quarter of fiscal 2009, which were partially offset by incremental international content development expenses incurred in the third and fourth quarter of fiscal 2010 to help support future revenue growth. The reduction in outsource development fees was also due to the inclusion of costs attributable to the NETg acquisition in the fiscal year ended January 31, 2009, which included maintaining multiple platforms and product commitments assumed prior to the completion of the integration.

	Fiscal Year Ended January 31,		Dollar Increase/(Decrease)	Percent Change
	2009	2010
	(In thousands, except percentages)
Selling and marketing	$108,416	$95,594	$(12,822)	(12)%
As a percentage of revenue	33%	30%

The decrease in selling and marketing expense in the fiscal year ended January 31, 2010 versus the fiscal year ended January 31, 2009 was primarily due to a decrease in compensation and benefits expense of $10.5 million, net of incremental incentive based employee bonuses. This decrease was primarily the result of a reduction in our field support personnel as part of our cost-saving initiatives as well as a reduction in commission expense attributed to a one-time change to the structure of our compensation plan which impacted commission expense recognized in fiscal 2009. We also had a reduction in marketing expenses of $1.5 million and a reduction in travel expenses of $0.9 million as a result of our cost-saving initiatives.

	Fiscal Year Ended January 31,		Dollar Increase/(Decrease)	Percent Change
	2009	2010
	(In thousands, except percentages)
General and administrative	$36,774	$34,724	$(2,050)	(6)%
As a percentage of revenue	11%	11%

The decrease in general and administrative expense in the fiscal year ended January 31, 2010 versus the fiscal year ended January 31, 2009 was primarily due to a reduction of $3.7 million in legal and professional fees associated with our cost savings initiative as well as a reduction in costs related to our business realignment strategy, which was substantially completed during fiscal 2009. In addition, we had decreases in facility and rent expense of $0.3 million as well as decreases in banking fees and insurance expense of $0.6 million. These reductions in cost were partially offset by an increase in compensation and benefits of $2.0 million primarily due to higher level of incentive based compensation earned by our executives.

	Fiscal Year Ended January 31,		Dollar Increase/(Decrease)	Percent Change
	2009	2010
	(In thousands, except percentages)
Amortization of intangible assets	$11,212	$8,117	$(3,095)	(28)%
As a percentage of revenue	3%	3%
Merger and integration related expenses	761	—	(761)	(100)%
As a percentage of revenue	0%	—
Restructuring	1,523	49	(1,474)	(97)%
As a percentage of revenue	0%	0%
SEC investigation	49	—	(49)	(100)%
As a percentage of revenue	0%	—

The decrease in amortization of intangible assets for the fiscal year ended January 31, 2010 versus the fiscal year ended January 31, 2009 was primarily due to certain assets becoming fully amortized during fiscal 2009.

During the fiscal year ended January 31, 2009, we incurred merger and integration expenses related to the NETg acquisition. We completed our efforts to integrate NETg’s operations during fiscal 2009.

In the fourth quarter of fiscal 2009, we committed to a workforce reduction plan as part of a cost savings initiative. As a result of this reduction in force, we incurred restructuring charges in fiscal 2009 of $1.5 million which related primarily to one-time termination benefits.

	Fiscal Year Ended January 31,		Dollar Increase/(Decrease)	Percent Change
	2009	2010
	(In thousands, except percentages)
Other income (expense), net	$1,480	$(943)	$(2,423)	*
As a percentage of revenue	0%	0%
Interest income	1,550	269	(1,281)	(83)%
As a percentage of revenue	0%	0%
Interest expense	(14,218)	(7,553)	6,665	(47)%
As a percentage of revenue	(4)%	(2)%

*	Not meaningful

The shift from other income to other expense in the fiscal year ended January 31, 2010 as compared to the fiscal year ended January 31, 2009 was primarily due to a $1.9 million change from foreign currency exchange gains in the fiscal year ended January 31, 2009 as compared to foreign currency exchange losses in the fiscal year ended January 31, 2010. Due to our multi-national operations, our business is subject to fluctuations based upon changes in the exchange rates between the currencies used in our business.

The reduction in interest income in the fiscal year ended January 31, 2010 versus the fiscal year ended January 31, 2009 was primarily due to a reduction in our cash, cash equivalents and short-term investments as a result of our share buyback program and our significant long term debt repayments as well as lower interest rates.

The decrease in interest expense in the fiscal year ended January 31, 2010 versus the fiscal year ended January 31, 2009 was due to $39.0 million in principal debt repayments made against our long-term debt as well as a reduction in the interest rate since January 31, 2009.

Provision for Income Taxes

	Fiscal Year Ended January 31,		Dollar Increase/(Decrease)	Percent Change
	2009	2010
	(In thousands, except percentages)
Provision (benefit) for income taxes	$18,959	$23,561	$4,602	24%
As a percentage of revenue	6%	7%

For the fiscal years ended January 31, 2009 and 2010, our effective tax rates were 28.0% and 24.8%, respectively. The decrease in the 2010 effective tax rate is primarily due to a change in the geographical distribution of worldwide earnings as a result of the business realignment strategy that took place at the beginning of fiscal 2010. For the fiscal years ended January 31, 2009 and 2010, the effective tax rate was higher than the Irish statutory rate of 12.5% due primarily to earnings in higher tax jurisdictions outside of Ireland.

Discontinued Operations

Income from discontinued operations, net of income tax, was $1.9 million in the fiscal year ended January 31, 2009. This was primarily due to the prepayment of the purchase price from the acquirer of our former NETg Press business during fiscal 2009, which resulted in a gain from the disposal of $2.0 million, net of income tax.

Comparison of the Fiscal Years Ended January 31, 2008 and 2009 Predecessor Periods

Revenue

	Fiscal Year Ended January 31,		Dollar Increase/(Decrease)	Percent Change
	2008	2009
	(In thousands, except percentages)
Revenue:
United States	$217,670	$243,967	$26,297	12%
International	63,553	84,527	20,974	33%

Total	$281,223	$328,494	$47,271	17%

Revenue increased primarily due to the realization of additional revenue resulting from the increased customer base associated with the acquisition of NETg in May 2007 as well as from continued additional revenue earned under agreements with third party resellers of our products.

Costs and Expenses

	Fiscal Year Ended January 31,		Dollar Increase/(Decrease)	Percent Change
	2008	2009
	(In thousands, except percentages)
Cost of revenue	$32,637	$35,992	$3,355	10%
As a percentage of revenue	12%	11%
Cost of revenue—amortization of intangible assets	5,423	5,203	(220)	(4)%
As a percentage of revenue	2%	2%

The dollar increase in cost of revenue in the fiscal year ended January 31, 2009 versus the fiscal year ended January 31, 2008 was primarily due to the payment of $2.6 million in additional royalty fees associated with the increase in revenue. We also incurred additional compensation costs of $0.5 due to increased headcount during fiscal 2009.

The decrease in cost of revenue—amortization of intangible assets in the fiscal year ended January 31, 2009 versus the fiscal year ended January 31, 2008 was primarily due to certain intangible assets becoming fully amortized since January 31, 2008. This decrease was partially offset by the inclusion of the amortization of the intangible assets acquired in the acquisition of NETg for all of fiscal 2009 versus less than nine months in fiscal 2008.

	Fiscal Year Ended January 31,		Dollar Increase/(Decrease)	Percent Change
	2008	2009
	(In thousands, except percentages)
Research and development	$49,612	$49,540	$(72)	(0)%
As a percentage of revenue	18%	15%

The decrease in research and development expense in the fiscal year ended January 31, 2009 versus the fiscal year ended January 31, 2008 was primarily due to a reduction in (i) contractor and outsource partner costs of $0.5 million relating to NETg integration initiatives, which became substantially completed prior to the fourth quarter of fiscal 2009, (ii) facility charges of $0.5 million due to a reduction in redundant leased space assumed in the acquisition of NETg and (iii) depreciation expense of $0.4 million which was due primarily to certain fixed assets related to the NETg acquisition becoming fully depreciated by the end of fiscal 2008.

These reductions were partially offset by an increase in compensation and benefits expense of $1.3 million attributable to increased headcount during fiscal 2009.

	Fiscal Year Ended January 31,		Dollar Increase/(Decrease)	Percent Change
	2008	2009
	(In thousands, except percentages)
Selling and marketing	$97,493	$108,416	$10,923	11%
As a percentage of revenue	35%	33%

The increase in selling and marketing expense in the fiscal year ended January 31, 2009 versus the fiscal year ended January 31, 2008 was primarily due to an increase in compensation and benefits expense of $8.8 million due to increased headcount, which includes additional direct sales, telesales and field support personnel required to service our expanded customer base following the NETg acquisition, as well as incremental commissions resulting from increased order intake and billings from our larger base business and from the acquired NETg customer base. In addition, we incurred incremental marketing costs of $1.4 million to support our larger customer base, which includes the expense associated with our efforts to retain customers acquired in the NETg acquisition. The decrease in selling and marketing expense as a percentage of revenue in fiscal 2009 versus fiscal 2008 is due to the increase in revenue, which was partially offset by the aforementioned factors.

	Fiscal Year Ended January 31,		Dollar Increase/(Decrease)	Percent Change
	2008	2009
	(In thousands, except percentages)
General and administrative	$34,630	$36,774	$2,144	6%
As a percentage of revenue	12%	11%

The increase in general and administrative expense in the fiscal year ended January 31, 2009 versus the fiscal year ended January 31, 2008 was primarily due to an increase of $4.2 million in professional fees primarily related to (i) our share capital reduction initiative aimed at increasing distributable profits in our Irish parent entity and (ii) the feasibility analysis related to our business realignment strategy. This increase was partially offset by a reduction in the depreciation of fixed assets of $0.7 million, which was due primarily to certain fixed assets related to the NETg acquisition becoming fully depreciated by the end of fiscal 2008, as well as a reduction in bad debt expense of $0.4 million resulting from improved collection efforts on accounts receivable balances as compared to fiscal 2008. In addition, in fiscal 2009 there was a decrease in facility charges of $0.4 million and a decrease in insurance expense of $0.4 million. The decrease in general and administrative expense as a percentage of revenue in fiscal 2009 versus fiscal 2008 is due to the increase in revenue, which was partially offset by the aforementioned factors.

	Fiscal Year Ended January 31,		Dollar Increase/(Decrease)	Percent Change
	2008	2009
	(In thousands, except percentages)
Amortization of intangible assets	$11,237	$11,212	$(25)	0%
As a percentage of revenue	4%	3%
Merger and integration related expenses	12,283	761	(11,522)	(94)%
As a percentage of revenue	4%	0%
Restructuring	34	1,523	1,489	4,379%
As a percentage of revenue	0%	0%
SEC investigation	1,346	49	(1,297)	(96)%
As a percentage of revenue	0%	0%

Amortization of intangible assets remained relatively flat in the fiscal year ended January 31, 2009 versus the fiscal year ended January 31, 2008. This was primarily due to the amortization of the intangible assets acquired in the acquisition of NETg being included for all of fiscal 2009 versus less than nine months in fiscal 2008, which was offset by certain intangible assets becoming fully amortized in fiscal 2009.

Merger and integration related expenses decreased primarily due to significant expenses incurred in fiscal 2008 when the NETg acquisition was consummated. These costs were significantly lower in the current fiscal year as we substantially completed our efforts to integrate NETg’s operations into ours during fiscal 2009.

In the fourth quarter of fiscal 2009 we committed to a workforce reduction plan of approximately 120 employees as part of a cost saving initiative undertaken in connection with the development of our budget and operating plan for fiscal 2010. As a result of this reduction in force, we incurred restructuring charges in fiscal 2009 of $1.5 million which related primarily to one-time termination benefits.

SEC investigation related expense decreased in the fiscal year January 31, 2009 versus the fiscal year ended January 31, 2008 due to a decrease in legal activities related to the SEC’s informal inquiry into the pre-merger option granting practices at SmartForce.

	Fiscal Year Ended January 31,		Dollar Increase/(Decrease)	Percent Change
	2008	2009
	(In thousands, except percentages)
Other income (expense), net	$295	$1,480	$1,185	402%
As a percentage of revenue	0%	0%
Interest income	3,948	1,550	(2,398)	(61)%
As a percentage of revenue	1%	0%
Interest expense	(12,630)	(14,218)	(1,588)	13%
As a percentage of revenue	(4)%	(4)%

The change in other income (expense), net in the fiscal year ended January 31, 2009 versus the fiscal year ended January 31, 2008 was primarily due to foreign currency fluctuation gains of $0.9 million. Due to our multi-national operations, our business is subject to fluctuations based upon changes in the exchange rates between the currencies used in our business. In addition, we recognized a $0.2 million gain on insurance proceeds for funds received on damaged equipment that had been fully depreciated.

The reduction of interest income in the fiscal year ended January 31, 2009 versus the fiscal year ended January 31, 2008 was primarily due to a reduction in our short-term investments and lower interest rates.

The increase in interest expense in the fiscal year ended January 31, 2009 versus the fiscal year ended January 31, 2008 was primarily due to the interest expense on the debt incurred for the acquisition of NETg being incurred for the full year of fiscal 2009 versus only nine months in fiscal 2008. This was partially offset by a reduction in interest expense resulting from $75.6 million in principal payments made during fiscal 2009 to reduce debt.

Provision for Income Taxes

	Fiscal Year Ended January 31,		Dollar Increase/(Decrease)	Percent Change
	2008	2009
	(In thousands, except percentages)
Provision (benefit) for income taxes	$(31,587)	$18,959	$50,546	(160)%
As a percentage of revenue	(11)%	6%

For the fiscal year ended January 31, 2009, we recorded an income tax provision of $19.0 million versus an income tax benefit of $31.6 million for the fiscal year ended January 31, 2008. The income tax provision for the fiscal year ended January 31, 2009 was impacted by the recognition of a reduction of income tax expense of $5.1 million resulting from the release of a $23.1 million valuation allowance attributed to our Ireland operations. The remaining $18.0 million related to net operating losses acquired in the 2002 merger between SmartForce PLC and SkillSoft Corporation (the “SmartForce Merger”) and was recorded as an adjustment to goodwill. The income tax benefit for the fiscal year ended January 31, 2008 included the release of $95.9 million of U.S. valuation allowance. Approximately $41.4 million of the valuation allowance release related to SkillSoft net operating losses and was recorded through an offset to tax expense. The remaining $54.5 million, which related to SmartForce net operating losses, was recorded as an adjustment to goodwill.

Discontinued Operations

Income from discontinued operations, net of income tax, was $1.9 million in the fiscal year ended January 31, 2009 versus $0.3 million during the fiscal year ended January 31, 2008. The increase in fiscal 2009 was primarily due to the prepayment of the purchase price from the acquirer of our former NETg Press business during fiscal 2009, which resulted in a gain from the disposal of $2.0 million, net of income tax.

Liquidity and Capital Resources

The following table presents our condensed consolidated cash flows for the periods indicated.

	Successor	Predecessor	Combined	Predecessor
	May 26, (inception) to July 31, 2010	February 1, to May 25, 2010	(1) Six months ended July 31, 2010	Six months ended July 31, 2009
Net cash (used in) provided by operating activities	$(37,619)	$54,085	$16,466	$74,769
Net cash (used in) provided by investing activities	(1,072,749)	3,149	(1,069,600)	(4,711)
Net cash provided by (used in) financing activities	1,137,357	(79,916)	1,057,441	(46,909)
Effect of exchange rate changes on cash and cash equivalents	1,423	(1,315)	108	2,508

Net (decrease) increase in cash and cash equivalents	$28,412	$(23,997)	$4,415	$25,657

(1)    This presentation does not comply with generally accepted accounting principles in the United States (GAAP), it is not an attempt to present pro-forma results, and may yield results that are not strictly comparable to prior periods as a result of purchase accounting adjustments. However, management believes it provides a meaningful method of comparing the current period to the prior period results.

Post-Acquisition

As of July 31, 2010, our cash and cash equivalents and short-term investments totaled $28.4 million. This compares to $80.2 million at January 31, 2010.

        Net cash provided by operating activities of $16.5 million for the combined six months ended July 31, 2010 was primarily due to a decrease in accounts receivable of $78.4 million. The decrease in accounts receivable is primarily a result of the seasonality of our operations, with the fourth quarter of our fiscal year historically generating the most activity, including order intake and billing and this compares to a decrease in accounts receivable of $85.9 million for the six months ended July 31, 2009. This change period over period is primarily due to the timing of collections. This was partially offset by a net loss of $61.6 million, which is reduced by the impact of non-cash expenses for depreciation and amortization of $22.9 million, share-based compensation expense of $25.2 million and non-cash interest expense of $4.0 million and increased for the impact of a non-cash tax benefit of $9.3 million. In addition we had decreases in deferred revenue of $24.6 million, accrued expenses of $14.0 million and increases in prepaid expenses of $4.6 million. These decreases are the result of the seasonality of our operations and the movement in deferred revenues and prepaid expenses were further impacted by the effects of purchase accounting as a result of the Acquisition.

Net cash used in investing activities was $1,069.6 million for the combined six months ended July 31, 2010, which includes cash used to acquire SkillSoft PLC of $1,074.2 million, net of cash acquired.

Net cash provided by financing activities was $1,057.4 million for the combined six months ended July 31, 2010. This was the result of borrowing under long-term debt of $602.8 million, net of debt acquisition costs and original issue discount. In addition we received proceeds from the issuance of stock, related to the Acquisition, of $534.5 million and utilized $84.4 million of cash of the Predecessor for the repayment of the Predecessor’s senior credit facility with Credit Suisse and certain lenders.

We had a working capital deficit of approximately $27.4 million as of July 31, 2010 as compared to working capital of approximately $30.1 million as of January 31, 2010. The decrease in working capital was primarily attributed to the seasonality of the business, the effects from purchase accounting of the Acquisition or combination of both. The decrease in accounts receivable is primarily attributed to the seasonality of our operations, with the fourth quarter of our fiscal year historically generating the most activity, including order intake and billing. The decrease in cash, cash equivalents and short-term investments is primarily due to the repayment of the Predecessor’s senior credit facility with Credit Suisse and certain lenders and cash used in conjunction with the Acquisition. The decrease in deferred revenues is partially attributable to the seasonality of the business and approximately $55.1 million of this decrease related to the unamortized purchase accounting fair value adjustments from the Acquisition.

We lease certain of our facilities and certain equipment and furniture under operating lease agreements that expire at various dates through 2016. In addition, we have Senior Credit Facilities which will be paid out over the next 7 years and Senior Notes due in 8 years. Future minimum lease payments, net of estimated sub-rentals, under these agreements and the debt repayments schedule are as follows at July 31, 2010 (in thousands):

	Payments Due by Period
Contractual Obligations	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
Operating Lease Obligations	$9,091	$3,395	$4,970	$726	$—
Debt Obligations	635,000	3,250	6,500	6,500	618,750

Total Obligations	$644,091	$6,645	$11,470	$7,226	$618,750

We do not have any contingent considerations related to the Acquisition nor do we have any off-balance sheet arrangements, as defined under SEC rules, such as relationships with unconsolidated entities or financial partnerships, which are often referred to as structured finance or special purpose entities, established for the purpose of facilitating transactions that are not required to be reflected on our balance sheet.

In conjunction with the Acquisition, the Predecessor fully repaid and closed its senior credit facility with Credit Suisse and certain lenders. As of July 31, 2010, we have outstanding $635 million in aggregate indebtedness, with an additional $40 million of borrowing capacity available under our revolving credit facility. As of July 31, 2010, we have not drawn on the revolving credit facility and we are in compliance with all debt covenants. Please see the “Recent Events” section within this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information regarding our indebtedness.

We expect that the principal sources of funding for our operating expenses, capital expenditures, debt payment obligations and other liquidity needs will be a combination of our available cash and cash equivalents and short-term investments, and funds generated from future cash flows from operating activities. We believe our current funds and expected cash flows from operating activities will be sufficient to fund our operations, including our debt repayment obligations, for at least the next 12 months. However, there are several items that may negatively impact our available sources of funds. In addition, our cash needs may increase due to factors such as unanticipated developments in our business or the marketplace for our products in general or significant acquisitions. The amount of cash generated from operations will be dependent upon the successful execution of our business plan. Although we do not foresee the need to raise additional capital, any unanticipated economic or business events could require us to raise additional capital to support our operations.

Pre-Acquisition

As of January 31, 2010, our principal source of liquidity was our cash and cash equivalents and short-term investments, which totaled $80.2 million as compared to $39.0 million at January 31, 2009.

Net cash provided by operating activities of $111.3 million for the fiscal year ended January 31, 2010 was primarily due to net income of $71.4 million, which included the impact of non-cash expenses for depreciation and amortization of $12.8 million, non-cash provision for income taxes of $17.0 million and share-based compensation expense of $6.3 million. Net cash provided by operating activities was also a result of a decrease in accounts receivable of $9.2 million. These amounts were partially offset by a decrease in deferred revenue of $7.8 million. The decrease in accounts receivable for fiscal 2010 was primarily due to a reduction in billings and the timing of collections as compared to fiscal 2009. The decrease in deferred revenue in fiscal 2010 was primarily due to a reduction in billings as compared to fiscal 2009, partially offset by the favorable impact from foreign currency exchange rate movements.

Net cash used in investing activities was $4.7 million for the fiscal year ended January 31, 2010, which includes the purchase of capital assets of approximately $3.2 million. In addition, the purchase of investments, net of maturities, resulted in a cash outflow of approximately $2.5 million. These cash outflows in investing activities were partially offset by a release of restricted cash of $1.0 million primarily related to the termination of a facility lease.

Net cash used in financing activities was $69.7 million for the fiscal year ended January 31, 2010. During this period, we made principal payments on our debt of $39.0 million and purchased treasury shares at a cost of $35.1 million under our shareholder-approved share repurchase program. These uses of cash were partially offset by proceeds of $4.6 million received from the exercise of share options under our various share option programs and share purchases made under our 2004 Employee Share Purchase Plan.

We had working capital of approximately $30.1 million as of January 31, 2010 as compared to a working capital deficit of approximately $11.9 million as of January 31, 2009. The increase in working capital was primarily due to net income from continuing operations of $71.4 million, which includes non-cash charges for depreciation and amortization of $12.8 million, share-based compensation expense of $6.3 million and a non-cash tax charge of $17.0 million. We also had an increase in our current deferred tax assets of $2.5 million, which was primarily attributed to a long term deferred tax asset reclassification net of tax asset utilization. Additionally, we received proceeds of $4.6 million from the exercise of share options under our various share option programs and from share purchases made under our 2004 Employee Share Purchase Plan. This was partially offset by principal debt payments of $39.0 million and the purchase of treasury shares having a cost of $35.1 million under our shareholder-approved share repurchase program.

As of January 31, 2010, we had U.S. federal NOL carryforwards of $124.5 million. These NOL carryforwards represent the gross carrying value of the operating loss carryforwards and are available to reduce future taxable income, if any, through 2025. Our Predecessor completed several financings since its inception and have incurred ownership changes as defined under Section 382 of the Internal Revenue Code. We completed an analysis of these changes and do not believe that the changes will have a material impact on our ability to use these net operating loss carryforwards following the Acquisition. However, as a result of the interest expense on the Senior Credit Facility that we expect to incur in the U.S., we believe that $38.7 million of our NOL carryfowards at January 31, 2010 will expire unutilized. Accordingly, in the period ended July 31, 2010, we have recorded a valuation allowance in the amount of $38.7 million on U.S. federal NOL carryforwards. Additionally, we have $167.2 million of Irish NOL carryforwards. We also had U.S. federal tax credit carryforwards of approximately $6.3 million at January 31, 2010. We believe that $0.9 million of the U.S. federal tax credit carryforwards will expire unutilized. Accordingly, in the period ended July 31, 2010, a valuation allowance of $0.9 million was recorded on U.S. federal tax credit carryforwards.

Recent Accounting Pronouncements

In April 2008, the FASB issued updated guidance on recognition and presentation of other-than-temporary impairments, incorporated into ASC 350-30-65-1, which requires companies estimating the useful life of a recognized intangible asset to consider their historical experience in renewing or extending similar arrangements or, in the absence of historical experience, to consider assumptions that market participants would use about renewal or extension as adjusted for entity-specific factors. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2009. Adoption of this statement did not have a material impact on our consolidated financial statements when it became effective.

In May 2009, the FASB issued updated guidance on subsequent events, incorporated into ASC 855, which does not require significant changes regarding recognition or disclosure of subsequent events, but does require disclosure of the date through which subsequent events have been evaluated for disclosure and recognition. This guidance is effective for financial statements issued after June 15, 2009. On February 24, 2010, the FASB issued Accounting Standards Update (ASU) 2010-09 to amend ASC 855. As a result of the ASU, SEC registrants will not disclose the date through which management evaluated subsequent events in the financial statements. The implementation of this standard did not have a significant impact on our financial statements. Subsequent events through the date the financial statements were issued were evaluated for disclosure and recognition.

In October 2009, the FASB issued Accounting Standards Update (ASU) 2009-13, Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force to amend certain guidance in ASC 605-25, “Revenue Recognition, 25 Multiple-Element Arrangements.” The amended guidance in ASC 605-25 (1) modifies the separation criteria by eliminating the criterion that requires objective and reliable evidence of fair value for the undelivered item(s), and (2) eliminates the use of the residual method of allocation and instead requires that arrangement consideration be allocated, at the inception of the arrangement, to all deliverables based on their relative selling price.

In October 2009, the FASB also issued ASU 2009-14, Certain Revenue Arrangements That Include Software Elements—a consensus of the FASB Emerging Issues Task Force, to amend the scope of arrangements under ASC 985-605, Software, 605, “Revenue Recognition” to exclude tangible products containing software components and non-software components that function together to deliver a product’s essential functionality.

The amended guidance in ASC 605-25 and ASC 985-605 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early application and retrospective application permitted. We have not yet determined when we will apply the amended guidance in ASC 985-605, or the amended guidance in ASC 605-25. Adoption of these statements is not expected to have a material impact on our consolidated financial statements when it becomes effective.

Other Material Commitments

(a) Leases

The Company leases its facilities and certain equipment and furniture under operating lease agreements that expire at various dates through 2023. Included in the accompanying statements of income is rent expense for leased facilities and equipment of approximately $5.4 million, $4.6 million, and $4.5 million for the fiscal years ended January 31, 2008, 2009 and 2010, respectively. Included in the accompanying statements of income for the six months ended is rent expense for leased facilities and equipment of approximately $2.2 million. For operating leases that contain predetermined fixed escalations of the minimum rent, the Company recognizes the total related rent expense on a straight-line basis over its life, with a deferred asset or liability reported on the balance sheet for the difference between expense and cash paid.

None of the Company’s operating leases contain contingent rent provisions. The amortization period for all leasehold improvements is the lesser of the estimated useful life of the assets or the related lease term.

Future minimum lease payments under the operating lease agreements are approximately as follows (in thousands):

	Facilities	Other	Total
Fiscal year ended January 31:
2011	$3,100	$295	$3,395
2012	2,742	97	2,839
2013	2,104	27	2,131
2014	721	5	726
2015	—	—	—

	$8,667	$424	$9,091

(b) Litigation

SEC Investigation

The Company had been the subject of a formal investigation by the United States Securities and Exchange Commission (SEC) into the events and circumstances giving rise to the 2003 restatement of SmartForce PLC’s accounts (the Restatement Investigation). On July 19, 2007, the SEC announced that three former officers and one former employee of SmartForce had settled SEC claims in connection with the Restatement Investigation. The SEC has informed the Company that the Restatement Investigation has been closed without any claim being brought against it.

In January 2007, the Boston District Office of the SEC informed the Company that it is the subject of an informal investigation concerning option granting practices at SmartForce for the period beginning April 12, 1996 through July 12, 2002 (the Option Granting Investigation). These grants were made prior to the September 6, 2002 merger with SmartForce PLC. The SEC has informed the Company that the Option Granting Investigation has been closed without any claim being brought against the Company.

Lawsuits

From time to time, the Company is a party to or may be threatened with other litigation in the ordinary course of its business. The Company regularly analyzes current information, including, as applicable, the Company’s defenses and insurance coverage and, as necessary, provides accruals for probable and estimable liabilities for the eventual disposition of these matters. The Company is not a party to any other material legal proceedings.

(c) Delinquent Foreign Filings

The Company operates in various foreign countries through subsidiaries organized in those countries. Due to the restatement of the historical SmartForce statutory financial statements, some of the subsidiaries were delayed in filing their audited financial statements and have been delayed in filing their tax returns in their respective jurisdictions. As a result, some of these foreign subsidiaries may be subject to regulatory restrictions, penalties and fines. The Company does not believe such restrictions, penalties and fines, if any, would have a material impact on the financial statements.

(d) Guarantees

The Company’s software license arrangements and hosting services are typically warranted to perform in a manner consistent with general industry standards that are reasonably applicable and substantially in accordance with the Company’s product documentation under normal use and circumstances. The Company’s arrangements also include certain provisions for indemnifying customers against liabilities if its products or services infringe a third party’s intellectual property rights.

The Company has entered into service level agreements with some of its hosted application customers warranting certain levels of uptime reliability and permitting those customers to receive credits against monthly hosting fees or terminate their agreements in the event that the Company fails to meet those levels for an agreed upon period of time.

To date, the Company has not incurred any material costs as a result of such indemnifications or commitments and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.

Quantitative and Qualitative Disclosures About Market Risk

As of July 31, 2010, we did not use derivative financial instruments for speculative or trading purposes.

Interest Rate Risk

Our general investing policy is to limit the risk of principal loss and to ensure the safety of invested funds by limiting market and credit risk. We currently use a registered investment manager to place our investments in highly liquid money market accounts, government-backed securities, commercial paper and corporate debt securities. All highly liquid investments with original maturities of three months or less are considered to be cash equivalents. Interest income is sensitive to changes in the general level of U.S. interest rates. Based on the short-term nature and investment grade quality of our investments, we have concluded that there is no significant market risk exposure.

We will be subject to interest rate risk in connection with our long-term debt. Our principal interest rate exposure mainly relates to the term loan outstanding under our new Senior Credit Facilities. We have a $325 million term loan facility, bearing interest at based on a floating rate index with a minimum rate of 1.75%. A 0.125% increase to a floating rate greater than 1.75% could cause our annual interest expense to increase by approximately $0.4 million. We also have a new revolving credit facility which provides for borrowings up to $40 million, which was undrawn as of July 31, 2010.

Foreign Currency Risk

Due to our multinational operations, our business is subject to fluctuations based upon changes in the exchange rates between the currencies in which we collect revenue or pay expenses and the U.S. dollar. Our expenses are not necessarily incurred in the currency in which revenue is generated, and, as a result, we are required from time to time to convert currencies to meet our obligations. These currency conversions are subject to exchange rate fluctuations, in particular changes to the value of the Euro, Canadian dollar, Australian dollar, New Zealand dollar, Singapore dollar, and pound sterling relative to the U.S. dollar, which could adversely affect our business and our results of operations. During fiscal 2008, 2009 and 2010, we incurred foreign currency exchange (losses) gains of $(0.1) million, $0.8 million and $(1.1) million, respectively. During the six months ended July 31, 2010, we incurred foreign currency exchange loss of $(0.7) million.

BUSINESS

Our Company

SkillSoft is a leading Software as a Service (SaaS) provider of on-demand e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses. We enable organizations to maximize their performance through a combination of comprehensive e-learning content, online information resources, flexible learning technologies and support services. Content offerings include business, information technology (“IT”), desktop and compliance Courseware collections, as well as Complementary Content Assets such as Leadership Development Channel TM video products, KnowledgeCenterTM portals, SkillSoft Leadership Advantage TM portal, virtual instructor-led training services and online mentoring services. Our Books24x7® (Referenceware®) products offer online access to more than 27,000 digitized IT and business reference titles, including full textbooks, book summaries and executive reports. Our Platform offerings include the SkillPort® learning management system (LMS), Search-and-Learn® search technology and SkillSoft DialogueTM virtual classroom. Our Platform offerings also include a content-as-a-service solution through our Open Learning Services Architecture (OLSA), which utilizes Web Services standards and enables customers to integrate our content and content-related services with their enterprise application systems, enterprise portals and third party or custom LMS solutions. OLSA also enables us to offer SkillSoft Learning Portlets, which seamlessly deliver a personalized learning experience for each user via a portlet, resulting in increased utilization of learning assets and greater end-user satisfaction.

Our products and services are designed to help organizations achieve a sustainable business advantage through the intelligent application of online learning. With a comprehensive learning solution comprised of high-quality learning resources and flexible technology approaches, we help our customers align their training programs with business imperatives, while extending the reach of these training programs to more employees, worldwide. These solutions are designed to support all levels of the organization and can easily be adapted to meet on-demand information needs and individual job roles.

On the Courseware side of our business, we focus on a variety of business, professional effectiveness, IT and compliance topics that we believe represent important skills required of employees in increasingly dynamic and complex work environments. We also provide performance support products through our Books24x7 business unit that support on-demand learning and daily information gathering needs. Our courses provide learners the ability to gain the knowledge they need to perform their jobs and prepare for many popular professional certifications. Our Books24x7 collections cover broad business and technical areas of interest, as well as focused areas of interest such as engineering and finance. Generally, our Courseware and Books24x7 content solutions are based on open standard Web technologies and flexible, low bandwidth architecture, enabling users to access the material they need via computer, with the specificity or breadth they require, any time or anywhere that they may need it.

Our Platform offerings are designed to support a broad range of corporate learning needs and respond quickly to business demands. Our LMS, SkillPort, is designed to be a flexible, scalable platform that can be rapidly implemented to meet the needs of the majority of business enterprises. We also work actively with other LMS vendors to ensure interoperability of our content and technology with their systems. We also offer customization and authoring tools, and other platform and technology assets that allow our customers to tailor our content to better fit with their business. SkillSoft DialogueTM is focused on the rapid assembly and delivery of effective online learning sessions. Our KnowledgeCenters are targeted learning portals that provide audiences instant access to trusted, relevant content that is specific to their job role. Each KnowledgeCenterTM includes material chosen to help users quickly and efficiently build knowledge around specific job-related topics. Customers can use the SkillSoft KnowledgeCenter Editor to tailor SkillSoft KnowledgeCenters to their business needs. Our SkillSoft Leadership AdvantageTM portal helps executives build a greater understanding of key competencies that they need to better lead and mentor employees and be more productive contributors to their organizations. Among the many topics covered are leading change, strategic agility, business execution, managing and business acumen. Executive-focused content from SkillSoft’s Leadership Development ChannelTM, QuickTalks, ExecSummaries, ExecBlueprints and compelling content from key industry thought leaders comprise the SkillSoft Leadership Advantage. Each learning track is designed with busy schedules in mind, as they last no more than two hours apiece. In addition, some of our short-form content, such as Books24x7 chapters and Leadership Development Channel QuickTalks, can be accessed and/or played on smart phones and other mobile devices.

We have a worldwide customer base of over 3,000 organizations spanning business, government and education sectors, with more than 11.3 million licensed users. Our major products include:

SkillChoice Multi-Modal Learning Solutions: These integrated solutions provide a rich array of resources including Courseware, Books24x7 products, online mentoring, certification practice tests, SkillSimTM Business Simulations and rich-media Business Exploration Series titles to support formal training and informal performance support needs. Available as four offerings (Complete, IT, Business and Desktop), SkillChoice solutions provide the necessary depth, breadth, quality and currency to encompass a wide range of corporate learning objectives.

SkillPort: SkillPort, our learning management system, provides a reliable, flexible and cost-effective way for organizations to deploy and manage their e-learning programs. Using SkillPort, customers can leverage the benefits of the multi-modal learning approach and deploy robust learning solutions rapidly, on a global basis. With Search-and-Learn, a component of SkillPort, users view all learning assets on the system with a single, unified search. SkillPort is available as a SaaS-architecture hosted solution, supporting the growing demand for reliable, scalable and secure e-learning with a low-cost, low IT-burden model. Alternatively, customers may choose to deploy SkillPort within their intranet infrastructure.

SkillSoft Dialogue: SkillSoft DialogueTM is a virtual classroom platform that has been designed for the rapid assembly and delivery of effective live and on-demand learning sessions. SkillSoft Dialogue provides customers access to an online repository of hundreds of thousands of pages of SkillSoft learning content. This content can be used to enrich live and on-demand learning sessions created in SkillSoft Dialogue. These sessions can also be launched and tracked from SkillPort.

KnowledgeCenters: KnowledgeCenters are pre-packaged, user-friendly learning portals that allow learners instant access to trusted, targeted content. Each KnowledgeCenterTM includes material specifically chosen to help a targeted audience of learners build knowledge around a topic as quickly and efficiently as possible. Components include Books24x7; access to SkillSoft Courseware organized into Learning Roadmaps that allow learners to locate and use the most appropriate courses for their needs; simulations through SkillSim Business Simulations; expert mentoring services (for IT KnowledgeCenters and the Project Management Institute (“PMI”) KnowledgeCenter); and featured topic spotlights, refreshed regularly, to provide an in-depth focus on particular topical areas. KnowledgeCenters also feature Business Exploration Series titles and Learning Sparks. Our KnowledgeCenter Editor is an easy-to-use tool that allows organizations to brand and customize KnowledgeCenters. Using the KnowledgeCenter Editor, organizations can further optimize the focus of the KnowledgeCenter and enhance the learner experience by adding internal content, branding and resources.

Business Exploration Series: The Business Exploration Series provides learners with scenario-based learning that enables them to experience real world situations in safe, exploratory environments. The Business Exploration Series includes two distinct learning assets, the Business Impact Series and the Challenge Series which have been designed to engage the learner with concise, rich and authentic learning experiences.

Business Impact Series: Business Impact Series titles are five- to 10-minute, audio-driven dramatizations of workplace business problems and related solutions. Innovative uses of video and Flash technology create realistic characters and scenarios that depict a wide range of business and professional development topics that learners can apply to their specific jobs.

Challenge Series: Challenge Series titles are media-rich interactive case studies focused on content analysis, problem solving and decision making. Each Challenge Series title presents learners with a specific objective or goal, along with related discovery material and multiple potential solutions. Learners are “challenged” to analyze the business problem and the discovery material, select one of several potential solutions and then defend or justify their selections by answering questions about the selected outcome.

SkillSoft Leadership Advantage: SkillSoft’s Leadership Advantage is a pre-packaged, user-friendly learning portal that allows executives and corporate leaders instant access to trusted, highly intuitive, practical training to build a greater understanding of key competencies they need to better lead and mentor employees and be more productive contributors to their organizations. Among the many topics covered are leading change, strategic agility, business execution, managing and business acumen. Executive-focused content from SkillSoft’s Leadership Development ChannelTM, QuickTalks, ExecSummaries, ExecBlueprints and compelling content from key industry thought leaders comprise SkillSoft Leadership Advantage. Each learning track is designed with busy schedules in mind, lasting no more than two hours each.

Business Skills Courseware Collection: This includes more than 3,300 Courseware titles and simulations encompassing professional effectiveness, management/leadership, project management, sales and customer-facing skills, business strategy/operations, finance and human resources. Our courses feature strong visual design; a focus on instructional objectives at the application and analysis levels; learner interactivity; reinforcement through RolePlays, SkillSims and case studies and transfer of learning into practice through online job aids, follow-on activities and SkillBriefs. Our Business Skills Courseware Collection also supports many popular and sought-after business certifications including PMI’s PMP and CAPM certifications; HRCI’s PHR and SPHR certifications; ASQ’s Six Sigma Green Belt and Black Belt; Certified Quality Manager certifications and IIBA’s Certified Business Analysis Professional.

IT Skills Courseware Collection: This includes more than 2,400 Courseware titles encompassing software development, operating systems and server technologies, Internet and network technologies, enterprise database systems and Web design. Our IT Skills Courseware Collection also supports more than 100 current IT professional certification exams, and in most instances includes access to online mentoring. These IT courses also feature strong visual design, interactivity and reinforcement of learning transfer via frequent practice questions, simulations and self-assessed exercises.

Desktop Skills Courseware Collection: Our Desktop Skills Courseware Collection includes 950 Courseware titles to assist professionals who rely on standard desktop applications. Our desktop solutions are ideal for day-to-day performance support, as well as supporting major corporate software migrations.

Legal Compliance, Federal Government Compliance and Environmental Safety and Health (ES&H) Courseware Collection: Our Compliance Solution includes three focus areas—Legal Compliance, Federal Government Compliance and ES&H Compliance. Our Legal Compliance Solution, which includes 56 Courseware titles, addresses the needs of our clients as they work toward maintaining compliance with various U.S. statutes, regulations and case law that govern the workplace. Additionally, the collection contains five Courseware titles relating to U.K. law and one localized legal compliance title. The Federal Government Compliance Series, which includes 12 Courseware titles, addresses legal compliance issues that are of interest to federal agencies and private sector organizations that do business with the U.S. federal government. The ES&H Compliance Solution addresses key standards mandated by the Occupational Safety and Health Administration (OSHA), Environmental Protection Agency (EPA) and the Department of Transportation (DOT). Our ES&H courses are designed for use by the “hardhat and safety glasses” industries. We offer over 210 ES&H Courseware titles in five languages.

SkillSoft Academy: SkillSoft Academy is a dedicated, configurable, online compliance learning management system that helps customers plan, schedule, record and manage their training to help ensure compliance with applicable regulatory and corporate requirements. Companies can plan and track various types of training, including Web-based, classroom, on-the-job, video or other formats. The SkillSoft Academy helps organizations ensure compliance by allowing consistent and specific training requirements to be set and tracked to completion for different customer-defined learner groups, such as divisions, departments, teams and job functions. Automated retraining functionality alerts learners, supervisors and training administrators on training status via an email notification system, allowing immediate review of training status for planning and compliance purposes through flexible and robust reporting.

Online Mentoring: This service is offered for over 100 current certification exams for IT professionals, end-user technologies, human resources professional (PHR), Six Sigma and project management skills. We have over 20 available, on-staff certified technical experts (CTEs), who average over 25 current certifications each, available 24 hours a day, seven days a week (24x7) for 40 of our most popular certification exams. In addition to the 40 exams that have 24x7 mentoring, experts are also available online Monday through Friday, 9 a.m. to 5 p.m. EST for more than 50 additional certification exams. Through online chats and e-mail, learners can ask questions, receive clarification and request additional information to help them get the answers and understanding they need to prepare for industry certification exams.

TestPrep: Addressing over 80 of the most popular and current certification exams from Microsoft, Cisco, Oracle, CompTIA and other certification sponsors, TestPrep practice exams allow learners to test their knowledge in a simulated certification-testing environment. Tests can be taken in two modes—study and certification. Study mode is designed to maximize learning by providing feedback, while certification mode is designed to mimic a certification exam.

Books24x7: This includes more than 27,000 unabridged professional reference books and reports from more than 550 book publisher imprints that are available to online subscribers through Books24x7. A patented search engine technology gives Books24x7 subscribers the ability to perform multi-level searches to pinpoint information needed for on-the-job performance support and problem-solving. Books24x7 also includes AnalystPerspectives, which summarizes the views of many different analyst firms and provides insight into their research and opinions in a form that helps planners and decision makers at all levels make better informed decisions. Complementing these summarized reports are full-text premium research reports from leading analyst firms.

Executive Content: Books24x7 executive level offerings give busy executives the insight they value in formats that fit their busy schedules. ExecSummariesTM offer concise summaries of today’s best-selling business books; ExecBlueprintsTM are executive white papers that provide near-term actionable information on key business topics and ExecBlueprints are bylined by leading C-level executives from prominent global companies. Most ExecSummaries and ExecBlueprints can be read on screen, printed or downloaded in MP3 format for portable listening.

Leadership Development Channel: This offering includes a collection of live and on-demand video learning presentations featuring best-selling business authors, experts and executives. The Leadership Development Channel is designed to cover formal and informal learning needs of an organization through video programs covering the following topical areas: management and leadership, change and innovation, communication, marketing and sales, business strategy and more.

In addition, this collection is ideal for both individual and group learning experiences, including use as meeting starters, one-on-one coaching, integration in instructor-led training, facilitated learning sessions and more.

InGenius: InGenius is an optional social functional layer to the Books24x7® platform that allows organizations to securely empower their employees to find, create and share knowledge assets and expertise with their colleagues leveraging content including Books24x7 collections, executive content, and the Leadership Development ChannelTM.

Live Learning: Our Live Learning offering is a derivative of traditional instructor-led technical training. However, rather than gathering students in one physical locale, instructor lectures are broadcast to participants anywhere via the Internet. Live Learning classes are taught over three weeks as six, three-hour Web-delivered lectures. Hands-on labs are performed by students independently between lectures, with online mentors accessible to assist if needed, depending on the course being taken. Recorded versions of lectures are available on-demand for review or if a learner misses any scheduled live lecture.

We were incorporated in Ireland on August 8, 1989. On September 6, 2002 we completed a merger with SkillSoft Corporation, a Delaware corporation, and on November 19, 2002 we changed our corporate name from SmartForce PLC to SkillSoft PLC. In addition, on May 14, 2007 we acquired NETg from The Thomson Corporation. On June 23, 2010, we re-registered as a private limited company under Irish law and our corporate name changed from SkillSoft PLC to SkillSoft Limited. Our registered office is located at Belfield Office Park, Clonskeagh, Dublin 4, Ireland, and our telephone number at that address from the United States is (011) 353-1-218-1000. Our principal office in the United States is located at 107 Northeastern Boulevard, Nashua, New Hampshire 03062, USA, and our telephone number at that address is (603) 324-3000.

On February 12, 2010, we announced that we had reached agreement on the terms of a recommended acquisition of SkillSoft Limited (formerly, SkillSoft PLC) by SSI Investments III Limited (“SSI Investments”), a company formed by investment funds sponsored by each of Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC (collectively, the “Investor Group”). On March 31, 2010, SkillSoft and SSI Investments announced agreement on the terms of a proposed revised recommended acquisition of SkillSoft by SSI Investments at the increased price of $11.25 per SkillSoft share (the acquisition by SSI Investments of the Company is referred to as the “Acquisition”). The Acquisition was consummated on May 26, 2010. See “The Transactions” in this prospectus.

Industry Background

The corporate training market is large. We believe that a substantial majority of the corporate training market is comprised of business skills, IT skills and compliance training, as well as the complementary technologies and services for the development and delivery of learning programs. We believe that the growth in corporate training is being driven by:

•	The evolution of our economy to a service-based and knowledge-based economy, in which the skills of the work force often represent the most important corporate assets;

•	The increasing recognition by businesses of the need to continually improve the skills of their employees to remain competitive;

•	The rapidly evolving business environment, which necessitates continual training and education of employees even as expenditures for training must be tightly controlled;

•	The increased competition in today’s economy for skilled employees and the recognition that effective training can be used to recruit and retain employees;

•

The retirement of baby boom generation workers during the coming five to fifteen years, which will result in industries seeking technically skilled and educated workers to meet the projected shortage of qualified and trained candidates to replace those retiring workers. This phenomenon is widely projected to create a major increase in demand for training in technical and business skills; and

•	The increased concern for environmental impact, which has caused many organizations to place limits on travel, as well as look for other ways to reduce overall waste and carbon emissions.

Although the significant majority of corporate training has historically been and continues to be delivered through traditional classroom instruction, e-learning solutions offer another choice in which business enterprises improve the skills of their work force. By providing real-time accessibility and user-focused specificity, e-learning enables the training and education process to be broadened from a distinct event—often off-site and limited in scope—to a process of continuous learning for employees. Often, we find that our customers combine e-learning resources with traditional classroom instruction and virtual classroom events.

These blended learning programs meet the rising need for training in increasingly complex working environments, and when properly designed and deployed, blended solutions can effectively address the needs of business organizations seeking to provide cost effective, comprehensive, enterprise-wide learning solutions to their employees. These solutions can support the planned, formal learning priorities and the day-to-day informal learning activities that comprise the primary means by which business professionals learn the skills needed to do their job and grow their careers.

We believe that e-learning solutions present a significant opportunity for business organizations to cost-effectively deliver training and performance support resources for their employees while maintaining a higher level of productivity of their work force. e-Learning solutions can improve on the inefficiencies associated with classroom training, including travel costs, scheduling difficulties and the opportunity costs of employees’ time. In addition, e-learning provides benefits beyond other technology-based training methods that make it more flexible, effective and cost-efficient. For example, e-learning solutions provide more timely and simplified deployment, the flexibility of self-directed and personalized learning, improved ease of use and enhanced product/user support and administrative functionality. Furthermore, through the use of Web-based technologies, e-learning solutions provide access via computer to content anytime, anywhere over the Internet and in the exact amount required by each individual learner.

Content Products

With over 6,330 Courseware titles spanning IT, cross-functional business skills, functional area expertise and workplace compliance subjects, we are well positioned in the e-learning content sector of the market for corporate education and training solutions for today’s critical business and IT skills. Through our focus on these critical skills and our track record in fast and effective execution, we strive to deliver e-learning content that excels in terms of depth, breadth, currency, interactive learning design and Web deployment flexibility. Also, through our Books24x7 professional collections, we can offer users access to over 27,000 unabridged business and IT titles from more than 550 book publisher imprints, as well as summaries of leading business books, analyst reports and reports authored by C-level executives on pressing business topics. Together, these multi-modal e-learning components offer organizations an array of formal and informal learning based on user needs—whether students need to immerse themselves in the subject matter or need to quickly reference content for five to ten minutes of on-the-job performance support.

We regularly add new courses to cover new skills and technologies and new subjects requested by our customers or that we believe our customers will want. We also regularly retire courses from our active library as certain skills, subjects or technologies become outdated or used less frequently by our customers, and as we replace older courses with newer and higher quality versions. This combination of adding and retiring courses, which is part of our continuous effort to ensure the currency, relevancy and high quality of our active library, will cause the overall active library size to fluctuate.

Business Skills Courseware and Simulations

Our comprehensive business skills library of e-learning courses, simulations and learning objects encompasses a wide array of professional effectiveness skills and business topics. As of July 31, 2010, our business skills library included over 3,300 business skills titles. Our business skills titles are divided into the following major Solution Areas:

Professional Effectiveness	Business Strategy & Operations
Management & Leadership	Sales & Customer-Facing Skills
Project Effectiveness	Finance, HR & Administration

We have over 950 current English language business skills Courseware titles, and over 2,350 Courseware titles that have been localized into a number of languages and dialects, including UK English, Italian, German, French, European Spanish, Polish, Russian, Japanese, Mandarin Chinese, Traditional Chinese, Cantonese, Latin American Spanish, Turkish, Indian English, Hindi, Brazilian Portuguese, Greek, Dutch and Korean, to support other geographic markets.

IT Skills Courseware

Our comprehensive IT skills library of e-learning courses and learning objects encompasses a wide array of technologies used by IT professionals and business end-users. As of July 31, 2010, our IT skills library included over 2,400 IT skills course offerings that are divided into the following major Solution Areas:

Software Development	OS & Server Technologies
Internet & Network Technologies	Database Systems
Web Design

The Courseware in these Solution Areas address over 100 current technical certifications sought by IT professionals and enterprises providing technical products and services to their customers, including:

Microsoft	Microsoft (continued)	Cisco
MCTS – Windows Server 2008	MCDST	CCNA
– Active Directory Configuration	MCSA 2003	CCNA Voice
– Applications Infrastructure Configuration	MCSE 2003	CCNA Security
– Network Infrastructure Configuration		CCNA Wireless
MCTS – Windows 7 Configuration	ISC(2)	CCNP
MCTS – SQL Server 2008 Impl. & Maint.	CISSP (ISC2)	CCDA
MCTS – SQL Server 2008 Database Dev.		CCDP
MCTS – SQL Server 2008 Business Int.	Linux Professional Institute	CCSP
MCTS – SharePoint Server 2007	LPI: Level 1	CCIP
MCTS – Windows Vista Configuration	LPI: Level II	CCVP
MCTS – Exchange Server 2007 Configuration
MCTS – .NET Framework 3.5	Project MgmtInstitute
MCTS – .NET Framework 2.0	PMP - 4th Edition
MCTS – SQL Server 2005	CAPM - 4th Edition

IIBA	CompTIA	Sun
CBAP 2.0	A+ 2009	Sun Certified Programmer
	Network+ 2009	for the Java 2 Platform
Linux Professional Institute	Project+ 2009	Solaris 9
LPIC Jr. Level Administration	Security+ 2008
LPIC Intermediate Level Administration	Server+

CIW	Oracle	ITIL
CIW Site Designer	11g Administrator Certified Associate	Foundations V3
Foundations V2
	11g Administrator Certified Professional	Intermediate OSA
EMC	11g Performance Tuning Certified Expert
Information Storage & Management	SQL Certified Expert	ISEB & ITSQB
	PL/SQL Developer Certified Associate	Software Testing Foundation
10g Administrator, OCA
10g DBA OCP
Application Server 10g, OCA

We have 1,550 current English language IT skills Courseware titles and over 900 IT skills Courseware titles that have been localized into additional languages including German, Italian, European Spanish, Japanese, Brazilian Portuguese, French, Mandarin Chinese, Chinese Cantonese, Latin American Spanish, Polish, Turkish, Traditional Chinese, UK English, Russian and Indian English to support other geographic markets.

Desktop Skills Courseware Collection

Our Desktop Skills library of e-learning courses and learning objects offers over 260 English Desktop Skills Courseware titles and over 650 Desktop Skills Courseware titles that have been localized into languages such as Italian, German, French, Spanish, Polish, Russian, Japanese, Turkish, Greek, Dutch and Mandarin Chinese.

Our Desktop Skills Courseware titles are built to assist professionals who rely upon standard desktop applications such as Microsoft Office, Crystal Reports, Adobe Acrobat and Lotus Notes. Our desktop solutions are ideal for day-to-day performance support, as well as supporting major corporate software migrations. In addition, our Desktop Skills Courseware Collection supports popular end user certifications including ECDL/ICDL and many Microsoft end user certification exams.

Compliance Solutions

Our Compliance Solutions provide collections of compliance-based e-learning solutions. Within Compliance Solutions there are three areas of focus: Legal Compliance, Federal Government Compliance and ES&H Compliance.

The Legal Compliance Solution addresses the needs of our clients as they work toward maintaining compliance with various statutes, regulations and case law that govern the workplace. The various topics covered in this solution include ethics, code of conduct, diversity, Sarbanes-Oxley and harassment prevention. Our Legal Compliance courses are designed for use by virtually everyone in an organization, regardless of job title or position.

The Federal Government Compliance Series addresses legal compliance issues that are of interest to federal agencies and private sector organizations that do business with the federal government. The topics included in this solution are similar to those found in the Legal Compliance Solution; however, they are designed to address federal requirements that govern federal employees.

The ES&H Compliance Solution addresses key standards mandated by the Occupational Safety and Health Administration (OSHA), Environmental Protection Agency (EPA) and the Department of Transportation (DOT). Our ES&H courses are designed for use by the “hardhat and safety glasses” industries.

Leadership Development Channel

With over 1,500 available video programs, our Leadership Development ChannelTM product includes a collection of live and on-demand video learning presentations featuring best-selling business authors, experts and executives. The Leadership Development Channel is designed to support learning needs of an organization through video programs covering the following topical areas: management and leadership, change and innovation, communication, marketing and sales, business strategy and more. In addition, this collection is ideal for both individual and group learning experiences, including use as a meeting starter, one-on-one coaching, integration in instructor-led training and facilitated learning sessions.

The Leadership Development ChannelTM also features an annual series of up to seven live, interactive presentations featuring best-selling business authors and thought-leaders. Each presentation is interactive by phone, fax and email and broadcast via satellite, videoconference and webcast to the desktop. Presenters in this series have included Stephen Covey, Pat Lencioni, Thomas Friedman and John Kotter, among others.

Books24x7 (Referenceware)

Our Books24x7® product line offers a suite of unabridged and topically organized collections that provide online subscribers the ability to perform multi-level searches to pinpoint information needed for on-the-job performance support and problem-solving. Books24x7 products draw upon leading professional reference books, research reports and documentation. Books24x7 is delivered via a Web-based platform that enables paying subscribers to browse, read, search and collaborate anytime, anywhere with a simple Web connection. Books24x7 collections include:

ITPRO COLLECTION is geared toward technology professionals, including developers, network administrators, technology executives, information services managers and technical support representatives. This collection consists of content from dozens of IT publishers including industry leaders such as Apress, Microsoft Press, MIT Press, McGraw-Hill and John Wiley & Sons.

BUSINESSPRO COLLECTION is geared toward professionals whose role requires exercising strong business judgment. This collection contains over 200 business skills and professional development publishers including industry leaders such as AMACOM, ASTD, Harvard Business Press, Jossey-Bass, Oxford University Press, Project Management Institute, Stanford University and John Wiley & Sons.

OFFICEESSENTIALS COLLECTION is a specialty collection geared toward non-technical users who require occasional real-time assistance with common desktop applications. This collection contains award winning content, including the “For Dummies®” series, is written in a comfortable, easy-to-understand tone and can be deployed to desktops to relieve help desk congestion, or provided as an end-user “safety net” during migration to applications such as Microsoft Windows 7 and Office 2007.

FINANCEPRO COLLECTION offers professionals access to relevant information on a variety of financial and accounting topics. FinancePro delivers fully searchable, online content from popular publishers such as John Wiley & Sons, McGraw-Hill, Oxford University Press and the National Underwriter Company, and provides immediate access to financial reference materials including such topics as Generally Accepted Accounting Principles (GAAP), International Financial Accounting Standards (IFRS), Sarbanes-Oxley, operations management, planning and taxation.

ENGINEERINGPRO COLLECTION is a professional information tool containing reference material covering a wide range of engineering disciplines, and general reference topics important to virtually all engineers. This collection features books from publishers such as John Wiley & Sons, McGraw-Hill, The Institution of Electrical Engineers, Elsevier, Industrial Press, Artech House, Cambridge University Press, The MIT Press and others.

EXECSUMMARIES COLLECTION provides summaries of leading business books from today’s foremost business authors. ExecSummaries expertly encapsulates the salient points and ideas of full-length books into concise, eight-page summaries. These thorough, yet high-level overviews provide time-constrained executives with the leading ideas that are shaping today’s business environment. The ExecSummaries collection is available through a partnership with Soundview Executive Book Summaries.

EXECBLUEPRINTS COLLECTION is original content owned by SkillSoft that provides executives with easy-to-absorb, practical information and best practices to help provide them with a framework for taking near-term action on pressing business issues. Authored by leading business executives who are regarded as leaders and innovators in their fields, these reports are designed to succinctly convey key issues, metrics, lessons learned, milestones, timelines and action plans required for successful execution.

GOVESSENTIALS COLLECTION is a broad reference tool targeted to meet the information needs of government workers, contractors and consultants. By combining the full text of government-focused books from major publishers with carefully selected public domain content, GovEssentials offers a variety of ready-access titles in a broad range of subjects such as foundations of government, security & homeland defense, acquisition & contracting, E-Gov & information technology and other topics of importance to government workers.

WELL-BEINGESSENTIALS COLLECTION is designed for deployment at all levels of the enterprise to help foster a more productive employee base. The collection complements corporate EAP (employee assistance program) initiatives by providing a resource for employees to research and understand topics of importance to them. Well-BeingEssentials includes best-selling titles from the best publishers in the health and work-life arena, including AMACOM, Berrett-Koehler Publishers, Career Press, John Wiley & Sons, Jossey-Bass and Kogan Page.

ANALYSTPERSPECTIVES COLLECTION provides technology executives, managers and practitioners with the analyst information they need to make the important decisions that affect their enterprise. The collection consists of two major components: AnalystPerspectives Consensus reports, which are exclusive SkillSoft-owned documents that compare, contrast and summarize the views of multiple analyst firms; and more than 3,000 full-text analyst reports from more than 25 premium research firms covering a variety of IT and telecommunications topics.

ITIL® POWERED BY BOOKS24X7 is a collection that provides the official ITIL (IT Infrastructure Library) curriculum guides. ITIL is a best practices framework that enables businesses to deliver high-quality IT services and more effectively manage IT operations. This collection is offered through a partnership with the publisher, TSO, as well as the copyright holder, OGC (UK Office of Government Commerce).

ELEMENTSESSENTIALSFRANCAIS is a focused collection of books published in French covering desktop skills, management, IT and other technical disciplines.

BOOKS24X7 EN ESPAÑOL is a focused collection of books published in Spanish covering desktop skills, business management, IT and other technical disciplines.

GERMAN BOOKS COLLECTIONS includes three collections of titles published in German: German Desktop Books, which includes popular Microsoft Office and other desktop applications; German IT Books, featuring IT and technology topics and German Books Complete, which includes all German titles from the Desktop and IT Books collections plus business skills and other topics.

Business Exploration Series

BUSINESS IMPACT SERIES—The Business Impact Series is a collection of concise, scenario-based vignettes employing video techniques to analyze core business problems, dramatizing key elements and emphasizing practical solutions. They are highly effective instructional strategies for presenting and sharing information and best practices. They do not include any questions or interactions. Business Impact titles always include a printable summary screen listing the key content points.

CHALLENGE SERIES—The Challenge Series titles are interactive case studies designed to enhance solution-analysis and decision-making skills. Primarily focused on decisions and decision outcomes, these media-rich products challenge learners to solve modern business problems by considering numerous options and solutions. The design of each Challenge Series title assumes learners have some prior knowledge of the content area coming into the scenario. Because Challenge Series titles require responses from learners, they are excellent interactive strategies for reinforcing and practicing application and analysis-level learning. The ability to retake the Challenge Series title, choosing each of the different solutions, adds multiple layers of content depth to the overall learning experience.

The use of rich media and audio-driven presentation strategies in both offerings has multi-generational appeal and increases overall learner engagement with the content.

TestPrep Certification Practice Exams

Addressing over 90 of the most popular current certification exams from Microsoft, Cisco, Oracle and CompTIA, TestPrep practice exams allow learners to test their knowledge in a simulated certification-testing environment. Tests can be taken in two modes—study and certification. The un-timed study mode is designed to maximize learning by providing feedback and mapping back to appropriate SkillSoft courses for further study, while the against-the-clock certification mode is designed to mimic a certification exam.

SkillSoft Instructional/Learning Design Model

The instructional design model for our business and IT skills courses is based primarily on the concepts of performance-oriented instruction, mastery and the sequencing of instructional activities and strategies. The model draws heavily from adult learning principles that emphasize learner initiative, self-management, experiential learning and transfer of learning into the workplace. The design of each of our courses starts with the definition of user-focused performance objectives and then proceeds to the selection and implementation of instructional strategies and learning activities appropriate for those objectives. Frequent practice questions or exercises along with assessments measure users’ achievement of those objectives. We believe this robust, yet flexible, design methodology creates an instructionally sound framework for the design and development of highly interactive, engaging and instructionally effective courses—regardless of the content focus or level of learning.

Our instructional design model is intended to meet the challenge of creating effective and engaging instruction that is easily deployed on our corporate customers’ global computer networks or over the Internet. Our design, development and quality assurance standards and processes are all geared toward ensuring each course meets our expectations for the best instruction possible.

The model is intentionally flexible and non-technology specific, which allows for ongoing implementation of innovative strategies and features.

Our instructional design model is focused on producing courses in all content areas with:

•	Learning outcomes specified by performance goals and objectives;

•	Content and learning activities based on specified objectives;

•	Assessment based on the knowledge and skills specified in the objectives;

•	Options to take assessments in either pre- or post-test mode;

•	Instructional strategies and rich media elements tailored to the specific course content;

•	Tools to promote the transfer of learning into the workplace, such as online job aids, code samples and follow-on activities;

•	Instructional strategies appropriate for the content and learning level, such as examples, RolePlays, case studies, guided practice and simulations; and

•	Levels of learning appropriate for the content and the target audience.

The theories and principles embedded within our instructional design model are actualized via:

•	A friendly, intuitive graphical user interface;

•	A course structure and navigation that supports self-paced, user-controlled instruction;

•	Unlimited access to instruction and assessments;

•	Standardized templates to create unified and predictable functionality;

•	A variety of presentation, practice and assessment templates supporting high levels of user interactivity and engagement; and

•	A standardized, yet flexible flow of instruction.

Starting from this set of common elements and attributes, our courses then include the instructional strategies most suitable for the content and specified objectives. For instance, the approach to teaching communication skills is different from the approach to teaching finance or accounting skills, and the strategies used to teach these two business content areas differ from those used to teach computer and software skills.

Learning Design for Business Skills, Compliance and ES&H

Our business skills courses cover a broad range of business and professional effectiveness curriculum areas. Some content is factual with predictable, non-variable outcomes, such as finance. Other content areas, such as communication skills, are “softer,” or more behavioral-oriented, and have highly variable implementation options and outcomes that require a different set of instructional presentation and practice strategies. In addition, we have a strong commitment to reach the highest possible levels of learning in each course—including as much application and analysis level content as possible, supported by strong foundational learning at the knowledge and comprehension levels.

The key instructional features and strategies in our business skills, compliance and ES&H courses and library are:

AUDIO-ENABLED LEARNING—Audio is a standard feature in all business, compliance and ES&H courses. Audio greatly enhances engagement and retention for many learners. Audio is especially relevant to the instructional effectiveness of behavior modeling, RolePlay exercises and SkillSims. Recognizing that all learning environments are not appropriate for sound, and to accommodate varying learning style preferences, audio can easily be turned on or off via user interface controls.

AUTO ADVANCE—Auto Advance is a feature that enables automatic movement from one presentation page to the next without “clicking” the Next Page button. Instead, the move to the next page is triggered by the end of the audio for each page. Auto Advance stops anytime a page requires user interaction and can be turned off and on by the user via the Auto Advance button on the user interface. This flexibility allows learners to adjust the pace of learning to their individual needs and preferences.

NARRATED ANIMATION—Narrated animation is the standard presentation strategy in SkillSoft’s soft-skill business content. Narrated animation is a method of presenting content that incorporates media-rich visuals, animations and transitional effects with verbalized content (narration). The content is visualized via onscreen graphics, animations and text, and verbalized via synchronized audio and optional onscreen captions. The text in the onscreen caption box is a verbatim replication of the audio content and can be a helpful memory enhancer with complex or highly technical content. This strategy is a more contemporary and sophisticated approach to presenting course content, appeals to learners from all generations and increases overall learner engagement. A new player feature called “auto advance” makes it possible to automatically move forward from one page to the next. The auto advance feature pauses only for pages calling for user interaction or responses, such as practice questions or pages with links to job aids.

ONE HOUR COURSES—In response to customer requests for shorter courses, SkillSoft started releasing one-hour soft-skills business courses during 2009. This shorter course design is now the standard for all newly developed soft-skills business content courses. In conjunction with the move to the shorter courses, SkillSoft also uses global voice talent to appeal to the global audience for this content. One hour courses have always been and continue to be the standard for most of the compliance and ES&H courses.

EXPLORE GRAPHICS—Explore Graphic is an interactive content presentation strategy. Each active graphical element is associated with a specific pop-up text box with additional instruction and explanation. Learners select or click on each graphical element to show the associated pop-up text.

DRILLDOWNS—This interactive presentation strategy is similar to the Explore Graphic, and is used when there is more information to be displayed than will fit in a single pop-up text box. Each active graphical element is associated with a multi-page sequence of additional instruction and explanation. Learners return to the “base” page at the end of each sequence of additional pages.

ROLEPLAY EXERCISES—RolePlay® exercises present users with opportunities for realistic practice of varying aspects of course content within everyday workplace scenarios. RolePlay exercises have multiple possible outcomes based on users’ responses to the simulation’s interactions. When integrated into course topics, RolePlay exercises allow users to freely explore the impact of handling realistic work situations in different ways. Our RolePlay design allows users to experience the exercise in “score” mode or “explore” mode. Using score mode lets learners assess their level of skill within the targeted content area. Using explore mode allows the learner to dynamically explore alternative responses to see the impact of those choices. This user-driven exploration is the key to real learning.

SIMULATED DIALOGS—The ability to observe behaviors and their outcomes (positive and negative) is a key strategy for teaching professional and behavioral skills. The simulated dialog strategy gives users an opportunity to observe and listen to the conversations of two or more people. The inclusion of “character” audio enhances the emotional and tonal qualities of the conversation, while the varying facial expressions and body language offer another layer of interpretation. These features, combined with the spoken words of the characters, provide realistic vignettes or scenarios in which varying aspects of a behavioral skill can be presented.

CASE STUDIES—A case study strategy describes a complex situation, often in the form of a story or scenario, and then asks the user to explore its characteristics and possible resolutions. Complexity is the primary difference between case studies and examples that can be easily presented and practiced through other types of strategies, such as multiple choice and matching. Case studies are used to achieve learning at the application and analysis levels and to present examples of content within appropriate business contexts.

MULTIPLE-CHOICE, MATCHING AND RANKING QUESTIONS—Multiple-choice, matching and ranking questions are interactive problem-solving exercises that give learners the opportunity to evaluate and/or apply their knowledge before taking a test. Learners are “debriefed” on their progress via detailed reinforcement, regardless of whether they get the question right or wrong. These strategies are used to practice a wide variety of content types, and are particularly useful when practicing conceptual content.

CHOICE-SPECIFIC FEEDBACK IN PRACTICE QUESTIONS—All multiple choice, matching and ranking questions include an explanation of why each answer option is correct or incorrect. Choice-specific feedback gives learners a method for getting more information about each answer option. Upon selecting each individual answer option, feedback is instantly displayed explaining why that answer option is either a correct option or a distracter.

ANIMATIONS—Animations are an important element of our leading visual design. We use animations when movement is an important part of the teaching point, when the content requires that the user’s eye be drawn to a specific area of the screen or when a key concept can be best presented via animated visuals. Examples of content areas where animation can enhance learning effectiveness include instruction on process and dataflow diagrams, hierarchical and dependency relationships and changes in state or perspective.

REFLECTIVE TEMPLATES—Reflective templates provide learners with an opportunity to think about a particular concept, event or teaching point, and then record those thoughts for later printout or use in the instruction. This strategy helps learners personalize the content to themselves or their organizations. This personalization creates a more meaningful context in which the learner can frame the learning experience.

ONLINE JOB AIDS—All of our business skills courses include online job aids that help support the use of newly learned skills and knowledge in the workplace. Job aids are Courseware “take-aways” that can be used as-is, or tailored to meet a user’s needs. Each job aid can easily be edited to reflect a user’s organization-specific information, and users can add organization-specific job aids that they have independently developed via our customization tools. There are more than 8,200 job aids available through our business skills courses.

LEARNING AIDS—Learning aids are tools or documents used in support of course content presentation and practice. They are designed to support specific course context or content, and, therefore, are not available for use outside of the course. Learning aids could appear as worksheets (interactive or passive), reference documents too large to include in a standard template, complex charts or graphs or a variety of other formats. Only the content and the chosen instructional strategies limit the variations.

SKILLBRIEFS—SkillBriefs are one- to two-page text-based HTML documents that summarize the content in each topic of a course. SkillBriefs are available as part of course content, as well as through SkillPort. SkillBriefs can be used to quickly “refresh” a learner’s memory of key teaching points, as instant, “just-in-time” non-interactive learning when time doesn’t allow for more typical instruction and/or as valuable take-aways from a course to support transfer of learning into the workplace.

PRE- AND POST-TESTING ASSESSMENTS—Assessments are available for use in both pre- and post-testing modes. When assessments are used in pre-test mode, learners can use the results to tailor their initial path of instruction based on those results. Post-test assessments can be used to help learners identify areas where review or remediation is necessary. The ability to implement testing at topic, lesson and/or course-level provides maximum flexibility across multiple corporate testing philosophies and methodologies.

SKILLSIM SIMULATIONS—SkillSim Simulations are instructional resources that extend the learning advantages of RolePlay into larger, more complex e-learning experiences. SkillSim Simulations are designed to give users an opportunity to practice new skills in realistic work situations. Each SkillSim Simulation, typically 20-to-40 minutes in duration, provides users with an opportunity to practice application level skills based on content drawn from multiple courses within one of our learning paths or series (a collection of related courses). Users practice these skills by navigating through different scenarios in which they encounter a variety of business problems. As in real life, users have the opportunity to select different courses of action, and the scenario unfolds according to the users’ choice of actions. Events such as telephone calls, meetings and interruptions add to the reality of each scenario.

SkillSim Simulations, with integrated links to their corresponding SkillSoft course series, provide a powerful learning experience that allows the user to immediately apply newly gained knowledge to challenging business situations in risk-free environments.

Learning Design for IT Skills

Like our business skills courses, the instructional strategies chosen for use in an IT skills course are largely dependent on the course content and objectives. Learning the use or function of buttons, menu items and other familiar software elements is largely a knowledge and comprehension task. Learning the steps to complete a specific task is very procedural and best achieved via observation or guided practice, followed by opportunities for more independent practice, with varying degrees of guidance, feedback and support. In support of these and other IT skills-related learning goals, our IT skills courses include static and interactive explanations, step-by-step demonstrations of how to perform specific procedures, guided practice activities and sample coding solutions. Frequent review questions in the instructional topics reinforce key teaching points. Tests at topic, lesson and/or course level provide learners with an option to assess their performance across the entirety of a course, or with more focused concentration on individual topic or lesson level content and objectives.

The key instructional features and strategies in the IT skills courses and library are:

EXPLORE TEXT—Explore Text is an interactive content presentation strategy. Each item in a text bullet list is related to a different pop-up text explanation, and can include a graphic display to accompany the pop-up text. Learners select each text item in the list to show the associated pop-up text and accompanying graphical change.

EXPLORE GRAPHIC—Explore Graphic is an interactive content presentation strategy. Each active graphical element is associated with a specific pop-up text box with additional instruction and explanation. Learners select or click on each graphical element to show the associated pop-up text.

DRILLDOWNS—This interactive presentation strategy is similar to the Explore Graphic, and is used when there is more information to be displayed than will fit in a single pop-up text box. Each active graphical element is associated with a multi-page sequence of additional instruction and explanation. Learners return to the “base” page at the end of each sequence of additional pages.

DEMONSTRATIONS AND GUIDED PRACTICE—”Demos” in our IT skills courses are demonstrations of software or code-based procedures and tasks. Most typically, the demonstration will divide the procedure or task into specific steps and then sequentially “show” those steps to the user. As the demo moves from one step to the next, a simulated representation of the software shows what happens next and additional text provides commentary. Sometimes, demonstrations are presented in a way that allows learners to practice executing the steps as each step is shown and explained. This guided demonstration or practice strategy, called a “Try-It,” prompts the user to perform specific steps or enter code that achieves a specified end result.

PROMPTED ANIMATIONS—Animations help learners visualize content and draw their attention to an area on an interface or conceptual graphic. Prompted animations are initiated by the learner after some other introduction to the content in the instruction. When the animation is launched, it extends or reinforces the instruction that has already taken place. The use of prompted versus “autoplay” animation helps avoid split attention, which can occur when text displays simultaneously with animation. Split attention means a learner is confused about where to focus or watch, and confounds learning.

TRY IT—Try It is a guided demonstration or practice strategy that prompts learners to perform, on a simulated interface, one or more steps from a procedure. Try Its are particularly effective strategies for Desktop and other GUI-based content because learners are given the opportunity to practice and learn about a procedure at the same time. As each step is completed, the simulated application experience responds as it would in the real application. This simulated environment is often augmented with visual cues, such as pointers or highlighters. If learners decide not to attempt or complete the guided practice, they can exit by either selecting the Next Page button or the Show Me button in the Try It interface. Selecting the Next Page button skips any remaining portion of the Try It and moves the instruction to the next page in the topic. Show Me is a special animation feature that automatically demonstrates the remaining steps in the Try It. The steps display in the Step Box as each step is demonstrated.

SKILLCHECK—SkillChecks are practice strategies that give learners an opportunity to practice new skills without guidance. Learners must successfully complete each step before being allowed to progress to the next step. If they don’t know how to complete a step, they can select the Steps button to display the list of steps, or select the Show Me button to see an animated demonstration of how to complete any remaining steps. A Skip button is also available to take the learner to the next page of the topic.

MULTIPLE-CHOICE, MATCHING AND RANKING QUESTIONS—Multiple-choice, matching and ranking questions are interactive problem-solving exercises that give learners the opportunity to evaluate and/or apply their knowledge before taking a test. Learners are “debriefed” on their progress via detailed reinforcement, regardless of whether they get the question right or wrong. These strategies are used to practice a wide variety of content types, and are particularly useful when practicing conceptual content.

CODE-ENABLED TEMPLATES—To facilitate incorporating the conceptual and demonstration content associated with coding content (Java, Visual Basic) and command line languages (Cisco, Linux), many of the presentation and practice templates include the ability to incorporate a special text presentation of code and commands. This “Code/Text Editor” feature allows learners to see and practice the formats, syntax, and rules associated with code and command line languages. This feature is used with high instructional effectiveness throughout code or command-line content, but is critical to the “Explore Code” presentation strategy and the Multiple Choice Fill-in Code practice strategy.

CHOICE-SPECIFIC FEEDBACK IN PRACTICE QUESTIONS—All multiple choice, matching and ranking questions include an explanation of why each answer option is correct or incorrect. Learners do not have to read this feedback—it is optional. Choice-specific feedback gives learners a method for getting more information about each answer option. Upon selecting each individual answer option, feedback is instantly displayed explaining why that answer option is either a correct option or a distracter.

SIMULATIONS AND EXERCISES—Our IT skills courses contain standalone topics that give learners the opportunity to independently practice or consolidate the most critical procedures and learning taught in the preceding instruction. Simulations consist of a series of tasks that learners perform in a simulated version of the application being discussed in the course. Exercises give learners the opportunity to analyze and write code or commands. Exercise topics are also used to address hardware setup problems and case-study scenarios; these content areas often require a hybrid mix of more standard type questions to address conceptual knowledge followed by simulations and coding or user input exercises to address the implementation of the associated solution. All exercises are presented within contextually relevant “real-world” scenarios.

LEARNING SPARKS—Learning Sparks are innovative, instructional products that engage learners in dynamic, highly interactive scenarios. Utilizing learning techniques such as first-person video narration, drag-and-drop network simulations, and multiple choice questions with feedback, Sparks are a concise learning mode that provides opportunities to practice and reinforce key targeted IT skills.

SELF-ASSESSMENT EXERCISES—These exercises are designed to provide the user with an opportunity to apply new knowledge and skills within a scenario or problem-based environment. When feasible, such as with desktop content, the exercises are designed to be completed within a live software application. Self-assessment exercises afford learners the opportunity to carry out complex tasks and exercises, on which they can then assess themselves from a provided solution. These exercises involve the presentation of a real-world scenario requiring the learner to provide a solution or complete a series of tasks. After completing a series of these activities, users will have a set of documents or products demonstrating proficiency with the skills taught by the course.

PRE- AND POST-TESTING ASSESSMENTS—IT Skills content included in SkillSoft’s Common Course Architecture provides assessments for use in both pre- and post-testing modes. When assessments are used in pre-test mode, learners can use the results to tailor their initial path of instruction based on those results. Post-test assessments can be used to help learners identify areas where review or remediation is necessary. The ability to implement testing at topic, lesson and/or course-level provides maximum flexibility across multiple corporate testing philosophies and methodologies.

Learning Design for Workplace Performance

We believe the use of learning assets in support of formal and informal learning is now desirable and common for many of our customers. Learning organizations are also demanding a broader range of learning environments and strategies as part of their learning solutions. Formal instruction remains important, but additional assets are needed to support solutions such as blended learning, learning portals, performance support and communities of practice. We will continue to develop learning assets that are flexible and innovative and that enhance workplace performance.

Web-Based Architecture and Deployment Platform

Our Web-based architecture and deployment strategy enables us to provide a number of features to support users in their learning. These features include:

Learning Management System: Learning management systems are key enabling technologies that permit users to access a wide variety of learning content resources over the Web, including Courseware, simulations, Books24x7, video content, online mentoring, SkillBriefs, job aids and TestPrep certification practice tests. Learning and development organizations can develop and deliver targeted learning programs to achieve specific business objectives using SkillPort’s learning program capabilities. Our SkillPort LMS provides a rich feature set to support a range of corporate learning needs with a high degree of reliability and scalability. Available as a hosted or intranet solution, SkillPort offers our customers a low-cost, low IT-burden option with fast time-to-learning. As of July 31, 2010, there were approximately 2,300 active SkillPort customer sites. In addition to our SkillPort platform, we continue to strive for convenient, easy integration of our content into third-party learning management systems through ongoing support of industry standards such as SCORM (Sharable Content Object Reference Model) and AICC (Aviation Industry CBT Committee) standards and through initiatives such as our Strategic Alliance for Integrated Learning (SAIL).

SkillPort Search-and-Learn Technology: Search-and-Learn® technology, a key component of SkillPort®, allows the users to search and access learning resources topically with a single, unified search. For example, a learner searching for resources on Cisco networks can discover the various SkillSoft courses, books, TestPreps and online mentoring services available to the learner with a single search query. Customer content published to, and managed by SkillPort is also included in the search results. From the identified results, the learner can then choose the resource that best meets his or her specific needs, time requirements and learning preferences.

SkillPort Customer Content Support: Customer content support allows customers to track, manage and search custom courses, as well as Microsoft Word, PowerPoint, Excel and Adobe PDF documents. This gives organizations the ability to incorporate important information resources such as white papers, launch plans, budget templates and customized training within a comprehensive learning database. SkillPort also supports off-the-shelf and custom Courseware from third-party providers, as long as the content is designed to conform to our supported open standards and meets our custom content support guidelines. SkillSoft also offers services to assist customers in creating and publishing proprietary custom Courseware and other content using SkillSoft and third party authoring technologies.

SkillSoft Dialogue: SkillSoft DialogueTM has been developed in response to our customers’ needs to rapidly assemble and deliver new content that ties to their respective organizations and goals. Many customers have added a virtual meeting component to their learning programs to deliver company-specific information. They have discovered that online meeting tools can be used to quickly create new material and are using these tools to deliver information live, as well as recording their presentations for employees to play back on demand. However, they have also encountered some common challenges. Most online meeting tools do little to support subject matter experts (SMEs) who may not be experienced in how to deliver sessions that are rich in interaction, which can result in a lower level of engagement and knowledge transfer. Additionally, editing these recordings is often cumbersome or impossible. SkillSoft Dialogue builds on the foundation of this online meeting technology and adapts it to better fit the needs and challenges of the learning community. SkillSoft Dialogue aids SMEs in creating more interactive presentations, and provides access to SkillSoft content to enrich presentations.

Assistive Technology Support: Assistive technology support is designed to address the requirements of Section 508 of the Rehabilitation Act Amendments of 1998, which provides that, as of June 2001, computer software applications purchased or developed by federal agencies must be designed for accessibility by people who are blind, deaf or have poor motor skills. We have aggressively worked to adapt our online Courseware, Books24x7 and our SkillPort LMS platform to meet the requirements established by Section 508. This development work is consistent with our general corporate philosophy to help organizations “democratize” training and give all employees access to training and development opportunities anywhere, anytime through computers. Our Section 508-compliant products provide users in a government or commercial organization with sight, hearing and/or mobility limitations equal access to our courses through the use of leading assistive technologies such as the JAWS screen reader.

High Performance Web Technology: Our products incorporate high performing Web technologies that we believe substantially improve our product performance. Our courses and support tools are developed using cross-platform technologies such as HTML, XML, Java, JavaScript and Adobe Flash. Our products employ advanced compression techniques, which allow our products to deliver high-quality performance within our customers’ bandwidth constraints. This enables us to provide our e-learning solutions to most users, not just those with the most powerful computers, fastest network connections and highest resolution monitors.

Flexible Deployment Options: We offer a fully hosted SaaS-architecture model as a deployment option for companies that prefer to have users access courses from SkillSoft-managed servers via the Internet rather than host the courses on the customer’s intranet. Chosen by the large majority of SkillSoft customers, this SaaS option can significantly simplify and shorten the implementation process.

Open Learning Services Architecture: Open Learning Services Architecture (OLSA) is a set of Web services that enables customers to integrate our comprehensive content and content related services with their enterprise application systems, enterprise portals and third party or custom LMS systems. These services enable automation of burdensome administrative tasks and rapid deployment of SkillSoft hosted, off-the-shelf or customized, learning solutions. OLSA benefits include lower integration and operations costs as well as reduced time-to-availability of comprehensive learning resources. OLSA capabilities include fully-integrated search technology (Search-and-Learn); catalog management; user management; user learning data management; content launching with integrated services such as mentoring, code evaluation with links to book references; online data synchronization; learning structure launching such as KnowledgeCenter Portals, SkillSoft Leadership Advantage portal and learning programs with integrated SkillSoft Dialogue sessions, books, courses, etc.

Product Pricing

The pricing for our courses varies based upon the number of course titles or the Courseware bundle licensed by a customer, the number of users and the length of the license agreement (generally one, two or three years). Our license agreements permit customers to exchange course titles, generally on the contract anniversary date. Some product features, such as SkillPort, KnowledgeCenter Portals, SkillSoft Leadership Advantage portal, SkillStudio, SkillSoft Dialogue and Courseware hosting, are separately licensed for an additional fee.

The pricing for our SkillChoice Solution license varies based on the content offering selected by the customer, the number of users within the customer’s organization and the length of the license agreement. Our SkillChoice Solution license provides customers access to a full range of learning products including Courseware, Books24x7, simulations, mentoring, TestPreps and Express Guides.

Books24x7 and Leadership Development Channel licenses give users access to the full library within one or more collections (ITPro, BusinessPro, FinancePro, OfficeEssentials, etc.). The pricing for our Books24x7 and Leadership Development Channel licenses varies based on the collections specified by a customer, the number of users within the customer’s organization and the length of the license agreement.

Sales and Marketing

As of July 31, 2010, our products were sold in 66 countries. Our primary sales channels consist of a direct field sales force for larger accounts, a telesales group for small to medium-sized business accounts and resellers that address certain opportunities in the United States and some international markets.

We believe this strategy enables us to focus our resources on the largest sales opportunities, while simultaneously leveraging the telesales model and reseller channels to address opportunities that may not be cost-effective for us to pursue through the direct field sales organization.

In the field sales organization, each account executive reports to either a regional sales director or regional sales vice president who is responsible for revenue growth and expense control for his or her area. Our sales professionals have significant sales experience as well as extensive contacts within the corporate customers that we target. The sales process for an initial sale to a large customer typically ranges from three to 12 months and often involves a coordinated effort among a number of groups within our organization.

We use sophisticated sales force automation software to track each prospect and customer through a sales cycle covering the following seven stages: prospect, qualify, discovery, evaluation, proposal, negotiate and close.

Our senior sales executives hold review meetings throughout each quarter with our regional sales vice presidents and in some cases their account executives to assess their 90-day forecast, 120-day pipeline development and longer term territory strategy. Our regional sales vice presidents, regional sales directors and their account executives typically confer regularly throughout the quarter to review progress toward quarterly goals and longer term business objectives and for coaching sessions.

We have an office in the United Kingdom that serves as the hub of our Europe and Middle East sales operations. We also have an office in Melbourne, Australia that serves as the hub for our Asia-Pacific operations. In order to accelerate our worldwide market penetration, our sales strategy includes developing relationships to access indirect sales channels such as reseller and distributor partners. Our indirect sales channels give us access to a more diverse client base, which we otherwise would not be able to reach in a cost-effective manner through our direct sales force. Our development and marketing partners also generally have the right to resell products developed under their alliances with us.

We have telesales groups located in Scottsdale, Arizona and Fredericton, New Brunswick, Canada that have been established to target opportunities with small to medium-sized businesses.

Our marketing organization utilizes a variety of programs to support our global sales team. Our marketing programs include:

•	Customer advisory forums and user group events;

•	Product and strategy updates with industry analysts;

•	Public relations activities resulting in articles in trade press and speaking engagements;

•	Print advertising in trade publications;

•	Printed promotional materials and direct mail;

•	Online marketing in the form of Web banners, content syndication, email sponsorships, newsletters and key-word buying on search engines;

•	A marketing automation system that allows us to track the effectiveness of various online marketing campaigns and website activities; and

•	Events, seminars and trade shows.

No customer accounted for more than 2% of our revenue as of July 31, 2010. See Note 13 of the Notes to the Consolidated Financial Statements for a discussion of our revenue by geographic area.

Backlog

Backlog is reported at the end of each fiscal year, and as of January 31, 2010, we had a non-cancelable backlog of approximately $239 million. Backlog is calculated by combining the amount of deferred revenue at each fiscal year end with the amounts to be added to deferred revenue throughout the next twelve months from billings under committed customer contracts and determining how much of these amounts are scheduled to amortize into revenue during the upcoming fiscal year. The amount scheduled to amortize into revenue during fiscal 2011 is disclosed as “backlog” as of January 31, 2010. Amounts to be added to deferred revenue during fiscal 2011 include subsequent installment billings for ongoing contract periods as well as billings for committed contract renewals.

Customer Service and Support

We offer a broad range of support and services to our customers across the e-learning lifecycle through our consulting service, application engineering and customer support organization. We believe that providing a high level of customer service and support is necessary to achieve rapid product implementation, full product utilization, measurable customer satisfaction and continued revenue growth.

Application engineering. We have application engineers available to assist customers with the technical aspects of installing, deploying and integrating our products. These engineers assist in evaluating the customers’ environment and integration opportunities to ensure that our products will interoperate successfully, as well as assist with the integration of our products with third party LMSs, customer portals and enterprise software systems.

Learning consulting. We employ learning consultants to assist customers in planning and implementing best practices for e-learning program success. These individuals assist with the implementation of pilot programs and customer training initiatives, and offer expertise in establishing training success criteria, planning internal marketing programs and communicating with e-learning end users. Our learning consultants work in close coordination with our application engineers and sales representatives and are an important component of our efforts to monitor and ensure customer satisfaction and success.

Customer support. We provide Web-based, live telephone, e-mail and chat support to our customers through our customer support organization. They are available to assist customers seven days per week, 24 hours per day, 365 days per year.

Competition

The market for corporate education and training products is fragmented and highly competitive. We expect that competition in this market will remain intense in the future for the following reasons:

•	The expected growth of this market will attract new entrants;

•	Our course content providers are often not prohibited from developing courses on similar topics for other companies, provided that they do not use our toolkit or templates; and

•	The tremendously fragmented nature of the competitive landscape, including many competitors in the e-learning segment of the market.

One source of competition for our products is the internal educational and technological personnel of our potential customers. If an organization decides to use external providers to supply some or all of its training, our principal sources of competition in the corporate education and training market are:

•

Providers of traditional classroom instruction, including American Management Association, AchieveGlobal, ESI, DDI, New Horizons, Cegos, Richardson and GlobalKnowledge. Many of the companies in this category are attempting to adapt their courses to e-learning formats suitable for access via Web browsers or offer e-learning courses in conjunction with their instructor-led training and, in general, compete for the same training dollars in the customer’s budget.

•	Technology companies such as IBM, Cisco, Oracle, Adobe VMware, SAP, CompTIA and Microsoft that offer e-learning courses.

•

Suppliers of online corporate education and training courses, including NIIT, Thirdforce, Cengage, Harvard Business Publishing, SAI Global, Ninth House, Corpedia, Inquestra, RGI Learning, The Projects Group, CrossKnowledge, Brightline Compliance Solutions, Vivid Learning Systems, Kesdee, Zoologic, The Quality Group, PureSafety, K Alliance, Kaplan, QuickCert and many more. Our Books24x7 business competes with companies such as Safari, a joint venture between Pearson Technology Group and O’Reilly & Associates, which offers aggregated IT and business content primarily consisting of its own titles on a subscription basis. Other companies that compete with one or more Books24x7 collections include Knovel, which offers an Engineering collection, and getAbstract and BusinessBook Review, both of which offer condensed summaries of business books. NIIT offers a competitive online book collection that consists of a combination of their own products, Safari, getAbstract and books from book publishers with which NIIT has established licenses.

•

With our SkillSoft Dialogue product, we are competing with companies such as WebEx (now a part of Cisco), Saba, Interwise (now a part of AT&T), Adobe, Citrix and Microsoft; and with rapid content development technology suppliers such as Adobe Captivate, Articulate Studio and Microsoft PowerPoint.

•

With our SkillPort LMS platform, we compete with other suppliers of LMS products such as SumTotal, Saba, Plateau, GeoLearning, Oracle, SAP, IBM, Cornerstone OnDemand, Learn.com, Blackboard, CertPoint, Element K, Geometrix, LearnShare, Meridian Knowledge Solutions, NetDimensions, Operitel, RWD Technologies, SilkRoad, SoftScape, TechnoMedia, and TEDS.

We believe that the principal competitive factors in the corporate education and training market include:

•	The breadth, depth, currency and instructional design quality of the course content;

•	Informal performance support and other features of the training solution;

•	Adaptability, flexibility, reliability, scalability and performance of technology platforms offered;

•	Standards compliance and ease-of-integration with third party systems and customer learning portals;

•	The deployment options offered to customers, such as hosted, intranet and low bandwidth access;

•	Customer service and support;

•	Price/value relationship;

•	Relationships with the customer; and

•	Corporate reputation.

Although we believe that we currently compete favorably with respect to those factors, we may not be able to maintain or improve our competitive position. Some of our current and potential competitors have greater financial resources than we do. Increased competition may result in lost sales and may force us to lower prices, which may adversely affect our business and financial performance.

Product Development

We believe that the development of effective training content requires the convergence of source material, instructional design methodologies and computer technology. When developing a new learning path or product, we first obtain content from our content partners or other subject matter experts, existing courses and product reference materials. Our design and development teams then define the user-focused performance objectives and select the content, instructional strategies, learning activities and assessments appropriate for the intended learning outcomes. This process includes the creation of design documents, scripts and in some cases storyboards to document the planned content sequence, instructional flow and interactive presentation and practice strategies. The design and development team includes subject matter experts, learning designers, technical writers and developers, graphic designers, animators, content editors and quality assurance reviewers. After final assembly or integration of all course components into a completed course, we test to ensure all functional capabilities work as designed and deliver the desired learning experience and result.

The core element of our learning solution development process is our design and development process and the tools we use to support that process. Our design, development and production tools are comprised of our proprietary software and off-the-shelf tools. Our combination of development toolsets allows us to quickly and efficiently create and continually update modular learning events and enhance, on an ongoing basis, the multimedia content of such learning events. Our research and development goal is to further enhance our product development process and tools to facilitate the continual evolution of our offerings and ensure that our instructional products incorporate a wide variety of meaningful and effective instructional elements. We primarily use a network of content development partners to produce content for our business and IT skills curriculums. Our content development partners use SkillSoft-defined methods and tools to develop content based on instructional design and quality standards defined by our content development team. Course content is supplied by us, by other companies from which we have licensed content, or by our development partners, based on an outline jointly defined by our development partners and SkillSoft.

Our research and development efforts also include a focus on the design, development and integration of other key product elements, including online IT mentoring by certified content experts, task-based IT simulations and labs, KnowledgeCenters, SkillSoft Leadership Advantage portal, Business Impact and Challenge Series products, business skills focused SkillSims, certification TestPrep for IT and online Books24x7 assets for business and IT skills.

Our approach to technology begins with the understanding that the ability of our customers to deploy our e-learning applications and content is a critical factor in their success with our products. To meet our customers’ varied needs, we strive to enable our courses to be able to be delivered online using standard Web browsers downloaded for off-line usage, or distributed via CD-ROM.

Through careful technology selection, product design and exhaustive compatibility testing, we ensure our products can be deployed on the vast majority of corporate desktop computers and without requiring the installation of specialized plug-ins whenever possible, and can be delivered over the varied and complex network infrastructures in existence today. As technologies and standards evolve, we continuously review those changes and consider adapting our products when possible to ensure compatibility.

We employ compression technologies for our media components and design our products to operate effectively over low bandwidth network environments. In this way, we reach a broader number of users with our products and minimize the load on our customers’ networks.

Deployment flexibility is also achieved by adhering to industry standards such as AICC and SCORM. Our e-learning course content is designed for integration with third party learning management systems as well as with our e-learning platform products.

The majority of the content for our Books24x7 product offerings is licensed from third party publishers.

Certain research and development activities are conducted by internal teams located in our main product development centers in Dublin, Ireland; Nashua, New Hampshire; Belfast, Northern Ireland and Fredericton, New Brunswick, Canada. In addition to our internal efforts, we outsource various aspects of our content development process to third parties.

Product development expenses were approximately $49.6 million, $49.5 million and $43.8 million for the fiscal years ended January 31, 2008, 2009 and 2010, respectively, and $24.5 million for the six month period ended July 31, 2010.

Proprietary Rights

We believe that proprietary technology forms an important or valuable part of most of our business skills and IT skills Courseware offerings. We further believe that the creative skills of our personnel in developing new products and technologies, our ability to develop and introduce new products rapidly and our responsiveness to customer demands are equally important. We protect our technology by various means, including entering into agreements with employees to protect against disclosure of sensitive business information. We have eight United States patents and 24 foreign patents relating to computer-based training technologies and methods, and five United States and foreign patent applications pending relating to computer-based training technologies and methods. We also have one nationalized Patent Cooperation Treaty application.

We attempt to avoid infringing upon intellectual property and proprietary rights of third parties in our product development efforts. However, we do not conduct comprehensive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, some of which are confidential when filed, with regard to similar technologies. If our products violate third-party proprietary rights, we could be liable for substantial damages. In addition, we may be required to reengineer our products or seek to obtain licenses to continue offering the products, and those efforts may not be successful.

We currently license certain technologies from third parties—including data compression technologies and tools for developing Web applications—and some course content that we incorporate into our products. We also license content for our Books24x7 product offerings from third party publishers. This technology and content may not continue to be available to us on commercially reasonable terms. The loss of this technology or content could result in delays in development and introduction of new products or product enhancements, which could have a material adverse effect on our business and financial performance. Moreover, we may face claims from others that the third-party technology or content incorporated in our products violates proprietary rights held by those claimants. We may also face claims for indemnification from our customers resulting from infringement claims against them based on the incorporation of third-party technology or content in our products. Although we are generally indemnified against such claims, in some cases the scope of that indemnification is limited. Even if we receive broad indemnification, third parties contractually obligated to indemnify us are not always well capitalized and may not be able to indemnify us in the event of infringement. In addition, such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources in addition to potential product redevelopment costs and delays, all of which could materially adversely affect our business.

SkillSoft® , the SkillSoft logo, Books24x7®, SkillPort®, SkillChoice®, RolePlay®, Express Guide®, SkillBlend®, ITPro, BusinessPro, OfficeEssentials, GovEssentials, EngineeringPro, FinancePro, AnalystPerspectives, ExecSummaries, ExecBlueprints, inGenius, Dialogue, LiveEquations®, SkillStudio®, The SkillSoft Learning Growth Model®, Well-BeingEssentials and Search-and-Learn® are trademarks or registered marks of SkillSoft or its subsidiaries that are used in connection with the operation of our business. SkillSoft and its subsidiaries have registered trademarks in the United States and in various other countries.

Employees

As of July 31, 2010, we employed 1,105 people globally.

At July 31, 2010, 401 employees were engaged in sales, sales operations, sales management, marketing, solution services, telesales and corporate development, 159 were in finance, administration, business applications and IT, 242 employees were in customer service and support, application engineering and strategic services and 303 were in product development, custom solutions, mentoring, production and hosting.

As of July 31, 2010, 593 employees were located in the United States and 512 in our international locations. None of our employees are subject to a collective bargaining agreement and we have not experienced any work stoppages. We believe that our employee relations are good.

Our future success will depend in large part on the continued service of our key management, sales, product development and operational personnel and on our ability to attract, motivate and retain highly qualified employees. We also depend on writers, programmers and graphic artists. We expect to continue to hire additional product development, sales and marketing, information services, accounting staff and other resources as we deem appropriate to meet our business objectives.

MANAGEMENT

Directors and Executive Officers

Below is a list of the names, ages as of July 31, 2010 and positions, and a brief account of the business experience, of the individuals who serve as the executive officers and directors of Issuer. Some of the individuals listed below also serve on the Board of Managers or as executive officers of the Co-Issuer. In addition, some of the executive officers and directors listed below have served or will continue to serve as officers and directors of SkillSoft Limited and SkillSoft Corporation, which are wholly-owned subsidiaries of the Issuer.

SSI Investments II Limited

Name	Age	Position
Executive Officers

Charles E. Moran	55	President and Chief Executive Officer

Thomas J. McDonald	60	Chief Financial Officer and Secretary

Jerald A. Nine, Jr.	52	Chief Operating Officer

Mark A. Townsend	57	Executive Vice President, Technology

Colm M. Darcy	46	Executive Vice President, Content Development

Anthony P. Amato	45	Chief Accounting Officer

Board of Directors

Michael C. Ascione	39	Director

John Maldonado	34	Director

David W. Humphrey	33	Director

Imelda Shine	40	Director

Mark Commins	27	Director

Ferdinand von Prondzynski	56	Director

SSI Co-Issuer

Name	Age	Position
Officers

Charles E. Moran	55	President and Chief Executive Officer

Thomas J. McDonald	60	Chief Financial Officer and Assistant Secretary

Anthony P. Amato	45	Chief Accounting Officer

Michael C. Ascione	39	Secretary

John Maldonado	34	Assistant Secretary

David W. Humphrey	33	Assistant Secretary

Board of Managers

Michael C. Ascione	39	Manager

Charles E. Moran, age 55, has served as a director and has held the position of President and Chief Executive Officer of the Issuer since May 2010. Mr. Moran was appointed Chairman of the Board of Directors of SkillSoft Limited in November 2006 and has served as a director and has held the position of President and Chief Executive Officer since SkillSoft Limited’s merger with SkillSoft Corporation in September 2002. Mr. Moran is a founder of SkillSoft Corporation and served as its Chairman of the Board, President and Chief Executive Officer from January 1998 until September 2002. Mr. Moran is also a director of Higher One Holdings, Inc. Mr. Moran’s leadership, executive, managerial, business and technology company experience, along with his 12 years with us and 15 years in the e-learning industry, qualify him to serve as a director.

Thomas J. McDonald, age 60, has served as our Chief Financial Officer and Secretary since May 2010, and has served as Chief Financial Officer and Executive Vice President of SkillSoft Limited since SkillSoft Limited’s merger with SkillSoft Corporation in September 2002. Mr. McDonald also served as SkillSoft Limited’s Assistant Secretary from September 2002 until April 2010, and served as SkillSoft Limited’s Secretary from April 2010 until May 2010. Mr. McDonald is a founder of SkillSoft Corporation and served as its Chief Financial Officer, Vice President, Operations, Treasurer and Secretary from February 1998 until SkillSoft Limited’s merger with SkillSoft Corporation in September 2002.

Jerald A. Nine, Jr., age 52, has served as our Chief Operating Officer since May 2010 and has served as Chief Operating Officer of SkillSoft Limited since February 2004. Mr. Nine served as Executive Vice President, Global Sales & Marketing and General Manager, Content Solutions Division from SkillSoft Limited’s merger with SkillSoft Corporation in September 2002 to February 2004. Mr. Nine is a founder of SkillSoft Corporation and served as its Executive Vice President, Sales and Marketing and General Manager, Books Division from December 2001 to February 2004 and as its Vice President, Worldwide Sales and Marketing from April 1998 to December 2001.

Mark A. Townsend, age 57, has served as our Executive Vice President, Technology since May 2010 and has served as Executive Vice President, Technology of SkillSoft Limited since SkillSoft Limited’s merger with SkillSoft Corporation in September 2002. Mr. Townsend is a founder of SkillSoft Corporation and served as its Vice President, Product Development from January 1998 until our merger with SkillSoft Corporation in September 2002.

Colm M. Darcy, age 46, has served as our Executive Vice President, Content Development since May 2010 and has served as Executive Vice President, Content Development of SkillSoft Limited since SkillSoft Limited’s merger with SkillSoft Corporation in September 2002. From April 2002 to September 2002, Mr. Darcy served as SkillSoft Limited’s Executive Vice President, Research and Development and from January 2002 to April 2002, Mr. Darcy served as Vice President of Solutions Management. Mr. Darcy also held various positions with SkillSoft Limited from 1995 to January 2002, most recently as Vice President, Strategic Alliances. Prior to joining SkillSoft Limited, Mr. Darcy held positions in Finance, Human Resources, Training and Information Technology in the Republic of Ireland’s Department of Health and Child Welfare.

Anthony P. Amato, age 45, has served as our Chief Accounting Officer since May 2010 and has served as Vice President, Finance and Chief Accounting Officer of SkillSoft Limited since August 2006. From May 2005 until August 2006, Mr. Amato served as Vice President of Finance Operations and Treasury for SkillSoft Limited. From May 2003 to May 2005, Mr. Amato served as Director of International Finances/Corporate Treasurer for SkillSoft Limited. Prior to joining SkillSoft Limited, Mr. Amato served as the Director of Finance of CMGI, Inc., a provider of technology and e-commerce solutions, from May 2002 to December 2002.

Michael C. Ascione, age 39, has served as a director since June 2010. Mr. Ascione is currently a Managing Director at Berkshire Partners LLC, a Boston-based private equity firm, having joined the firm in 2001. Mr. Ascione also serves on the Board of Directors of several private companies. Before joining Berkshire Partners, Mr. Ascione was director of business development at an IT services firm, a senior associate at a private equity firm and started his career in the Corporate Finance and Principal Investment Area at Goldman, Sachs & Co. Mr. Ascione holds a BS from Boston College and an MBA from Harvard Business School. Mr. Ascione’s private equity, financial and business experience qualify him to serve as a director.

John Maldonado, age 34, has served as a director since May 2010. Mr. Maldonado is currently a Principal at Advent International, having joined the firm in 2006. Mr. Maldonado also serves on the board of directors of Fifth Third Processing Solutions. Prior to joining Advent International, Mr. Maldonado was at Parthenon Capital from 2004-2006, at Bain Capital from 2000 to 2002 and a consultant with the Parthenon Group from 1998 to 2000 . Mr. Maldonado received an M.B.A. from Harvard Business School and a B.A. from Dartmouth College. Mr. Maldonado’s private equity, consulting, business services and financial experience qualify him to serve as a director.

David Humphrey, age 33, has served as a director since May 2010. Mr. Humphrey is currently a Principal in the Private Equity group of Bain Capital, having joined the firm in 2001. Mr. Humphrey also serves on the board of directors of Burlington Coat Factory Investments Holdings, Inc. and of Bright Horizons Family Solutions, Inc. Prior to joining Bain Capital, Mr. Humphrey was an investment banker in the mergers and acquisitions group at Lehman Brothers from 1999 to 2001. Mr. Humphrey received an M.B.A. from Harvard Business School and a B.A. from Harvard University. Mr. Humphrey’s private equity, mergers and acquisitions and investment banking experience qualify him to serve as a director.

Imelda Shine, age 40, has served as a director since February 2010. Ms. Shine is currently the Managing Director of Intertrust Management Ireland Limited, having established Intertrust’s Irish operation in February 2009. Ms. Shine is a director of ARM PLC and several private companies. Prior to joining Intertrust, Ms. Shine served as Portfolio Manager at Davy Private Clients from October 2006 until September 2008, as Associate Director of Bank of Ireland Asset Management from January 2003 until September

2006, Vice President & Director Global Product Management (Global Equities) for OppenheimerFunds from September 1998 until January 2003 and Product Manager with LGT Asset Management (Formerly GT Global) from March 1993 until August 1998. Ms. Shine holds a Bachelor of Business Studies and Masters in Marketing Practice from the Smurfit Graduate School of Business. Ms. Shine’s education, international financial services and business experience qualify her to serve as a director.

Mark Commins, age 27, has served as a director since February 2010. Mr. Commins is a qualified Chartered Accountant and is currently a Financial Account Manager at Intertrust Management Ireland Limited, having joined the firm in January 2010. Mr. Commins also serves on the Board of Directors of several private companies. Prior to joining Intertrust, Mr. Commins served as an Account Senior at KPMG Ireland from September 2005 until March 2009, and prior to joining KPMG Mr. Commins obtained a Masters of Business Studies at The Michael Smurfit Graduate School of Business. Mr. Commins’ employment in KPMG and Intertrust along with his education, financial and business experience qualify him to serve as a director.

Ferdinand von Prondzynski, age 56, has served as a director since June 2010 and served as a director of SkillSoft Limited from November 2001 to May 2010. Dr. von Prondzynski served as the President of Dublin City University (DCU), one of Ireland’s leading higher education institutions, from July 2000 until July 2010, and is currently a Professor at DCU. From January 1991 to July 2000, Dr. von Prondzynski served as Professor of Law and Dean of the Faculty of Social Services, the University of Hull, UK. Dr. von Prondzynski has been a member of Ireland’s National Competitiveness Council since 2002. Dr. von Prondzynski is also a director of Knockdrin Estates Ltd. and several private companies. Dr. von Prondzynski’s leadership role at DCU, his 10 years on the Board of Directors of SkillSoft Limited and his legal, financial and business experience qualify him to serve as a director.

There are no family relationships among any of our executive officers or directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The compensation committee of our board of directors is expected to operate under the authority established in a Compensation Committee Charter. The committee’s primary responsibility is to oversee our executive compensation program. In this role, the compensation committee will review and approve all compensation decisions relating to our executive officers. In addition, the committee will have responsibilities related to our incentive-compensation plans and equity-based plans.

Executive Compensation

Pre-Acquisition

The following table sets forth the total compensation for the fiscal years ended January 31, 2008 (fiscal 2008), January 31, 2009 (fiscal 2009) and January 31, 2010 (fiscal 2010) for our principal executive officer, our principal financial officer and our other three most highly compensated executive officers who were serving as executive officers on January 31, 2010. We refer to these officers as our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (1)	All Other Compensation ($) (2)	Total ($)

Charles E. Moran President & CEO	2010	372,000	—	—	—	2,286,649	10,334	2,668,983
	2009	372,000	—	—	—	590,806	10,334	973,140
	2008	335,146	—	—	—	653,901	10,334	999,381

Thomas J. McDonald CFO & Executive Vice President	2010	252,000	—	—	—	965,465	54,865	1,272,330
	2009	252,000	—	—	—	222,076	56,690	530,766
	2008	236,292	—	—	—	266,438	53,581	556,311

Jerald A. Nine, Jr. COO	2010	282,000	—	—	—	1,201,637	8,603	1,492,240
	2009	282,000	—	—	—	281,648	8,603	572,251
	2008	264,781	—	—	—	338,354	8,603	611,738

Mark A. Townsend Executive Vice President, Technology	2010	200,000	—	—	—	587,019	7,026	794,045
	2009	200,000	—	—	—	176,250	7,026	383,276
	2008	200,000	—	—	—	225,000	7,026	432,026

Colm M. Darcy Executive Vice President, Content Development	2010	200,000	—	—	—	587,019	7,026	794,045
	2009	200,000	—	—	—	176,250	7,026	383,276
	2008	200,000	—	—	—	225,000	5,495	430,495

(1)	The amounts in this column reflect cash bonus awards earned by our named executive officers for performance under our executive incentive compensation programs and a one-time discretionary cash bonus paid in August 2009. See “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Cash Incentive Bonuses” above for a description of the fiscal 2010 program and these discretionary cash bonuses.

(2)	All Other Compensation is comprised of the following:

Name	Fiscal Year	Personal Benefits ($) (a)	Life Insurance Premiums ($) (b)	Defined Contribution Plans ($) (c)	Vacation ($) (d)

Charles E. Moran	2010	—	780	2,400	7,154
	2009	—	780	2,400	7,154
	2008	—	780	2,400	7,154

Thomas J. McDonald	2010	46,839	780	2,400	4,846
	2009	48,664	780	2,400	4,846
	2008	45,555	780	2,400	4,846

Jerald A. Nine, Jr.	2010	—	780	2,400	5,423
	2009	—	780	2,400	5,423
	2008	—	780	2,400	5,423

Mark A. Townsend	2010	—	780	2,400	3,846
	2009	—	780	2,400	3,846
	2008	—	780	2,400	3,846

Colm M. Darcy	2010	—	780	2,400	3,846
	2009	—	780	2,400	3,846
	2008	—	780	2,400	2,315

(a)	The personal benefits for Thomas J. McDonald include $9,000, $9,000 and $9,840 for use of an apartment leased by us for fiscal 2008, 2009 and 2010, respectively, $4,920, $4,500 and $4,044 for use of a company-leased vehicle for fiscal 2008, 2009 and 2010, respectively, $19,586, $17,426 and $20,566 for personal travel for fiscal 2008, 2009 and 2010, respectively, and $12,049, $17,738 and $12,389 for reimbursement of tax obligations related to such personal benefits for fiscal 2008, 2009 and 2010, respectively.
(b)	Represents premiums paid by us for life insurance for which the named executive officer is the named beneficiary.
(c)	Reflects amounts paid by us pursuant to our 401(k) matching program, with limits of $100 per pay period, up to a maximum of $2,400 per year.
(d)	Includes amounts paid in fiscal 2008, 2009 and 2010 as accrued and unused vacation time per our policy.

Post-Acquisition

As of the date of this registration statement, none of the Company’s executive officers has entered into any new employment agreement or other arrangement with Parent, the Company or any of their respective subsidiaries, partners, directors or controlling persons regarding such executive officer’s employment or the right to purchase or participate in the equity securities of Parent and/or its subsidiaries. While we expect that members of the current management team will enter into new agreements and arrangements with Parent or its affiliates regarding employment and the right to purchase or participate in the equity securities of Parent and/or its subsidiaries, as of the date of this registration statement, no definitive agreements have been reached between members of our current management and representatives of Parent and/or the Sponsors, and there can be no assurance that any parties will reach such an agreement.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of our Board of Directors are Messrs. Ascione, Humphrey and Maldonado, each of whom became members of the Compensation Committee in October 2010. No executive officer of SkillSoft has served as a director or member of the compensation committee of any other entity whose executive officers served as a director or member of the Compensation Committee of SkillSoft. During fiscal 2010, no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the Exchange Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with SkillSoft’s management. Based on this review and discussion, the Compensation Committee recommended to SkillSoft’s Board of Directors that the Compensation Discussion and Analysis be included in this filing.

By the Compensation Committee of the Board of Directors:

Michael C. Ascione

John Maldonado

David Humphrey

PRINCIPAL UNIT HOLDERS

All of the outstanding stock of SSI Investments II Limited is held by SSI Investments I Limited. SSILuxCo II S.à r.l. holds all of the outstanding stock of SSI Investments I Limited. SSILuxCo S.à r.l. holds all of the outstanding stock of SSILuxCo II S.à r.l. SSI Pooling, L.P., referred to herein as Parent, holds all of the outstanding stock of SSILuxCo S.à r.l.

The following table sets forth, as of July 31, 2010, the number and percentage of units beneficially owned by each person known to us to beneficially own more than 5% of the outstanding units of Parent. The beneficial ownership percentages reflected in the table below are based on 534,513,270.46 units outstanding as of July 31, 2010. Our executive officers are currently in discussions with the Sponsors to finalize management equity arrangements. As a result, the table below omits reference to any securities beneficially owned by our executive officers.

Notwithstanding the beneficial ownership of units presented below, the rights of the holders of units are governed by certain agreements, including an agreement of exempted limited partnership of Parent and a shareholders’ agreement of SSI Pooling GP, Inc., a Cayman Islands exempted company (“SSI Pooling GP”), and the general partner of Parent. The parties to the shareholders’ agreement of SSI Pooling GP have agreed to vote their shares to elect the board of directors of SSI Pooling GP as set forth therein. See “Certain Relationships and Related Party Transactions.”

Except as described in the agreements referred to above or as otherwise indicated in a footnote, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the following units.

Name of Beneficial Owner	Amount and Nature of Beneficially Owned	Percent of Class
Berkshire Unit Holders (1)	215,155,308.18	40.3%
Advent Investments (2)	159,678,981.14	29.9%
Bain Unit Holders (3)	159,678,981.14	29.9%

(1)	Represents 175,440,932.65 units held by Berkshire Fund VII (OS), L.P., a Cayman Islands exempted limited partnership (“Berkshire VII (OS)”), 32,799,194.42 units held by Berkshire Fund VII-A (OS), L.P., a Cayman Islands exempted limited partnership (“Berkshire VII-A (OS)”) and 6,915,181.11 units held by Berkshire Investors (OS), L.P., a Cayman Islands exempted limited partnership (“Berkshire Investors (OS)” and, collectively with Berkshire VII (OS) and Berkshire VII-A (OS), the “Berkshire Unit Holders”). Seventh Berkshire Associates (OS), L.P., a Cayman Islands exempted limited partnership (“Seventh BA (OS)”) is the general partner of each of the Berkshire Unit Holders. Seventh Berkshire Associates GP (OS), Ltd., a Cayman Islands limited share company (“Seventh BA GP (OS)”), is the general partner of Seventh BA (OS). By virtue of these relationships, Seventh BA (OS) and Seventh BA GP (OS) may be deemed to have voting and dispositive power with respect to the 215,155,308.18 units held by the Berkshire Unit Holders. Seventh BA (OS) and Seventh BA GP (OS) expressly disclaim beneficial ownership of any securities owned beneficially or of record by any person or persons other than themselves for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act of 1934 and expressly disclaim beneficial ownership of any such securities except to the extent of their pecuniary interest therein. The business address of each of the Berkshire Unit Holders, Seventh BA (OS) and Seventh BA GP (OS) is c/o Berkshire Partners LLC, 200 Clarendon Street, 35th Floor, Boston, Massachusetts 02116.
(2)	Represents 159,678,981.14 units held by Advent SS Investments (Cayman) Limited, a Cayman Islands exempted company (“Advent Investments”). The business address of Advent Investments is c/o Advent International Corporation, 75 State Street, Boston, Massachusetts 02109.
(3)	Represents 158,678,989.14 units held by Bain Capital Fund X, L.P., a Cayman Islands exempted limited partnership (“Bain Capital Fund X”), 566,128.00 units held by BCIP Associates IV, L.P., a Cayman Islands exempted limited partnership (“BCIP IV”), 258,737.00 units held by BCIP Trust Associates IV, L.P. a Cayman Islands exempted limited partnership (“BCIP Trust IV”), 119,621.00 units held by BCIP Associates IV-B, L.P., a Cayman Islands exempted limited partnership (“BCIP IV-B”), and 55,506.00 units held by BCIP Trust Associates IV-B, L.P., a Cayman Islands exempted limited partnership (“BCIP Trust IV-B” and, collectively with Bain Capital Fund X, BCIP IV, BCIP Trust IV and BCIP IV-B, the “Bain Unit Holders”). Bain Capital Partners X, L.P., a Cayman Islands exempted limited partnership (“Bain Capital Partners X”) is the general partner of Bain Capital Fund X. Bain Capital Investors, LLC, a Delaware limited liability company (“Bain Capital Investors”) is the general partner of each of Bain Capital Partners X, BCIP IV, BCIP Trust IV, BCIP IV-B and BCIP

Trust IV-B. By virtue of these relationships, Bain Capital Partners X may be deemed to have voting and dispositive power with respect to the 158,678,989.14 units held by Bain Capital Fund X and Bain Capital Investors may be deemed to have voting and dispositive power with respect to the 159,678,981.14 units held by the Bain Unit Holders. Bain Capital Partners X and Bain Capital Investors expressly disclaim beneficial ownership of any securities owned beneficially or of record by any person or persons other than themselves for purposes of Section 13(d)(3) and Rule 13d-3 of the Securities Exchange Act of 1934 and expressly disclaim beneficial ownership of any such securities except to the extent of their pecuniary interest therein. The business address of each of the Bain Unit Holders, Bain Capital Partners X and Bain Capital Investors is c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Arrangements with our Investors

Simultaneously with the consummation of the Transactions, we entered into equityholder agreements with those persons and entities that became equityholders of us or Parent after the completion of the Transactions. These equityholder agreements contain agreements among the parties with respect to election of directors, participation rights, right of first refusal upon disposition of shares, permitted transferees, registration rights and other actions requiring the approval of equityholders.

Management Agreement

Upon completion of the Transactions, certain of our parent and subsidiary entities entered into a management agreement with entities affiliated with the Sponsors, pursuant to which such entities provide management services to us and certain of our parent and subsidiary entities until the tenth anniversary of the consummation of the Transactions, with evergreen one year extensions thereafter. Pursuant to such agreement, entities affiliated with the Sponsors receive an aggregate annual management fee equal to $1.5 million, and reimbursement for out-of-pocket expenses incurred by them or their respective affiliates in connection with the provision of services pursuant to the agreement. After satisfaction of certain Irish regulatory requirements, SkillSoft became a party to the management agreement.

In addition, the management agreement provides that entities affiliated with the Sponsors will receive aggregate transaction fees of approximately $11.0 million in connection with services provided by such entities related to the Transactions.

The management agreement provides that entities affiliated with the Sponsors are entitled to receive fees in connection with certain subsequent financing, acquisition, disposition and change of control transactions of 1% of the gross transaction value of any such transaction. The management agreement includes customary exculpation and indemnification provisions in favor of the Sponsors and their respective affiliates. The management agreement may be terminated, respectively, by the Company and the Sponsors at any time and will terminate automatically upon an initial public offering or a change of control unless we and the counterparty(s) determine otherwise. Upon termination, each provider of management services will be entitled to a termination fee calculated based on the present value of the annual fees due during the remaining period from the date of termination to the tenth anniversary of the date of the completion of the Transactions or the then-applicable scheduled date for termination of the management agreement.

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

The current directors and officers of SkillSoft and its subsidiaries are entitled under the agreement covering the Acquisition to continued indemnification and insurance coverage.

DESCRIPTION OF OTHER INDEBTEDNESS

Existing Senior Secured Credit Facilities

Overview

In connection with the Transactions, we initially entered into a senior secured credit facility with certain lenders that we subsequently amended and restated on the date the Acquisition was consummated (as amended and restated, referred to herein as our “Senior Credit Facilities”). The date on which the Acquisition was consummated is referred to in this section as the “closing date.”

Our Senior Credit Facilities provide for senior secured financing of up to $365.0 million, consisting of:

•	a $325.0 million term loan facility with a maturity of seven years from the closing date; and

•	a $40.0 million revolving credit facility with a maturity of five years from the closing date, including a letter of credit subfacility and a swingline loan subfacility.

Availability of the term loan facility and a portion of the revolving credit facility on the closing date was subject to customary conditions precedent, as well as certain conditions related to consummation of the Acquisition, which are consistent with custom and practice in respect of a takeover scheme of arrangement regulated under the Irish Takeover Rules. With the satisfaction of such conditions on the closing date, we drew the full amount of the term loan facility and none of the revolving credit facility on the closing date.

All borrowings under our Senior Credit Facilities following the closing date are subject to satisfaction of customary conditions, including the absence of any default and accuracy of representations and warranties.

In addition to the facilities described above, after the closing date we may request additional tranches of term loans or increases to the revolving credit facility. Availability of such additional tranches of term loans or increases to the revolving credit facility is subject to the absence of any default, pro forma compliance with a secured leverage ratio test and, among other things, the receipt of commitments by existing or additional financial institutions.

Proceeds of the term loans were, together with other sources of funds described under “Use of Proceeds,” used to finance the Acquisition and related fees and expenses. Proceeds of the revolving credit facility, swingline loans and letters of credit are available after the closing date to provide financing for working capital and general corporate purposes.

The Issuer is the initial borrower under our Senior Credit Facilities. After satisfaction of certain Irish regulatory requirements, all of which have been satisfied, SkillSoft Corporation, a U.S. subsidiary of SkillSoft, assumed all of the obligations of, and became the borrower under, the Senior Credit Facilities.

Interest Rate and Fees

Borrowings under our Senior Credit Facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the highest of (i) the prime lending rate as set forth in The Wall Street Journal as the “prime rate” for the United Sates, (ii) the federal funds effective rate from time to time plus 0.50%, (iii) a LIBOR rate determined by reference to the cost of funds for deposits for a one month interest period plus 1.00% and (iv) 2.75%, or (b) the LIBOR determined by reference to the costs of funds for deposits for the interest period relevant to such borrowing adjusted for certain additional costs (“Adjusted LIBOR”), provided that the Adjusted LIBOR shall not be lower than 1.75%.

The applicable margin percentage for term loans is 3.75% per annum for base rate loans and 4.75% per annum for LIBOR rate loans. The applicable margin percentage for the revolving credit facility is 3.50% per annum for base rate loans and 4.50% per annum for LIBOR rate loans.

We are required to pay each lender a commitment fee in respect of any unused commitments under the revolving credit facility at a rate of 0.75% per annum, paid quarterly.

Prepayments

Our Senior Credit Facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

•	a percentage initially expected to be 50% (subject to reduction to 25% and 0% based upon our leverage ratio) of our annual excess cash flow;

•	100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of any incurrence of certain debt, other than debt permitted under our Senior Credit Facilities.

The foregoing mandatory prepayments are applied to installments of the term loan facility in direct order of maturity.

We may voluntarily repay outstanding loans under our Senior Credit Facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans and, with respect to outstanding term loans, a premium during the first three years following the closing date for voluntary prepayments, repricings or effective repricings of such term loans. The premium for voluntary prepayments, repricings or effective repricings of term loans is 2% in the second year and 1% in the third year, with a customary make-whole premium for prepayments during the first year of the term loan facility. Voluntary prepayments may be applied as directed by the borrower.

Amortization of Term Loans

Our Senior Credit Facilities require scheduled quarterly payments on the term loan facility equal to 0.25% of the initial aggregate principal amount of the term loans made on the closing date, with the balance due at maturity.

Collateral and Guarantees

The Senior Credit Facilities are guaranteed by, subject to certain exceptions (including an exception for foreign subsidiaries of U.S. subsidiaries), each of our existing and future material wholly owned subsidiaries and our immediate parent. All obligations under our Senior Credit Facilities, and the guarantees of those obligations, will be secured by substantially all of our, our subsidiary guarantors’ and our parent’s existing and future property and assets and by a pledge of our capital stock and the capital stock of, subject to certain exceptions, each of our material wholly owned restricted subsidiaries (or up to 65% of the capital stock of material first-tier foreign wholly owned restricted subsidiaries of our U.S. subsidiaries). Prior to the completion of certain Irish regulatory requirements, only certain non-Irish subsidiaries of SkillSoft had guaranteed, and provided security for, obligations under our Senior Credit Facilities.

Certain Covenants and Events of Default

Prior to the closing date, our Senior Secured Facilities limited our and our parent’s activities, subject to certain exceptions that contemplated the Transactions and the other transactions in connection with the consummation of the Acquisition.

On and after the closing date, our revolving credit facility (but not the term loan facility) requires us to comply on a quarterly basis with a maximum secured leverage ratio financial covenant. Such financial covenant is tested on the last day of each fiscal quarter (but failure to maintain the required ratio would not result in a default under the revolving credit facility so long as the revolving credit facility is undrawn at such time). The maximum secured leverage ratio financial covenant becomes more restrictive over time but less restrictive in connection with certain material acquisitions.

In addition, our Senior Credit Facilities include negative covenants that, subject to significant exceptions, limit our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness;

•	create liens on assets;

•	engage in mergers or consolidations;

•	sell assets (including pursuant to sale and leaseback transactions);

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans or advances;

•	repay certain indebtedness (including the senior notes offered hereby);

•	engage in certain transactions with affiliates;

•	amend material agreements governing certain indebtedness (including the senior notes offered hereby); and

•	change our lines of business.

Our Senior Credit Facilities include certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), material judgments, the invalidity of material provisions of the Senior Credit Facilities documentation, actual or asserted failure of the guarantees or security documents for our Senior Credit Facilities, and a change of control. If an event of default occurs, the lenders under our Senior Credit Facilities will be entitled to take various actions, including the acceleration of all amounts due under our Senior Credit Facilities and all actions permitted to be taken by a secured creditor.

DESCRIPTION OF THE EXCHANGE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (a) the term “Issuer” refers solely to SSI Investments II Limited and not to any of its Subsidiaries, (b) the term “Co-Issuer” refers solely to SSI Co-Issuer LLC (or any successor co-issuer of the notes) and not to any of its Subsidiaries and (c) the terms “Issuers”, “we,” “our” and “us” refer collectively to the Issuer and the Co-Issuer and not to any of their Subsidiaries.

The Issuers issued $310,000,000 aggregate principal amount of 11.125% senior notes due 2018 (the “outstanding notes”) under an indenture dated as of the Issue Date (the “Indenture”) among the Issuers, the Guarantors from time to time party thereto and Wilmington Trust FSB, as trustee (the “Trustee”). In this section, we refer to the exchange notes together with the outstanding notes as the “notes.” This issuance of the notes was authorized by the directors of the Issuers. The notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The terms of the exchange notes are identical in all material respects to the outstanding notes except that, upon completion of the exchange offer, the exchange notes will be registered under the Securities Act and free of any covenants regarding exchange registration rights.

The Co-Issuer is a Subsidiary of the Issuer that was created to be a co-issuer of the notes. The Co-Issuer does not own and is not expected to own any significant assets, and will have no business operations other than acting as a co-issuer of the notes.

Unless the Acquisition closes on the Issue Date, the net proceeds of the notes will be deposited in an Escrow Account as described under “—Escrow of Proceeds; Special Mandatory Redemption.” If the Acquisition is consummated following the Issue Date, the proceeds of the offering of the notes sold on the Issue Date will be released from the Escrow Account concurrently with the consummation of the Acquisition and used by the Issuer, together with the borrowings under the Senior Credit Facilities and the Equity Contribution, to make a contribution to the share capital of Bidco, which will use such proceeds to pay the consideration for the acquisition of SkillSoft Limited (formerly, SkillSoft PLC) (“SkillSoft”) in accordance with the Scheme, and to cover certain costs and expenses related to the Transactions.

The following description is only a summary of the material provisions of the Indenture, the Registration Rights Agreement and the Escrow Agreement, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions therein of certain terms used below. We urge you to read the Indenture, the Registration Rights Agreement and the Escrow Agreement because they, and not this description, define your rights as a Holder of the notes. Anyone who receives this prospectus may obtain a copy of the Indenture, the Escrow Agreement and the Registration Rights Agreement without charge upon request. See “Available Information.”

Brief Description of the Exchange Notes and the Guarantees

The Notes

The notes are:

•	unsecured senior obligations of the Issuers;

•	pari passu in right of payment to all existing and future senior indebtedness of the Issuers (including the Senior Credit Facilities);

•	senior in right of payment to any of the Issuers’ existing and future subordinated indebtedness;

•	effectively subordinated to all Secured Indebtedness of the Issuers (including the Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness; and

•	guaranteed on a senior unsecured basis by each of the Guarantors.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuers and their Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be senior indebtedness or senior secured Indebtedness. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.”

The Guarantees

The Guarantee of each Guarantor is:

•	an unsecured senior obligation of such Guarantor;

•	pari passu in right of payment to all existing and future senior indebtedness of such Guarantor (including its guarantee of the Senior Credit Facilities);

•	senior in right of payment to any of such Guarantor’s existing and future subordinated indebtedness; and

•

effectively subordinated to all Secured Indebtedness of such Guarantor (including its guarantee of the Senior Credit Facilities) to the extent of the value of the assets of such Guarantor securing such Secured Indebtedness.

As of the Issue Date, the notes were guaranteed by Bidco and each Restricted Subsidiary (other than any Excluded Subsidiary) that guarantees the Senior Credit Facilities that is not an Irish Subsidiary. Upon satisfaction of the White Wash Requirements by the Irish Subsidiaries in June 2010, the Issuers caused each Restricted Subsidiary (other than any Excluded Subsidiary) that guarantees the Senior Credit Facilities and that is an Irish Subsidiary to execute and deliver to the Trustee a supplemental indenture providing for its Guarantee of the notes.

Upon satisfaction of the White Wash Requirements, the obligations of the borrower under the Senior Credit Facilities were assumed by the US Borrower pursuant to a series of intercompany transactions described below (the “Senior Debt Pushdown”). The Senior Debt Pushdown did not affect the obligations of the Issuers under the notes and Issuers under the notes are the same before and after the Senior Debt Pushdown. Upon completion of the Senior Debt Pushdown, the Issuer and each of the Guarantors (other than Bidco and each Restricted Subsidiary (other than any Excluded Subsidiary) that is not an Irish Subsidiary, which provided guarantees of the borrower’s obligations under the Senior Credit Facilities on the Issue Date) guaranteed the US Borrower’s obligations under the Senior Credit Facilities.

If the proceeds of the notes had been deposited in the Escrow Account, prior to the Escrow Release Date, the Issuers and Bidco would have been prohibited from engaging in any business activity or any other activity, other than certain activities related to the Indenture, the Senior Credit Facilities and the Acquisition and related transactions. See “—Limitation on Activities of the Issuers and Bidco Prior to the Escrow Release Date.” Prior to the consummation of the Acquisition, the Issuers did not control SkillSoft or any of its Subsidiaries, and neither SkillSoft nor any of its Subsidiaries were subject to the covenants described in this Description of the Exchange Notes.

The Guarantees of the notes are joint and several obligations of the Guarantors. The Guarantees of the notes are pari passu in right of payment with all existing and future senior indebtedness of each such entity, are effectively subordinated to all Secured Indebtedness of each such entity to the extent of the value of the assets securing such Secured Indebtedness and are senior in right of payment to all existing and future Subordinated Indebtedness of each such entity. The notes are structurally subordinated to Indebtedness of Subsidiaries of the Issuer (other than the Co-Issuer) that do not Guarantee the notes.

Not all of the Issuers’ Subsidiaries Guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries (other than the Co-Issuer) will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuers. None of our non-Wholly-Owned Subsidiaries, Receivables Subsidiaries, Immaterial Subsidiaries or other Excluded Subsidiaries is required to guarantee the notes.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

Any Guarantor that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The Indenture provides that each Guarantor may consolidate with, amalgamate or merge with or into or sell its assets to the Issuers or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets.”

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.

A Guarantee by a Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange, disposition or transfer (by merger or otherwise) of (x) all of the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Guarantor, which sale, exchange, disposition or transfer in each case is made in compliance with the covenant described under the caption “Repurchase at the Option of Holders—Asset Sales;”

(b) in the case of any Guarantor whose Guarantee was created pursuant to the covenant described under the caption “Certain Covenants—Additional Guarantees,” the release or discharge of the guarantee by such Guarantor of the Indebtedness which resulted in the creation of such Guarantee (except a discharge or release by or as a result of payment under such guarantee);

(c) the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(d) the Issuers exercising their legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuers’ obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) the Issuers delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to the release of such Guarantee have been satisfied.

Listing

Application has been made for the notes to be listed on the Official List of the Irish Stock Exchange and to admit the notes for trading on the Global Exchange Market (“GEM”) of the Irish Stock Exchange.

Paying Agent and Registrar for the Notes

The Issuers will maintain a paying agent (the “Paying Agent”) for the notes for so long as the notes are listed on the GEM and the rules of the GEM so require. Wilmington Trust FSB will initially act as Paying Agent and as Registrar for the notes through its office in the State of Connecticut. The Issuers may change the Paying Agent or Registrar for the notes without prior notice to the Holders of notes. For so long as the notes are listed on the GEM and the rules of the GEM so require, the Issuers will publish a notice of any change of Paying Agent, Registrar or transfer agent in a newspaper having a general circulation in Ireland or, to the extent and in the manner permitted by such rules, posted on the official website of the Irish Stock Exchange. In addition, the Issuers undertake that they will use commercially reasonable efforts to ensure that they maintain a Paying Agent that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the European Council of Economics and Finance Ministers (“ECOFIN”) meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; provided, however, that no Paying Agent will be located in the Republic of Ireland unless such Paying Agent complies with the conditions for an exemption from withholding tax as provided for in Section 64 of the Irish Taxes Consolidation Act 1997.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture in amounts of at least $100,000. The Registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed. The notes cannot be resold or otherwise transferred such as to impose upon the Issuers or the Guarantors or any affiliate thereof any obligation to prepare, publish or file any prospectus or other or similar disclosure document other than as specifically provided in the Registration Rights Agreement. Any purported resale or transfer which imposes such an obligation is and shall be void.

Principal, Maturity and Interest

The Issuers initially issued $310,000,000 in aggregate principal amount of notes. The Issuers may issue additional notes under the Indenture from time to time after this offering subject to compliance with the covenant described below under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Additional Notes”). The notes offered by the prospectus and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “notes” for all purposes of the Indenture and this “Description of the Exchange Notes” include any Additional Notes.

Interest on the notes accrues at a rate of 11.125% per annum and is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on December 1, 2010, to the Holders of notes of record on the 15th calendar day of the month immediately preceding such interest payment date. Interest on the notes accrues from the most recent date to which interest has been paid with respect to such notes, or if no interest has been paid, from and including the date the applicable notes were issued. The notes mature on June 1, 2018 and are issued in denominations of $100,000 and integral multiples of $1,000 in excess of $100,000.

Principal of, premium, if any, and interest on the notes is payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes registered in the name of or held by DTC or its nominee are made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Upon the issuance of definitive notes in registered certificated form, and for so long as the notes are listed on the GEM and the rules of the GEM so require, Holders of the notes will be able to receive principal, interest and Special Interest, if any, on the notes at the designated office of the Paying Agent, subject to the right of the Issuers to mail payments in accordance with the terms of the Indenture. The Issuers will pay interest on the notes to Persons who are registered Holders at the close of business on the record date immediately preceding the interest payment date for such interest. Such Holders must surrender their notes to a Paying Agent to collect principal payments.

Additional Amounts

All payments made under or with respect to the notes (whether or not they are definitive notes in registered certificated form) or with respect to any Guarantee are made free and clear of and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (including penalties and interest related thereto) (“Taxes”) unless the withholding or deduction of such Taxes is then required by law or by the official interpretation or administration thereof. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of any jurisdiction in which the Issuers or any Guarantor (including any surviving corporation), is then incorporated or resident for tax purposes or any political subdivision thereof or therein or any jurisdiction from or through which payment is made by or on behalf of the Issuers or any Guarantor (each, a “Tax Jurisdiction”), will at any time be required to be made from any payments made under or with respect to the notes or with respect to any Guarantee, including, without limitation, payments of principal, redemption price, interest or premium, the Issuers, the relevant Guarantor or other payor, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder (including Additional Amounts) after such withholding, deduction or imposition will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts are payable with respect to:

(1) any Taxes that would not have been imposed but for the Holder or the beneficial owner of the notes being a citizen or resident or national of, incorporated in or carrying on a business, in the relevant Tax Jurisdiction in which such Taxes are imposed or having any other present or former connection with the relevant Tax Jurisdiction other than the mere acquisition, holding, enforcement or receipt of payment in respect of the notes or with respect to any Guarantee;

(2) any Taxes that are imposed or withheld as a result of the failure of the Holder or the beneficial owner of the notes to comply with any certification, identification, documentation, or other reporting requirements (including, without limitation, with respect to the nationality, residence, identity or connection with a Tax Jurisdiction of the Holder or beneficial owner of the notes) (“Documentation”), if (i) such compliance would, under the applicable law, administrative decision of the taxing or government authority, or published administrative practice of the Tax Jurisdiction, have entitled the Holder, beneficial owner, Issuer, Co-Issuer, Paying Agent, or any of the Guarantors to an exemption from deduction or withholding or the requirement to deduct or withhold all or part of any such Taxes and (ii) the Issuer, Co-Issuer, Paying Agent, or any of the Guarantors requests, at least 60 days prior to any payment under or with respect to the notes, such Documentation from the Holder and the Holder or beneficial owner does not provide such Documentation within 30 days of the date of the request;

(3) any note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had the note been presented during such 30 day period);

(4) any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;

(5) any Taxes on a payment to an individual and that are required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26 and 27 November 2000 on the taxation of savings income or any law implementing or complying with or introduced in order to conform to, such Directive;

(6) any note presented for payment by or on behalf of a Holder of notes who would have been able to avoid such Taxes by presenting the relevant note to another Paying Agent in a member state of the European Union;

(7) any Taxes payable other than by deduction or withholding from payments under, or with respect to, the notes or with respect to any Guarantee; or

(8) any Taxes that are United States backup withholding taxes.

Such Additional Amounts will also not be payable where, had the beneficial owner of the note been the Holder of the note, it would not have been entitled to payment of Additional Amounts by reasons of any of clauses (1) to (8) inclusive of this section.

In addition to the foregoing, the Issuers and the Guarantors will also pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which are levied by any Tax Jurisdiction on the execution, delivery, or registration of any of, or any payment under, the notes, the Indenture, any Guarantee, or any other document or instrument referred to therein (other than a transfer of the notes).

If the Issuers or any Guarantor, as the case may be, becomes aware that they will be obligated to pay Additional Amounts with respect to any payment under or with respect to the notes or any Guarantee, the Issuers or the relevant Guarantor, as the case may be, will deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises shortly before or after the 30th day prior to that payment date, in which case the Issuers or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts to Holders on the relevant payment date. Each such Officer’s Certificate shall be relied upon until receipt of a further Officer’s Certificate addressing such matters. The Trustee shall be entitled to rely solely on each such Officer’s Certificate as conclusive proof that such payments are necessary and may assume that no Additional Amounts are due in the absence of delivery of such Officer’s Certificate.

The Issuers or the relevant Guarantor will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant Tax Jurisdiction in accordance with applicable law. Upon request, the Issuers or the relevant Guarantor will provide to the Trustee an official receipt or, if official receipts are not obtainable using reasonable efforts, other documentation evidencing the payment of any Taxes so deducted or withheld. The Issuers or the relevant Guarantor will attach to each official receipt or other document a certificate stating the amount of such Taxes paid per $1,000 principal amount of the notes then outstanding. Upon request, copies of those receipts or other documentation, as the case may be, will be made available by the Trustee to the Holders of the notes.

Whenever in the Indenture or in this “Description of the Exchange Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of the notes or of principal, interest or of any other amount payable under, or with respect to, any of the notes or Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Redemption for Changes in Taxes

The Issuers may redeem the notes, in whole but not in part, at their discretion at any time upon giving not less than 30 nor more than 90 days’ prior notice to the Holders of the notes (which notice will be irrevocable and given in accordance with the procedures described in “Repurchase at the Option of Holders—Selection and Notice”), at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Issuers for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders of the notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the notes, the Issuers or the Guarantors are or would be required to pay Additional Amounts, and the Issuers or the Guarantors cannot avoid such payment obligation by taking reasonable measures available, and the requirement arises as a result of:

(1) any change in, or amendment to, the laws or treaties (or any regulations, or rulings promulgated thereunder) of the relevant Tax Jurisdiction (as defined above) affecting taxation; or

(2) any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”).

The Issuers will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Issuers would be obligated to make such payment or withholding if a payment in respect of the notes were then due, and at the time such notice is given, the obligation to pay Additional Amounts must remain in effect. Notwithstanding the foregoing, the Issuers may not redeem the notes under this provision if the Tax Jurisdiction changes under the Indenture and either Issuer or a Guarantor is obligated to pay any Additional Amounts as a result of any change in, or amendment to, the laws or treaties (or any regulations or rulings promulgated thereunder), or any change in official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings, of the then current Tax Jurisdiction which, at the time such Tax Jurisdiction became the applicable Tax Jurisdiction under the Indenture, was formally proposed (by the appropriate taxing or government authority). Prior to the publication or, where relevant, mailing of any notice of redemption of the notes pursuant to the foregoing, the Issuers will deliver the Trustee (a) an opinion of independent tax counsel to the effect that the circumstances referred to above exist and (b) an Officer’s Certificate to the effect that the Issuers or the Guarantors cannot avoid their obligation to pay Additional Amounts by taking reasonable measures available to them.

Such Officer’s Certificate and opinion of independent tax counsel shall be sufficient evidence of the existence and satisfaction of the conditions precedent as described above, and will be conclusive and binding on the Holders of the notes.

For the avoidance of doubt, the provisions pertaining to optional redemptions below (See “Optional Redemption”) do not apply to redemptions that are made due to a Change in Tax Law.

Escrow of Proceeds; Special Mandatory Redemption

Unless the Acquisition is consummated on or prior to the Issue Date, the Issuers will, on the Issue Date, enter into the Escrow Agreement with the Trustee in its capacity as Trustee under the Indenture and Wilmington Trust FSB, as Escrow Agent. At the same time, the Initial Purchasers will deposit the gross proceeds from the sale of the notes into the Escrow Account created under the Escrow Agreement, and the Issuers will contribute, or a contribution will be made on their behalf, to the Escrow Account under the Escrow Agreement an amount in cash determined so that the total escrowed funds under the Escrow Agreement will be sufficient to pay the special mandatory redemption price for the notes on August 10, 2010 (the latest date on which the special mandatory redemption can occur). All funds deposited into the Escrow Account will be held by the Escrow Agent for the benefit of the Holders of the notes. If (1) the Acquisition is not completed on or prior to the earlier of (a) the date that is 14 days after the Scheme Effective Date or (b) July 30, 2010, (2) the Issuers determine that any of the conditions to the completion of the Acquisition are not reasonably capable of being satisfied on or prior July 30, 2010 or (3) the Scheme Transaction Agreement is terminated (the date of any such occurrence, the “Escrow Termination Date”), the Indenture will require that we redeem all and not less than all of the notes then outstanding at a redemption price equal to 100% of the aggregate principal amount of the notes plus accrued interest to, but not including, the redemption date. Notice of the redemption will be mailed by the Issuer, no later than the second Business Day following the Escrow Termination Date, to the Trustee (with an instruction to the Trustee to deliver the same to each holder of the notes) and the notes shall be redeemed on the date that is no later than five Business Days after such notice is mailed. Upon the completion of the Acquisition, the foregoing provisions regarding the special mandatory redemption will cease to apply.

Pursuant to the Escrow Agreement, on the Issue Date, approximately $317.3 million will be deposited in total into the Escrow Account under the Escrow Agreement, which represents 100% of the aggregate principal amount of the notes plus accrued interest on the notes to, but not including, August 10, 2010 (the latest date on which the special mandatory redemption can occur). Of this amount, approximately $308.0 million will be deposited by the Initial Purchasers, representing the gross proceeds from the sale of the notes in this offering and the balance of approximately $9.3 million will be deposited by or on behalf of the Issuers. Pending release of the funds in the Escrow Account (a) to the applicable parties pursuant to the terms of the Escrow Agreement upon consummation of the Acquisition or (b) to the Trustee in the event of a special mandatory redemption, such funds may, at the option of the Issuers, be invested in Escrow Investments. The Escrow Agreement will provide that the Escrow Agent will release the funds from the Escrow Account:

•

to the Initial Purchasers in an amount equal to their discount and commissions for the offering (plus any return on investment in Escrow Investments with respect thereto), with the remaining amounts to the Issuer, in each case upon the satisfaction of the following conditions (and delivery to the Trustee of an Officer’s Certificate certifying that these conditions have been satisfied):

•

all conditions to the completion of the Acquisition have been satisfied, or will be satisfied substantially simultaneously with such release, or have been waived, in each case, in accordance with the Scheme Transaction Agreement;

•	the Acquisition will be completed substantially simultaneously with the release of funds in accordance with the Scheme Transaction Agreement; and

•

no Event of Default will have occurred and be continuing or will result therefrom (except with respect to any matters set forth in clause (7) or (8) under the caption “Events of Default and Remedies”); or

•	to the Trustee in connection with a special mandatory redemption.

To secure the payment of the special mandatory redemption, the Issuers and the Guarantors will also grant to the Trustee for the benefit of the holders of the notes a security interest in the Escrow Account, and the Escrow Agreement will require that such security interest be perfected in accordance with the terms thereof. See “Risk Factors—In a bankruptcy proceeding, the holders of notes might not be able to apply the escrowed funds to repay the notes without bankruptcy court approval.”

If at any time the Escrow Account contains cash and/or Escrow Investments having an aggregate value in excess of the special mandatory redemption price on August 10, 2010 (the latest date on which the special mandatory redemption can occur), such excess funds may be released to the Issuers at the Issuers’ option and direction.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

Except as described above under the caption “Escrow of Proceeds; Special Mandatory Redemption,” the Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuers may be required to offer to purchase notes as described under the caption “Certain Covenants—Repurchase at the Option of Holders.” We may at any time and from time to time purchase notes in the open market or otherwise.

Optional Redemption

At any time prior to June 1, 2014, the Issuers may, at their option, redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

In addition, at any time prior to June 1, 2013, the Issuers may, at their option, on one or more occasions redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of Equity Offerings at a redemption price equal to 111.125% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Special Interest, if any, to the date of redemption (subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date); provided that after giving effect to such redemption at least 65% of the aggregate principal amount of notes originally issued shall remain outstanding.

Except pursuant to the preceding two paragraphs, the notes will not be redeemable at the Issuers’ option prior to June 1, 2014.

On or after June 1, 2014, the Issuers may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Special Interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on June 1 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	105.563%
2015	102.781%
2016 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Any redemption and notice may, in the discretion of the Issuers, be subject to satisfaction of one or more conditions precedent.

Selection and Notice

If less than all of the notes are to be redeemed at the option of the Issuers at any time, subject in all cases to DTC procedures, the Trustee will select notes for redemption on a pro rata basis (or, in the case of notes issued in global form, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the date of purchase or Redemption Date to each Holder of record of notes at such Holder’s registered address or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the Indenture. If any note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuers will issue a new note in a principal amount equal to the unredeemed portion of the note called for redemption or tendered for purchase in the name of the Holder upon cancellation of the redeemed or purchased note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the Indenture. Other than the covenant set forth below under the caption “—Limitation on Activities of the Issuers and Bidco Prior to the Escrow Release Date,” these covenants were not applicable until the Acquisition Date.

Limitation on Activities of the Issuers and Bidco Prior to the Escrow Release Date

If the proceeds from the sale of the notes are deposited in the Escrow Account, prior to the Escrow Release Date:

(1) the Issuers and Bidco will not engage in any business activity or undertake any other activity, except any activity (a) relating to the Transactions, (b) undertaken with the purpose of, and directly related to, fulfilling any other obligations under the Indenture (including for the avoidance of doubt, any repurchase or purchase, repayment, redemption, prepayment of such Indebtedness, in each case, as permitted by the Indenture), the Senior Credit Facilities or any other document relating to the notes or the Senior Credit Facilities, (c) undertaken with the purpose of, and directly related to, fulfilling any obligation under the Scheme or facilitating the transactions contemplated thereby, (d) directly related or reasonably incidental to the establishment and/or maintenance of any of the Issuers’ corporate existence or (e) required by any of the Irish courts, the Irish Takeover Panel, or the Irish Stock Exchange in connection with the Scheme;

(2) the Issuers and Bidco shall not incur any liabilities other than liabilities related to the notes issued on the Issue Date, the Indenture, the Senior Credit Facilities, the Scheme, the Equity Contribution and any commitments with respect to the Hedging Obligations in respect of the notes or the Senior Credit Facilities;

(3) the Issuers and Bidco shall not transfer or assign in any manner any of their assets, except as contemplated under the Indenture or the Senior Credit Facilities or as part of the Scheme;

(4) the Issuers and Bidco shall not create, incur or suffer to exist any Lien on any of its assets except in the Escrow Account in accordance with the terms of the Indenture and the Escrow Agreement and except pursuant to the Senior Credit Facilities and any commitments with respect to the Hedging Obligations in respect of the notes or the Senior Credit Facilities; and

(5) the Issuers and Bidco shall not commence or take any action or facilitate a winding-up, liquidation or other analogous proceeding.

Following the Escrow Release Date, the foregoing covenant will be of no further force or effect.

Covenant Suspension

If on any date following the Closing Date (i) the notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuers and the Restricted Subsidiaries will not be subject to the covenants (the “Suspended Covenants”) described under:

(1) “—Repurchase at the Option of Holders—Asset Sales;”

(2) “—Limitation on Restricted Payments;”

(3) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets;”

(5) “—Transactions with Affiliates;”

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;” and

(7) “—Additional Guarantees.”

In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating or (b) the Issuer or any of its Affiliates enter into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the notes below an Investment Grade Rating, then the Issuers and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period.” On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Closing Date, so that it is classified as permitted under clause (3) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Closing Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments” (but will not reduce any amounts available to be made as Restricted Payments under the second paragraph of “—Limitation on Restricted Payments”). However, no Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by the Issuers or their Restricted Subsidiaries, or events occurring, during the Suspension Period. For purposes of the “Repurchase at the Option of Holders—Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Repurchase at the Option of Holders

Change of Control

The notes provide that if a Change of Control occurs, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all the outstanding notes as described under “Optional Redemption,” the Issuers will make an offer to purchase all of the notes pursuant to the procedures described below and in the Indenture (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, subject to the right of Holders of record of the notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuers default in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any notes purchased pursuant to a Change of Control Offer will be required to surrender such notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered notes and their election to require the Issuers to purchase such notes, provided that the paying agent receives, not later than the close of business on the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the notes, the principal amount of notes tendered for purchase, and a statement that such Holder is withdrawing its tendered notes and its election to have such notes purchased;

(7) that if the Issuers are redeeming less than all of the notes tendered, the Holders of notes that were tendered but not accepted for payment will be issued new notes and such new notes will be equal in principal amount to the unpurchased portion of the notes surrendered, provided that each such new note will be in a principal amount of $100,000 and in integral multiples of $1,000 in excess thereof; and

(8) the other instructions, as determined by the Issuers, consistent with the covenant described hereunder, that a Holder must follow.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuers of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers will, to the extent permitted by law,

(1) accept for payment all notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the notes so accepted together with an Officer’s Certificate to the Trustee stating that such notes or portions thereof have been tendered to and purchased by the Issuers.

The Senior Credit Facilities prohibit or limit, and future credit agreements or other agreements to which the Issuers become a party may prohibit or limit, the Issuers from purchasing any notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuers are prohibited from purchasing the notes, the Issuers could seek the consent of its lenders to permit the purchase of the notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such consent or repay such borrowings, the Issuers will remain prohibited from purchasing the notes. In such case, the Issuers’ failure to purchase tendered notes after any applicable notice and lapse of time would constitute an Event of Default under the Indenture.

The Senior Credit Facilities provide, and future credit agreements or other agreements relating to senior indebtedness to which the Issuers become a party may provide, that certain change of control events with respect to the Issuers would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable.

Our ability to pay cash to the Holders of notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the notes protection in the event of a highly leveraged transaction.

We are not required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuers to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuers. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of notes may require the Issuers to make an offer to repurchase the notes as described above.

If and for so long as the notes are listed on the GEM and the rules of the GEM so require, the Issuers will publish notices relating to the Change of Control Offer in a leading newspaper of general circulation in Ireland or, to the extent and in the manner permitted by such rules, post such notices on the official website of the Irish Stock Exchange.

The provisions under the Indenture relative to the Issuers’ obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c), not to exceed the greater of (i) 2% of Total Assets and (ii) $20.0 million at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under the Senior Credit Facilities and, with respect to any revolving credit Indebtedness repaid thereunder, to correspondingly reduce commitments with respect thereto;

(b) Obligations under Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien, which Lien is permitted by the Indenture, and, with respect to any revolving credit Indebtedness repaid thereunder, to correspondingly reduce commitments with respect thereto;

(c) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary; or

(d) Obligations under other Indebtedness (other than Subordinated Indebtedness) (and to correspondingly reduce commitments with respect thereto), provided that the Issuers shall equally and ratably reduce Obligations under the notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest and Special Interest, if any, on the amount of notes that would otherwise be prepaid; or

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or one of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in the case of each of (a), (b) and (c), used or useful in a Similar Business or that replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any transaction with respect to an Acceptable Commitment is not consummated for any reason and the Net Proceeds are not otherwise applied in accordance with this covenant within such 180 day period, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers shall make an offer to all Holders of the notes and, if required by the terms of any Indebtedness that is pari passu with the notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the notes and such Pari Passu Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $25.0 million by mailing the notice required pursuant to the terms of the Indenture, or otherwise in accordance with the procedures of DTC, with a copy to the Trustee.

To the extent that the aggregate amount of notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in the Indenture. If the aggregate principal amount of notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes and the Issuers shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion).

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

If and for so long as the notes are listed on the GEM and the rules of the GEM so require, the Issuers will publish notices relating to the Asset Sale Offer in a leading newspaper of general circulation in Ireland or, to the extent and in the manner permitted by such rules, post such notices on the official website of the Irish Stock Exchange.

The Senior Credit Facilities prohibit or limit, and future credit agreements or other agreements to which the Issuers become a party may prohibit or limit, the Issuers from purchasing any notes pursuant to this Asset Sales covenant. In the event the Issuers are prohibited from purchasing the notes, the Issuers could seek the consent of its lenders to the purchase of the notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the notes. In such case, the Issuers’ failure to purchase tendered notes would constitute an Event of Default under the Indenture.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment having the effect thereof or any distribution on account of the Issuers’, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clauses (1), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Closing Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case where such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus

(b) 100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Issuer since immediately after the Closing Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Closing Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of the Issuer following the Closing Date other than (X) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (Y) by a Restricted Subsidiary and (Z) from any Excluded Contributions; plus

(d) 100% of the aggregate amount received in cash and the Fair Market Value, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Closing Date; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Closing Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Closing Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined by the Issuer in good faith or, if such Fair Market Value may exceed $50.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer or any Subordinated Indebtedness of the Issuer or a Restricted Subsidiary, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired and any reasonable fees and expenses incurred in connection with such redemption, repurchase, exchange, acquisition or retirement and the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so repurchased, exchanged, redeemed, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, exchanged, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies, or any of their respective estates, spouses or former spouses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company in connection with any such repurchase, retirement or other acquisition or retirement); provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $4.0 million (which shall increase to $8.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent company of the Issuer) with any unused amounts in any calendar year after 2010 under this clause (4), being carried over to succeeding calendar years, subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year (which shall increase to $20.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent company of the Issuer); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of their direct or indirect parent companies that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph, plus, in respect of any sale of Equity Interests in connection with an exercise of stock options, an amount equal to the amount required to be withheld by the Issuer or any of its direct or indirect parent companies in connection with such exercise under applicable law to the extent such amount is repaid to the Issuer or its direct or indirect parent company, as applicable, constituted a Restricted Payment and has not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Closing Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer from employees, directors or consultants of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Consolidated Cash Interest Expense;”

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Closing Date; or

(b) the declaration and payment of regularly scheduled or accrued dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Closing Date;

provided, however, in the case of each of (a) and (b) of this clause (6), that (A) at the time such payment is made, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (B) the amount of dividends paid on such Designated Preferred Stock pursuant to clause (a) or (b), as applicable shall not exceed the aggregate amount of cash actually contributed to or received by the Issuer from the sale of such Designated Preferred Stock;

(7) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities, not to exceed $25.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after the Closing Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) that are at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities) not to exceed $50.0 million;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment used to fund the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case with respect to any Restricted Payment to or owed to an Affiliate, to the extent permitted by the covenant described under “—Transactions with Affiliates;”

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales;” provided that all notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any group company in amounts required for any direct or indirect parent companies or group companies to pay, in each case without duplication,

(a) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) Irish or other taxes, to the extent such taxes are attributable to the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the excess (if any) of (A) the amount that the Issuer and its Subsidiaries would be required to pay in respect of such taxes for such fiscal year were the Issuer, its Restricted Subsidiaries, and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent company over (B) the aggregate amount paid by the Issuer and its Restricted Subsidiaries with respect to such taxes;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent company; and

(16) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Issuer or any direct or indirect parent company of the Issuer; provided, that any such cash payment shall not be for the purpose of evading the limitation of this covenant;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (11), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Closing Date, all of the Issuer’s Subsidiaries are Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10) or (11) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuers will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or to issue, in the case of any Restricted Subsidiary other than the Co-Issuer, Preferred Stock; provided, however, that the Issuers may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of the Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 5.50 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries other than the Co-Issuer or any Guarantor shall not exceed $30.0 million at any one time outstanding.

The foregoing limitations do not apply to:

(1) Indebtedness incurred under Credit Facilities by the Issuer or any Restricted Subsidiary; provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) and then outstanding does not exceed $365.0 million less the aggregate of all principal payments with respect to such Indebtedness made following the Closing Date pursuant to clause (1) of the second paragraph under “Repurchase at the Option of Holders—Asset Sales;”

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the notes (including any Guarantee) and exchange notes issued in respect of the notes pursuant to the Registration Rights Agreement (and any Guarantee);

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Closing Date (other than Indebtedness described in clauses (1) and (2));

(4) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property (real or personal), plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed at any one time outstanding the greater of (i) $10.0 million or (ii) 2% of Total Assets;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(a) such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

(b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the notes of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10) (x) Hedging Obligations for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk and not for speculative purposes, and (y) Indebtedness in respect of Cash Management Services entered into in the ordinary course of business;

(11) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees or obligations in respect of letters of credit related thereto provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuers and Indebtedness, Disqualified Stock or Preferred Stock of the Issuers or any Restricted Subsidiary equal to 100.0% of the net cash proceeds received by the Issuers since immediately after the Closing Date from the issue or sale of Equity Interests of the Issuers or cash contributed to the capital of the Issuers (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuers or any of their Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments and will not be applied to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuers and Indebtedness, Disqualified Stock or Preferred Stock of the

Issuers or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $60.0 million (it being understood that any Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuers or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or issuance by the Issuer or any Restricted Subsidiary of Disqualified Stock or Preferred Stock which serves to renew, refund, refinance, replace, defease or discharge, prior to its respective maturity, any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant or clauses (2), (3), (12)(a), (13), (14) or (19) of this paragraph (the “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(a) is incurred in a principal amount (or accreted value, if applicable) that does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(b) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(c) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(d) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor or a co-issuer that refinances Indebtedness, Disqualified Stock or Preferred Stock of either of the Issuers;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor or a co-issuer that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(14) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or amalgamated or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture (other than Indebtedness, Disqualified Stock or Preferred Stock incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Person is acquired by or otherwise merged into or amalgamated or consolidated with the Issuer or any Restricted Subsidiary); provided that after giving effect to such acquisition, merger, amalgamation or consolidation, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first sentence of this covenant, or

(b) the Consolidated Leverage Ratio of the Issuer and the Restricted Subsidiaries is less than immediately prior to such acquisition, merger, amalgamation or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuers provided that such guarantee is incurred in accordance with the covenant described below under “—Additional Guarantees;”

(18) Reserved;

(19) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor incurred or issued to finance or assumed in connection with an acquisition in an aggregate principal amount not to exceed, together with all Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock and Preferred Stock permitted under this clause (19), $200.0 million at any one time outstanding (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Guarantor could have incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19));

(20) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business; and

(21) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors, employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments.”

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in their sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Closing Date will at all times be deemed to be outstanding in reliance on clause (1) of the preceding paragraph; and

(2) at the time of incurrence, the Issuers will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuers will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuers or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuers or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior indebtedness as subordinated or junior to any other senior indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Issuers will not, and will not permit any Guarantor (or SkillSoft or any of its Subsidiaries that will guarantee the notes within 30 days of completion of the Acquisition or upon satisfaction of the White Wash Requirements as described above under the caption “Guarantees”) to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuers or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to or restrict (a) Liens securing the notes and the related Guarantees, (b) Liens securing (x) Indebtedness permitted to be incurred under the Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) both (i) Indebtedness described in clause (x) or in respect of the Credit Facilities secured by Liens pursuant to subclause (c) below or pursuant to clause (6) of the definition of Permitted Liens and (ii) obligations of the Issuers or any Guarantor in respect of any Bank Products or Cash Management Services provided by any lender party to any Credit Facilities or any affiliate of such lender (or any Person that was a lender or an affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products or Cash Management Services are provided were entered into) and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 3.5 to 1.0.

Any Lien created for the benefit of the Holders of the notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuers may not consolidate or merge with or into or wind up into (whether or not the Issuer or the Co-Issuer, as applicable, is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer or the Co-Issuer, as applicable, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer or the Co-Issuer, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the Co-Issuer, as applicable, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Issuer or the Co-Issuer, as applicable, or such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer or the Co-Issuer, as applicable, expressly assumes all the obligations of the Issuer or the Co-Issuer, as applicable, under the notes, the Indenture and the Registration Rights Agreement pursuant to supplemental indentures and/or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) the Consolidated Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the notes and the Registration Rights Agreement; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

In addition, neither of the Issuers will, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the notes, as applicable.

The foregoing clauses (3), (4), (5) and (6) shall not apply to the merger contemplated by the Transaction Agreement. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

No Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures and/or other documents or instruments;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with clauses (1) and (2) of the first paragraph of the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or with or wind up into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Investments constituting Permitted Investments;

(3) the payment of management, consulting, monitoring and advisory fees and termination fees and related indemnities and expenses pursuant to the Sponsor Management Agreement as in effect on the Closing Date;

(4) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements provided on behalf of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Closing Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the Issuer and its Restricted Subsidiaries when taken as a whole as compared to the applicable agreement as in effect on the Closing Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or any similar agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect to the Issuer and its Restricted Subsidiaries when taken as a whole as compared to the original agreement in effect on the Closing Date;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as would reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent of the Issuer or to any Permitted Holder or to any director, officer, employee or consultant of the Issuer, any Subsidiary or any direct or indirect parent of the Issuer;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12) customary payments by the Issuer or any Restricted Subsidiary to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including, without limitation, in connection with acquisitions or divestitures);

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuers, any of its direct or indirect parent companies or any of their Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuers in good faith; and

(14) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)

(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the Senior Credit Facilities and the related documentation;

(b) the Indenture and the notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of non-Guarantor Subsidiaries permitted to be incurred or issued subsequent to the Closing Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(j) customary provisions in any joint venture agreement and other similar agreement relating solely to such joint venture;

(k) customary provisions contained in leases, subleases, licenses or sublicenses and other agreements, in each case, entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrances and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(m) any other agreement governing Indebtedness entered into after the Closing Date that contains encumbrances and other restrictions that are, in the good faith judgment of the Issuer, no more restrictive in any material respect taken as a whole with respect to any Restricted Subsidiary than those encumbrances and other restrictions that are in effect on the Closing Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Closing Date; and

(n) restrictions created in connection with any Receivables Facility that in the good faith determination of the Issuer are necessary or advisable to effect such Receivables Facility.

Additional Guarantees

If, following the consummation of the Acquisition, the Issuer or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary, other than an Excluded Subsidiary, that guarantees the payment of any Indebtedness in a principal amount in excess of $10.0 million of the Issuer or any Guarantor, then that newly acquired or created Restricted Subsidiary will become a Guarantor and, within 30 days of the date on which it was acquired or created, (1) execute a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary and (2) deliver to the Trustee an Opinion of Counsel stating that all conditions precedent to the execution of such supplemental indenture have been satisfied. Notwithstanding the foregoing, this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Any guarantee of Subordinated Indebtedness in a principal amount in excess of $10.0 million of the Issuer or any Guarantor by a Restricted Subsidiary that becomes a Guarantor pursuant to the immediately preceding paragraph must be subordinated to such new Guarantor’s Guarantee substantially to the same extent as such Subordinated Indebtedness is subordinated to the notes.

The Issuers may elect, in their sole discretion, to cause any Restricted Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor. Each Guarantee shall be released in accordance with the provisions of the Indenture described under “—Brief Description of the Exchange Notes and the Guarantees—The Guarantees.”

Reports

So long as any notes are outstanding, the Issuers will furnish to the Holders of notes and file with the Trustee, and/or post on its website or file with the Commission for public availability:

(1) within 90 days after the end of each fiscal year of the Issuers, audited year-end consolidated financial statements of the Issuers and their Subsidiaries (including a balance sheet, statement of operations and statement of cash flows) prepared in accordance with GAAP, including a “Management’s Discussion and Analysis of Financial Condition and Result of Operations;”

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuers, unaudited quarterly consolidated financial statements of the Issuers and their Subsidiaries (including a balance sheet, statement of operations and statement of cash flows) prepared in accordance with GAAP, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” subject to normal year-end adjustments and the absence of footnotes; and

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports containing substantially the same information required to be contained in a Current Report on Form 8-K under the Exchange Act; provided, however, that no such report shall be required to be furnished if the Issuers determines in their good faith judgment that such event is not material to the Holders of the notes or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole.

To the extent that the Issuers fail to furnish any such information within the time periods specified above and such information is subsequently furnished prior to the time such failure results in an Event of Default, the Issuers will be deemed to have satisfied their obligations with respect thereto and any Default with respect thereto shall be deemed to have been cured. In addition, the Issuers have agreed that, for so long as any notes remain outstanding and to the extent not satisfied by the foregoing, it will furnish to the Holders of the notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Issuers may satisfy their obligation to furnish such information to the Holders of the notes at any time by filing such information with the Securities and Exchange Commission. The Issuers are not required to file periodic reports with the Securities and Exchange Commission until after effectiveness of the exchange offer registration statement.

If the Issuers have designated any of their Subsidiaries (other than Immaterial Subsidiaries) as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuers.

In addition, if at any time Parent becomes a Guarantor (there being no obligation of Parent to do so), and Parent holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuers or any direct or indirect parent of the Issuers (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Securities and Exchange Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders of the notes pursuant to this covenant may, at the option of the Issuers, be filed by and be those of Parent rather than the Issuers.

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the notes;

(2) default for 30 days or more in the payment when due of interest on the notes;

(3) failure by the Issuer or any of its Restricted Subsidiaries for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the notes to comply with the provisions described under the captions “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” or “—Certain Covenants—Merger, Consolidation or Sale of Assets;”

(4) failure by the Issuer or any of its Restricted Subsidiaries for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1), (2) and (3) above) contained in the Indenture or the notes;

(5) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuers or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay any principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $25.0 million or more at any one time outstanding;

(6) failure by either of the Issuers or any Significant Subsidiary, or any group of Restricted Subsidiaries (excluding the Co-Issuer) that, taken together (as of the latest audited consolidated financial statements of the Issuer), would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $25.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7) failure by either of the Issuers to comply with any material term of the Escrow Agreement that is not cured within 10 days of receipt by either of the Issuers of notice of such non-compliance under the Escrow Agreement from the holders of not less than 25% in principal amount of the notes, to the extent that such non-compliance would reasonably be expected to adversely impact the Holders of the notes;

(8) the Escrow Agreement or any Lien purported to be granted thereby on the Escrow Account or the cash or Escrow Investments therein is held in any judicial proceeding to be unenforceable or invalid, other than pursuant to a release that is delivered or becomes effective as set forth in the Escrow Agreement or Indenture, and such Default is not cured within 10 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the notes;

(9) certain events of bankruptcy or insolvency with respect to either of the Issuers or any Significant Subsidiary, or any group of Restricted Subsidiaries (excluding the Co-Issuer) that, taken together (as of the latest audited consolidated financial statements for the Issuers), would constitute a Significant Subsidiary; or

(10) the Guarantee of any Significant Subsidiary, or any group of Restricted Subsidiaries (excluding the Co-Issuer) that, taken together (as of the latest audited consolidated financial statements for the Issuers), would constitute a Significant Subsidiary, shall for any reason cease to be in full force and effect or any responsible officer of any Guarantor that is a

Significant Subsidiary, or any group of Restricted Subsidiaries (excluding the Co-Issuer) that, taken together (as of the latest audited consolidated financial statements for the Issuers), would constitute a Significant Subsidiary, as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (9) above with respect to the Issuers) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest and other amounts will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (9) above with respect to either of the Issuers, all outstanding notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding notes by notice to the Trustee may on behalf of the Holders of all of the notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any note held by a non-consenting Holder. In the event of any Event of Default specified in clause (5) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

The Indenture provides that, at any time after a declaration of acceleration with respect to the notes, the Holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured, waived, annulled or rescinded except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under the Indenture.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a note may pursue any remedy with respect to the Indenture or the notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding notes have requested the Trustee to pursue the remedy;

(3) Holders of the notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that is unduly prejudicial to the rights of any other Holder of a note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, within five Business Days, after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuers or any Guarantor or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuers or the Guarantors under the notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuers and the Guarantors under the Indenture will terminate and be released (other than certain obligations) upon payment in full of all of the notes. The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuers’ obligations with respect to notes concerning issuing temporary notes, registration of such notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuers) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the notes:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such notes and the Issuers must specify whether such notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of United States Counsel confirming that, subject to customary assumptions and exclusions,

(a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of United States Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities;

(6) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(8) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all notes, when either:

(1) all notes theretofore authenticated and delivered, except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the Indenture or the notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;

(c) the Issuers have paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and any existing Default or compliance with any provision of the Indenture or the notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including consents obtained in connection with a purchase of or tender offer or exchange offer for the notes), in each case, other than notes beneficially owned by the Issuers or their Affiliates.

The Indenture provides that, without the consent of each affected Holder of notes, an amendment or waiver may not, with respect to any notes held by a non-consenting Holder:

(1) reduce the principal amount of such notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such note or alter or waive the provisions with respect to the redemption of such notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders” or the notice periods relating to an optional redemption of the notes so long as such notice periods comply with DTC’s procedures, if applicable);

(3) reduce the rate of or change the time for payment of interest on any note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the notes, except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the notes;

(7) make any change in the amendment and waiver provisions of the Indenture described herein;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes;

(9) make any change to or modify the ranking of the notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuers), would constitute a Significant Subsidiary, in any manner adverse to the Holders of the notes.

Notwithstanding the foregoing, the Issuers, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated notes of such series in addition to or in place of certificated notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders in a transaction that complies with the Indenture;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Guarantees or the notes to any provision of the “Description of the Notes” set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes to the extent that such provision in such “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or notes; or

(12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the notes; provided, however, that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable state or foreign securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as described in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Registration Rights; Special Interest

The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as a Holder of the notes.

The Issuers, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on May 26, 2010 Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors agreed to file with the SEC the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers and the Guarantors will offer to the Holders of Transfer Restricted Securities pursuant to the Exchange Offer (as defined in the Registration Rights Agreement) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange notes.

If:

(1) the Issuers and the Guarantors determine that the Exchange Offer may not be consummated because it would violate applicable law or the applicable interpretations of the staff of the SEC;

(2) the Exchange Offer is not for any other reason consummated with the time period described below;

(3) any Holder of Transfer Restricted Securities notifies the Issuers prior to the 20th Business Day following consummation of the Exchange Offer that:

(a) it is prohibited by law or SEC policy from participating in the Exchange Offer;

(b) it may not resell the exchange notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c) it is a broker-dealer and owns notes acquired directly from the Issuers or an affiliate of the Issuers,

The Issuers and the Guarantors will file with the SEC a Shelf Registration Statement (as defined in the Registration Rights Agreement) to cover resales of the Transfer Restricted Securities by the Holders of the notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

For purposes of the preceding, “Transfer Restricted Securities” means each note until the earliest to occur of:

(1) the date on which such note has been exchanged by a Person other than a broker-dealer for an exchange note in the Exchange Offer;

(2) following the exchange by a broker-dealer in the Exchange Offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

(4) the first date on or after the two year anniversary of the Issue Date that such note is eligible for sale pursuant to Rule 144 under the Securities Act; or

(5) the date on which such note ceases to be outstanding for purposes of the Indenture.

The Registration Rights Agreement provides that:

(1) the Issuers and the Guarantors will use commercially reasonable efforts to file an Exchange Offer Registration Statement with the SEC on or prior to 270 days after the closing of this offering;

(2) the Issuers and the Guarantors will use commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 360 days after the closing of this offering;

(3) unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Issuers and the Guarantors will:

(a) commence the Exchange Offer; and

(b) use commercially reasonable efforts to issue on or prior to 30 Business Days, or longer, if required by applicable securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, exchange notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

(4) if obligated to file the Shelf Registration Statement, the Issuers and the Guarantors will use commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises (or, if later, 270 days after the closing of this offering) and to cause the Shelf Registration to be declared effective by the SEC on or prior to 90 days after such obligation arises (or, if later, 360 days after the closing of this offering).

If:

(1) the Issuers and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing;

(2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);

(3) the Issuers and the Guarantors fail to consummate the Exchange Offer within 30 Business Days of the Effectiveness Target Date (or such later date as may be required by applicable securities laws) with respect to the Exchange Offer Registration Statement; or

(4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in the preceding clauses (1) through (4), a “Registration Default”), then the Issuers and the Guarantors will pay Special Interest to each Holder of Transfer Restricted Securities until all Registration Defaults have been cured.

With respect to the first 90-day period immediately following the occurrence of the first Registration Default, additional interest (“Special Interest”) will be paid in an amount equal to 0.25% per annum of the principal amount of Transfer Restricted Securities outstanding. The amount of the Special Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of 1.0% per annum of the principal amount of the Transfer Restricted Securities outstanding.

All accrued Special Interest will be paid by the Issuers and the Guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

Holders of Transfer Restricted Securities are required to make certain representations to the Issuers (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and are required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Transfer Restricted Securities included in the Shelf Registration Statement and benefit from the provisions regarding Special Interest set forth above. By acquiring Transfer Restricted Securities, a Holder is deemed to have agreed to indemnify the Issuers and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of Transfer Restricted Securities are also required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Issuers.

Governing Law

The Indenture, the notes, any Guarantee, the Registration Rights Agreement and the Escrow Agreement are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or amalgamating with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” shall mean the acquisition of SkillSoft by Bidco pursuant to the Scheme, including payment of the consideration therefor.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such note at June 1, 2014 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such note through June 1, 2014 (excluding accrued but unpaid interest and Special Interest, if any, to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of such note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law);

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business (it being understood that the sale of inventory or goods (or other assets) in bulk in connection with the closing of any number of retail locations in the ordinary course of business shall be considered a sale in the ordinary course of business);

(b) the disposition of all or substantially all of the assets of the Issuers in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments” or the making of any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $5.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on or expropriations of assets;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k) the granting of a Lien that is permitted under the covenant described above under “Certain Covenants—Liens”;

(l) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” and

(m) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Closing Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by the Indenture.

“Bank Products” means any services or facilities on account of credit or debit cards, purchase cards or merchant services constituting a line of credit.

“Bidco” means SSI Investments III Limited.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Cash Equivalents” means:

(1) United States dollars and Canadian dollars;

(2) (a) euro, or any national currency of any participating member state of the EMU; or

(b) in the case of any non-US Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million (or the U.S. dollar equivalent as of the date of determination in the case of non-U.S. banks), and in each case in a currency permitted under clause (1) or (2) above;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above, and in each case in a currency permitted under clause (1) or (2) above;

(6) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof, and in each case in a currency permitted under clause (1) or (2) above;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and in a currency permitted under clause (1) or (2) above;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) or (2) above;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s and in each case in a currency permitted under clause (1) or (2) above;

(11) investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (10) above; and

(12) credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on any the Issuer’s balance sheet.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit: ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of any of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders;

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than one or more Permitted Holders) or (B) Persons (other than one or more Permitted Holders) that are together (1) a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (2) are acting, for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), as a group, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer;

(3) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors;

(4) adoption of a plan relating to the liquidation or dissolution of the Issuer, other than a transaction complying with the covenant described under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets;” or

(5) the first day on which (a) the Co-Issuer ceases to be a Wholly-Owned Subsidiary of the Issuer or (b) the Issuer ceases to be a Wholly-Owned Subsidiary of SSI Investments I (Ireland).

“Closing Date” means (1) the Issue Date, if the Acquisition is completed on or prior to the Issue Date, or (2) the Escrow Release Date, if the Acquisition is completed after the Issue Date.

“Companies Act” means the Companies Act 1963 of Ireland.

“Consolidated Cash Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated cash interest expense of such Person and its Restricted Subsidiaries for such period (including (a) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (b) the interest component of Capitalized Lease Obligations, and (c) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness (other than costs associated with obtaining or terminating such Hedging Obligations), but for the avoidance of doubt, excluding accretion of original issue discount, amortization of deferred financing costs, and any commitment, agency and similar financing fees), net of cash interest income for such period; plus

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock (other than Designated Preferred Stock) during such period; plus

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur.

In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, amalgamations, mergers and consolidations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, amalgamations, mergers and consolidations (and any change in Consolidated Total Indebtedness or EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, amalgamation, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, amalgamation, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, amalgamation, merger or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized).

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, Transaction Expenses, severance, relocation costs, integration costs, consolidation and closing costs for facilities, signing, retention or completion bonuses, transition costs, costs incurred in connection with acquisitions after the Issue Date, restructuring costs, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuers, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period by such Person,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded (unless such Net Income for such period represents a loss) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the merchandise inventory, property and equipment, goodwill, intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation charge or expense, including any such charge or expense arising from the grant of stock appreciation or similar rights, stock options, restricted stock or other equity-incentive programs, shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded,

(13) any net gain or loss resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk) and any foreign currency translation gains or losses shall be excluded, and

(14) any unrealized net gains and losses resulting from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 shall be excluded.

In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) of the first paragraph thereof.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Leverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities and Hedging Obligations incurred pursuant to clause (10) of the second paragraph of the covenant described above under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP; provided that Indebtedness of the Issuer and its Restricted Subsidiaries under any revolving credit facility as at any date of determination shall be determined using the Average Monthly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the “Reference Period”). For purposes hereof, (a) the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer, (b) “Average Monthly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving facility, the quotient of (x) the sum of each Individual Monthly Balance for each fiscal month ended on or prior to such date of determination and included in the Reference Period divided by (y) 12, and (c) “Individual Monthly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility during any fiscal month of the Issuer, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such fiscal month divided by (y) the number of days in such fiscal month.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1) was a member of such Board of Directors on the Issue Date;

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election; or

(3) otherwise receives the vote, directly or indirectly, of one or more Investors in his or her election by the stockholders of SSI Investments I Limited.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “Certain Covenants—Limitation on Restricted Payments” covenant.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the notes or the date the notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) consolidated interest expense of such Person for such period, to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the notes and the Senior Credit Facilities and (ii) any amendment or other modification of the notes and the Senior Credit Facilities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income; plus

(f) any other non-cash charges, including (i) any write offs or write downs,

(ii) equity-based awards compensation expense, (iii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iv) all losses from investments recorded using the equity method, and (v) other non-cash charges, non-cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any expense associated with minority interest consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Investors to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates” and deducted (and not added back) in such period in computing Consolidated Net Income; plus

(i) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(j) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments;” plus

(k) any net loss from disposed or discontinued operations; plus

(l) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back,

(2) decreased (without duplication) by:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period, plus

(b) any net income from disposed or discontinued operations; and

(3) increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of FASB Interpretation No. 45 (Guarantees).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Contribution” means the cash contribution to the share capital of the Issuer made by the Investors on or prior to the Closing Date.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or, to the extent the net proceeds therefrom are contributed to the common equity capital of the Issuer, any direct or indirect parent of the Issuer, other than:

(1) any such public or private sale of Disqualified Stock;

(2) public offerings with respect to the Issuer’s or any of its direct or indirect parent companies’ common stock registered on Form S-8;

(3) issuances to any Subsidiary of the Issuer; and

(4) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Escrow Account” means the account established under the Escrow Agreement in the name of the Trustee for the benefit of the Holders of the notes.

“Escrow Agent” means Wilmington Trust FSB, as escrow agent under the Escrow Agreement.

“Escrow Agreement” means that certain Senior Notes Escrow and Security Agreement, dated the Issue Date, by and among the Issuers, the Escrow Agent, the Trustee and the Initial Purchasers party thereto.

“Escrow Investment” means an investment in a money market mutual fund (including any such fund for which the Escrow Agent or an affiliate provides investment advice or other services) that:

(1) is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7;

(2) is rated Aaa by Moody’s and/or AAAm by S&P; and

(3) invests solely in (x) marketable securities issued by the government of the United States of America and supported by the full faith and credit of the Department of the Treasury of the United States of America, either by statute or an opinion of the Attorney General of the United States, (y) marketable debt securities, rated Aaa by Moody’s and/or AAA by S&P, issued by enterprises sponsored by the government of the United States of America, federal agencies of the United States of America, federal financing banks of the United States of America, and international institutions whose capital stock has been subscribed for by the United States of America, or (z) repurchase obligations with a term of not more than thirty days, 102 percent collateralized, for underlying securities of the types described in clauses (x) and (y) above, entered into with any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company or its respective affiliate has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-1.

For purposes of this definition, all rating requirements will be determined as of the time the applicable Escrow Investment is made.

“Escrow Release Date” means the date on which funds are released from the Escrow Account pursuant to the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Excluded Subsidiary” shall mean (a) any Immaterial Subsidiary, (b) the Co-Issuer, (c) any Restricted Subsidiary that is prohibited by any applicable law from guaranteeing the notes (for so long as such prohibition exists) and (d) any Receivables Subsidiary.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (i) an Officer of the Issuer or (ii) with respect to any transaction amount in excess of $15.0 million, the Board of Directors of the Issuer (in each case, unless otherwise provided in the Indenture).

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Closing Date.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under the Indenture and the notes.

“Guarantor” means, each Restricted Subsidiary that Guarantees the notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a note is registered on the registrar’s books.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary of the Issuer that is not a Guarantor and that (a) individually either (i) contributed less than 3.0% of Consolidated Net Income for the period of four fiscal quarters most recently ended on or prior to the date of determination and/or (ii) has assets (excluding intercompany balances) representing less than 3.0% of Total Assets (but excluding intercompany balances) for the Issuer and its Restricted Subsidiaries on a consolidated basis on the last day of the most recent fiscal quarter ended on or prior to the date of determination, or (b) when aggregated with all other Restricted Subsidiaries that are not Guarantors, (i) contributed less than 5% of Consolidated Net Income for the period of four fiscal quarters most recently ended on or prior to the date of determination and/or (ii) has Total Assets (excluding intercompany balances), representing less than 5% or more of Total Assets (excluding intercompany balances) for the Issuer and its Restricted Subsidiaries on a consolidated basis on the last day of the most recent fiscal quarter ended on or prior to the date of determination.

“Indebtedness” means, with respect to any Person, without duplication any indebtedness (including principal and premium) of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(3) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

(4) representing any Hedging Obligations;

if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding any of the foregoing to the contrary, the term “Indebtedness” shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) commercial letters of credit or (c) obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Morgan Stanley & Co. Incorporated, Barclays Capital Inc. and Deutsche Bank Securities Inc.

“Investment Grade Rating” means a rating for the notes equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investors” means Berkshire Partners LLC, Bain Capital Partners, LLC and Advent International Corporation, each of their respective Affiliates and any investment funds advised or managed by any of the foregoing, but not including, however, any portfolio companies of any of the foregoing.

“Irish Subsidiary” means, with respect to any Person, any Subsidiary that was formed under the laws of the Republic of Ireland.

“Issue Date” means the date the notes are first issued under the Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are authorized or required to remain closed in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale or any amount placed in escrow until such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount returned to the Issuer or any of its Restricted Subsidiaries from such escrow arrangement, and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness (other than Subordinated Indebtedness) secured by a Lien on the assets disposed of required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board of Directors (or in the case of the Issuer, any Director), the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or the Co-Issuer, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer or the Co-Issuer, as the case may be, by an Officer of the Issuer or the Co-Issuer, as the case may be, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Parent” means any direct or indirect parent company of the Issuer.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any Net Proceeds received must be applied in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant.

“Permitted Holders” means each of the Investors and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any person or group whose acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the covenant described under “Repurchase at the Option of Holders—Change of Control” (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with the covenant described under “Repurchase at the Option of Holders—Change of Control”) will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, either of the Issuers or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Closing Date and any extension, modification, replacement or renewal of any such Investments existing on the Closing Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Closing Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Holders of the notes in any material respect);

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed $25.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants—Limitations on Restricted Payments;”

(10) guarantees (including Guarantees) of Indebtedness of the Issuer or any Restricted Subsidiary permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” performance guarantees and Contingent Obligations in the ordinary course of business and the creation of liens on the assets of the Issuer or any of its Restricted Subsidiaries in compliance with the covenant described in “Certain Covenants—Liens;”

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of the second paragraph thereof);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities), not to exceed $50.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Receivables Facility;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $5.0 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof; and

(17) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons.

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax and other social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Closing Date;

(4) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12)(b) or (19) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be;

(5) Liens existing on the Closing Date;

(6) Liens existing on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(7) Liens existing on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, amalgamation or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(8) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture;

(9) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(10) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(11) Liens arising from Uniform Commercial Code (or equivalent statutes) financing statement filings regarding operating leases, consignments or accounts entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(12) Liens in favor of the Issuer or any Guarantor;

(13) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(14) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (4), (5), (6) and (7); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (4), (5), (6) and (7) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(15) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(16) Liens deemed to exist in connection with Investments in repurchase agreements or other Cash Equivalents permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement or other Cash Equivalent;

(17) Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (ii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(18) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(19) Liens arising from Personal Property Security Act financing statement filings regarding leases entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(20) rights of a supplier of unpaid goods to have access to and repossess such goods under the Bankruptcy and Insolvency Act (Canada) and under the provisions in the legislation of Canadian provinces;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(22) Liens to the extent attaching to properties and assets with an aggregate fair value at the time of attachment not in excess of, and securing liabilities not in excess of, $5,000,000 in the aggregate at any time outstanding.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, by and among the Issuers, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, the Co-Issuer and any direct or indirect Subsidiary of the Issuer (including any non-US Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“Scheme” means the scheme of arrangement to be entered into pursuant to Section 201 of the Companies Act, by and between Bidco, SkillSoft and the holders of the issued share capital of SkillSoft and the related capital reduction in SkillSoft pursuant to Sections 72 and 74 of the Companies Act.

“Scheme Effective Date” means the date on which an office copy of the order of the High Court of Ireland sanctioning the Scheme and the associated minute of the reduction of the share capital of SkillSoft Public Limited Company is registered by the Registrar of Companies in Ireland for the purposes of Section 201(5) of the Companies Act of 1963 of Ireland.

“Scheme Transaction Agreement” means the Transaction Agreement entered into between Bidco and SkillSoft in respect of the Scheme.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Credit Facilities established pursuant to the Credit Agreement, dated as of February 11, 2010, by and among the Issuer, Bidco, Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, and the other Lenders named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated, substituted or refinanced in whole or in part from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Closing Date or any business that is a reasonable extension, development or expansion of any of the foregoing or is similar, reasonably related, incidental or ancillary thereto (including, for the avoidance of doubt, any sourcing companies created in connection with any of the foregoing).

“Sponsor Management Agreement” means the management agreements between certain of the management companies associated with the Investors, and the Issuer, as in effect on the Closing Date and as amended, supplemented, amended and restated, replaced or otherwise modified from time to time; provided, however, that the terms of any such amendment, supplement, amendment and restatement or replacement agreement are not, taken as a whole, less favorable to the Holders of the notes in any material respect than the original agreement in effect on the Closing Date.

“Subordinated Indebtedness” means, with respect to the notes,

(1) any Indebtedness of the Issuers which is by its terms subordinated in right of payment to the notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee by such entity of the notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options.

“Transactions” means (1) the offering, sale and issuance of the notes and the Incurrence of Indebtedness under the Senior Credit Facilities, (2) the Acquisition and other transactions contemplated by the Scheme, (3) the transactions contemplated by the Senior Debt Pushdown, and (4) the payment of fees, costs and expenses in connection with the foregoing.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2014; provided, however, that if the period from the Redemption Date to June 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) the Co-Issuer may not be designated as an Unrestricted Subsidiary;

(2) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(3) such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments;”

(4) each of: (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, (x) create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary or (y) guarantee or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” or

(2) the Consolidated Leverage Ratio for the Issuer and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of each of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“US Borrower” means a US Subsidiary of SkillSoft that becomes the borrower under the Senior Credit Facilities as part of the Senior Debt Pushdown.

“US Subsidiary” means, with respect to any Person, any Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“White Wash Requirements” means the requirements of Section 60 of the Companies Act with respect to the provision of financial assistance.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Pursuant to Treasury Department Circular 230, we hereby inform you that the description set forth herein with respect to U.S. federal tax issues was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding any penalties that may be imposed on the taxpayer under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This description was written in connection with the marketing of the notes. Taxpayers should seek advice from an independent tax advisor based on their particular circumstances.

The following is a description of the principal U.S. federal income tax consequences of the acquisition, ownership, and disposition of the notes by a U.S. Holder thereof (as defined below). This description only applies to notes held as capital assets, as defined in Section 1221 of the Code, and does not address, except as set forth below, aspects of U.S. federal income taxation that may be applicable to U.S. Holders that are subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	real estate investment trusts;

•	regulated investment companies;

•	grantor trusts;

•	tax-exempt organizations;

•	persons that will own the notes through partnerships or other pass-through entities;

•	dealers or traders in securities or currencies;

•	U.S. Holders that have a functional currency other than the U.S. dollar;

•	certain former citizens and long-term residents of the United States; and

•	U.S. Holders that will hold a note as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes.

This description does not address the U.S. federal estate and gift tax or alternative minimum tax consequences of the acquisition, ownership, and disposition of the notes or the U.S. federal income tax treatment of holders that do not acquire the notes as part of the initial distribution at their issue price (generally, the first price to the public at which a substantial amount of notes is sold for money) and assumes that the notes will be treated as debt for U.S. federal income tax purposes. Each prospective purchaser should consult its own tax advisor with respect to the U.S. federal, state, local, and non-U.S. tax consequences of acquiring, holding and disposing of the notes.

This description is based on the Code, U.S. Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, each as in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein. We have not sought and do not intend to seek any rulings from the Internal Revenue Service (“IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or that any such position will not be sustained.

For purposes of this description, a U.S. Holder is a beneficial owner of the notes who for U.S. federal income tax purposes is:

•	a citizen or individual resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any State thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (2) if (a) a U.S. court can exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all of the substantial decisions of the trust.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of the partnership and its partners generally will depend on the status of the partners and the activities of the partnership. Each such partner or partnership should consult its own tax advisor as to its U.S. federal income tax consequences.

Treatment of the Exchange

The exchange of an existing note for an exchange note by a U.S. Holder pursuant to the exchange will not constitute a taxable exchange for U.S. federal income tax purposes. A U.S. Holder will not recognize any gain or loss upon the receipt of an exchange note for an existing note and a U.S. Holder will be required to continue to include interest on the exchange note in gross income in the same manner as for an existing note. A U.S. Holder’s holding period for an exchange note will include the holding period for the existing note exchanged therefor, and such U.S. Holder’s basis in the exchange note immediately after the exchange will be the same as such U.S. Holder’s basis in such existing note immediately before the Exchange.

Additional Payments

In certain circumstances (see “Description of the Exchange Notes”) we may be obligated to make payments in excess of stated interest and the adjusted issue price of the notes. We intend to take the position that these additional payments should not cause the notes to be treated as contingent payment debt instruments. This position is based in part on assumptions regarding the unlikelihood, as of the date of issuance of the notes, that such additional amounts will have to be paid. Assuming this position is respected, any amounts paid to a U.S. Holder pursuant to any such redemption or repurchase would be taxable as described below in “—Sale, Exchange, or Disposition” and any payments of Additional Amounts should be taxable as additional ordinary income when received or accrued, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. In all such instances, our position is binding on a U.S. Holder unless the holder discloses its contrary position in the manner required by applicable U.S. Treasury Regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of a U.S. Holder’s income and the timing of our deductions with respect to the notes. U.S. Holders should consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Payments of Interest

Stated interest paid on the notes will generally be treated as “qualified stated interest” and generally will be taxable to a U.S. Holder as ordinary interest income at the time the payments are received or accrued, depending on the U.S. Holder’s method of accounting for U.S. federal income tax purposes, as detailed below.

Interest included in a U.S. Holder’s gross income with respect to the notes will be treated as foreign source income for U.S. federal income tax purposes. The limitation on non-U.S. taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific “baskets” of income. For this purpose, interest should generally constitute “passive category income,” or in the case of certain U.S. Holders, “general category income.” U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits.

Market Discount

In general, the existing notes will have “market discount” if such notes were acquired after their original issuance at a discount of more than a de minimis amount to their adjusted issue price. Market discount generally will be treated as accruing on a straight line basis over the term of the exchange notes or, at the holder’s election, under a constant yield method. If the constant yield election is made, it may not be revoked. U.S. Holders of existing notes that have accrued market discount in such notes will carry over that market discount to the exchange notes received in the exchange.

A U.S. Holder may elect to include market discount in income as it accrued over the remaining term of the exchange notes. Once made, this accrual election applies to all market discount obligations acquired by the holder on or before the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder’s tax basis in an exchange note will be increased by the amount of market discount included in such holder’s income under this election. If a U.S. Holder does not elect to include accrued market discount in income over the remaining term of the exchange notes, the holder may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the exchange note until maturity or a taxable disposition of the exchange note.

If an exchange note is treated as including market discount, the U.S. Holder will be required to treat any gain recognized on its disposition as ordinary income to the extent of the accrued market discount not previously included in income. If the holder disposes of the exchange note in certain otherwise nontaxable transactions, the holder will be required to include accrued market discount in income as ordinary income as if the holder sold the property at its then fair market value.

Amortizable Bond Premium

A U.S. Holder who acquired existing notes at a premium after the initial issuance (i.e., the excess of the holder’s adjusted tax basis over the note’s stated redemption price at maturity) will carryover that premium to the exchange notes acquired in the exchange. A U.S. Holder generally may elect to amortize that premium (“amortizable bond premium”) from the acquisition date to the note’s maturity date under a constant yield method based on the note’s payment period. Amortizable bond premium is treated as an offset to interest income on the exchange notes and not as a separate deduction. The election to amortize bond premium, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If such an election to amortize bond premium is not made, a U.S. Holder must include all amounts of taxable interest in income without reduction for such premium, and may receive a tax benefit from the premium only in computing such U.S. Holder’s gain or loss upon a disposition of an exchange note.

Sale, Exchange or Disposition

Subject to the discussion of market discount above, you will generally recognize gain or loss on the sale, exchange, or retirement of each note you own equal to the difference, if any, between your adjusted tax basis in your note and the amount you realize on the sale, exchange, redemption, retirement, or other disposition of the note (less any accrued but unpaid interest not previously included in income, which will be subject to tax in the manner described above under “—Payments of Interest”). A U.S. Holder’s initial tax basis in the exchange note immediately after the exchange will be the same as such U.S. Holder’s basis in the existing note exchanged therefor and such tax basis will be increased by any amount includible in income as accrued market discount (if current inclusion is elected as described in more detail above) and decreased the amount of any premium amortized by the holder and by payments from the Issuer other than qualified stated interest. Such gain or loss will be capital gain or loss and generally will be long-term capital gain or loss if, at the time of such sale, exchange or retirement, the exchange note has been held by the U.S. Holder for more than one year (determined, as described above, by including the holding period of the existing note exchanged therefor). Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates. The ability of a U.S. Holder to offset capital losses against ordinary income is limited. Any gain or loss you recognize on the sale or other disposition of a note generally will be treated as income or loss from sources within the United States.

Further Issuances

The Issuers may have further issuances of notes as described under “Description of the Exchange Notes”. Notes issued in such additional issuances may in some cases be treated as a separate series for U.S. federal income tax purposes, even if they are treated for non-tax purposes as part of the same series as the notes. In that case, such notes may be considered to have been issued with original issue discount. These differences may affect the market value of the notes if such further issuances are not otherwise distinguishable from the originally issued notes.

U.S. Backup Withholding Tax and Information Reporting

Backup withholding and information reporting requirements apply to certain payments of principal of, and interest on, an obligation, and to proceeds of the sale, redemption, or repurchase of an obligation, to certain non-corporate U.S. Holders. The payor will be required to withhold backup withholding tax on payments made within the United States on a note to a U.S. Holder, other than an exempt recipient, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the IRS and furnishing any required information in a timely manner.

New Legislation

Newly enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay a 3.8% tax on, among other things, interest and capital gains from the sale or other disposition of the notes for taxable years beginning after December 31, 2012. In addition, for taxable years beginning after March 18, 2010, new legislation requires certain U.S. Holders who are individuals to report information relating to ownership of our notes, subject to certain exceptions. U.S. Holders should consult their tax advisors regarding the effect, if any, of new U.S. federal income tax legislation on their ownership and disposition of our notes.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the ownership of the exchange notes. Prospective purchasers of the notes should consult their own tax advisors concerning the tax consequences of their particular situations.

CERTAIN IRISH TAX CONSIDERATIONS

The following is a summary based on the laws and practices currently in force in Ireland regarding the tax position of investors beneficially owning their notes and should be treated with appropriate caution. Particular rules may apply to certain classes of taxpayers holding the notes. Prospective investors in the notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes, as the case may be, and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile. Prospective investors should be aware that the anticipated tax treatment in Ireland summarized below may change. This summary does not constitute legal or tax advice or a guarantee to any potential investor of the tax consequences of investing in the notes.

1. Taxation of the Issuer

1.1 Corporation Tax

In general, Irish tax resident companies are liable to Irish corporation tax on their trading income at the rate of 12.5%. Where the trading activity of an Irish tax resident company is carried on wholly outside of Ireland, a 25% corporation tax rate will apply to income earned from that trade. The rate of 25% also applies to capital gains and other income that is not considered to be income from an Irish trade.

1.2 Stamp Duty

The issue of the Exchange Notes will be exempt from stamp duty.

2. Taxation of the Noteholders

2.1 Income Tax / Corporation Tax

In general, persons (including companies) who are resident in Ireland are liable to Irish taxation on their world-wide income whereas persons who are not resident in Ireland are only liable to Irish taxation on their Irish source income. All persons are under a statutory obligation to account for Irish tax on a self-assessment basis and there is no requirement for the Revenue Commissioners to issue or raise an assessment.

Interest paid on the notes has an Irish source and therefore interest earned on such notes will be regarded as Irish source income. Accordingly, pursuant to general Irish tax rules, a non-Irish resident person in receipt of such income would be technically liable to Irish income tax (and levies if received by an individual) subject to the provisions of any applicable double tax treaty. Ireland has currently 59. double tax treaties in place (see below) and most of them exempt interest from Irish tax when received by a resident of the other jurisdiction. Non-Irish resident companies, where the income is not attributable to a branch or agency of the company in Ireland, are subject to income tax at the standard rate. Therefore, any withholding tax suffered should be equal to and in satisfaction of the full income tax liability. (Non-Irish resident companies operating in Ireland through a branch or agency of the company in Ireland to which the income is attributable would be subject to Irish corporation tax).

There is an exemption from Irish income tax under section 198 Taxes Consolidation Act 1997 (“TCA 1997”) in certain circumstances. Section 198 TCA 1997 (Section 198) provides, inter alia, the following exemptions from income tax in respect of interest. Pursuant to Section 198 no income tax will be chargeable in respect of interest where the conditions set out in (a) and (b) below are met:

a)	the recipient of the interest must be resident in a Relevant Territory; and

b)	one of the following criteria applies:

(i)	the interest is paid by a qualifying company within the meaning of section 110 TCA 1997 to a person and the interest is paid out of the assets of the qualifying company; or

(ii)	the interest is exempt from withholding tax because it is paid on a quoted Eurobond (see Withholding Taxes below) or on a Wholesale Debt Instrument (within the meaning of section 246A TCA 1997) and is paid by a company to a person; or

(iii)	the interest is paid by a company in the ordinary course of its trade or business and the recipient of the interest is a company and either (i) the interest payments are exempted from the charge to income tax under the terms of the relevant double taxation agreement or (ii) the particular Relevant Territory imposes a tax that generally applies to interest receivable in that jurisdiction from sources outside that jurisdiction.

For the purposes of the registration document, a recipient will be resident in a Relevant Territory if the recipient is:

a)	resident of a territory with which Ireland has signed a double tax treaty which has or will have the force of law under Section 826(1) TCA 1997 (residency for the purposes of this sub-paragraph (a) being determined in accordance with the provisions of the applicable tax treaty); or

b)	resident in an EU Member State (other than Ireland).

As of the date of the registration document, Ireland has entered into a double tax treaty with each of Albania (signed, but not yet in effect), Australia, Austria, Bahrain (signed, but not yet in effect), Belarus, Belgium, Bosnia & Herzegovina (signed, but not yet in effect), Bulgaria, Canada, China, Chile, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Georgia (signed but not yet in effect), Germany, Greece, Hungary, Hong Kong (signed, but not yet in effect), Iceland, Israel, India, Italy, Japan, Korea (Rep. of), Latvia, Lithuania, Luxembourg, Macedonia, Malaysia, Malta, Mexico, Moldova (signed but not yet in effect), Morocco (signed, but not yet in effect), The Netherlands, New Zealand, Norway, Pakistan, Poland, Portugal, Romania, Russia, Serbia (signed but not yet in effect), Slovak Republic, Slovenia, South Africa, Spain, Sweden, Switzerland, Turkey (signed but not yet in effect), United Arab Emirates (signed, but not yet in effect), United Kingdom, United States of America, Vietnam and Zambia. Negotiations for new treaties with Armenia, Kuwait, Montenegro, Saudi Arabia and Thailand have been concluded and are expected to be signed shortly. Negotiations for new treaties with Argentina, Azerbaijan, Egypt, Singapore, Tunisia and Ukraine are at various stages. Interest on the notes which does not fall within the above exemptions is within the charge to Irish income tax to the extent that a double tax treaty that is in effect does not exempt the interest. However, it is understood that the Revenue Commissioners have, in the past, operated a practice (as a consequence of the absence of a collection mechanism rather than adopted policy) whereby no action will be taken to pursue any liability to such Irish tax in respect of persons who are regarded as not being resident in Ireland except where such persons:

a)	are chargeable to Irish income tax in the name of a person (including a trustee) or in the name of an agent or branch in Ireland having the management or control of the interest; or

b)	seek to claim relief and/or repayment of tax deducted at source in respect of taxed income from Irish sources; or

c)	are chargeable to Irish corporation tax on the income of an Irish branch or agency or to income tax on the profits of a trade carried on in Ireland to which the interest is attributable.

There can be no assurance that the Revenue Commissioners will apply this practice in the case of the holders of Exchange Notes and, as mentioned above, there is a statutory obligation to account for Irish tax on a self-assessment basis and there is no requirement for the Revenue Commissioners to issue or raise an assessment.

2.2 Withholding Taxes

In general, withholding tax at the current rate of 20 per cent must be deducted from payments of yearly interest that are within the charge to Irish tax, which would include those made by a company resident in Ireland for the purpose of Irish tax. However, Section 64 TCA 1997 provides for the payment of interest in respect of quoted Eurobonds without deduction of tax in certain circumstances. A quoted Eurobond is defined in Section 64 TCA 1997 as a security which:

a)	is issued by a company;

b)	is quoted on a recognized stock exchange (the Irish Stock Exchange is a recognized stock exchange for this purpose); and

c)	carries a right to interest.

There is no obligation to withhold tax on quoted Eurobonds where:

a)	the person by or through whom the payment is made is not in Ireland; or

b)	the payment is made by or through a person in Ireland and:

i.	the quoted Eurobond is held in a recognized clearing system (DTC of New York is a recognized clearing system for this purpose); or

ii.	the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made an appropriate declaration to this effect.

As the Exchange Notes issued by the Issuer will qualify as quoted Eurobonds and the payments will be made through a person i.e. the Paying Agent outside of Ireland, the payment of interest in respect of such notes should be capable of being made without withholding tax, regardless of where the holder is tax resident.

Separately, Section 246 TCA 1997 (Section 246) provides certain exemptions from this general obligation to withhold tax. Section 246 provides an exemption in respect of interest payments made by a company in the ordinary course of business carried on by it to a company resident in a Relevant Territory where either (i) the interest payments are exempted from the charge to income tax under the relevant double tax treaty or (ii) if the recipient’s jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction except, in either case, where the interest is paid to the company in connection with a trade or business carried on in Ireland by that company through a branch or agency.

In the event that none of the above exemptions apply, the requirement to operate Irish withholding tax on interest may be obviated or reduced if clearance in the prescribed form has been received under the terms of a double taxation agreement in effect at that time.

2.3 Encashment Tax

Interest on any note which qualifies for exemption from withholding tax on interest as a quoted Eurobond (see above) realized or collected by an agent in Ireland on behalf of any holder will generally be subject to a withholding at the standard rate of Irish income tax (currently 20 per cent). This is unless the beneficial owner of the note that is entitled to the interest is not resident in Ireland and makes a declaration to that effect in the required form. This is provided that such interest is not for the purposes of Irish tax deemed, under the provisions of Irish tax legislation, to be the income of another person that is resident in Ireland.

2.4 Capital Gains Tax

In the case of a person who is either tax resident or ordinarily tax resident in Ireland, the disposal or redemption of the Outstanding Notes may be liable to Irish capital gains tax at a rate of 25%. If the person is neither resident nor ordinarily resident in Ireland, he will not be liable to Irish capital gains tax on the disposal or redemption unless the Outstanding Notes are situated in Ireland at the time of disposal and at or before the time when the chargeable gain accrued were used in or for the purposes of a trade carried on by such person in Ireland through a branch or agency, or which were used or held or acquired for use by or for the purposes of the branch or agency. Registered instruments will be deemed to be situated in Ireland if the register is located in Ireland at the time of the disposal or redemption. For purposes of Irish capital gains tax legislation the exchange of the Outstanding Notes for the Exchange Notes may be regarded as a disposal.

2.5 Stamp Duty

The issue and the transfer of the notes will be exempt from stamp duty pursuant to Section 85 Stamp Duties Consolidation Acts 1999 (Section 85). This provides for an exemption from stamp duty on the issue, whether in bearer form or otherwise, of loan capital which means for the purposes of Section 85, any debenture stock, bonds or funded debt, by whatever name known, or any capital raised which is borrowed or has the character of borrowed money, whether in the form of stock or in any other form and also a transfer of loan capital provided such loan capital:

1. does not carry a right of conversion into stocks or marketable securities (other than loan capital) of a company having a register in Ireland or into loan capital having such a right;

2. does not carry rights of the same kind as shares in the capital of a company, including rights such as voting rights, a share in the profits or a share in the surplus on liquidation;

3. is issued for a price which is not less than 90% of its nominal value; and

4. does not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument or other document relating to the loan capital.

2.6 Capital Acquisitions Tax

If the notes are comprised in a gift or inheritance taken from an Irish resident or ordinarily resident disponer or if the disponer’s successor is resident or ordinarily resident in Ireland, or if any of the notes are regarded as property situate in Ireland, the disponer’s successor (primarily), or the disponer, may be liable to Irish capital acquisitions tax. The notes may be regarded as property situate in Ireland. For the purposes of capital acquisitions tax, under current legislation a non-Irish domiciled person will not be treated as resident or ordinarily resident in Ireland for the purposes of the applicable legislation except where that person has been resident in Ireland for the purposes of Irish tax for the 5 consecutive years of assessment immediately preceding the year of assessment in which the date of the gift or inheritance falls.

2.7 Value Added Tax

It is expected that the Issuer will be engaged in the provision of financial services. The provision of financial services is an exempt activity for Irish Value Added Tax (Irish VAT) purposes. Accordingly, in general the Issuer should not be entitled to recover Irish VAT suffered.

2.8 European Union Directive on the Taxation of Savings Income

On 3 June 2003, the European Council of Economics and Finance Ministers adopted a Directive 2003/48/EC on the taxation of savings income (the Savings Tax Directive). Under the Savings Tax Directive Member States are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Luxembourg and Austria are instead required to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).

The Directive has been enacted into Irish legislation. Since 1 January 2004, where any person in the course of a business or profession carried on in Ireland makes an interest payment to, or secures an interest payment for the immediate benefit of, the beneficial owner of that interest, where that beneficial owner is an individual, that person must, in accordance with the methods prescribed in the relevant Irish legislation, establish the identity and residence of that beneficial owner. Where such a person makes such a payment to a “residual entity” (as defined below) then that interest payment is a “deemed interest payment” of the “residual entity” for the purpose of this legislation. A “residual entity,” in relation to “deemed interest payments,” must, in accordance with the methods prescribed in the relevant Irish legislation, establish the identity and residence of the beneficial owners of the interest payments received that are comprised in the “deemed interest payments.”

A residual entity means a person or undertaking established in Ireland or in another Member State or in an “associated territory” to which an interest payment is made for the benefit of a beneficial owner that is an individual, unless that person or undertaking is within the charge to corporation tax or a tax corresponding to corporation tax, or it has, in the prescribed format for the purposes of this legislation, elected to be treated in the same manner as an undertaking for collective investment in transferable securities within the meaning of the UCITS Directive 85/611/EEC, or it is such an entity or it is an equivalent entity established in an “associated territory,” or it is a legal person (not being an individual) other than certain Finnish or Swedish legal persons that are excluded from the exemption from this definition in the Savings Tax Directive.

Procedures relating to the reporting of details of payments of interest (or similar income) made by any person in the course of a business or profession carried on in Ireland, to beneficial owners that are individuals or to residual entities resident in another Member State or an “associated territory” and procedures relating to the reporting of details of deemed interest payments made by residual entities where the beneficial owner is an individual resident in another Member State or an associated territory, apply since 1 July 2005. For the purposes of these paragraphs associated territory means Aruba, Netherlands Antilles, Jersey, Gibraltar, Guernsey, Isle of Man, Anguilla, British Virgin Islands, Cayman Islands, Andorra, Liechtenstein, Monaco, San Marino, the Swiss Confederation, Montserrat and Turks and Caicos Islands.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY OF CERTAIN IRISH TAX CONSIDERATIONS. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans, including (i) employee benefit plans (such as private U.S.-based retirement and welfare plans) subject to Part 4 of Title I of ERISA, (ii) any plan, including an individual retirement arrangement under Section 408 of the Code, to which Section 4975 of the Code applies, (iii) plans (such as a governmental, church or non-U.S. plan) not subject to Title I of ERISA but subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and (iv) any entity whose underlying assets include “plan assets” of such plans, accounts and arrangements under U.S. Department of Labor regulations or Section 3(42) of ERISA (each, a “Plan Investor”). This summary considers certain issues raised by ERISA and the Code as they apply to those Plan Investors subject to those statutes and does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the provisions summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of enactment or release.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan Investor subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”), and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control respecting management of such an ERISA Plan or exercises any authority or control respecting the management or disposition of the assets of such an ERISA Plan, who renders investment advice for a fee or other compensation to such an ERISA Plan, or who has any discretionary authority or responsibility in the administration of such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes with assets of a Plan Investor, a fiduciary should consider, among other matters:

•	whether the acquisition and holding of the notes is in accordance with the documents and instruments governing such Plan Investor; and

•

whether the acquisition and holding of the notes is solely in the interest of Plan Investor participants and beneficiaries and otherwise consistent with the fiduciary’s responsibilities and in compliance with the applicable requirements of ERISA, the Code or any Similar Laws including, in particular, any diversification, prudence and liquidity requirements.

Any insurance company proposing to invest assets of its general account in the notes should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

Under U.S. Department of Labor regulation Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), guidance is provided as to when assets of an underlying investment will be deemed to be assets of an investing Plan Investor. In general (subject to certain exceptions), where a “benefit plan investor” (as defined in the Plan Asset Regulations) holds an “equity interest” in an entity, the assets of the entity are deemed to be plan assets of the benefit plan investor. “Equity interest” is defined as “any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.” While no assurances can be given, the Issuers believe that the notes should not be treated as an “equity interest” for purposes of the Plan Asset Regulations.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions, “prohibited transactions,” involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code, including an obligation to correct the transaction.

The acquisition and/or holding of the notes by an ERISA Plan with respect to which we or the initial purchasers or their affiliates may be a party in interest or a disqualified person, may give rise to a prohibited transaction. Consequently, before investing in the notes, any person who is acquiring such securities for, or on behalf of, an ERISA Plan should determine that either a statutory or an administrative exemption from the prohibited transaction rules is applicable to such investment in the notes, or that such acquisition and holding of such securities will not result in a non-exempt prohibited transaction.

The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to an ERISA Plan investing in the notes include, without limitation, the following:

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 95-60, regarding investments by insurance company general accounts;

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 96-23, regarding transactions effected by in-house asset managers; and

•	Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code regarding transactions with certain service providers.

Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the notes. Any fiduciary of such a governmental, non-U.S. or church plan considering an investment in the notes should consult with its counsel before purchasing notes to consider the applicable fiduciary standards and to determine the need for, and the availability, if necessary, of, any exemptive relief under such Similar Laws.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan Investor unless such purchase, holding and, if applicable, conversion will not constitute a non-exempt prohibited transaction under ERISA and the Code or a violation under any applicable Similar Laws.

Representation

Accordingly, each purchaser and subsequent transferee of the notes represents and warrants that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan Investor or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan Investor, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer which requests it, for use in any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account as a result of market-making activities or other trading activities pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus in connection with any resales of exchange notes. Any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

For a period of 180 days after the effective date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes (including any broker-dealers) against certain types of liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the exchange notes and guarantees by those of the guarantors incorporated or organized under the laws of the State of Delaware and Massachusetts will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Ropes & Gray LLP and some partners of Ropes & Gray LLP are members of RGIP, LLC, which is an investor in certain investment funds sponsored by each of Berkshire Partners and Bain Capital and often a co-investor with such funds. RGIP, LLC indirectly owns less than 1% of the outstanding equity interests of the Issuer. Certain legal matters relating to the guarantors that are incorporated under the laws of the Republic of Ireland will be passed upon for us by William Fry. Certain legal matters relating to the guarantor organized under the laws of Canada will be passed upon for us by Cox & Palmer. Certain legal matters relating to the guarantor incorporated under the laws of the Cayman Islands will be passed upon for us by Maples and Calder. Certain legal matters relating to the guarantor incorporated in England and Wales will be passed upon for us by Ropes & Gray International LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of SkillSoft PLC as of January 31, 2009 and January 31, 2010 and for each of the three years in the period ended January 31, 2010 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-4 under the Securities Act with the United States Securities and Exchange Commission, or the SEC, with respect to the issuance of the exchange notes. This prospectus, which is included in the registration statement, does not contain all of the information included in the registration statement. Certain parts of this registration statement are omitted in accordance with the rules and regulations of the SEC. For further information about us and the exchange notes, we refer you to the registration statement. You should be aware that the statements made in this prospectus as to the contents of any agreement or other document filed as an exhibit to the registration statement are not complete. Although we believe that we have summarized the material terms of these documents in the prospectus, these statements should be read along with the full and complete text of the related documents.

We have agreed that, whether or not we are required to do so by the SEC, after consummation of the exchange offer or the effectiveness of a shelf registration statement, for so long as any of the exchange notes remain outstanding, we will file with the SEC (or we will furnish to holders of the exchange notes if not filed with the SEC), within the time periods specified in the rules and regulations of the SEC:

•	all quarterly and annual reports on Forms 10-Q and 10-K, and

•	all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file these reports.

Any reports or documents we file with the SEC, including the registration statement, may be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of these reports or other documents may be obtained at prescribed rates from the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. For further information about the Public Reference Section, call 1-800-SEC-0330. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of that person, a copy of any and all of this information. Requests for copies should be directed to Charles E. Moran, President and Chief Executive Officer, SkillSoft Limited, 107 Northeastern Boulevard, Nashua, New Hampshire 03062, or by telephone at (603) 324-3000. You should request this information at least five business days in advance of the date on which you expect to make your decision with respect to the exchange offer. In any event, you must request this information prior to                 , 2010, in order to receive the information prior to the expiration of the exchange offer.

SSI INVESTMENTS II LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of SkillSoft Public Limited Company:

We have audited the accompanying consolidated balance sheets of SkillSoft Public Limited Company as of January 31, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended January 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SkillSoft Public Limited Company at January 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the three years in the period ended January 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

March 25, 2010

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	January 31,
	2009	2010
	(In thousands, except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$37,853	$76,682
Short-term investments	1,099	3,559
Restricted cash	3,790	2,786
Accounts receivable, less reserves of approximately $391 and $369 as of January 31, 2009 and 2010, respectively	146,362	141,828
Prepaid expenses and other current assets	18,286	23,447
Deferred tax assets	26,444	28,902

Total current assets	233,834	277,204
Property and equipment, net	7,661	6,288
Intangible assets, net	13,472	5,227
Goodwill	238,550	238,550
Deferred tax assets	78,223	49,127
Other assets	3,360	9,835

Total assets	$575,100	$586,231

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long term debt	$1,253	$865
Accounts payable	5,648	4,519
Accrued compensation	13,513	18,287
Accrued expenses	23,760	23,099
Deferred revenue	201,518	200,369

Total current liabilities	245,692	247,139
Long term debt	122,131	83,500
Other long term liabilities	3,221	4,432

Total long term liabilities	125,352	87,932

Commitments and contingencies (Note 8)
Shareholders’ equity:
Ordinary shares, €0.11 par value per share: 250,000,000 shares authorized; 98,892,249 and 94,905,067 shares issued at January 31, 2009 and 2010, respectively	10,600	9,983
Additional paid-in capital	509,177	482,592
Treasury stock, at cost, 830,802 and 249,368 ordinary shares at January 31, 2009 and 2010, respectively	(5,317)	(2,471)
Accumulated deficit	(310,874)	(239,506)
Accumulated other comprehensive income	470	562

Total shareholders’ equity	204,056	251,160

Total liabilities and shareholders’ equity	$575,100	$586,231

The accompanying notes are an integral part of these consolidated financial statements.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended January 31,
	2008	2009		2010
	(In thousands, except per share data)
Revenues	$281,223	$328,494		$314,968
Cost of revenues (1)	32,637	35,992		29,436
Cost of revenues—amortization of intangible assets	5,423	5,203		128
Gross profit	243,163	287,299		285,404
Operating expenses:
Research and development (1)	49,612	49,540		43,764
Selling and marketing (1)	97,493	108,416		95,594
General and administrative (1)	34,630	36,774		34,724
Amortization of intangible assets	11,237	11,212		8,117
Merger and integration related expenses	12,283	761		—
Restructuring	34	1,523		49
SEC investigation	1,346	49		—

Total operating expenses	206,635	208,275		182,248

Operating income	36,528	79,024		103,156
Other income (expense), net	295	1,480		(943)
Interest income	3,948	1,550		269
Interest expense	(12,630)	(14,218)		(7,553)

Income before (benefit) provision for income taxes from continuing operations	28,141	67,836		94,929
(Benefit) provision for income taxes	(31,587)	18,959		23,561

Income from continuing operations	59,728	48,877		71,368
Income from discontinued operations, net of income taxes of $181 in fiscal 2008 and $1,281 in fiscal 2009	270	1,912		—

Net income	$59,998	$50,789		$71,368

Net income per share:
Basic—continuing operations	$0.57	$0.47		$0.74
Basic—discontinued operations	$—	$0.02		$—

	$0.57	$0.49		$0.74

Basic weighted average common shares outstanding	104,391	103,870		96,090

Diluted—continuing operations	$0.55	$0.46		$0.72
Diluted—discontinued operations	$—	$0.02		$—

	$0.55	$0.47	†	$0.72

Diluted weighted average common shares outstanding	108,289	107,034		98,708

†	Does not add due to rounding.
(1)	The following summarizes the allocation of stock-based compensation:

	2008	2009	2010
	(In thousands)
Cost of revenues	$203	$225	$92
Research and development	958	926	986
Selling and marketing	1,911	1,977	2,344
General and administrative	2,879	3,004	2,878

The accompanying notes are an integral part of these consolidated financial statements.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

(In thousands except number of shares)

	Ordinary			Treasury Stock			Accumulated
	Shares Number of Shares	€0.11 Par Value	Additional Paid-In Capital	Number of Shares	Cost	Accumulated Deficit	Other Comprehensive Income(Loss)	Total Stockholders’ Equity	Total Comprehensive Income
BALANCE, JANUARY 31, 2007	109,255,366	$12,039	$573,394	6,533,884	$(24,524)	$(421,661)	$(1,319)	$137,929
Exercise of stock options	1,928,374	287	8,833	—	—	—	—	9,120	—
Issuance of ordinary shares under employee stock purchase plan	480,073	71	2,712	—	—	—	—	2,783	—
Stock-based compensation	—	—	5,951	—	—	—	—	5,951	—
Tax benefit from non-qualified stock options	—	—	413	—	—	—	—	413	—
Unrealized loss on marketable securities, net of tax of $0	—	—	—	—	—	—	(45)	(45)	(45)
Unrealized loss on financial derivatives, net of tax effect of $1,387	—	—	—	—	—	—	(2,080)	(2,080)	(2,080)
Translation adjustment	—	—	—	—	—	—	(981)	(981)	(981)
Net income	—	—	—	—	—	59,998	—	59,998	59,998

Comprehensive income for the year ended January 31, 2008									$56,892

BALANCE, JANUARY 31, 2008	111,663,813	$12,397	$591,303	6,533,884	$(24,524)	$(361,663)	$(4,425)	$213,088	—
Exercise of stock options	3,653,650	613	15,842	—	—	—	—	16,455	—
Issuance of ordinary shares under employee stock purchase plan	375,183	64	2,999	—	—	—	—	3,063	—
Repurchase of ordinary shares	—	—	—	11,097,315	(91,860)	—	—	(91,860)	—
Retirement of ordinary shares	(16,800,397)	(2,474)	(108,593)	(16,800,397)	111,067	—	—	—	—
Stock-based compensation	—	—	6,132	—	—	—	—	6,132	—
Tax benefit from non-qualified stock options	—	—	1,494	—	—	—	—	1,494	—
Unrealized loss on marketable securities, net of tax of $0	—	—	—	—	—	—	(23)	(23)	(23)
Unrealized gain on financial derivatives, net of tax effect of ($755)	—	—	—	—	—	—	1,132	1,132	1,132
Translation adjustment	—	—	—	—	—	—	3,786	3,786	3,786
Net income	—	—	—	—	—	50,789	—	50,789	50,789

Comprehensive income for the year ended January 31, 2009									$55,684

BALANCE, JANUARY 31, 2009	98,892,249	$10,600	$509,177	830,802	$(5,317)	$(310,874)	$470	$204,056
Exercise of stock options	464,882	73	2,319	—	—	—	—	2,392	—
Issuance of ordinary shares under employee stock purchase plan	389,018	59	2,133	—	—	—	—	2,192	—
Repurchase of ordinary shares	—	—	—	4,259,648	(35,148)	—	—	(35,148)	—
Retirement of ordinary shares	(4,841,082)	(749)	(37,245)	(4,841,082)	37,994	—	—	—	—
Stock-based compensation	—	—	6,300	—	—	—	—	6,300	—
Tax expense from non-qualified stock options	—	—	(92)	—	—	—	—	(92)	—
Unrealized gain on financial derivatives, net of tax effect of ($632)	—	—	—	—	—	—	948	948	948
Translation adjustment	—	—	—	—	—	—	(856)	(856)	(856)
Net income	—	—	—	—	—	71,368		71,368	71,368

Comprehensive income for the year ended January 31, 2010									$71,460

BALANCE, JANUARY 31, 2010	94,905,067	$9,983	$482,592	249,368	$(2,471)	$(239,506)	$562	$251,160

The accompanying notes are an integral part of these consolidated financial statements

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended January 31,
	2008	2009	2010
	(In thousands)
Cash flows from operating activities:
Net income	$59,998	$50,789	$71,368
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	5,951	6,132	6,300
Depreciation and amortization	6,935	5,277	4,564
Amortization of intangible assets	16,660	16,415	8,245
Provision for (recovery of) bad debts	237	(130)	(36)
(Benefit) provision for income taxes—non-cash	(33,958)	15,102	17,001
Gain on sale of discontinued operations	—	(3,386)	—
Non-cash interest expense	735	1,197	1,104
Realized loss on sale of assets, net	(58)	—	—
Tax effect related to exercise of non-qualified stock options	(413)	(1,494)	92
Discontinued operations	(1,357)	—	—
Changes in current assets and liabilities, net of acquisitions:
Accounts receivable	(43,261)	17,006	9,236
Prepaid expenses and other current assets	884	8,494	(2,479)
Accounts payable	(2,584)	3,446	(1,161)
Accrued expenses and other long-term liabilities	(33,101)	(14,271)	4,959
Deferred revenue	45,490	(6,890)	(7,846)

Net cash provided by operating activities	22,158	97,687	111,347
Cash flows from investing activities:
Purchases of property and equipment	(2,968)	(5,748)	(3,195)
Cash paid for business acquisitions	(261,330)	(250)	—
Purchases of investments	(18,437)	(19,645)	(9,272)
Maturities of investments	63,928	32,137	6,812
Decrease in restricted cash, net	16,138	173	1,004
Cash received from sale of discontinued operations	—	6,903	—

Net cash (used in) provided by investing activities	(202,669)	13,570	(4,651)
Cash flows from financing activities:
Borrowings under long term debt, net of debt financing costs	194,133	—	—
Exercise of stock options	9,120	16,455	2,392
Proceeds from employee stock purchase plan	2,783	3,063	2,192
Principal payment on long term debt	(1,000)	(75,616)	(39,019)
Acquisition of treasury stock	—	(91,860)	(35,148)
Tax effect related to exercise of non-qualified stock options	413	1,494	(92)

Net cash provided by (used in) financing activities	205,449	(146,464)	(69,675)
Effect of exchange rate changes on cash and cash equivalents	2,509	(2,999)	1,808

Net increase (decrease) in cash and cash equivalents	27,447	(38,206)	38,829
Cash and cash equivalents, beginning of period	48,612	76,059	37,853

Cash and cash equivalents, end of period	$76,059	$37,853	$76,682

Supplemental disclosure of cash flow information:

Cash paid for interest	$10,308	$13,252	$4,656

Cash paid for income taxes	$2,867	$4,550	$8,682

The accompanying notes are an integral part of these consolidated financial statements.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Basis of Presentation

SkillSoft PLC (the Company or SkillSoft) was incorporated in Ireland on August 8, 1989. The Company is a leading Software as a Service (SaaS) provider of on-demand e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses. SkillSoft helps its customers to maximize performance through a combination of content, online information resources, flexible technologies and support services. SkillSoft is the surviving corporation in a merger between SmartForce PLC and SkillSoft Corporation on September 6, 2002 (the SmartForce Merger). On May 14, 2007, the Company acquired NETg from The Thompson Corporation for approximately $254.7 million in cash (See Note 3). References in these consolidated financial statements to the Company’s fiscal year refer to the fiscal year ended January 31 of that year (e.g., fiscal 2010 is the fiscal year ended January 31, 2010).

(2) Summary of Significant Accounting Policies

The accompanying consolidated financial statements reflect the application of certain significant accounting policies, as described in this note and elsewhere in these notes.

(a) Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated in consolidation.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Although the Company regularly assesses these estimates, actual results could differ materially from these estimates. Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Actual results could differ from management’s estimates if past experience or other assumptions do not turn out to be substantially accurate.

(c) Revenue Recognition

The Company generates revenue primarily from the license of its products, the provision of professional services and from the provision of hosting/application service provider (ASP) services.

The Company follows the provisions of the FASB Accounting Standards Codification (ASC) 605 to account for revenue derived pursuant to license agreements under which customers license the Company’s products and services. The pricing for the Company’s courses varies based upon the content offering selected by a customer, the number of users within the customer’s organization and the term of the license agreement (generally one, two or three years). License agreements permit customers to exchange course titles, generally on the contract anniversary date. Hosting services are sold separately for an additional fee. A license can provide customers access to a range of learning products including courseware, Referenceware®, simulations, mentoring and prescriptive assessment.

The Company offers discounts from its ordinary pricing, and purchasers of licenses for a larger number of courses, larger user bases or longer periods of time generally receive discounts. Generally, customers may amend their license agreements, for an additional fee, to gain access to additional courses or product lines and/or to increase the size of the user base. The Company also derives revenue from hosting fees for customers that use its solutions on an ASP basis and from the provision of professional services. In selected circumstances, the Company derives revenue on a pay-for-use basis under which some customers are charged based on the number of courses accessed by its users.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company recognizes revenue ratably over the license period if the number of courses that a customer has access to is not clearly defined, available, or selected at the inception of the contract, or if the contract has additional undelivered elements for which the Company does not have vendor specific objective evidence (VSOE) of the fair value of the various elements. This may occur if the customer does not specify all licensed courses at the outset, the customer chooses to wait for future licensed courses on a when and if available basis, the customer is given exchange privileges that are exercisable other than on the contract anniversaries, or the customer licenses all courses currently available and to be developed during the term of the arrangement. Revenue from nearly all of the Company’s contractual arrangements is recognized on a subscription or straight-line basis over the contractual period of service.

The Company also derives revenue from extranet hosting/ASP services, which is recognized on a straight-line basis over the period the services are provided. Upfront fees are recorded as revenue over the contract period.

The Company generally bills the annual license fee for the first year of a multi-year license agreement in advance and license fees for subsequent years of multi-year license arrangements are billed on the anniversary date of the agreement. Occasionally, the Company bills customers on a quarterly basis. In some circumstances, the Company offers payment terms of up to six months from the initial shipment date or anniversary date for multi-year license agreements to its customers. To the extent that a customer is given extended payment terms (defined by the Company as greater than six months), revenue is recognized as payments become due, assuming all of the other elements of revenue recognition have been satisfied.

The Company typically recognizes revenue from resellers over the commitment period when both the sale to the end user has occurred and the collectibility of cash from the reseller is probable. With respect to reseller agreements with minimum commitments, the Company recognizes revenue related to the portion of the minimum commitment that exceeds the end user sales at the expiration of the commitment period provided the Company has received payment. If a definitive service period can be determined, revenue is recognized ratably over the term of the minimum commitment period, provided that payment has been received or collectibility is probable.

The Company provides professional services, including instructor led training, customized content development, website development/hosting and implementation services. If the Company determines that the professional services are not separable from an existing customer arrangement, revenue from these services is recognized over the existing contractual terms with the customer; otherwise the Company typically recognizes professional service revenue as the services are performed.

Multiple contracts with a single customer or amendments to existing contracts with the same customer are evaluated as to whether they should be recognized as separated accounting arrangements from other contracts with the customer based on an evaluation of several factors including but not limited to the timing of when contracts were negotiated and executed, whether the software is interdependent in terms of design, technology or function and whether payment terms coincide. If contracts are considered linked for accounting purposes and accounted for as one arrangement, fees are recognized over the longest service periods. If contracts are considered separable, fees in each arrangement are recognized over the respective service period.

The Company records reimbursable out-of-pocket expenses in both revenue and as a direct cost of revenue, as applicable. Out-of-pocket expenses were immaterial for each of the three years in the period ended January 31, 2010.

The Company records revenue net of applicable sales tax collected. Taxes collected from customers are recorded as part of accrued expenses on the balance sheet and are remitted to state and local taxing jurisdictions based on the filing requirements of each jurisdiction.

The Company records as deferred revenue amounts that have been billed in advance for products or services to be provided. Deferred revenue includes the unamortized portion of revenue associated with license fees for which the Company has received payment or for which amounts have been billed and are due for payment in 90 days or less for resellers and 180 days or less for direct customers.

SkillSoft contracts often include an uptime guarantee for solutions hosted on the Company’s servers whereby customers may be entitled to credits in the event of non-performance. The Company also retains the right to remedy any nonperformance event prior to issuance of any credit. Historically, the Company has not incurred substantial costs relating to this guarantee and the Company currently accrues for such costs as they are incurred. The Company reviews these costs on a regular basis as actual experience and other information becomes available; and should these costs become substantial, the Company would accrue an estimated exposure and consider the potential related effects of the timing of recording revenue on its license arrangements. The Company has not accrued any costs related to these warranties in the accompanying consolidated financial statements.

(d) Deferred Commissions

The Company defers the recognition of commission expense until such time as the revenue related to the arrangement for which the commission was paid is recognized. Deferred commissions for each contract are amortized in a manner consistent with how revenue is recognized for such contract, often resulting in straight-line recognition of expense over the contractual term. Unamortized commission expense of $11.6 million and $12.2 million for the fiscal years ended January 31, 2009 and 2010, respectively, is included in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(e) Net Income Per Share

The Company computes basic earnings per share by dividing net income (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued, calculated using the treasury stock method.

The reconciliation of basic and diluted shares is as follows (in thousands):

	Years Ended January 31,
	2008	2009	2010
Basic weighted average shares outstanding	104,391	103,870	96,090
Effect of incremental diluted shares outstanding	3,898	3,164	2,618

Diluted weighted average common shares outstanding	108,289	107,034	98,708

Approximately 8.7 million, 2.9 million and 2.5 million shares have been excluded from the computation of diluted weighted average shares outstanding as of January 31, 2008, 2009 and 2010, respectively, as they would be anti-dilutive.

(f) Foreign Currency Translation

The reporting currency for the Company is the U.S. dollar (dollar) and the functional currency of the Company’s subsidiaries in the United States, the United Kingdom, Canada, Germany, Australia, the Netherlands, France, New Zealand, Singapore and India are the currencies of those countries. The functional currency of the Company’s subsidiaries in Ireland, the Commonwealth of the Bahamas and the Grand Cayman is the U.S. dollar. Assets and liabilities are translated to the U.S. dollar from the local functional currency at current exchange rates, and income and expense items are translated to the U.S. dollar using the average rates of exchange prevailing during the year. Gains and losses arising from translation are recorded in other comprehensive income (loss) as a separate component of shareholders’ equity. Foreign currency gains or losses on transactions denominated in a currency other than an entity’s functional currency are recorded in the results of the operations. Gains (losses) arising from transactions denominated in foreign currencies other than an entity’s functional currency were approximately $(0.1) million, $0.8 million and $(1.1) million for the years ended January 31, 2008, 2009 and 2010, respectively, and are included in other income (expense), net in the accompanying consolidated statements of income.

(g) Cash, Cash Equivalents, Restricted Cash and Short-term Investments

The Company considers all highly liquid investments with original maturities of 90 days or less at the time of purchase to be cash equivalents. At January 31, 2010, cash equivalents consisted mainly of high-grade commercial paper and corporate debt securities. At January 31, 2009, cash equivalents consisted mainly of commercial paper and federal agency notes.

At January 31, 2010, the Company had approximately $2.8 million of restricted cash; approximately $2.7 million is held voluntarily to defend named former executives and board members of SmartForce PLC for actions arising out of an SEC investigation and litigation related to the 2002 securities class action and approximately $0.1 million is held in certificates-of-deposits with a commercial bank pursuant to terms of certain facilities lease agreements.

Securities that the Company does not intend to hold to maturity or for trading purposes are reported at market value, and are classified as available for sale. At January 31, 2009 and 2010, the Company’s investments were classified as available for sale and had an average maturity of approximately 17 and 47 days, respectively.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Cash and cash equivalents and available for sale short-term investments as of January 31, 2009, were as follows (in thousands):

2009

Description	Contracted Maturity	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Cash and cash equivalents:
Cash	N/A	$34,653	$—	$—	$34,653
Commercial paper	0-3 months	2,199	1	—	2,200
Federal agency notes	2 months	1,000	—	—	1,000

		$37,852	$1	$—	$37,853

Short-term investments:
Commercial paper	4 months	$1,099	$—	$—	$1,099

		$1,099	$—	$—	$1,099

Cash and cash equivalents and available for sale short-term investments as of January 31, 2010, were as follows (in thousands):

2010

Description	Contracted Maturity	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Cash and cash equivalents:
Cash	N/A	$76,321	$—	$—	$76,321
Commercial paper	0-3 months	160	—	—	160
Corporate debt securities	1 month	201	—	—	201

		$76,682	$—	$—	$76,682

Short-term investments:
Commercial paper	4–12 months	$1,199	—	—	$1,199
Treasury bills	4–12 months	1,649	—	—	1,649
Certificate of deposit	4–12 months	711	—	—	711

		$3,559	$—	$—	$3,559

Realized gains and losses and declines in value determined to be other-than-temporary on available-for-sale securities are included in investment income. Gross realized gains totaled approximately $107,000 and $7,000 for the years ended January 31, 2008 and 2009, respectively and were nominal for the year ended January 31, 2010. Gross realized losses for the years ended January 31, 2008, 2009 and 2010 were nominal. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in other income.

(h) Property and Equipment

The Company records property and equipment at cost. Depreciation and amortization is charged to operations based on the cost of property and equipment over their respective estimated useful lives on a straight-line basis using the half year convention, as follows:

Estimated Useful Lives
Computer equipment	2 - 3 years
Furniture and fixtures	5 years
Leasehold improvements	Lesser of estimated useful life or life of lease

Expenditures for maintenance and repairs are expensed as incurred. Expenditures for renewals or betterments are capitalized.

(i) Research and Development Expenses

The Company expenses all research and development costs, which include course content development fees, to operations as incurred, except for costs of internally developed or externally purchased software that qualify for capitalization. Generally accepted accounting principles (GAAP) requires the capitalization of certain computer software development costs incurred after technological feasibility is established. Given the Company’s operations, once technological feasibility of a software product has been established,

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

the additional development costs incurred to bring the product to a commercially acceptable level has not been and is not expected to be significant. No software development costs incurred during fiscal 2008, 2009 and 2010 met the requirements for capitalization; however developed courseware was added through the acquisition of NETg.

Capitalized software development costs (including acquired software development costs), net of accumulated amortization, were approximately $0.3 million and $0.1 million as of January 31, 2009 and 2010, respectively. The Company recognized approximately $5.4 million, $5.2 million and $0.1 million of amortization expense related to capitalized software development costs in the fiscal years ended January 31, 2008, 2009 and 2010, respectively.

The Company enters into agreements with content providers for published content, the Company’s policy is to expense these costs to research and development in proportion to services being completed.

(j) Other Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions, other events and circumstances from non-owner sources. The components of accumulated comprehensive income as of January 31, 2009 and 2010, are as follows (in thousands):

	Year Ended January 31,
	2009	2010
Change in fair value of interest rate hedge, net of tax	$(948)	$—
Foreign currency translation adjustment	1,418	562

Total accumulated other comprehensive income	$470	$562

(k) Fair Value of Financial Instruments

Financial instruments consist mainly of cash and cash equivalents, derivative financial instrument contracts, investments, restricted cash, accounts receivable and debt. The Company determines fair value for short-term investments based on quoted market values. The carrying amount of accounts receivable is net of an allowance for doubtful accounts, which is based on historical collections and known credit risks. The Company believes the fair value of its variable rate debt approximates its carrying value based on comparable market terms and conditions.

(l) Deferred Financing Costs

The Company amortizes deferred debt financing costs as interest expense over the terms of the underlying obligations using the effective interest method.

(m) Derivative Financial Instruments

The Company recognizes all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value is immediately recognized in earnings. The Company classifies cash inflows and outflows from derivatives within net income on the statement of cash flows.

The Company’s objective for utilizing derivative instruments is to reduce its exposure to fluctuations in cash flows due to changes in the variable interest rates of certain borrowings issued under its credit facility. The Company’s strategy to achieve that objective involves entering into interest rate swaps that are specifically designated to certain variable rate instruments and accounted for as cash flow hedges.

All the interest rate swap agreements were considered highly effective as cash flow hedges for a portion of the Company’s variable rate debt, and the Company applied hedge accounting to account for these instruments. The notional amounts and all other significant terms of the swap agreements were matched to the provisions and terms of the variable rate debt being hedged.

The Company’s interest rate swap agreement matured on December 31, 2009. See Note 11 for further discussion.

(n) Concentrations of Credit Risk and Off-Balance-Sheet Risk

For the years ended and as of January 31, 2008, 2009 and 2010, no customer individually comprised greater than 10% of total revenue or accounts receivable.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company performs continuing credit evaluations of its customers’ financial condition and generally does not require collateral.

The Company maintains a reserve for an allowance for doubtful accounts and sales credits that is the Company’s best estimate of potentially uncollectible trade receivables. Provisions are made based upon a specific review of all significant outstanding invoices that are considered potentially uncollectible in whole or in part. For those invoices not specifically reviewed or considered uncollectible, provisions are provided at different rates, based upon the age of the receivable, historical experience, and other currently available evidence. The reserve estimates are adjusted as additional information becomes known or payments are made.

The Company has no significant off-balance-sheet arrangements nor concentration of credit risks such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Company’s cash, cash equivalents and investments are subject to the guidelines of the Company’s investment policy. The primary objective of the policy with regard to the Company’s portfolio is to provide with minimal risk as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity. Approved Instruments include U.S. Government and Agency securities as well as fixed income instruments rated AAA, A1/P1 or better.

(o) Amortization and Impairment of Goodwill and Intangible Assets

The Company records intangible assets at cost and amortizes its finite-lived intangible assets including customer contracts and internally developed software. The Company reviews intangible assets subject to amortization at least annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in remaining useful life. Conditions that would indicate an impairment and trigger a more frequent impairment assessment include, but are not limited to, a significant adverse change in legal factors or business climate that could affect the value of an asset, or an adverse action or assessment by a regulator. In addition, the Company reviews its indefinite-lived intangible assets, including goodwill and certain trademarks, during the fourth quarter of each year for impairment, or more frequently if certain indicators are present or changes in circumstances suggest that impairment may exist and reassesses their classification as indefinite-lived assets.

(p) Restructuring Charges

Liabilities related to an exit or disposal activity should be recognized at fair value in the period in which it is incurred. Costs include, but are not limited to, the following: (1) one-time involuntary termination benefits provided to employees under the terms of a benefit arrangement that, in substance, are not an ongoing benefit arrangement or a deferred compensation contract, (2) certain contract termination costs, including operating lease termination costs and (3) other associated costs. As such, when the Company identifies restructuring charges that fulfill the requirements, it records the charges in its statement of income.

(q) Merger and Integration Related Costs

Certain former NETg employees continued employment during a transition period and certain former NETg facilities to be vacated were used as the Company transitioned operations to other locations. These costs were expensed as incurred and included in merger and integration related expenses in the accompanying statements of income.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(r) Business Combinations

The Company records tangible and intangible assets acquired and liabilities assumed in recent business combinations under the purchase method of accounting. Amounts paid for each acquisition are allocated to the assets acquired and liabilities assumed based on their fair values at the dates of acquisition. The Company then allocates the purchase price in excess of net tangible assets acquired to identifiable intangible assets based on detailed valuations that use information and assumptions provided by management. Excess purchase price over the fair value of the net tangible and intangible assets acquired and liabilities assumed is recorded as goodwill.

Significant management judgments and assumptions are required in determining the fair value of acquired assets and liabilities, particularly acquired intangible assets. The valuation of purchased intangible assets is based upon estimates of the future performance and cash flows from the acquired business. The Company uses the income approach to determine the estimated fair value of certain other identifiable intangible assets including developed technology, customer relationships and tradenames. This approach determines fair value by estimating the after-tax cash flows attributable to an identified asset over its useful life and then discounting these after-tax cash flows back to a present value. Developed technology represents patented and unpatented technology and know-how. Customer contracts and relationships represent established relationships with customers, which provides a ready channel for the sale of additional content and services. Tradenames represent acquired product names that the Company intends to continue to utilize.

(s) Advertising Costs

Costs incurred for production and communication of advertising initiatives are expensed when incurred. Advertising expenses amounted to approximately $0.8 million, $0.6 million, and $0.3 million for the fiscal years ended January 31, 2008, 2009 and 2010, respectively.

(t) Accounting for Share-Based Compensation

The Company has several share-based compensation plans under which employees, officers, directors and consultants may be granted options to purchase the Company’s ordinary shares, generally at the market price on the date of grant.

Share-based compensation expense reflects the fair value of share-based awards measured at the grant date and recognized over the relevant service period. The Company uses the Black-Scholes option pricing model to estimate the fair value of share option grants. The Black-Scholes option pricing model incorporates assumptions as to stock price volatility, the expected life of options, a risk-free interest rate and dividend yield. The Company recognizes share-based compensation expense on a straight-line basis over the service period of the award, which is generally four years.

(u) Recent Accounting Pronouncements

In June 2009, the FASB issued the FASB Accounting Standards Codification (ASC), which was effective for the Company in the third quarter ended October 31, 2009. The Codification became the single authoritative source for U.S. generally accepted accounting principles (GAAP). Accordingly, previous references to U.S. GAAP accounting standards are no longer used by the Company in its disclosures including these Notes to the condensed consolidated financial statements. The ASC does not change U.S. GAAP and does not affect the Company’s consolidated financial position, cash flows, or results of operations.

In December 2007, the FASB issued updated guidance on business combinations, incorporated into ASC 805, which includes the measurement of acquirer shares issued in consideration for a business combination, the recognition of contingent consideration, the accounting for pre-acquisition gain and loss contingencies, the recognition of capitalized in-process research and development, the accounting for acquisition-related restructuring cost accruals, the treatment of acquisition related transaction costs and the recognition of changes in the acquirer’s income tax valuation allowance. Adoption of this guidance on February 1, 2009 did not have a material impact on the Company’s financial position or results of operations. The adoption of this guidance will have an impact on the Company’s accounting for business combinations occurring on or after the adoption date, but the effect will be dependent on the acquisitions at that time.

In December 2007, the FASB issued updated guidance on non-controlling interest in consolidated financial statements, incorporated into ASC 810-10-65-1, which includes the requirements to classify noncontrolling interests as a component of consolidated stockholders’ equity, and the elimination of “minority interest” accounting in results of operations with earnings attributable to noncontrolling interests reported as part of consolidated earnings. Additionally, this guidance revises the accounting for both increases and decreases in a parent’s controlling ownership interest. Adoption of this guidance on February 1, 2009 did not have a material impact on the Company’s financial position or results of operations.

In April 2008, the FASB issued updated guidance on recognition and presentation of other-than-temporary impairments, incorporated into ASC 350-30-65-1, which requires companies estimating the useful life of a recognized intangible asset to consider their historical experience in renewing or extending similar arrangements or, in the absence of historical experience, to consider assumptions that market participants would use about renewal or extension as adjusted for entity-specific factors. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2009. Adoption of this statement is not expected to have a material impact on the Company’s consolidated financial statements when it becomes effective.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In May 2009, the FASB issued updated guidance on subsequent events, incorporated into ASC 855, which does not require significant changes regarding recognition or disclosure of subsequent events, but does require disclosure of the date through which subsequent events have been evaluated for disclosure and recognition. This guidance is effective for financial statements issued after June 15, 2009. On February 24, 2010, the FASB issued Accounting Standards Update (ASU) 2010-09 to amend ASC 855. As a result of the ASU, SEC registrants will not disclose the date through which management evaluated subsequent events in the financial statements. The implementation of this standard did not have a significant impact on the financial statements of the Company. Subsequent events through the date these financial statements were issued were evaluated for disclosure and recognition.

In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force to amend certain guidance in ASC 605-25, “Revenue Recognition, 25 Multiple-Element Arrangements.” The amended guidance in ASC 605-25 (1) modifies the separation criteria by eliminating the criterion that requires objective and reliable evidence of fair value for the undelivered item(s), and (2) eliminates the use of the residual method of allocation and instead requires that arrangement consideration be allocated, at the inception of the arrangement, to all deliverables based on their relative selling price.

In October 2009, the FASB also issued ASU 2009-14, Certain Revenue Arrangements That Include Software Elements – a consensus of the FASB Emerging Issues Task Force, to amend the scope of arrangements under ASC 985-605, Software, 605, “Revenue Recognition” to exclude tangible products containing software components and non-software components that function together to deliver a product’s essential functionality.

The amended guidance in ASC 605-25 and ASC 985-605 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early application and retrospective application permitted. The Company has not yet determined when it will apply the amended guidance in ASC 985-605 or the amended guidance in ASC 605-25. Adoption of these statements is not expected to have a material impact on the Company’s consolidated financial statements when it becomes effective.

(v) Income Taxes

The Company accounts for income taxes utilizing an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. A tax position must be more likely than not to be sustained before being recognized in the financial statements. The interpretation also requires the accrual of interest and penalties as applicable on unrecognized tax positions.

(w) Subsequent Events

On February 12, 2010, the Company, announced that it had reached agreement on the terms of a recommended acquisition of the Company by SSI Investments III Limited (“SSI Investments”), a company formed by funds sponsored by each of Berkshire Partners LLC, Advent International Corporation and Bain Capital Partners, LLC (collectively, the “Investor Group”) (the acquisition by SSI Investments of the Company is referred to as the “Acquisition”).

The Acquisition will be effected by means of a scheme of arrangement (the “Scheme”) under Section 201 of the Irish Companies Act 1963 (the “Companies Act”), pursuant to which SSI Investments will acquire all of the outstanding securities of the Company not already owned by the Investor Group from Company shareholders or American Depositary Share (“ADS”) holders for $10.80 in cash per ADS or ordinary share. As a result of these arrangements, the Company will become an indirect wholly-owned subsidiary of SSI Investments. The Scheme is subject to the conditions and the terms to be set forth in the Scheme Document to be delivered to the Company’s shareholders. To become effective, the Scheme requires, among other things, the approval at an Irish Court Meeting of a majority in number of the Company’s shareholders, present and voting either in person or by proxy, representing 75% or more in value of the Company’s shares held by the Company’s shareholders, as well as the approval by the Company’s shareholders of resolutions relating to the implementation of the Scheme at an Extraordinary General Meeting to be held directly after the Court Meeting. It is expected that the Acquisition and the Scheme will become effective prior to July 16, 2010. Assuming the necessary approvals are obtained and all conditions have been satisfied, the Acquisition will become effective upon delivery to the Registrar of Companies in Ireland of the court order of the High Court of Ireland sanctioning the Scheme. Upon the Acquisition becoming effective, it will be binding on all of the Company’s shareholders and ADS holders.

After announcing that it had reached an agreement on the terms of a recommended acquisition of the Company by SSI Investments, the Company made a $45.0 million voluntary prepayment of its long-term debt on February 25, 2010. The prepayment of debt was not contemplated by the Company as of January 31, 2010.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(3) Acquisitions

Fiscal 2008 Transactions:

(a) NETg

On May 14, 2007, the Company acquired NETg from The Thomson Corporation for approximately $254.7 million in cash. The combined entity offers a more robust multi-modal solution that includes online courses, simulations, digitized books and an on-line video library as well as complementary learning technologies. The acquisition supports SkillSoft’s mission to deliver comprehensive and high quality learning solutions and positions the Company to serve the demands of this growing marketplace.

The results of NETg have been included in the Company’s consolidated financial statements since the date of acquisition.

In addition, the Company paid direct transaction costs related to this acquisition of $7.3 million. The Company paid the purchase price in cash, which was financed through available cash balances and bank financing of approximately $200 million. The components of the consideration paid are as follows (in thousands):

Cash paid	$254,737
Transaction cost incurred	7,288

Total purchase price	$262,025

The final allocation of the total purchase price of NETg’s assets acquired and net tangible and identifiable intangible assets is as follows (in thousands):

Total
Current assets	$37,869
Deferred tax asset	10,194
Property and equipment	1,470
Goodwill	225,654
Amortizable intangible assets	43,050
Current liabilities*	(30,727)
Deferred revenue	(25,485)

Total	$262,025

*	Includes exit costs of $12.5 million.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Intangible assets related to the NETg acquisition and their estimated useful lives consist of the following (in thousands):

Description	Ascribed Fair Value	Life	Accumulated Amortization as of January 31, 2010	Net Book Value as of January 31, 2010
Non-compete agreement	$6,900	2.5 years	$(6,900)	$—
Trademark/tradename	2,700	2 years	(2,700)	—
Developed software/courseware	9,950	1.5 years	(9,950)	—
Customer contractual relationships	1,000	1 year	(1,000)	—
Customer non-contractual relationships	22,500	4 years	(18,300)	4,200

	$43,050		$(38,850)	$4,200

Intangible assets are amortized over a weighted average life of 36 months.

The non-compete agreement, trademark/tradename and customer relationships were valued using the income approach and the developed software/courseware was valued using the cost approach. Values and useful lives assigned to intangible assets were determined using management’s estimates. Acquired intangible assets are reviewed for impairment upon the occurrence of any events or changes in circumstances that indicate the carrying amount of an asset may not be recoverable. The useful life of each intangible asset is evaluated for each reporting period to determine whether events and circumstances warrant a revision to the remaining useful life.

Goodwill represents the excess of the purchase price over the net identifiable tangible and intangible assets acquired. The Company determined that the acquisition of NETg resulted in the recognition of goodwill primarily because the acquisition is expected to help SkillSoft reach critical mass and shorten its timeframe to approach its long term operating profitability objectives through incremental scalability and significant cost synergies. The goodwill recorded as a result of this acquisition is deductible for tax purposes.

Goodwill is subject to review for impairment annually and when there are any interim indicators of impairment. The Company performs its goodwill impairment tests as of November 1st each year.

The Company assumed certain liabilities in the acquisition including deferred revenue that was ascribed a fair value of $25.5 million using a cost-plus profit approach. The Company amortized deferred revenue over the average remaining term of the contracts, which reflects the estimated period to satisfy these customer obligations. In allocating the purchase price, the Company recorded an adjustment to reduce the carrying value of NETg’s deferred revenue by $22.2 million, which was fully amortized as of January 31, 2009.

In connection with the acquisition, the Company’s management approved and initiated plans to integrate NETg into its operations and to eliminate redundant facilities and headcount, reduce cost structure and better align operating expenses with existing economic conditions, business requirements and the Company’s operating model. The Company accrued for certain liabilities incurred directly related to the NETg acquisition and accounted for those in the allocation of the purchase price. The items accounted for primarily relate to severance related costs incurred in association with workforce reductions and totaled approximately $8.9 million for employee separation costs for approximately 360 employees. The Company also estimated a liability of $1.8 million representing the estimated fair value of abandoned lease obligations. The Company estimated a liability of $0.2 million and $0.5 million for NETg content re-branding and legal and outplacement services, respectively. All amounts accrued in relation to the NETg acquisition were paid as of January 31, 2009.

(b) Targeted Learning Corporation

On February 9, 2007, the Company acquired the assets of Targeted Learning Corporation (TLC), an on-line video library business, for approximately $4.6 million in cash plus liabilities assumed of $0.8 million. The acquisition resulted in tangible assets acquired of approximately $1.0 million and an allocation of the purchase price to goodwill and identified intangible assets of $3.3 million and $0.9 million, respectively. The acquisition of TLC was accounted for as a business combination using the purchase method. Accordingly, the results of TLC have been included in the Company’s consolidated financial statements since the date of acquisition.

As part of the purchase price allocation, all intangible assets that were a part of the acquisition were identified and valued. It was determined that only contractual customer relationships, trade name and developed software had separately identifiable values.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Intangible assets related to the TLC acquisition and their estimated useful lives consist of the following (in thousands):

Description	Ascribed Fair Value	Life	Accumulated Amortization as of January 31, 2010	Net Book Value as of January 31, 2010
Trademark/tradename	$20	2 years	$(20)	$—
Developed software/courseware	510	4 years	(383)	127
Customer contractual relationships	330	3 years	(330)	—

	$860		$(733)	$127

Values and useful lives assigned to intangible assets were determined using management’s estimates. The Company concluded that the acquisition of TLC does not represent a material business combination and therefore no pro forma financial information has been provided herein.

Goodwill represents the excess of the purchase price over the net identifiable tangible and intangible assets acquired. The Company determined that the acquisition of TLC resulted in the recognition of goodwill primarily because the acquisition provided new offerings that fit the Company’s business model and can be effectively sold within the Company’s existing customer base. The goodwill recorded as a result of this acquisition is deductible for tax purposes.

The following table reflects supplemental cash flow investing activities related to the acquisitions of TLC and NETg (in thousands):

Business Acquisitions, Net of Cash Acquired:
Fair value of tangible assets acquired	$50,553
Liabilities assumed	(57,050)
Cost in excess of fair value (goodwill)	229,229
Fair value of acquired identifiable intangible assets	43,910

$266,642
Less cash acquired	(2,181)

Net cash paid for acquisitions*	$264,461

*	Includes $2.9 million and $0.3 million paid for acquisition costs in the fiscal year ended January 31, 2007 and 2009, respectively.

(4) Special Charges

(a) Merger and Exit Costs Recognized as Liabilities in Purchase Accounting

In connection with the closing of the NETg acquisition on May 14, 2007 (the Acquisition), the Company’s management effected a merger integration effort to eliminate redundant facilities and employees and reduce the overall cost structure of the acquired business to better align the Company’s operating expenses with existing economic conditions, business requirements and the Company’s operating model.

Pursuant to this restructuring, the Company recorded $12.5 million of costs related to severance and related benefits, costs to vacate leased facilities and other pre-Acquisition liabilities. These costs, which were recognized as a liability assumed in the purchase business combination, were included in the allocation of the purchase price.

The reductions in employee headcount totaled approximately 360 employees from the administrative, sales, marketing and development functions, and amounted to a liability of approximately $8.9 million, which was paid against the exit plan accrual through January 31, 2009.

In connection with the NETg exit plan, the Company abandoned certain leased facilities resulting in a facilities consolidation liability of $1.8 million, which was paid as of January 31, 2009, consisting of lease termination costs, broker commissions and other facility costs. As part of the plan, two sites were vacated. The fair value of the lease termination costs was calculated with certain assumptions related to the Company’s estimated cost recovery efforts from subleasing vacated space, including (i) the time period over which the property will remain vacant, (ii) the sublease terms and (iii) the sublease rates.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In connection with the SmartForce Merger, the Company’s management effected a restructuring to eliminate redundant facilities and headcount, reduce the cost structure of the business and better align the Company’s operating expenses with existing economic conditions. Pursuant to this restructuring, the Company recorded $30.3 million of costs in 2002 relating to exiting activities of pre-Merger SmartForce PLC such as severance and related benefits, costs to vacate leased facilities and other pre-Merger liabilities. These costs, which were recognized as a liability assumed in the purchase business combination, were included in the allocation of the purchase price and increased goodwill.

The reductions in employee headcount totaled approximately 632 employees from the administrative, sales, marketing and development functions, and amounted to a liability of approximately $14.5 million in 2002. This liability was paid out against the exit plan accrual through January 31, 2009.

In connection with the SmartForce exit plan, the Company abandoned or downsized certain leased facilities resulting in a facilities consolidation liability consisting of sublease losses, broker commissions and other facility costs. The net present value of the obligation under this exit plan, as adjusted, was approximately $15.3 million, of which $0.5 million remains. The Company anticipates that the remainder of the merger and exit accrual will be paid in fiscal 2011.

Activity in the Company’s merger and exit costs and long-term liabilities related to the NETg acquisition and the SmartForce Merger, was as follows (in thousands):

	Employee Severance and Related Costs	Closedown of Facilities	Other	Total
Merger and exit accrual January 31, 2008	$1,646	$3,224	$1,370	$6,240
Payments made during the year	(959)	(1,851)	(207)	(3,017)
Adjustment to provision for merger and exit costs in connection with the acquisition of NETg	212	(45)	(1,086)	(919)
Adjustment to provision for merger and exit costs in connection with the SmartForce merger	(899)	266	—	(633)

Merger and exit accrual January 31, 2009	$—	$1,594	$77	$1,671
Payments made during the year	—	(931)	11	(920)
Adjustment to provision for merger and exit costs in connection with the acquisition of NETg	—	(31)	—	(31)
Adjustment to provision for merger and exit costs in connection with the SmartForce merger	—	(118)	(88)	(206)

Merger and exit accrual January 31, 2010	$—	$514	$—	$514

Other merger accruals primarily include payments under operating equipment leases, content rebranding and legal costs.

The Company anticipates that the remainder of the merger and exit accrual will be paid out by October 2010.

(b) Discontinued Operations

In connection with the NETg acquisition, the Company discontinued four businesses acquired from NETg because the Company believed those product offerings did not represent areas that could grow in a manner consistent with the Company’s operating model or be consistent with the Company’s profit model or strategic initiatives. The businesses that were identified as discontinued operations were Financial Campus, NETg Press, Interact Now and Wave.

NETg Press

On October 26, 2007, the Company entered into an Asset Purchase Agreement pursuant to which it agreed to sell to AXZO Press LLC the NETg Press assets. The Company classified the NETg Press business as discontinued operations in the second quarter of fiscal 2008. The Company received a note receivable for the sales price, subject to discounts for pre-payment. The note receivable was valued at $3.5 million at the time of divestiture, reflecting uncertainty relating to the buyer’s ability to repay the note in full in accordance with its terms.

Since the NETg Press operations were acquired through the acquisition of NETg, its carrying value was adjusted to its fair value. When NETg Press was classified as held for sale, the assets and liabilities were recorded at fair value less costs to sell the business. At the time of the agreement with AXZO Press, the fair value of these assets and liabilities were adjusted to equal expected proceeds from the sale of the business. This refinement to the fair value estimate was recorded as a purchase accounting adjustment to goodwill and therefore no gain or loss was recorded in the operations for the period ended January 31, 2008.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The continuing cash flows were attributable to payments toward the note receivable and potential inventory reseller revenue cash flows. The Company concluded that continuing involvement with the disposed component does not constitute significant continuing involvement.

In the second quarter of fiscal 2009, the note receivable was paid in full, resulting in a pre-tax gain of $3.4 million, representing amounts received in excess of the carrying value of the note receivable at that time.

Financial Campus

On August 21, 2007, the Company entered into an Asset Purchase Agreement pursuant to which it agreed to sell to SmartPros, LTD, the Financial Campus assets. The Company classified the Financial Campus business as discontinued operations in the second quarter of fiscal 2008. The closing of the sale of the Financial Campus assets occurred on August 21, 2007, resulting in nominal cash proceeds and potential earnout payments for three years from the date of the sale based on SmartPros’ gross revenue from the Financial Campus business line. Due to the purchase price being contingent and not fixed or currently determinable, future payments were not considered in calculating the gain on the sale of these assets.

The continuing cash flows are attributable to customer contracts retained by the Company and potential earn out payments for three years from the date of the sale. The Company concluded that these cash flows are not direct cash flows of the disposed component and continuing involvement with the disposed component does not constitute significant continuing involvement.

As of January 31, 2010, the Company has not received any additional cash proceeds from the sale of Financial Campus. If the Company receives any future earnout payments they will be classified as gain from discontinued operations.

Interact Now

The Company determined it would not be feasible to sell the Interact Now business line and the Company abandoned that business.

Wave

The Company exited the Wave business in October 2007. There are no continuing incoming or outgoing cash flows following the period in which the Company exited this business.

The summarized discontinued operations results for the fiscal years ended January 31, 2008 and 2009 are as follows (in thousands):

	Year Ended January 31,
	2008	2009
Revenue from discontinued operations	$7,226	$172
Income from discontinued operations before income tax	451	3,193
Income tax provision	181	1,281

Income from discontinued operations	$270	$1,912

The income from discontinued operations before income tax for the fiscal year ended January 31, 2009 primarily consists of a $3.4 million gain resulting from proceeds received during the second quarter of fiscal 2009 from the Company’s sale of the assets related to the NETg Press business in October 2007, offset by a $0.2 million loss from discontinued operations.

(c) Restructuring

On January 19, 2009, the Company committed to a reduction in force with respect to approximately 120 employees in the U.S., Ireland and the United Kingdom. The decision was based on a review of various cost savings initiatives undertaken in connection with the development of the Company’s budget and operating plan for fiscal 2010. The Company recorded a $1.5 million restructuring charge for the fiscal year ended January 31, 2009, which is included in the statement of income as restructuring. Substantially all of this charge represents the severance cost of terminated employees.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Activity in the Company’s restructuring accrual was as follows (in thousands):

	Employee Severance and Related Costs	Contractual Obligations	Total
Total restructuring accrual as of January 31, 2008	$—	$961	$961
Restructuring provision	1,523	—	1,523
Payments and write downs made during the year	(411)	(961)	(1,372)

Total restructuring accrual as of January 31, 2009	1,112	—	1,112
Restructuring provision	49	—	49
Payments and write downs made during the year	(1,161)	—	(1,161)

Total restructuring accrual as of January 31, 2010	$—	$—	$—

The net restructuring charges for the fiscal years ended January 31, 2008, 2009 and 2010 would have been allocated as follows had the Company recorded the expense and adjustments within the functional department of the restructured activities (in thousands):

	Years Ended January 31,
	2008	2009	2010
Cost of revenues	$—	$138	$—
Research and development	—	645	—
Selling and marketing	34	535	49
General and administrative	—	205	—

Total	$34	$1,523	$49

(5) Goodwill and Intangible Assets

Intangible assets are as follows (in thousands):

	January 31, 2009			January 31, 2010
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Internally developed software/courseware	$38,717	$38,462	$255	$38,717	$38,590	$127
Customer contracts	36,848	26,938	9,910	36,848	32,648	4,200
Non-compete agreement	6,900	4,830	2,070	6,900	6,900	—
Trademarks and trade names	2,725	2,388	337	2,725	2,725	—
Books 24X7 trademark	900	—	900	900	—	900

	$86,090	$72,618	$13,472	$86,090	$80,863	$5,227

Customer contracts are existing contracts that relate to underlying customer relationships pertaining to the services provided by the acquired company. The Company amortizes the fair value of customer contracts on an accelerated basis over their estimated useful lives ranging from 12 to 60 months with a weighted average estimated useful life of 51 months. Internally developed software/courseware relates to the Books24x7 platform, GoTrain Corp. content and platform, the SmartForce PLC content, the NETg content and costs incurred subsequent to technological feasibility and prior to general release for the development of SkillSoft Dialogue and SkillView were capitalized. Course content includes courses in both the business skills and information technology skills subject areas. All courseware is deployable via the Internet or corporate intranets. The Company amortizes internally developed or purchased software/courseware, including SkillSoft Dialogue and SkillView costs, over their estimated useful lives ranging from 18 to 48 months with a weighted average useful life of 39 months. The non-compete agreement relates to terms stated in the NETg acquisition agreement and has an estimated useful life of 30 months. Trademarks and trade names relate to those acquired under the NETg and TLC acquisitions and have estimated useful lives of 24 months. The weighted average useful life for all finite-lived intangible assets is 43 months.

Amortization expense related to the existing finite-lived intangible assets is expected to be as follows (in thousands):

Fiscal Year	Amortization Expense
2011	$3,711
2012	616

Total	$4,327

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Trademarks of $0.9 million relating to Books24x7 are considered indefinite-lived and accordingly no amortization expense is recorded.

(6) Related Party Transactions

In connection with the NETg acquisition, the Company paid a special bonus of $0.5 million to one of the members of its Board of Directors for his assistance in negotiating and completing the transaction. This bonus payment is included in general and administrative expense in the accompanying statements of income for the fiscal year ended January 31, 2008.

(7) Income Taxes

Income from continuing operations before provision (benefit) for income taxes consists of the following (in thousands):

	Years Ended January 31,
	2008	2009	2010
Ireland	$6,236	$8,128	$64,540
United States	20,476	54,437	28,134
Rest of World	1,429	5,271	2,255

	$28,141	$67,836	$94,929

The provision (benefit) for income taxes consists of the following (in thousands):

	Years Ended January 31,
	2008	2009	2010
Current:
Ireland	$—	$—	$393
United States	2,966	4,884	8,343
Rest of World	580	1,323	(1,275)

	$3,546	$6,207	$7,461

Deferred:
Ireland	$—	$(5,095)	$7,611
United States	(35,206)	17,816	9,720
Rest of World	73	31	(1,231)

	$(35,133)	$12,752	$16,100

Tax provision	$(31,587)	$18,959	$23,561

Net deferred tax assets consist of the following (in thousands):

	January 31,
	2009	2010
Current:
Net operating loss carryforwards	$24,417	$17,874
Nondeductible expenses and reserves	1,395	1,095
Interest rate swap	632	—
Tax credits	—	6,279
Intangibles	—	3,654

	$26,444	$28,902

Non-current:
Net operating loss carryforwards	$56,132	31,808
Tax credits	3,932	—
Intangibles	12,596	13,383
Share based compensation	4,890	6,675
Nondeductible expenses and reserves	673	192

	$78,223	$52,058
Less—valuation allowance	—	(2,931)

	$78,223	$49,127
Total current and non-current	$104,667	$78,029

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Deferred Taxes

The Company recognizes a net deferred tax asset for future benefit of tax loss and tax credit carryforwards to the extent that it is “more likely than not” that these assets will be realized. In evaluating the Company’s ability to recover these deferred tax assets, the Company considers all available positive and negative evidence, including its past operating results, the existence of cumulative income in the most recent years, changes in the business, its forecast of future taxable income and the availability of tax planning strategies. In determining future taxable income, the Company is responsible for assumptions utilized including the amount of pre-tax operating income, the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. Based on results of operations for the fiscal years ended January 31, 2008, 2009 and 2010 and anticipated future profit levels, the Company believes that a portion of its deferred tax asset related to U.S. state net operating loss (NOL) carryforwards will not be realized. Accordingly, in the fiscal year ended January 31, 2010, the Company recorded, through an increase to income tax expense, approximately $0.9 million of valuation allowance on U.S. state NOL carryforwards. In the fiscal year ended January 31, 2009, the Company reversed approximately $23.1 million of valuation allowance on Irish NOL carryforwards which will more likely than not be realized in future periods. As a result, in fiscal 2009, the Company recognized the benefits of (i) $40.4 million of net operating loss carryforwards attributed to the Company’s operations in Ireland, resulting in a reduction to the provision for income taxes of $5.1 million and (ii) $149.8 million of acquired Irish net operating loss carryforwards resulting in an $18.0 million reduction to goodwill.

As of January 31, 2010, the Company has recorded a deferred tax asset in the amount of $78.0 million comprised of $25.0 million of U.S. NOL carryforwards and $32.7 million of other U.S. related net deferred tax assets, $20.5 million of Irish NOL carryforwards and ($1.7) million of Irish deferred tax liabilities primarily related to intangibles; $0.3 million of tax timing differences in Canada and $1.2 million of NOL carryforwards in all other foreign tax filing jurisdictions. The Company’s deferred tax assets do not include $20.5 million of assets generated by the unrealized excess tax benefit attributable to stock options deductions. These assets, when utilized, will be recorded as a reduction to additional paid-in capital.

The Company considers the excess of its financial reporting over its tax basis in its investment in foreign subsidiaries essentially permanent in duration and as such has not recognized a deferred tax liability related to this difference. The Company has determined that it is impractical to estimate this unrecognized deferred tax liability.

A reconciliation of the Irish statutory rate to the Company’s effective tax rate is as follows:

	January 31,
	2008	2009	2010
Income tax provision at Irish statutory rate	12.5%	12.5%	12.5%
Increase (decrease) in tax resulting from:
U.S. state tax provision, net of U.S. federal benefit	6.3	4.1	3.0
Foreign rate differential, primarily U.S.	16.8	17.3	6.2
Nondeductible items	2.8	1.7	3.3
Provision to return true-ups	—	—	(0.3)
Research and development credits	—	—	(0.7)
Other	0.6	0.5	(0.2)
Change in valuation allowance	(151.2)	(8.1)	1.0

Effective tax rate	(112.2)%	28.0%	24.8%

The Company recorded a tax benefit from continuing operations in fiscal 2008 of $31.6 million, primarily related to a deferred income tax benefit of $42.6 million associated with the Company’s change in valuation allowance. For the fiscal year ended January 31, 2009, the Company recorded a tax provision of $19.0 million, influenced by a deferred income tax benefit of $5.1 million associated with the Company’s change in valuation allowance. For the fiscal year ended January 31, 2010, the Company recorded a tax provision of $23.6 million.

As of January 31, 2010, the Company has $295.5 million and $6.3 million in net operating loss and tax credit carryforwards, respectively which are available to reduce future income taxes payments, if any. Approximately $170.9 million of these carryforwards are not subject to expiration while the remainder of $124.6 million, if not utilized, will expire at various dates through the year ending January 31, 2025.

Included in the consolidated carryforward totals, are $124.5 million of U.S. federal net operating loss carryforwards $167.2 million of Irish net operating loss carryforwards and $3.8 million of net operating loss carryforwards in all other foreign tax filing jurisdictions. These NOL carryforwards represent the gross carrying value of the operating loss carryforwards.

Tax credit carryforwards of $6.3 million relate to U.S. federal taxes.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Included in the $124.5 million of U.S. federal net operating carryforwards are $68.2 million of U.S. NOL carryforwards that relate to the Company’s operations and $56.3 million of NOL carryforwards resulting from excess tax benefits of stock option exercises. The Company will realize the benefit of the stock option losses through increases to shareholders’ equity in the periods in which the losses are utilized to reduce tax payments.

The Company completed several financings since its inception and has incurred ownership changes as defined under Section 382 of the Internal Revenue Code. The Company does not believe that the changes will have a material impact on its ability to use its net operating loss and tax credit carryforwards.

The Company had gross unrecognized tax benefits and related accrued interest and penalties of $5.1 million and $7.1 million at January 31, 2009 and January 31, 2010, respectively, all of which, if recognized, would affect the Company’s effective tax rate. The increase in unrecognized tax benefits, at January 31, 2010 as compared to January 31, 2009 primarily relate to tax uncertainties attributed to undistributed U.S. earnings. The Company anticipates that in the next twelve months the liability for unrecognized tax benefits for certain tax positions could decrease by as much as $0.7 million due to settlement with various tax authorities. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for federal and state income taxes. The Company had $0.6 million accrued for interest and penalties at January 31, 2010. The total amount of interest and penalties recognized in the consolidated statement of income for the fiscal year ended January 31, 2009 and January 31, 2010 was $0.5 million and $0.2 million, respectively.

The following table sets forth a reconciliation of the beginning and ending amounts of unrecognized tax benefits (in thousands):

	January 31,
	2009	2010
Unrecognized tax benefits	$5,077	$4,350
Increases for tax positions taken during the current period	423	1,757
(Decrease) increases for tax positions taken during a prior period	(9)	858
Decrease related to settlements	(14)	(272)
Decreases resulting from the expiration of statute of limitations	(1,127)	(128)

Unrecognized tax benefits	$4,350	$6,565

In the normal course of business, the Company is subject to examination by taxing authorities in such major jurisdictions as Ireland, the United Kingdom, Germany, Australia, Canada and the United States. With few exceptions, the Company is no longer subject to U.S federal, state and local or non-U.S. income tax examinations for years before 2002 in these major jurisdictions.

(8) Commitments and Contingencies

(a) Leases

The Company leases its facilities and certain equipment and furniture under operating lease agreements that expire at various dates through 2023. Included in the accompanying statements of income is rent expense for leased facilities and equipment of approximately $5.4 million, $4.6 million, and $4.5 million for the fiscal years ended January 31, 2008, 2009 and 2010, respectively. For operating leases that contain predetermined fixed escalations of the minimum rent, the Company recognizes the total related rent expense on a straight-line basis over its life, with a deferred asset or liability reported on the balance sheet for the difference between expense and cash paid.

None of the Company’s operating leases contain contingent rent provisions. The amortization period for all leasehold improvements is the lesser of the estimated useful life of the assets or the related lease term.

Future minimum lease payments under the operating lease agreements are approximately as follows (in thousands):

	Facilities	Other	Total
Fiscal year ended January 31:
2011	$3,617	$448	$4,065
2012	2,982	193	3,175
2013	2,701	46	2,747
2014	1,532	17	1,549
2015	230	—	230

	$11,062	$704	$11,766

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(b) Litigation

SEC Investigation

The Company had been the subject of a formal investigation by the United States Securities and Exchange Commission (SEC) into the events and circumstances giving rise to the 2003 restatement of SmartForce PLC’s accounts (the Restatement Investigation). On July 19, 2007, the SEC announced that three former officers and one former employee of SmartForce had settled SEC claims in connection with the Restatement Investigation. The SEC has informed the Company that the Restatement Investigation has been closed without any claim being brought against it.

In January 2007, the Boston District Office of the SEC informed the Company that it is the subject of an informal investigation concerning option granting practices at SmartForce for the period beginning April 12, 1996 through July 12, 2002 (the Option Granting Investigation). These grants were made prior to the September 6, 2002 merger with SmartForce PLC. The SEC has informed the Company that the Option Granting Investigation has been closed without any claim being brought against the Company.

Lawsuits

From time to time, the Company is a party to or may be threatened with other litigation in the ordinary course of its business. The Company regularly analyzes current information, including, as applicable, the Company’s defenses and insurance coverage and, as necessary, provides accruals for probable and estimable liabilities for the eventual disposition of these matters. The Company is not a party to any other material legal proceedings.

(c) Delinquent Foreign Filings

The Company operates in various foreign countries through subsidiaries organized in those countries. Due to the restatement of the historical SmartForce statutory financial statements, some of the subsidiaries were delayed in filing their audited financial statements and have been delayed in filing their tax returns in their respective jurisdictions. As a result, some of these foreign subsidiaries may be subject to regulatory restrictions, penalties and fines. The Company does not believe such restrictions, penalties and fines, if any, would have a material impact on the financial statements.

(d) Guarantees

The Company’s software license arrangements and hosting services are typically warranted to perform in a manner consistent with general industry standards that are reasonably applicable and substantially in accordance with the Company’s product documentation under normal use and circumstances. The Company’s arrangements also include certain provisions for indemnifying customers against liabilities if its products or services infringe a third party’s intellectual property rights.

The Company has entered into service level agreements with some of its hosted application customers warranting certain levels of uptime reliability and permitting those customers to receive credits against monthly hosting fees or terminate their agreements in the event that the Company fails to meet those levels for an agreed upon period of time.

To date, the Company has not incurred any material costs as a result of such indemnifications or commitments and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.

(9) Shareholders’ Equity

(a) ADS Repurchase Program

On April 8, 2008, the Company’s shareholders approved a program for the repurchase by the Company of up to an aggregate of 10,000,000 ADSs. On September 24, 2008, the Company’s shareholders approved an increase in the number of shares that may be repurchased under the program to 25,000,000 and an extension of the repurchase program, which ended on March 23, 2010. As of January 31, 2010, 9,643,037 shares remain available for repurchase, subject to certain limitations, under the shareholder approved repurchase program. The Company discontinued this repurchase program in January 2010.

During the fiscal year ended January 31, 2010, the Company repurchased a total of 4,259,648 shares for a total purchase price, including commissions, of $35.1 million. The Company retired 4,841,082 shares during the fiscal year ended January 31, 2010, including 830,802 shares repurchased in the prior fiscal year. As of January 31, 2010, 249,368 of the repurchased shares had not been retired or canceled and were held as treasury shares at cost. The Company subsequently retired these shares on February 4, 2010.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(b) Share Based Compensation

The Company currently has two share-based compensation plans, the 2001 Outside Director Option Plan (the Outside Director Plan) and the 2002 Stock Incentive Plan (the 2002 Plan), under which employees, officers, directors and consultants may be granted options to purchase the Company’s ordinary shares, generally at the market price on the date of grant.

The Plans are administered by the Compensation Committee of the Board of Directors (the Committee). Under the Outside Director Plan, all outside directors of the Company are eligible to receive option grants upon appointment to the Board of Directors and each subsequent year thereafter. All grants of options under the Outside Director Plan are automatic and nondiscretionary and are made strictly in accordance with the provisions of the plan. The exercise price of option grants under the Outside Director Plan is the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of grant (or for the most recent trading day). The options granted generally vest over one year and have a term of ten years.

Under the 2002 Plan all employees, inside directors and consultants are eligible to receive incentive share options or non-statutory share options. Share purchase rights may also be granted under the plan. The options generally vest over four years and have a term of seven years. Options under the Plans generally expire not later than 30 to 90 days following termination of employment or service or twelve months following an optionees’ death or disability.

In connection with the SmartForce Merger on September 6, 2002, the Company assumed the SmartForce plans, which included the 1994 Share Option Plan (the 1994 Plan) and the 1996 Supplemental Stock Plan (the 1996 Plan).

These SmartForce Plans along with the following legacy SkillSoft plans, the Book24x7.com, Inc. 1994 Stock Option Plan (the Books Plan), 1998 Stock Incentive Plan (the 1998 Plan) and the 2001 Stock Incentive Plan (the 2001 Plan), (collectively the Previous Plans) exist solely to satisfy outstanding options previously granted under these plans.

A total of 49,672,609 shares were authorized under these plans, of which 1,969,826 shares were available for grant from the 2002 Plan and the Outside Director Plan at January 31, 2010.

All stock option activity under the Plans for the fiscal year ended January 31, 2010 is as follows:

Share Options	Shares	Exercise Price	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)
Outstanding, January 31, 2009	13,024,156	$0.14 - $42.88	$7.54	3.91	$16,075
Granted	160,000	0.15 - 10.48	8.11
Exercised	(464,882)	0.25 - 9.56	5.15
Forfeited	(62,917)	0.14 - 10.95	4.35
Expired	(667,419)	3.51 - 34.25	20.49

Outstanding, January 31, 2010	11,988,938	0.14 - 42.88	$6.93	3.17	$41,181

Exercisable, January 31, 2010	10,366,110	0.25 - 42.88	$7.12	3.05	$34,581

Vested and Expected to Vest, January 31, 2010 (1)	11,840,750		$6.96	3.16	$40,467

Exercisable, January 31 , 2009	9,982,162	$0.25 - $42.88	$8.02

(1)	This represents the number of vested options as of January 31, 2010 plus the number of unvested options as of January 31, 2010 that are expected to vest as adjusted to reflect an estimated forfeiture rate of 15.4%. The Company recognizes expense incurred on a straight line basis. Due to the Company’s vesting schedule, expense is incurred on options that have not yet vested but which are expected to vest in a future period. The options for which expense has been incurred but have not yet vested are included above as options expected to vest.

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the closing price of the shares on January 31, 2010 of $9.75 and the exercise price of each in-the-money option outstanding) that would have been realized by the option holders had all option holders exercised their options on January 31, 2010.

The weighted average grant date fair value of options granted during the fiscal ended January 31, 2010 was $3.56 per share. The total intrinsic value of options exercised during the fiscal year ended January 31, 2009 and 2010 was approximately $21.8 million and $1.8 million, respectively.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes certain information relating to the outstanding and exercisable options as of January 31, 2010:

	Outstanding			Exercisable
Range of Exercise Prices	Number of Shares	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$0.14 - $ 3.99	883,711	2.48	$2.53	638,711	$3.44
$4.06	1,734,171	2.54	4.06	1,734,171	4.06
$4.07 - $ 5.99	1,107,337	3.35	5.69	970,867	5.70
$6.09 - $ 6.38	1,277,137	1.77	6.35	1,275,470	6.35
$6.41	4,647,556	3.84	6.41	3,547,554	6.41
$6.62 - $11.60	1,249,825	3.61	10.18	1,110,136	10.16
$12.10 - $34.00	1,085,201	2.86	15.42	1,085,201	15.42
$42.88	4,000	0.71	42.88	4,000	42.88

$0.14 - $42.88	11,988,938	3.17	$6.93	10,366,110	$7.12

The Company uses the Black-Scholes option pricing model to determine the weighted average fair value of options. The estimated fair value of employee share options is amortized to expense using the straight-line method over the vesting period. The weighted average information and assumptions used for the grants were as follows:

	Year Ended January 31,
	2008	2009	2010
Risk-free interest rates	3.25-4.93%	1.39-2.93%	0.81-2.47%
Expected dividend yield	—	—	—
Volatility factor	60%	39-56%	40-73%
Expected lives	4 years	2.34-4.0 years	2-4.4 years
Weighted average fair value of options granted	$4.69	$4.97	$3.56
Weighted average remaining contractual life of options outstanding	4.76 years	3.91 years	3.17 years

The Company’s assumed dividend yield of zero is based on the fact that it has never paid cash dividends and has no present intention to pay cash dividends. The expected share-price volatility assumption used by the Company has been based on a blend of implied volatility in conjunction with calculations of the Company’s historical volatility determined over a period commensurate with the expected life of its option grants. The implied volatility is based on exchange traded options of the Company’s share. The Company believes that using a blended volatility assumption will result in the best estimate of expected volatility. The assumed risk-free interest rate is the U.S. Treasury security rate with a term equal to the expected life of the option. The assumed expected life is generally 4.4 years, which is based on company-specific historical experience. With regard to the estimate of the expected life, the Company considers the exercise behavior of past grants and the pattern of aggregate exercises. The Company looked at historical option grant cancellation and termination data in order to determine its assumption of forfeiture rate, which was 15.4% as of January 31, 2010.

On September 8, 2009, the post-termination exercise period was extended from three to twelve months on options granted to all members of the Board of Directors from the SkillSoft Public Limited Company 2001 Outside Director Option Plan. The modification resulted in additional stock compensation expense of $0.1 million in fiscal 2010.

As of January 31, 2010, there was $5.2 million of compensation expense related to non-vested share awards that is expected to be recognized over a period of 2.67 years and a weighted-average period of 0.94 years.

Excess tax benefits (expense) from the exercise of share options, classified as a cash flow from financing activities, were $0.4, $1.5 million and $(0.1) million in fiscal years ended January 31, 2008, 2009 and 2010, respectively.

Dividends may only be declared and paid out of profits available for distribution determined in accordance with accounting principles generally accepted in Ireland and applicable Irish Company Law. On May 14, 2007, the Company entered into a Credit Agreement that contains customary negative covenants that place limitations on the distribution of income or retained earnings by the consolidated group of companies of the Company. Any dividends, if and when declared, will be declared and paid in dollars.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(c) Employee Share Purchase Plan

The Company maintains an Employee Share Purchase Plan (the Purchase Plan) pursuant to which participants are generally granted options to purchase ordinary shares on the last business day of each six-month offering period ending each September 30 and March 31 at 85% of the market price of the ADSs on the first or last trading day of each offering period, whichever is less. The purchase price for such shares is paid through payroll deductions, and the current maximum allowable payroll deduction is 20% of each eligible employee’s eligible compensation. As of January 31, 2010, there were 867,231 shares available for future issuance under the Purchase Plan. The final offering period under the Purchase Plan will end on March 31, 2010.

For shares purchased under the 2004 Employee Share Purchase Plan (ESPP), the Company uses a Black-Scholes option-pricing model, with the following assumptions. In valuing the ESPP, the Company used an assumed risk-free interest rate of 4.20% — 5.10% for fiscal 2008, 1.51% — 1.64% for fiscal 2009 and 0.21% – 0.43% for fiscal 2010. The Company also used an expected volatility factor of 37% for fiscal 2008, 40% for fiscal 2009 and 70% for fiscal 2010, and an expected life of six months, with the assumption that dividends will not be paid. The Company recorded compensation expense of approximately $1.0 million, $0.9 million and $1.0 million in the years ended January 31, 2008, 2009 and 2010, respectively, related to the ESPP.

(10) Credit Facilities

In connection with the closing of the NETg acquisition on May 14, 2007, the Company entered an Agreement (the Credit Agreement) with certain lenders (the Lenders) providing for a $225 million senior secured credit facility comprised of a $200 million term loan facility and a $25 million revolving credit facility. The term loan was used to finance the Acquisition and the revolving credit facility may be used for general corporate purposes.

The Company is required to pay the Lenders a commitment fee at a rate per annum of 0.50% on the average daily unused amount of the revolving credit facility commitments of such Lenders during the period for which payment is made, payable quarterly in arrears. The term loan is payable in 24 consecutive quarterly installments of (i) $500,000 in the case of each of the first 23 installments, on the last day of each of September, December, March, and June commencing September 30, 2007 and ending on March 31, 2013, and (ii) the balance due on May 14, 2013.

The revolving credit facility terminates on May 14, 2012, at which time all outstanding borrowings under the revolving credit facility are due. The Company may optionally prepay loans under the Credit Agreement at any time, without penalty. The loans are subject to mandatory prepayment in certain circumstances. The Credit Agreement contains customary representations and warranties as well as affirmative and negative covenants. Affirmative covenants include, among others, with respect to the Company and its subsidiaries, maintenance of existence, financial and other reporting, payment of obligations, maintenance of properties and insurance, maintenance of a credit rating, and interest rate protection. Negative covenants include, among others, with respect to the Company and its subsidiaries, limitations on incurrence or guarantees of indebtedness, limitations on liens, limitations on sale and lease-back transactions, limitations on investments, limitations on mergers, consolidations, asset sales and acquisitions, limitations on dividends, share redemptions and other restricted payments, limitations on affiliate transactions, limitations on hedging transactions, and limitations on capital expenditures. The Credit Agreement also includes a leverage ratio covenant and an interest coverage ratio covenant (the ratio of the Company’s consolidated earnings before income tax, depreciation and amortization (EBITDA) to its consolidated interest expense as calculated pursuant to the Credit Agreement).

Within the definitions of the Credit Agreement, a material adverse effect shall mean a material adverse condition or material adverse change in or materially and adversely affecting (a) the business, assets, liabilities, operations or financial condition of Holdings, the Borrower and the Subsidiaries, taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent, the Collateral Agent or the Secured Parties thereunder. During the year ended January 31, 2010, no event, change or condition occurred that has caused, or could reasonably be expected to cause, a material adverse effect. As of January 31, 2010, the Company was in compliance with all other covenants under the Credit Agreement.

The Company’s obligations under the Credit Agreement are guaranteed by SkillSoft PLC, as the parent company, its domestic subsidiaries, and certain other material subsidiaries of the Company pursuant to a Guarantee and Collateral Agreement, dated May 14, 2007 (the Guarantee and Collateral Agreement), among the Company, the subsidiary guarantors thereto from time to time (the Guarantors), and the Agent on behalf of the Lenders, and in addition by certain foreign law guarantees issued by certain of the Guarantors. The loans and the other obligations of the Company under the Credit Agreement and related loan documents and the guarantee obligations of the Company and Guarantors are secured by substantially all of the tangible and intangible assets of the Company, and each Guarantor (including, without limitation, the intellectual property and the capital stock of certain subsidiaries) pursuant to the Guarantee and Collateral Agreement, and pursuant to certain foreign debentures and charges against their assets.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On July 7, 2008, the Company entered into an amendment (Amendment No. 1) to the Credit Agreement, and the related Guarantee and Collateral Agreement, dated May 14, 2007. The primary purpose of Amendment No. 1 was to expand the ability of the Company and its subsidiaries to make repurchases of the Company’s Ordinary Shares. The Company’s expanded repurchase ability under Amendment No. 1 is conditioned on the absence of an event of default and a requirement that (i) the leverage ratio shall be no greater than 2.75:1.0 as of the most recently completed fiscal quarter ending prior to the date of such repurchase and (ii) that the Company make a prepayment of the term loan under the Credit Agreement in an amount equal to the dollar amount of any such repurchase. Such term loan prepayments were not, however, required in connection with the first $24.0 million of repurchases made from and after July 7, 2008.

Amendment No. 1 also provides for an increase in the interest rate on the term loan outstanding under the Credit Agreement and the payment of additional fees to the Lenders upon execution of Amendment No. 1. Pursuant to Amendment No. 1, the term loan will bear interest at a rate per annum equal to, at the Company’s election, (i) a base rate (3.25% at January 31, 2010) plus a margin of 2.50% (increased from 1.75%) or (ii) adjusted LIBOR (0.25% at January 31, 2010) plus a margin of 3.50% (increased from 2.75%).

In connection with the Credit Agreement and Amendment No. 1, the Company incurred debt financing costs of $5.9 million and $0.3 million, respectively, which were capitalized and are being amortized as additional interest expense over the term of the loans using the effective-interest method. The Company paid approximately $10.3 million, $11.2 million and $4.7 million in interest during the fiscal years ended January 31, 2008, 2009 and 2010, respectively. The Company recorded $0.7 million, $1.2 million and $1.1 million of amortized interest expense related to the capitalized debt financing costs during the fiscal years ended January 31, 2008, 2009 and 2010, respectively. As of January 31, 2010, total unamortized debt financing costs of $1.0 and $2.1 million are recorded within prepaid expenses and other current assets and non-current other assets respectively based on scheduled future amortization.

The Company paid $1.0 million, $75.6 million and $39.0 million against the term amount during the fiscal years ended January 31, 2008, 2009 and 2010, respectively.

The Lenders required the Company to enter into an interest rate swap agreement for at least 50% of the term loan, or $100 million, as a means of reducing the Company’s interest rate exposure. Accordingly, the Company entered into an interest rate swap agreement with an initial notional amount of $160.0 million which amortized over a period consistent with the Company’s anticipated payment schedule. The interest rate swap agreement matured on December 31, 2009.

Future scheduled minimum payments under this credit facility are as follows (in thousands):

Total
2011 (1)	$865
2012	865
2013	865
2014	81,770

Total	$84,365

(1)	After announcing that it had reached an agreement on the terms of a recommended acquisition of the Company by SSI Investments, the Company made a $45.0 million voluntary prepayment of its long-term debt on February 25, 2010. The prepayment of debt was not contemplated by the Company as of January 31, 2010.

(11) Derivative Instruments and Hedging Agreements

The Company is exposed to certain risk arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages financial risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding as well as the use of a derivative financial instrument. Specifically, the Company entered into a derivative financial instrument to manage exposure related to a portion of the Company’s borrowings which bear variable floating rate interest. The Company’s derivative financial instrument was used to manage differences in the amount, timing, and duration of the Company’s known or expected cash receipts and its known or expected cash payments principally related to a portion of the Company’s borrowings.

Cash Flow Hedges of Interest Rate Risk

The Company’s objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish these objectives, the Company primarily uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Company assesses the effectiveness of each hedging relationship by using a regression analysis of the changes in fair value or cash flows of the derivative hedging instrument and the changes in fair value or cash flows of the designated hedged item or transaction. The effective portion of changes in the fair value of derivatives designated as and that qualify as cash flow hedges is recorded in Accumulated Other Comprehensive Income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During the twelve months ended January 31, 2010, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. No hedge ineffectiveness on cash flow hedges was recognized during the year ended January 31, 2010.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. The interest rate swap held by the Company matured on December 31, 2009. As of January 31, 2010, the Company had no interest rate derivatives that were designated as cash flow hedges of interest rate risk.

The following table summarizes the location of the fair value of the Company’s derivative instruments within the condensed consolidated balance sheets (in thousands):

	Balance Sheet Location	January 31, 2009	January 31, 2010
Liabilities:
Derivative instruments designated as a cash flow instruments:
Interest rate swap contracts	Accrued expenses	$1,581	$—

The tables below present the effect of the Company’s derivative financial instruments on the Consolidated Statement of Income (in thousands):

	Amount of Gain (Loss) Recognized in OCI	Amount of Gain (Loss) Reclassified from AOCI into Net Income	Location of Gain (Loss) Reclassified from AOCI into Net Income
January 31, 2010:

Interest rate swap contracts	$(132)	$(1,713)	Interest Expense

Total	$(132)	$(1,713)

(12) Employee Benefit Plan

The Company has a 401(k) plan covering all US-based employees of the Company who have met certain eligibility requirements. Under the terms of the 401(k) plan, the employees may elect to make tax-deferred contributions to the 401(k) plan. In addition, the Company may match employee contributions, as determined by the Board of Directors of SkillSoft Corporation, and may make a discretionary contribution to the 401(k) plan. Under this plan, contributions of approximately $1.0 million, $1.0 million and $0.9 million were made for the fiscal years ended January 31, 2008, 2009 and 2010, respectively.

(13) Disclosures About Segments of an Enterprise

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company’s chief operating decision makers are the Chief Executive Officer, Chief Financial Officer and the Chief Operating Officer. The Company views its operations and manages its business as one segment, providing multi-modal, on-demand e-learning and performance support solutions for global enterprises, government, education and small to medium-sized businesses.

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Geographical Reporting

The Company attributes revenue to different geographical areas on the basis of the location of the customer.

Revenues by geographic area are as follows (in thousands):

	Year Ended January 31,
	2008	2009	2010
Revenue:
United States	$217,670	$243,967	$237,072
United Kingdom	33,082	44,681	36,918
Canada	11,090	12,646	12,523
Europe, excluding UK	3,538	7,056	8,950
Australia/New Zealand	12,640	14,019	12,959
Other (Countries less than 5% individually, by region)	3,203	6,125	6,546

All Foreign Locations	63,553	84,527	77,896

Total revenues	$281,223	$328,494	$314,968

Long-lived tangible assets at international locations are not significant for each of the three years presented.

(14) Other Assets

Other assets in the accompanying consolidated balance sheets consist of the following (in thousands):

	Year Ended January 31,
	2009	2010
Debt financing cost—long term (See Note 10)	$3,211	$2,148
Deferred charge—long term	—	7,451
Other	149	236

Total other assets	$3,360	$9,835

(15) Accrued Expenses — Current

Accrued expenses in the accompanying consolidated balance sheets consist of the following (in thousands):

	Year Ended January 31,
	2009	2010
Professional fees	$4,237	$2,921
Sales tax payable/VAT payable	3,806	4,933
Accrued royalties	1,650	1,810
Interest rate swap liability	1,581	—
Accrued tax	854	1,082
Other accrued liabilities	11,632	12,353

Total accrued expenses	$23,760	$23,099

(16) Other Long Term Liabilities

Other long term liabilities in the accompanying consolidated balance sheets consist of the following (in thousands):

	Year Ended January 31,
	2009	2010
Merger accrual—long term	$1,189	$—
Uncertain tax positions including interest and penalties—long term	1,714	4,152
Other	318	280

Total other long-term liabilities	$3,221	$4,432

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(17) Fair Value of Financial Instruments

Financial instruments consist mainly of cash and cash equivalents, derivative financial instrument contracts, investments, restricted cash, accounts receivable and debt. The Company determines fair value for short-term investments based on quoted market values. The carrying amount of accounts receivable is net of an allowance for doubtful accounts, which is based on historical collections and known credit risks. The Company believes the fair value of its variable rate debt approximates its carrying value based on comparable market terms and conditions.

The following table summarizes the Company’s fair value hierarchy for its financial assets and liabilities measured at fair value as of January 31, 2010 (in thousands):

	January 31, 2010	Quoted Prices in Active Markets for Identical Assets – Level 1	Significant Other Observable Inputs – Level 2	Significant Unobservable Inputs – Level 3
Financial Assets:
Cash equivalents (1)	$361	$361	$—	$—
Available for sale securities (2)	$3,559	$1,909	$1,650	$—

(1)	Consists of high-grade commercial paper and corporate debt securities with original and remaining maturities of less than 90 days.
(2)	Consists of high-grade commercial paper, certificates of deposit and treasury bills with original maturities of 90 days or more and remaining maturities of less than 365 days.

(18) Property and Equipment

Property and equipment consists of the following (in thousands):

	Year Ended January 31,
	2009	2010
Computer equipment	$43,399	$36,103
Furniture and fixtures	2,442	1,849
Leasehold improvements	1,791	1,479
Construction in process	—	249

	47,632	39,680
Less accumulated depreciation and amortization	(39,971)	(33,392)

	$7,661	$6,288

Depreciation and amortization expense related to property and equipment was $6.9 million, $5.3 million and $4.6 million for the years ended January 31, 2008, 2009 and 2010, respectively. Disposals of fully depreciated property and equipment assets were $0.2 million, $0.7 million and $11.6 million for the years ended January 31, 2008, 2009 and 2010, respectively.

(19) Valuation & Qualifying Accounts

Allowance for Doubtful Accounts (amounts in thousands)

	Balance at Beginning of Period	Net provision added/(credited without utilization)	Write-offs	Balance at End of Period
Year ended January 31, 2008	$206	$242	$(2)	$446
Year ended January 31, 2009	$446	$25	$(80)	$391
Year ended January 31, 2010	$391	$85	$(107)	$369

SKILLSOFT PUBLIC LIMITED COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Valuation Allowance on Deferred Tax Assets (amounts in thousands)

	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Goodwill	Write Down of Fully Valued Assets	Deductions	Balance at End of Period
Year ended January 31, 2008	$124,789	$16,592	$(54,471)	$—	$(57,553)	$29,357
Year ended January 31, 2009	29,357	489	(18,029)	(4,068)	(7,749)	—
Year ended January 31, 2010	—	2,931	—	—	—	2,931

(20) Concentration of Suppliers

The Company relies on a limited number of independent third parties to provide educational content for a majority of the courses based on learning objectives and specific instructional design templates that the Company provides to them. The failure to maintain or expand the current development alliances or enter into new development alliances could adversely affect the Company’s operating results and financial condition.

(21) Quarterly Statement of Operation Information

Quarterly Operating Results for Fiscal Years Ended January 31, 2010 and 2009 (unaudited)

The following table sets forth, for the periods indicated, certain financial data of SkillSoft PLC

	Q1 2010		Q2 2010	Q3 2010	Q4 2010
Revenues	$76,439		$78,926	$80,402	$79,201
Gross Profit	68,934		71,370	73,525	71,575

Income from continuing operations	18,779		17,171	19,630	15,788
Net income	$18,779		$17,171	$19,630	$15,788

Net income per share:
Basic net income per share	$0.19		$0.18	$0.21	$0.17

Diluted net income per share	$0.19		$0.17	$0.20	$0.16

	Q1 2009		Q2 2009	Q3 2009	Q4 2009
Revenues	$81,643		$83,332	$83,064	$80,455
Gross Profit	71,095		71,762	72,000	72,443

Income from continuing operations	7,166		10,815	12,066	18,829
Net income	$7,073		$12,882	$12,029	$18,804

Net income per share:
Basic net income per share—continuing operations	$0.07		$0.10	$0.12	$0.19
Basic net income per share—discontinued operations	0.00		0.02	0.00	0.00

	$0.07		$0.12	$0.12	$0.19

Diluted net income per share—continuing operations	$0.07		$0.10	$0.11	$0.18
Diluted net income per share—discontinued operations	0.00		0.02	0.00	0.00

	$0.06	†	$0.12	$0.11	$0.18

†	Does not add due to rounding.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	SUCCESSOR	PREDECESSOR
	JULY 31, 2010 (Unaudited)	JANUARY 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$28,412	$76,682
Short-term investments	—	3,559
Restricted cash	957	2,786
Accounts receivable, net	62,535	141,828
Deferred tax assets	25	28,902
Prepaid expenses and other current assets	19,522	23,447

Total current assets	111,451	277,204
Property and equipment, net	5,126	6,288
Goodwill	564,817	238,550
Intangible assets, net	641,515	5,227
Deferred tax assets	142	49,127
Other assets	25,905	9,835

Total assets	$1,348,956	$586,231

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long term debt	$3,250	$865
Accounts payable	4,263	4,519
Accrued compensation	7,913	18,287
Accrued expenses	24,158	23,099
Deferred tax liabilities	2,051	—
Deferred revenue	97,214	200,369

Total current liabilities	138,849	247,139

Long term debt	629,753	83,500
Deferred tax liabilities	85,805	—
Other long term liabilities	4,967	4,432

Total long term liabilities	720,525	87,932
Commitments and contingencies (Note 11)
Shareholders’ equity:
Ordinary shares, €0.11 par value: 250,000,000 shares authorized; 94,905,067 shares issued at January 31, 2010	—	9,983
Ordinary shares, $1.00 par value, 1,000,000,000 shares authorized; 534,513,270 shares issued at July 31, 2010	534,513	—
Additional paid-in capital	—	482,592
Treasury stock, at cost, 249,368 ordinary shares January 31, 2010	—	(2,471)
Accumulated deficit	(52,970)	(239,506)
Accumulated other comprehensive income	8,039	562

Total shareholders’ equity	489,582	251,160

Total liabilities and shareholders’ equity	$1,348,956	$586,231

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Successor	Predecessor		Successor	Predecessor
	May 26, (inception) to July 31, 2010	May 1, to May 25, 2010	Three Months Ended July 31, 2009	May 26, (inception) to July 31, 2010	February 1, to May 25, 2010	Six Months Ended July 31, 2009
Revenue	$34,056	$20,620	$78,926	$34,056	$97,538	$155,365
Cost of revenue (1)	5,211	2,143	7,524	5,211	9,226	14,997
Cost of revenue – amortization of intangible assets	11,706	8	32	11,706	40	64

Gross profit	17,139	18,469	71,370	17,139	88,272	140,304
Operating expenses:
Research and development (1)	7,378	7,462	9,706	7,378	17,131	18,704
Selling and marketing (1)	14,521	15,574	24,387	14,521	40,378	46,798
General and administrative (1)	5,675	13,335	9,404	5,675	21,828	17,213
Amortization of intangible assets	7,789	241	2,117	7,789	1,137	4,572
Acquisition related expenses	20,598	9,741	—	20,598	15,063	—

Total operating expenses	55,961	46,353	45,614	55,961	95,537	87,287
Operating (loss) income	(38,822)	27,884	25,756	(38,822)	(7,265)	53,017
Other (expense) interest, net	(1,035)	274	(605)	(1,035)	385	(1,223)
Interest income	16	13	68	16	95	138
Interest expense	(18,580)	(1,353)	(2,032)	(18,580)	(3,723)	(4,477)

(Loss) income before (benefit) provision for income taxes	(58,421)	(28,950)	23,187	(58,421)	(10,508)	47,455
(Benefit) provision for income taxes	(5,451)	(7,733)	6,016	(5,451)	(1,894)	11,505

Net (loss) income	$(52,970)	$(21,217)	$17,171	$(52,970)	$(8,614)	$35,950

(1) Share-based compensation included in cost of revenue and operating expenses:

Cost of revenue	—	188	28	—	201	49
Research and development	—	4,660	247	—	4,861	516
Selling and marketing	—	7,737	604	—	8,260	1,239
General and administrative	—	11,132	711	—	11,837	1,407

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED, IN THOUSANDS)

	Successor	Predecessor	Predecessor
	For the periods May 26, (inception) to July 31, 2010	February 1, to May 25, 2010	Six Months Ended July 31, 2009
Cash flows from operating activities:
Net (loss) income	$(52,970)	$(8,614)	$35,950
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	—	25,159	3,211
Depreciation and amortization	833	1,374	2,598
Amortization of intangible assets	19,495	1,177	4,636
Provision for (recovery) bad debts	268	(52)	529
(Benefit) provision for income tax — non-cash	(5,400)	(3,226)	6,646
Non-cash interest expense	792	3,219	576
Tax effect related to exercise of non-qualified stock options	—	282	(22)
Changes in current assets and liabilities, net of acquisitions
Accounts receivable	(7,800)	86,230	85,900
Prepaid expenses and other current assets	(2,411)	(2,218)	2,769
Accounts payable	1,078	(1,559)	(4,039)
Accrued expenses, including long-term	(8,733)	(5,871)	(12,005)
Deferred revenue	17,229	(41,817)	(51,980)

Net cash (used in) provided by operating activities	(37,619)	54,085	74,769
Cash flows from investing activities:
Purchases of property and equipment	(370)	(438)	(1,432)
Acquisition of SkillSoft, net of cash received	(1,074,181)	—	—
Purchases of investments	—	(2,562)	(5,512)
Maturity of investments	—	6,122	2,350
Decrease (increase) in restricted cash, net	1,802	27	(117)

Net cash (used in) provided by investing activities	(1,072,749)	3,149	(4,711)
Cash flows from financing activities:
Exercise of share options	—	3,065	361
Proceeds from employee share purchase plan	—	1,666	1,164
Proceeds from issuance of common stock	534,513	—	—
Proceeds from issuance of Senior Credit Facilities, net of fees	306,397	—	—
Proceeds from issuance of Senior Notes, net of fees	296,447	—	—
Principal payments on long term debt	—	(84,365)	(28,560)
Acquisition of treasury stock	—	—	(19,896)
Tax effect related to exercise of non-qualified stock options	—	(282)	22

Net cash provided by (used in) financing activities	1,137,357	(79,916)	(46,909)
Effect of exchange rate changes on cash and cash equivalents	1,423	(1,315)	2,508

Net increase (decrease) in cash and cash equivalents	28,412	(23,997)	25,657
Cash and cash equivalents, beginning of period	—	76,682	37,853

Cash and cash equivalents, end of period	$28,412	$52,685	$63,510

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1. THE COMPANY

On May 26, 2010, SSI Investments III Limited (“SSI III”), a wholly owned subsidiary of SSI Investments Limited II (“SSI II”), completed its acquisition of SkillSoft PLC (the “Acquisition”), which was subsequently re-registered as a private limited company and whose corporate name changed from SkillSoft PLC (the “Predecessor”) to SkillSoft Limited (“SkillSoft” or “the Successor”). Unless otherwise indicated or the context otherwise requires, as used in this discussion, the terms “the Company”, “we”, “us”, “our” and other similar terms refer to (a) prior to the Acquisition of SkillSoft, SkillSoft and its subsidiaries and (b) from and after the Acquisition of SkillSoft, SSI II and its subsidiaries including SkillSoft (the “Successor”).

2. BASIS OF PRESENTATION

The accompanying, unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted pursuant to such SEC rules and regulations. In the opinion of management, the condensed consolidated financial statements reflect all material adjustments (consisting only of those of a normal and recurring nature) which are necessary to present fairly the consolidated financial position of the Company as of July 31, 2010 and the results of its operations and cash flows for three and six months ended July 31, 2010 and 2009. The results from May 26 to July 31, 2010 represent the Successor period, where as results prior to May 26, 2010 represent the Predecessor period. These condensed consolidated financial statements and notes thereto should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010. The results of operations for the interim period are not necessarily indicative of the results of operations to be expected for the full fiscal year.

3. CASH, CASH EQUIVALENTS, RESTRICTED CASH AND INVESTMENTS

The Company considers all highly liquid investments with original maturities of 90 days or less at the time of purchase to be cash equivalents. At July 31, 2010, the Company did not have any cash equivalents. At January 31, 2010, cash equivalents consisted mainly of high-grade commercial paper and corporate debt securities.

At July 31, 2010, the Company had approximately $1.0 million of restricted cash; approximately $0.9 million is held voluntarily to defend named former executives of SmartForce PLC for actions arising out of an SEC investigation and litigation related to the 2002 securities class action and approximately $0.1 million is held in certificates-of-deposits with a commercial bank pursuant to terms of certain facilities lease agreements.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

Cash and cash equivalents and available for sale short-term investments as of January 31, 2010 were as follows (in thousands):

Description	Contracted Maturity	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Cash and cash equivalents:
Cash	N/A	$76,321	$—	$—	$76,321
Commercial paper	0-3 months	160	—	—	160
Corporate debt securities	1 month	201	—	—	201

		$76,682	$—	$—	$76,682

Short-term investments:
Commercial paper	4-12 months	1,199	—	—	1,199
Treasury bills	4-12 months	1,649	—	—	1,649
Certificate of deposit	4-12 months	$711	$—	$—	$711

		$3,559	$—	$—	$3,559

Cash and cash equivalents and available for sale short-term investments as of July 31, 2010 were as follows (in thousands):

Description	Contracted Maturity	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Cash and cash equivalents:
Cash	N/A	$28,412	$—	$—	$28,412

		$28,412	$—	$—	$28,412

Realized gains and losses and declines in value determined to be other-than-temporary on available-for-sale securities are included in investment income. The cost of securities sold is based on the specific identification method. Interest and dividends on securities classified as available-for-sale are included in other income.

4. REVENUE RECOGNITION

The Company generates revenue primarily from the licensing of its products, the provision of professional services and from the provision of hosting/application service provider (ASP) services.

The Company follows the provisions of the FASB Accounting Standards Codification (ASC) 605 to account for revenue derived pursuant to license agreements under which customers license the Company’s products and services. The pricing for the Company’s courses varies based upon the content offering selected by a customer, the number of users within the customer’s organization and the term of the license agreement (generally one, two or three years). License agreements permit customers to exchange course titles, generally on the contract anniversary date. Hosting services are sold separately for an additional fee. A license can provide customers access to a range of learning products including courseware, Referenceware®, simulations, mentoring and prescriptive assessment.

The Company offers discounts from its ordinary pricing, and purchasers of licenses for a larger number of courses, larger user bases or longer periods of time generally receive discounts. Generally, customers may amend their license agreements, for an additional fee, to gain access to additional courses or product lines and/or to increase the size of the user base. The Company also derives revenue from hosting fees for customers that use its solutions on an ASP basis and from the provision of professional services. In selected circumstances, the Company derives revenue on a pay-for-use basis under which some customers are charged based on the number of courses accessed by its users.

The Company recognizes revenue ratably over the license period if the number of courses that a customer has access to is not clearly defined, available, or selected at the inception of the contract, or if the contract has additional undelivered elements for which the Company does not have vendor specific objective evidence (VSOE) of the fair value of the various elements. This may occur if the customer does not specify all licensed courses at the outset, the customer chooses to wait for future licensed courses on a when and if available basis, the customer is given exchange privileges that are exercisable other than on the contract anniversaries, or the customer licenses all courses currently available and to be developed during the term of the arrangement. Revenue from nearly all of the Company’s contractual arrangements is recognized on a subscription or straight-line basis over the contractual period of service.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

The Company also derives revenue from extranet hosting/ASP services, which is recognized on a straight-line basis over the period the services are provided. Upfront fees are recorded as revenue over the contract period.

The Company generally bills the annual license fee for the first year of a multi-year license agreement in advance and license fees for subsequent years of multi-year license arrangements are billed on the anniversary date of the agreement. Occasionally, the Company bills customers on a quarterly basis. In some circumstances, the Company offers payment terms of up to six months from the initial shipment date or anniversary date for multi-year license agreements to its customers. To the extent that a customer is given extended payment terms (defined by the Company as greater than six months), revenue is recognized as payments become due, assuming all of the other elements of revenue recognition have been satisfied.

The Company typically recognizes revenue from resellers over the commitment period when both the sale to the end user has occurred and the collectibility of cash from the reseller is probable. With respect to reseller agreements with minimum commitments, the Company recognizes revenue related to the portion of the minimum commitment that exceeds the end user sales at the expiration of the commitment period provided the Company has received payment. If a definitive service period can be determined, revenue is recognized ratably over the term of the minimum commitment period, provided that payment has been received or collectibility is probable.

The Company provides professional services, including instructor led training, customized content development, website development/hosting and implementation services. If the Company determines that the professional services are not separable from an existing customer arrangement, revenue from these services is recognized over the existing contractual terms with the customer; otherwise the Company typically recognizes professional service revenue as the services are performed.

Multiple contracts with a single customer or amendments to existing contracts with the same customer are evaluated as to whether they should be recognized as separated accounting arrangements from other contracts with the customer based on an evaluation of several factors including but not limited to the timing of when contracts were negotiated and executed, whether the software is interdependent in terms of design, technology or function and whether payment terms coincide. If contracts are considered linked for accounting purposes and accounted for as one arrangement, fees are recognized over the longest service periods. If contracts are considered separable, fees in each arrangement are recognized over the respective service period.

The Company records reimbursable out-of-pocket expenses in both revenue and as a direct cost of revenue, as applicable. Out-of-pocket expenses were immaterial for each of the period ended July 31, 2010.

The Company records revenue net of applicable sales tax collected. Taxes collected from customers are recorded as part of accrued expenses on the balance sheet and are remitted to state and local taxing jurisdictions based on the filing requirements of each jurisdiction.

The Company records as deferred revenue amounts that have been billed in advance for products or services to be provided. Deferred revenue includes the unamortized portion of revenue associated with license fees for which the Company has received payment or for which amounts have been billed and are due for payment in 90 days or less for resellers and 180 days or less for direct customers.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SkillSoft contracts often include an uptime guarantee for solutions hosted on the Company’s servers whereby customers may be entitled to credits in the event of non-performance. The Company also retains the right to remedy any nonperformance event prior to issuance of any credit. Historically, the Company has not incurred substantial costs relating to this guarantee and the Company currently accrues for such costs as they are incurred. The Company reviews these costs on a regular basis as actual experience and other information becomes available; and should these costs become substantial, the Company would accrue an estimated exposure and consider the potential related effects of the timing of recording revenue on its license arrangements. The Company has not accrued any costs related to these warranties in the accompanying condensed consolidated financial statements.

5. SHAREHOLDERS’ EQUITY

(a) ADS Repurchase Program

On April 8, 2008, the Company’s shareholders approved a program for the repurchase by the Company of up to an aggregate of 10,000,000 ADSs. On September 24, 2008, the Company’s shareholders approved an increase in the number of shares that may be repurchased under the program to 25,000,000 and an extension of the repurchase program, which ended on March 23, 2010. The Company discontinued this repurchase program in January 2010.

The Company retired 249,368 shares that were purchased in the prior fiscal year during the three months ended April 30, 2010. As of May 26, 2010, all repurchased shares had been retired or canceled.

(b) Share Based Compensation

The Company had two share-based compensation plans under which employees, officers, directors and consultants may be granted options to purchase the Company’s ordinary shares, generally at the market price on the date of grant. The options became exercisable over various periods, typically four years (and typically one or three years in the case of directors), and had a maximum term of ten years. As of May 26, 2010, no ordinary shares remain available for future grant under the Company’s share option plans. Please see Note 9 of the Notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K as filed with the SEC on March 25, 2010 for a detailed description of the Company’s share option plans that were cancelled as a result of the Acquisition on May 26, 2010.

A summary of share option activity under the Company’s plans ended May 26, 2010 is as follows:

Share Options	Shares	Exercise Price	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)
Outstanding, January 31, 2010	11,988,938	$0.14 – $42.88	$6.93	3.17	$41,181
Granted	—	—	—
Exercised	(934,089)	0.25 – 10.96	5.76
Forfeited	(2,925)	5.55 – 19.06	9.34
Expired	(1,525,226)	11.32 – 42.88	14.39
Cancelled and paid out May 26, 2010	(9,526,698)		5.85

Outstanding, May 26, 2010	—	—	$—	—	$—

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the closing price of the shares and the exercise price of each in-the-money option outstanding) that would have been realized by the option holders had all option holders exercised their options on January 31, 2010.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

There were no options granted fiscal year to date. The total intrinsic value of options exercised during the period from May 1, 2010 through May 26, 2010 and the three month period ended July 31, 2009 was approximately $2.5 million and $0.3 million, respectively. The total intrinsic value of options exercised during the period from February 1, 2010 through May 26, 2010 and the six month period ended July 31, 2009 was approximately $5.0 million and $0.5 million, respectively.

As of September 1, 2010, the Company’s share capital consisted of 1,000,000,000 ordinary shares of par value $1.00 each. As of September 1, 2010, 534,513,270 ordinary shares were issued and outstanding.

Subject to the Articles of Association of the Company, at a general meeting of the Company, on a show of hands every holder of ordinary shares who (being an individual) is present in person or by proxy or (being a body corporate) is present by proxy or by a representative shall have one vote, and on a poll every holder of ordinary shares who is present in person or by a proxy or (being a body corporate) by proxy or by a representative shall have one vote for every ordinary share of which he is the holder. However, if and for so long as the Company is a single member company, all matters requiring a resolution of the Company in general meeting (except the removal of the auditors of the Company from office) may be validly dealt with by a decision of the sole member.

Subject to the Articles of Association of the Company, sums legally available to be distributed by the Company in or in respect of any financial period may (to the extent so resolved or recommended by the board of directors) be distributed amongst the holders of ordinary shares in proportion to the number of ordinary shares held by them.

6. ACQUISITIONS

(a) SkillSoft PLC

On March 31, 2010, SkillSoft and SSI III announced an agreement on the terms of the proposed revised recommended acquisition of SkillSoft by SSI III for cash at the increased price of $11.25 per SkillSoft share (the “Acquisition”) to be implemented by means of a scheme of arrangement under Irish law (the “Scheme”). SkillSoft and SSI III had previously announced on February 12, 2010 that they had reached agreement on the terms of a recommended acquisition of SkillSoft by SSI III for cash at a price of $10.80 per SkillSoft share.

The Acquisition values the entire issued and to be issued share capital of SkillSoft at approximately $1.2 billion. Shareholder approval was obtained on May 3, 2010. At the time of the Acquisition, pursuant to the Scheme, the shares of SkillSoft were cancelled in accordance with Irish law or transferred to SSI III. SkillSoft then issued new SkillSoft shares to SSI III in place of those shares cancelled pursuant to the Scheme, and SSI III paid consideration to former SkillSoft shareholders and option holders in consideration for the Acquisition. As a result of the Scheme, SkillSoft became a wholly-owned subsidiary of SSI III. The Acquisition closed on May 26, 2010.

On June 23, 2010, SkillSoft PLC re-registered under the Companies Acts 1963 to 2009 as a private limited company and its corporate name changed from SkillSoft PLC to SkillSoft Limited.

The acquisition of SkillSoft was preliminarily accounted for as a business combination under FASB Accounting Standards Codification (ASC) 805, using the purchase method. Accordingly, the results of SkillSoft have been included in the Company’s consolidated financial statements since the date of acquisition. The components of the consideration paid are as follows:

Total purchase price, cash paid	$1,129,184

The purchase price of $1.1 billion was allocated based upon the fair value of the assets acquired and liabilities assumed at the date of acquisition using available information and certain assumptions management believed reasonable. The following table summarizes the allocation of the initial purchase price (in thousands):

Description	Amount
Current assets	$125,089
Property and equipment	5,842
Goodwill	561,055
Amortizable intangible assets	656,558
Current liabilities	(141,960)
Deferred revenue	(77,400)

Total	$1,129,184

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

The acquisition resulted in preliminary allocations of the purchase price to goodwill and identified intangible assets of $561.1 million and $656.6 million, respectively. Intangible assets and their estimated useful lives consist of the following (in thousands):

Description	Amount	Life
Trademark/tradename - SkillSoft	$129,900	indefinite
Trademark/tradename – Books 24X7	14,700	10 years
Developed software and courseware	247,958	2 to 5 years
Customer relationships	218,900	10 years
Backlog	45,100	6 years

	$656,558

The trademark/tradename and customer relationships were valued using the income approach and the developed software and courseware was valued using the cost approach. Values and useful lives assigned to intangible assets were based on estimated value and use of these assets of a market participant.

Goodwill represents the excess of the purchase price over the net identifiable tangible and intangible assets acquired. The Company determined that the acquisition of SkillSoft PLC resulted in the recognition of goodwill primarily because the acquisition is expected to help SkillSoft to reach critical mass and shorten its timeframe to approach its long term operating profitability objectives through incremental scalability and significant cost synergies.

The acquired intangible assets and goodwill are subject to review for impairment as indicators of impairment develop and otherwise at least annually.

The Company assumed certain liabilities in the acquisition including deferred revenue that was ascribed a fair value of $77.4 million using a cost-plus profit approach The Company is amortizing deferred revenue over the average remaining term of the contracts, which reflects the estimated period to satisfy these customer obligations. In allocating the preliminary purchase price, the Company recorded an adjustment to reduce the carrying value of SkillSoft’s deferred revenue by $78.1 million. Approximately $54.6 million of acquired SkillSoft deferred revenue remained unamortized at July 31, 2010.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SUPPLEMENTAL PRO FORMA INFORMATION (UNAUDITED)

The Company has concluded that the acquisition of SkillSoft PLC represents a material business combination. The following unaudited pro forma information presents the consolidated results of operations of the Company and SkillSoft as if the acquisition had occurred at February 1, 2009, with pro forma adjustments to give effect to amortization of intangible assets, an increase in interest expense on acquisition financing, and certain other adjustments:

	THREE MONTHS ENDED JULY 31,		SIX MONTHS ENDED JULY 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$77,638	$78,926	$154,556	$155,365
Cost of revenue	7,166	7,496	14,236	14,948
Cost of revenue – amortization of intangible assets	15,986	15,986	31,972	31,972

Gross profit	54,486	55,444	108,348	108,445
Operating expenses:
Research and development	10,180	9,459	19,648	18,188
Selling and marketing	25,219	23,783	49,500	45,559
General and administrative	7,845	8,983	15,955	16,339
Amortization of intangible assets	14,123	12,056	28,246	24,111
Restructuring	—	4	—	56

Total operating expenses	57,367	54,285	113,349	104,253

Operating income	(2,881)	1,159	(5,001)	4,192
Other (expense) income, net	(761)	(605)	(650)	(1,223)
Interest income	29	68	111	138
Interest expense	(15,146)	(15,159)	(30,053)	(30,087)

Loss before benefit for income taxes from continuing operations	(18,759)	(14,537)	(35,593)	(26,980)
Benefit for income taxes	(3,052)	(1,150)	9,330	626

Net loss	$(15,707)	$(13,387)	$(44,923)	$(27,606)

The unaudited pro forma results are not necessarily indicative of the results that the Company would have attained had the acquisition of SkillSoft PLC occurred as of February 1, 2009.

The unaudited pro forma result of operations do not reflect nonrecurring charges that have been incurred in connection with the Transactions, including the revenue impact of the fair value market adjustment of deferred revenue and the related commission expense impact due to a write-off of prepaid commissions.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

7. SPECIAL CHARGES

MERGER AND EXIT COSTS RECOGNIZED AS LIABILITIES IN PURCHASE ACCOUNTING

The Company’s merger and exit liabilities, which include previous merger and acquisition transactions, are recorded in accrued expenses (see Note 13) and long-term liabilities. Activity in the six month period ended July 31, 2010 is as follows (in thousands):

Closedown of Facilities
Merger and exit accrual January 31, 2010	$514
Payments made	(481)

Merger and exit accrual July 31, 2010	$33

The Company anticipates that the remainder of the merger and exit accrual will be paid out by October 2010.

8. GOODWILL AND INTANGIBLE ASSETS

Intangible assets are as follows (in thousands):

	Successor			Predecessor
	July 31, 2010			January 31, 2010
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Internally developed software/courseware	$247,958	$11,746	$236,212	$38,717	$38,590	$127
Customer contracts	223,387	5,811	217,576	36,848	32,648	4,200
Non-compete agreement	—	—	—	6,900	6,900	—
Trademarks and trade names	14,700	391	14,309	3,625	2,725	900
Backlog	45,100	1,582	43,518	—	—	—
SkillSoft trademark	129,900	—	129,900	—	—	—

	$661,045	$19,530	$641,515	$86,090	$80,863	$5,227

In connection with the Acquisition, the Company concluded that its “SkillSoft” brand name is an indefinite lived intangible asset, as the brand has been in continuous use since 1999 and the Company has no plans to discontinue using the SkillSoft name. An amount of $129.0 million was assigned to the brand name in the Company’s allocation of purchase price.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

The change in goodwill at July 31, 2010 from the amount recorded at May 26, 2010 is as follows:

Total
Acquisition of SkillSoft PLC	$561,055
Foreign currency translation adjustment	3,762

Gross carrying amount of goodwill, July 31, 2010	$564,817

The Company will be conducting its annual impairment test of goodwill for fiscal 2011 in the fourth quarter. There were no indicators of impairment in the second quarter of fiscal 2011.

9. COMPREHENSIVE INCOME

Comprehensive income for the three and six months ended July 31, 2010 and 2009 was as follows (in thousands):

	Successor	Predecessor		Successor	Predecessor
	May 26, (inception) to July 31, 2010	May 1, to May 25, 2010	Three Months Ended July 31, 2009	May 26, (inception) to July 31, 2010	February 1, to May 25, 2010	Six Months Ended July 31, 2009
Comprehensive income:
Net (loss) income	$(52,970)	$(21,217)	$17,171	$(52,970)	$(8,614)	$35,950
Other comprehensive (loss) income — Foreign currency adjustment, net of tax	8,039	220	(535)	8,039	210	(615)
Change in fair value of interest rate hedge, net of tax	—	—	281	—	—	658
Unrealized losses on available-for-sale securities	—	—	—	—	—	—

Comprehensive income	$(44,931)	$(20,997)	$16,917	$(44,931)	$(8,404)	$35,993

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

10. INCOME TAXES

The Company operates as a holding company with operating subsidiaries in several countries, and each subsidiary is taxed based on the laws of the jurisdiction in which it operates.

The Company has significant net operating loss (NOL) carryforwards, some of which are subject to potential limitations based upon the change in control provisions of Section 382 of the United States Internal Revenue Code.

Predecessor Period

For the interim period ended May 25, 2010, the Company’s effective tax rate was 18%. During this period, the Company recorded an income tax benefit of $1.9 million, consisting of a cash tax provision of $1.3 million and a non-cash tax benefit of $3.2 million. Included in the non-cash tax benefit of $3.2 million is a $0.5 million provision due to an adjustment to the Company’s net operating loss carryforward related deferred tax asset and a $0.2 million provision related to uncertain tax return positions.

The Company’s unrecognized tax benefits, including interest and penalties totaled $6.3 million at May 25, 2010, all of which, if recognized, would affect the Company’s effective tax rate. The Company recognizes interest and penalties accrued related to unrecognized tax benefits as income tax expense. As of May 25, 2010, the Company had approximately $0.7 million of accrued interest related to uncertain tax positions.

Successor Period

For the period ended July 31, 2010, the Company’s effective tax rate was 9.3%. During this period, the Company recorded an income tax benefit of $5.5 million consisting of a cash tax benefit of $0.1 million and a non-cash tax benefit of $5.4 million. Included in the non-cash tax benefit of $5.5 million is a net tax benefit of $0.3 million related to deductible transaction costs from the acquisition, and a $0.6 million provision related to uncertain tax provisions.

The Company’s unrecognized tax benefits, including interest and penalties totaled $5.2 million at July 31, 2010, all of which, if recognized, would affect the Company’s effective tax rate. The Company recognizes interest and penalties accrued related to unrecognized tax benefits as income tax expense. As of July 31, 2010, the Company had approximately $0.7 million of accrued interest related to uncertain tax positions.

In the normal course of business, the Company and its subsidiaries are subject to examination by taxing authorities in such major jurisdictions as Ireland, the United Kingdom, Germany, Australia, Canada and the U.S. With few exceptions, the Company is no longer subject to U.S. federal, state and local or non-U.S based income tax examinations for years before fiscal 2005.

11. COMMITMENTS AND CONTINGENCIES

From time to time, the Company is a party to or may be threatened with other litigation in the ordinary course of its business. The Company regularly analyzes current information, including, as applicable, the Company’s defenses and insurance coverage and, as necessary, provides accruals for probable and estimable liabilities for the eventual disposition of these matters. The Company is not a party to any other material legal proceedings.

The Company’s software license arrangements and hosting services are typically warranted to perform in a manner consistent with general industry standards that are reasonably applicable and substantially in accordance with the Company’s product documentation under normal use and circumstances. The Company’s arrangements also include certain provisions for indemnifying customers against liabilities if its products or services infringe a third party’s intellectual property rights.

The Company has entered into service level agreements with some of its hosted application customers warranting certain levels of uptime reliability and permitting those customers to receive credits against monthly hosting fees or terminate their agreements in the event that the Company fails to meet those levels for an agreed upon period of time.

To date, the Company has not incurred any material costs as a result of such indemnifications or commitments and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

12. GEOGRAPHICAL DISTRIBUTION OF REVENUE

The Company attributes revenue to different geographical areas on the basis of the location of the customer. Revenues by geographical area for the three and six month periods ended July 31, 2010 and 2009 were as follows (in thousands):

	Successor	Predecessor		Successor	Predecessor
	May 26, (inception) to July 31, 2010	May 1, to May 25, 2010	Three Months Ended July 31, 2009	May 26, (inception) to July 31, 2010	February 1, to May 25, 2010	Six Months Ended July 31, 2009
Revenue:
United States	$42,209	$15,493	$60,040	$42,209	$72,583	$118,752
United Kingdom	6,015	2,204	8,986	6,015	10,802	17,574
Canada	2,710	975	3,047	2,710	4,789	5,740
Europe, excluding United Kingdom	1,694	609	2,182	1,694	2,754	4,286
Australia/New Zealand	2,506	911	3,114	2,506	4,268	5,865
Other	1,884	428	1,557	1,884	2,342	3,148
Purchase accounting	(22,962)	—	—	(22,962)	—	—

Total revenue	$34,056	$20,620	$78,926	$34,056	$97,538	$155,365

Long-lived tangible assets at international locations are not significant.

13. ACCRUED EXPENSES

Accrued expenses in the accompanying combined balance sheets consisted of the following (in thousands):

	July 31, 2010	January 31, 2010
Professional fees	$2,863	$2,921
Sales tax payable/VAT payable	1,792	4,933
Accrued royalties	1,732	1,810
Accrued tax	907	1,082
Other accrued liabilities	16,864	12,353

Total accrued expenses	$24,158	$23,099

14. OTHER ASSETS

Other assets in the accompanying consolidated balance sheets consist of the following (in thousands):

	July 31, 2010	January 31, 2010
Debt financing cost – long term (See Note 17)	$25,158	$2,148
Deferred charge	—	7,451
Other	747	236

Total other assets	$25,905	$9,835

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

15. OTHER LONG TERM LIABILITIES

Other long term liabilities in the accompanying consolidated balance sheets consist of the following (in thousands):

	July 31, 2010	January 31, 2010
Uncertain tax positions; including interest and penalties – long term	4,750	4,152
Other	217	280

Total other long-term liabilities	$4,967	$4,432

17. CREDIT FACILITIES

SENIOR CREDIT FACILITIES

On May 26, 2010, in connection with the closing of the acquisition, the Company entered into a Senior Credit Facility with certain lenders (the “Lenders”) providing for a $365 million senior secured credit facility comprised of a $325 million term loan facility and a $40 million revolving credit facility. The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as the swingline loans. The revolving credit facility is available for general corporate purposes, including capital expenditures, subject to certain conditions.

The term loans under the Senior Credit Facilities bear interest at a rate per annum equal to, at the Company’s election, (i) a base rate plus a margin of 3.75%, provided that the base rate is not lower than 2.75% or (ii) adjusted LIBOR, provided that adjusted LIBOR is not lower than 1.75% plus a margin of 4.75%. As of July 31, 2010, the applicable base rate was 3.25% and adjusted LIBOR was 1.75%. On June 30, 2010, we elected our interest calculation to be based on adjusted LIBOR. The applicable margin percentage for the revolving credit facility is 3.50% per annum for base rate loans and 4.50% per annum for LIBOR rate loans.

Our Senior Credit Facilities require us to prepay outstanding term loans, subject to certain exceptions, with:

•	a percentage initially expected to be 50% (subject to reduction to 25% and 0% based upon our leverage ratio) of our annual excess cash flow;

•	100% of the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of any incurrence of certain debt, other than debt permitted under our Senior Credit Facilities.

The foregoing mandatory prepayments are applied to installments of the term loan facility in direct order of maturity.

We may voluntarily repay outstanding loans under our Senior Credit Facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans and, with respect to outstanding term loans, a premium during the first three years following the closing date for voluntary prepayments, repricings or effective repricings of such term loans. The premium for voluntary prepayments, repricings or effective repricings of term loans is 2% in the second year and 1% in the third year, with a customary make-whole premium for prepayments during the first year of the term loan facility. Voluntary prepayments may be applied as directed by the borrower.

Our Senior Credit Facilities require scheduled quarterly payments on the term loan facility equal to 0.25% of the initial aggregate principal amount of the term loans made on the closing date, with the balance due at maturity.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

The Senior Credit Facilities are guaranteed by, subject to certain exceptions (including an exception for foreign subsidiaries of U.S. subsidiaries), each of our existing and future material wholly owned subsidiaries and our immediate parent. All obligations under our Senior Credit Facilities, and the guarantees of those obligations, will be secured by substantially all of our, our subsidiary guarantors’ and our parent’s existing and future property and assets and by a pledge of our capital stock and the capital stock of, subject to certain exceptions, each of our material wholly owned restricted subsidiaries (or up to 65% of the capital stock of material first-tier foreign wholly owned restricted subsidiaries of our U.S. subsidiaries).

In addition, our Senior Credit Facilities require us to comply on a quarterly basis with a single financial covenant for the benefit of the revolving credit facility only. Such covenant will require us to maintain a maximum secured leverage ratio tested on the last day of each fiscal quarter (but failure to maintain the required ratio would not result in a default under the revolving credit facility so long as the revolving credit facility is undrawn at such time). The maximum secured leverage ratio will reduce over time, subject to increase in connection with certain material acquisitions. As of July 31, 2010, we were in compliance with this financial covenant.

In addition, our Senior Credit Facilities include negative covenants that, subject to significant exceptions, limit our ability and the ability of our restricted subsidiaries to, among other things, incur additional indebtedness; create liens on assets; engage in mergers or consolidations; sell assets (including pursuant to sale and leaseback transactions); pay dividends and distributions or repurchase our capital stock; make investments, loans or advances; repay certain indebtedness (including the senior notes); engage in certain transactions with affiliates; amend material agreements governing certain indebtedness (including the senior notes); and change our lines of business.

Our Senior Credit Facilities include certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), material judgments, the invalidity of material provisions of the Senior Credit Facilities documentation, actual or asserted failure of the guarantees or security documents for our Senior Credit Facilities, and a change of control. If an event of default occurs, the lenders under our Senior Credit Facilities will be entitled to take various actions, including the acceleration of all amounts due under our Senior Credit Facilities and all actions permitted to be taken by a secured creditor.

In connection with the Senior Credit Facilities, the Company incurred debt financing costs of $18.6 million. The Company capitalized these fees and amortizes them to interest expense over the term of the loans using the effective interest method. During the three and ended July 31, 2010, the Company paid approximately $1.9 million in interest and recorded $0.5 million of amortized interest expense related to the capitalized debt financing costs.

Future scheduled minimum payments under this credit facility are as follows (in thousands):

Fiscal 2010 (remaining 6 months)	$1,625
Fiscal 2011	3,250
Fiscal 2012	3,250
Fiscal 2013	3,250
Fiscal 2014	3,250
Fiscal 2015	3,250
Fiscal 2016	3,250
Fiscal 2017	303,875

Total	$325,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

SENIOR NOTES

On May 26, 2010, in connection with the closing of the acquisition, senior notes (“Senior Notes”) were issued under an indenture among the Company, as issuer, Wilmington Trust FSB, as trustee, and the Guarantors (“Senior Notes Indenture”) in an aggregate principal amount of $310.0 million. The Senior Notes matures on June 1, 2018. Interest is payable semiannually (at 11.125% per annum) in cash to holders of Senior Notes of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date, on June 1 and December 1 of each year, commencing December 1, 2010. Interest is paid on the basis of a 360-day year consisting of twelve 30-day months.

The senior notes are unsecured senior obligations of SSI II and SSI Co-Issuer LLC, a wholly owned subsidiary of SSI II, and are guaranteed on a senior unsecured basis by SSI III Limited and the restricted subsidiaries of SkillSoft (other than immaterial subsidiaries and certain other excluded subsidiaries) that guarantee our Senior Credit Facilities.

We may redeem the senior notes, in whole or in part, at any time on or after on June 1, 2014, at a redemption price equal to 100% of the principal amount of the senior notes plus a premium declining ratably to par plus accrued and unpaid interest (if any). We may also redeem any of the senior notes at any time prior to June 1, 2014 at a redemption price of 100% of their principal amount plus a make-whole premium and accrued and unpaid interest (if any). In addition, at any time prior to June 1, 2013, we may redeem up to 35% of the aggregate principal amount of the senior notes with the net cash proceeds of certain equity offerings at a redemption price of 111.125% of their principal amount plus accrued interest and unpaid interest (if any).

If we experience certain kinds of changes of control, we must offer to purchase the senior notes at 101% of their principal amount plus accrued and unpaid interest (if any). If we sell certain assets and do not reinvest the net proceeds as specified in the indenture governing the senior notes, we must offer to repurchase the senior notes at 100% of their principal amount plus accrued and unpaid interest (if any).

The indenture governing the senior notes contain covenants that, among other things, restrict, subject to certain exceptions, our ability to: incur additional debt; pay dividends or distributions on our capital stock or repurchase our capital stock; issue preferred stock of subsidiaries; make certain investments; create liens on our assets to secure debt; enter into transactions with affiliates; merge or consolidate with another company; and sell or otherwise transfer assets. Subject to certain exceptions, the indenture governing the senior notes permits us and our subsidiaries to incur additional indebtedness, including secured indebtedness. As of July 31, 2010, we were in compliance with these covenants.

In connection with the Senior Note Facilities, the Company incurred debt financing costs of $11.5 million. The Company capitalized these fees and amortizes them to interest expense over the term of the loans. During the three ended July 31, 2010, the Company recorded $0.2 million of amortized interest expense related to the capitalized debt financing costs.

18. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force to amend certain guidance in ASC 605-25, “Revenue Recognition, 25 Multiple-Element Arrangements.” The amended guidance in ASC 605-25 (1) modifies the separation criteria by eliminating the criterion that requires objective and reliable evidence of fair value for the undelivered item(s), and (2) eliminates the use of the residual method of allocation and instead requires that arrangement consideration be allocated, at the inception of the arrangement, to all deliverables based on their relative selling price.

In October 2009, the FASB also issued ASU 2009-14, Certain Revenue Arrangements That Include Software Elements – a consensus of the FASB Emerging Issues Task Force, to amend the scope of arrangements under ASC 985-605, Software, 605, “Revenue Recognition” to exclude tangible products containing software components and non-software components that function together to deliver a product’s essential functionality.

19. GUARANTOR

On May 26, 2010, in connection with the Acquisition, the Company completed an offering of $310.0 million aggregate principal amount of 11.125% Senior Notes due 2018 as described in Note 10 (the “Notes”). The senior notes are unsecured senior obligations of the Company and SSI Co-Issuer LLC, a wholly owned subsidiary of the Company, and are guaranteed on a senior unsecured basis by SSI III Limited and the restricted subsidiaries of SkillSoft (other than immaterial subsidiaries and certain other excluded subsidiaries) that guarantee our Senior Credit Facilities. Each of the Guarantors is 100 percent owned, directly or indirectly, by the Company. All other subsidiaries of the Company, either direct or indirect, do not guarantee the senior notes (“Non–Guarantors”). The Guarantors also unconditionally guarantee the Senior Secured Credit Facilities, described in Note 10.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(UNAUDITED)

The following condensed consolidating and combined financial statements are presented for the information of the holders of the Notes and present the Condensed Consolidating and Combining Balance Sheets as of July 31, 2010 and the Condensed Consolidating and Combining Statements of Operations and Statements of Cash Flows for the periods May 26, 2010 to July 31, 2010 of the Company, which is the issuer of the Notes, the Guarantors, the Non–Guarantors, the elimination entries necessary to consolidate and combine the issuer with the Guarantor and Non–Guarantor subsidiaries and the Company on a consolidated and combined basis.

Investments in subsidiaries are accounted for using the equity method for purposes of the consolidated and combined presentation. The principal elimination entries relate to investments in subsidiaries and intercompany balances and transactions. Separate financial statements and other disclosures with respect to the subsidiary guarantors have not been provided as management believes the following information is sufficient, as the guarantor subsidiaries are 100 percent owned by the parent and all guarantees are full and unconditional.

The accompanying notes are an integral part of these condensed consolidated financial statements.

CONDENSED CONSOLIDATED BALANCE SHEETS

JULY 31, 2010

(IN THOUSANDS)

	Issuer July 31, 2010	Guarantor July 31, 2010	Non-Guarantor July 31, 2010		Elimination July 31, 2010	Consolidated July 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$—	$20,931		$7,481	$—	$28,412
Restricted cash	—	860		97	—	957
Accounts receivable, net	—	55,442		7,093	—	62,535
Intercompany receivables	—	346,832		7,891	(354,723)	—
Deferred tax assets	—	20		97	(92)	25
Prepaid expenses and other current assets	1,463	16,783		1,209	67	19,522

Total current assets	1,463	440,868		23,868	(354,748)	111,451

Property and equipment, net	—	5,119		7	—	5,126
Goodwill	—	540,826		23,991	—	564,817
Intangible assets, net	—	617,414		24,101	—	641,515
Investment in subsidiaries	1,129,184	1,197,764		402	(2,327,350)	—
Investment in, and advances to, nonconsolidated affiliates	—	67		—	(67)	—
Deferred tax assets	—	—		2,545	(2,403)	142
Other assets	9,820	16,070		15	—	25,905

Total assets	$1,140,467	$2,818,128		$74,929	$(2,684,568)	$1,348,956

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:

Current maturities of long term debt	$—	$3,250	$		$—	$3,250
Accounts payable	—	4,189		74	—	4,263
Accrued expenses	6,233	16,009		1,916	—	24,158
Accrued compensation	—	7,199		714	—	7,913
Intercompany payable	313,733	857,250		71,408	(1,242,391)	—
Other liabilities	—	—		400	(400)	—
Deferred tax liabilities	—	2,142		1	(92)	2,051
Deferred revenue	—	81,177		16,037	—	97,214

Total current liabilities	319,966	971,216		90,550	(1,242,883)	138,849

Long term debt	308,002	321,751		—	—	629,753
Deferred tax liabilities	—	82,950		5,258	(2,403)	85,805
Other long term liabilities	—	4,176		791	—	4,967

Total long-term liabilities	308,002	408,877		6,049	(2,403)	720,525

Total stockholders’ equity	512,499	1,438,035		(21,670)	(1,439,282)	489,582

Total liabilities and stockholders’ equity	$1,140,467	$2,818,128		$74,929	$(2,684,568)	$1,348,956

The accompanying notes are an integral part of these condensed consolidated financial statements.

CONDENSED CONSOLIDATED INCOME STATEMENTS

FOR THE PERIOD FROM MAY 26, 2010 (INCEPTION) TO JULY 31, 2010

(UNAUDITED, IN THOUSANDS)

	Issuer	Guarantor	Non-Guarantor	Elimination	Consolidated
Revenues	$—	$32,196	$5,949	$(4,089)	$34,056
Cost of revenues (1)	—	5,187	4,113	(4,089)	5,211
Cost of revenues - amortization of intangible assets	—	11,706	—	—	11,706

Gross profit	—	15,303	1,836	—	17,139

Operating expenses:
Research and development (1)	—	7,199	179	—	7,378
Selling and marketing (1)	—	13,046	1,475	—	14,521
General and administrative (1)	6	5,584	85	—	5,675
Amortization of intangible assets	—	7,159	630	—	7,789
Acquisition related expenses	7,879	12,719	—	—	20,598

Total operating expenses	7,885	45,707	2,369	—	55,961

Operating Margin	(7,885)	(30,404)	(533)	—	(38,822)

Other (expense) income, net	—	(1,225)	(512)	702	(1,035)
Interest income	—	8	13	(5)	16
Interest expense	(14,129)	(4,456)	—	5	(18,580)

Income before provision for income taxes	(22,014)	(36,077)	(1,032)	702	(58,421)

(Benefit) provision for income taxes	—	(5,370)	(81)	—	(5,451)

Net (loss) income	$(22,014)	$(30,707)	$(951)	$702	$(52,970)

The accompanying notes are an integral part of these condensed consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE PERIOD FROM MAY 26, 2010 (INCEPTION) TO JULY 31, 2010

(UNAUDITED, IN THOUSANDS)

	Issuer SSI II	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	SSI II Consolidated
Operating activities
Net Income	$(22,014)	(30,707)	$(951)	$702	$(52,970)
Adjustments to reconcile to net cash provided by operating activities
Depreciation & amortization	—	831	2	—	833
Amortization of intangible assets	—	18,865	630	—	19,495
Recovery of bad debts	—	321	(53)	—	268
Provision for income taxes - non-cash	—	(6,077)	677	—	(5,400)
Non-cash interest expense	272	520	—	—	792
Changes in operating assets & liabilities					—
Accounts receivable	—	(10,549)	2,749	—	(7,800)
Prepaid expenses, other current assets and other assets	—	(1,936)	(475)	—	(2,411)
Accounts payable	—	1,088	(10)	—	1,078
Accrued expenses, including long-term	6,233	(25,644)	10,678	—	(8,733)
Deferred revenue	—	18,510	(1,281)	—	17,229

Net cash provided by operating activities	(15,509)	(34,778)	11,966	702	(37,619)

Investing activities
Purchases of property and equipment	—	(370)	—	—	(370)
Acquisition of SkillSoft, net of cash received	—	510,120	(38,187)	(1,546,114)	(1,074,181)
Increase in restricted cash	—	1,808	(6)	—	1,802

Net cash used in investing activities	—	511,558	(38,193)	(1,546,114)	(1,072,749)

Financing activities
Proceeds from intercompany investment in subsidiaries	(1,129,184)	(1,129,184)	—	2,258,368	—
Proceeds from payments (on) intercompany loans	313,733	365,401	33,822	(712,956)	—
Capital received from sale of stock	534,513	—	—	—	534,513
Proceeds from issuance of Senior Credit Facilities, net of fees	—	306,397	—	—	306,397
Proceeds from issuance of Senior Notes, net of fees	296,447	—	—	—	296,447

Net cash used in financing activities	15,509	(457,386)	33,822	1,545,412	1,137,357

Effect of exchange rate changes on cash and cash equivalents	—	1,537	(114)	—	1,423

Net increase in cash and cash equivalents	—	20,931	7,481	—	28,412
Cash & cash equivalents at beginning of period	—	—	—	—	—

Cash & cash equivalents at end of period	$—	20,931	$7,481	$—	$28,412

20. SUBSEQUENT EVENTS

On October 7, 2010, the Company’s Board of Directors approved a settlement in the amount of approximately $0.9 million of an indemnification claim made by former officers of SmartForce during the fiscal year ending July 31, 2010. The settlement amount has been recognized in the accompanying financial statements as a liability as of July 31, 2010. The Company previously restricted cash for such claims, pursuant to an agreement with the former officers and others.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SSI INVESTMENTS II LIMITED

SSI CO-ISSUER LLC

Offer to Exchange

$310,000,000 principal amount of its 11.125% Senior Notes due 2018, which have been registered under the Securities

Act of 1933, for any and all of its outstanding 11.125% Senior Notes due 2018.

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The following summarizes certain arrangements by which controlling persons, directors and officers of SSI Investments II Limited, SSI Co-Issuer LLC and the Guarantors are indemnified against liability which they may incur in their capacities as such. SSI Pooling, L.P., the indirect parent company of SSI Investments II Limited, maintains directors’ and officers’ liability insurance policies covering indemnified losses of certain indemnified persons.

The following summarizes the limitations of liability and/or certain indemnification rights provided for in indemnification agreements and in the applicable statutes and constituent documents of the Registrants. These summaries are qualified in their entirety by reference to the complete text of the statutes and the constituent documents referred to below.

Indemnification Agreements

SkillSoft Corporation has entered into indemnification agreements with its directors in connection with their service as directors of SkillSoft Corporation and for serving as directors of other affiliated entities at the request of SkillSoft Corporation. The indemnification agreements under certain circumstances require SkillSoft Corporation, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Registrants Organized Under the Laws of the Republic of Ireland

The following Registrants are private companies organized under the laws of the Republic of Ireland (collectively, the “Irish Registrants”): SSI Investments II Limited, SSI Investments III Limited, SkillSoft Limited, SkillSoft Ireland Limited, CBT (Technology) Limited and Stargazer Productions.

Every director, managing director, agent, auditor, secretary and other officer for the time being of an Irish Registrants shall be entitled to be indemnified out of the assets of such Irish Registrant against any liability incurred by him in defending any proceedings whether civil or criminal, in relation to his acts while acting in such office, in which judgment is given in his favor or in which he is acquitted or in connection with any application under Section 391 of the Companies Act of Ireland 1963 (the “Act”) in which relief is granted to him by the court.

Section 200 of the Act provides that any provision whether contained in the Irish Registrant’s constitutive documents or in any contract which has the effect of exempting or indemnifying company officers from any liability in respect of any negligence, default, breach of duty or breach of trust shall be void; however, Section 200 of the Act permits the Irish Registrant to indemnify any officer or auditor as set out in its constitutive documents against any liability incurred by him in defending proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under Section 391 of the Act or Section 42 of the Companies (Amendment) Act, 1983 in which relief is granted to him by the court.

Registrants Incorporated or Organized Under the Laws of Delaware

SkillSoft Corporation

SkillSoft Corporation, a Guarantor of the exchange notes, is a corporation incorporated under the laws of the State of Delaware.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) further authorizes a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

The amended and restated certificate of incorporation and the bylaws of SkillSoft Corporation provide that the corporation shall indemnify any of its current or former directors or officers, or any person who may have served at its request as a director or officer of another corporation, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with any action, suit or proceeding or any appeal therefrom, whether civil, criminal, administrative or investigative, to the extent permitted by law. SkillSoft Corporation shall also advance reasonable expenses to any such person to the extent incurred by him or her in defense of any civil or cirminal action, suit, proceeding or investigation or any appeal therefrom except that no such advancement of expenses shall be made if it is determined that such person did not act in good faith and in a manner such person reasonably believes to be in, or not opposed to, the best interests of the corporation or with respect to any criminal action or proceeding, such person had reasonable cause to believe his or her conduct was unlawful. SkillSoft Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL.

SSI Co-Issuer LLC

SSI Co-Issuer LLC, the Co-Issuer of the exchange notes, is a limited liability company organized under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

Neither the certificate of formation nor the limited liability company agreement for SSI Co-Issuer LLC contain any provisions regarding the limitations of liability or the indemnification of directors or officers.

Registrant Organized Under the Laws of Massachusetts

Books24x7.com, Inc., a Guarantor of the exchange notes, is a corporation organized under the laws of the Commonwealth of Massachusetts. Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants a Massachusetts corporation the power to indemnify any director, officer, employee or agent to whatever extent permitted by the corporation’s articles of organization, as amended, by-laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the corporation or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

Article VI(B) of Books24x7.com, Inc.’s articles of organization, as amended, and Article VII.6. of Books24x7.com, Inc.’s bylaws provide that the corporation shall, to the extent legally permissible, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pneding or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director or officer of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements incurred by such person in connection with any such action, suit or proceeding; provided that no indemnification shall be provided for any such person with respect to any matter as to which he or she shall have been finally adjudicated in any such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and provided, further, that as to any matter disposed of by a compromise payment or settlement, no indemnification shall be provided to such person with respect to such matter if it is determined that such person did not act in good faith in the reasonable belief that his or her action was in the best interests of the corporation or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification shall include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment except that no such advancement of expenses shall be made if it is determined that such person did not act in good faith in the reasonable belief that his or her action was in the best interests of the corporation or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

Section 13(b)(11/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate a director’s personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders, and (iv) transactions from which the director derived an improper personal benefit. Article VI(A) of Books24x7.com, Inc.’s articles of organization, as amended, provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.

Registrant Organized Under the Laws of Canada

SkillSoft Canada, Ltd., a Guarantor of the exchange notes, is a corporation organized under the laws of the Province of New Brunswick, Canada.

Section 8.05 of By-Law Number 1A of SkillSoft Canada, Ltd. provides that subject to subsections 81(2) and 81(3) of the New Brunswick Business Corporations Act, except in respect of an action by or on behalf of SkillSoft Canada, Ltd. or body corporate to procure a judgment in its favor, SkillSoft Canada, Ltd. shall indemnify each of its directors and officers, its former directors and officers, and each person who acts or acted at SkillSoft Canada, Ltd.’s request as a director or officer of a body corporate of which SkillSoft Canada, Ltd. is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of SkillSoft Canada, Ltd. or such body corporate, provided that (a) the director or officer acted honestly and in good faith with a view to the best interests of SkillSoft Canada, Ltd. and (b) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

Under the New Brunswick Business Corporations Act, a corporation may indemnify a present or former director or officer or a person who acts or acted at the request of the corporation as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and that person’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by that person in respect of any civil, criminal or administrative action or proceeding to which that person is made a party by reason of being or having been the corporation’s or body corporate’s director or officer, if (a) that person acted honestly and in good faith with a view to the corporation’s best interests, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that that person’s conduct was lawful. A corporation may with court approval identify that person in connection with an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which that person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by that person in connection with such action, if that person fulfilled the conditions set forth above. That person is entitled to indemnification from the corporation in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defence of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation or body corporate as a matter of right if he or she was substantially successful on the merits of his or her defence of the action or proceeding, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

Registrant Incorporated Under the Laws of the Cayman Islands

SkillSoft Finance Limited, a Guarantor of the exchange notes, is an exempted company with limited liability incorporated in the Cayman Islands. The Companies Law (2010 Revision) of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The articles of association of SkillSoft Finance Limited provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

Registrant Incorporated Under the Laws of England and Wales

SkillSoft U.K. Limited, a Guarantor of the exchange notes, is a company incorporated in England and Wales. As such, it is subject to, where applicable, the Companies Act 1985 and/or the Companies Act 2006.

Under Section 232 of the Companies Act 2006, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Section 232 of the Companies Act 2006 does not prevent a company from (i) purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability, (ii) providing for a qualifying third party indemnity provision, or (iii) providing for a qualifying pension scheme indemnity provision. Qualifying third party indemnity provisions and qualifying pension scheme indemnity provisions must be disclosed in directors’ reports and must be available for inspection for at least one year from the date of termination or expiration of the provision.

Section 234 of the Companies Act 2006 provides that a qualifying third party indemnity provision gives the company a means for providing indemnity against liability incurred by the director to a person other than the company or an associated company if certain requirements are met. The provision must not provide any indemnity against (i) any liability of the director to pay (a) a fine imposed in criminal proceedings, or (b) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising), or (ii) any liability incurred by the director (a) in defending criminal proceedings in which he is convicted, (b) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (c) in connection with an application for relief in which the court refuses to grant him relief.

Under Section 235 of the Companies Act 2006, a qualifying pension scheme indemnity provision gives the company a means for indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as a trustee of the scheme if certain requirements (similar to those described above for qualifying third party indemnity provisions) are met.

The Articles of Association of SkillSoft U.K. Limited provide that subject to the provisions of Section 310 of the Companies Act 1985, and in addition to the such indemnity is contained in regulation 118 of Table A , every director, secretary or other officer of the company shall be entitled to be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company. Regulation 118 of Table A provides that, subject to the provisions of the Companies Act 1985 but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.

In the Articles of Association of SkillSoft U.K. Limited any provision of the Companies Act 1985 is deemed to include a reference to any statutory modification or re-enactment of that provision for that time being in force, therefore references to Section 310 of the Companies Act 1985 are deemed to include references to Section 232 of the Companies Act 2006 and references to the Companies Act 1985 generally are deemed to include references to the Companies Act 2006 generally.

The Memorandum of Association of SkillSoft U.K. Limited does not contain any provisions related to indemnification.

Item 21.	Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Incorporation of SSI Investments II Limited

3.2	Memorandum and Articles of Association of SSI Investments II Limited

3.3	Certificate of Formation of SSI Co-Issuer LLC

3.4	Limited Liability Company Agreement of SSI Co-Issuer LLC

3.5	Certificate of Incorporation of SSI Investments III Limited

3.6	Memorandum and Articles of Association of SSI Investments III Limited

3.7	Certificate of Incorporation of SkillSoft Limited

3.8	Memorandum and Articles of Association of SkillSoft Limited

3.9	Certificate of Incorporation of SkillSoft Ireland Limited

3.10	Memorandum and Articles of Association of SkillSoft Ireland Limited

3.11	Certificate of Incorporation of CBT (Technology) Limited

3.12	Memorandum and Articles of Association of CBT (Technology) Limited

3.13	Certificate of Incorporation of Stargazer Productions

3.14	Memorandum and Articles of Association of Stargazer Productions

3.15	Amended and Restated Certificate of Incorporation of SkillSoft Corporation

3.16	Amended and Restated Bylaws of SkillSoft Corporation

3.17	Articles of Organization of Books24x7.com, Inc.

3.18	By-laws of Books24x7.com, Inc.

3.19	Certificate and Articles of Amalgamation of SkillSoft Canada, Ltd.

3.20	By-Law Number 1A of SkillSoft Canada, Ltd.

3.21	Certificate of Incorporation of SkillSoft Finance Limited

3.22	Memorandum and Articles of Association of SkillSoft Finance Limited

3.23	Certificate of Incorporation of SkillSoft U.K. Limited

3.24	Memorandum and Articles of Association of SkillSoft U.K. Limited

4.1	Form of 11.125% Senior Note due 2018

4.2	Indenture, dated as of May 26, 2010, by and among SSI Investments II Limited and SSI Co-Issuer LLC, as issuers, the guarantors named therein, as guarantors, and Wilmington Trust FSB, as trustee

4.3	First Supplemental Indenture, dated as of June 25, 2010, by and among SSI Investments II Limited and SSI Co-Issuer LLC, as issuers, the guarantors named therein, as guarantors, and Wilmington Trust FSB, as trustee

4.4	Registration Rights Agreement, dated as of May 26, 2010, by and among SSI Investments II Limited and SSI Co-Issuer LLC, the guarantors named therein, and Morgan Stanley & Co. Incorporated, Barclays Capital Inc., and Deutsche Bank Securities Inc., as initial purchasers, and the joinders thereto dated as of June 25, 2010

5.1	Opinion of Ropes & Gray LLP

5.2	Opinion of William Fry

5.3	Opinion of Cox & Palmer

5.4	Opinion of Maples and Calder

5.5	Opinion of Ropes & Gray International LLP

10.1	Amended and Restated Credit Agreement, dated as of May 26, 2010, by and among SSI Investments I Limited, as Holdings, SSI Investments II Limited, as Initial Borrower, the lenders party thereto, as lenders, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and Morgan Stanley Senior Funding, Inc. and Barclays Capital, as joint lead arrangers and joint book-runners

10.2	Guarantee and Collateral Agreement, dated as of February 11, 2010, by and among SSILuxco II S.à r.l., as guarantor, SSI Investments I Limited, SSI Investments II Limited, SSI Investments III Limited, and the subsidiaries of SSI Investments III Limited party thereto, as guarantors and grantors, and Morgan Stanley Senior Funding, Inc., as collateral agent

10.3	First Amendment to Guarantee and Collateral Agreement, dated as of May 26, 2010, by and between SSI Investments I Limited, SSI Investments II Limited, and SSI Investments III Limited, as grantors, and Morgan Stanley Senior Funding, Inc., as collateral agent

10.4	Assumption Agreement, dated as of May 26, 2010, by and between Books 24x7.com, Inc., SkillSoft Corporation, SkillSoft Canada, Ltd., SkillSoft Finance Limited, SkillSoft U.K. Limited, and Morgan Stanley Senior Funding, Inc., as collateral agent

10.5	Novation and Assumption Agreement, dated as of June 25, 2010, by and between SSI Investments II Limited, SkillSoft Limited, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent

10.6	Novation and Assumption Agreement, dated as of June 25, 2010, by and between SkillSoft Limited, SkillSoft Corporation, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent

10.7	Assumption Agreement, dated as of June 25, 2010, by and between SkillSoft Limited, SkillSoft Ireland Limited, CBT (Technology) Limited, Stargazer Productions, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent

10.8	Form of Indemnification Agreement

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

21.1	List of Subsidiaries

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ropes & Gray LLP (see Exhibit 5.1)

23.3	Consent of William Fry (see Exhibit 5.2)

23.4	Consent of Cox & Palmer (see Exhibit 5.3)

23.5	Consent of Maples and Calder (see Exhibit 5.4)

23.6	Consent of Ropes & Gray International LLP (see Exhibit 5.5)

24.1	Powers of Attorney (see signature pages of the Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to the indenture governing the notes

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Brokers

99.4	Form of Letter to Clients

Item 22.	Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amend) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b) 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 8th day of October, 2010.

SSI INVESTMENTS II LIMITED

By:	/S/ CHARLES E. MORAN
Name:	Charles E. Moran
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Charles E. Moran, Anthony P. Amato and Michael C. Ascione, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as said attorney-in-facts and agents, or any one of them, so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHARLES E. MORAN	President and Chief Executive Officer	October 8, 2010
Charles E. Moran	(Principal Executive Officer)

/S/ THOMAS J. MCDONALD	Chief Financial Officer and Secretary	October 8, 2010
Thomas J. McDonald	(Principal Financial Officer)

/S/ ANTHONY P. AMATO	Chief Accounting Officer	October 8, 2010
Anthony P. Amato	(Principal Accounting Officer)

/S/ MICHAEL C. ASCIONE	Director	October 8, 2010
Michael C. Ascione

/S/ JOHN MALDONADO	Director	October 8, 2010
John Maldonado

/S/ DAVID W. HUMPHREY	Director	October 8, 2010
David W. Humphrey

/S/ IMELDA SHINE	Director	October 8, 2010
Imelda Shine

/S/ MARK COMMINS	Director	October 8, 2010
Mark Commins

/S/ FERDINAND VON PRONDZYNSKI	Director	October 8, 2010
Ferdinand von Prondzynski

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 8th day of October, 2010.

SSI CO-ISSUER LLC

By:	/S/ CHARLES E. MORAN
Name:	Charles E. Moran
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Charles E. Moran, Anthony P. Amato and Michael C. Ascione, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as said attorney-in-facts and agents, or any one of them, so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHARLES E. MORAN	President and Chief Executive Officer	October 8, 2010
Charles E. Moran	(Principal Executive Officer)

/S/ THOMAS J. MCDONALD	Chief Financial Officer and Assistant Secretary	October 8, 2010
Thomas J. McDonald	(Principal Financial Officer)

/S/ ANTHONY P. AMATO	Chief Accounting Officer	October 8, 2010
Anthony P. Amato	(Principal Accounting Officer)

/S/ MICHAEL C. ASCIONE	Manager	October 8, 2010
Michael C. Ascione

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 8th day of October, 2010.

SSI INVESTMENTS III LIMITED

By:	/S/ CHARLES E. MORAN
Name:	Charles E. Moran
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Charles E. Moran, Anthony P. Amato and Michael C. Ascione, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as said attorney-in-facts and agents, or any one of them, so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHARLES E. MORAN	President and Chief Executive Officer	October 8, 2010
Charles E. Moran	(Principal Executive Officer)

/S/ THOMAS J. MCDONALD	Chief Financial Officer and Secretary	October 8, 2010
Thomas J. McDonald	(Principal Financial Officer)

/S/ ANTHONY P. AMATO	Chief Accounting Officer	October 8, 2010
Anthony P. Amato	(Principal Accounting Officer)

/S/ MICHAEL C. ASCIONE	Director	October 8, 2010
Michael C. Ascione

/S/ JOHN MALDONADO	Director	October 8, 2010
John Maldonado

/S/ DAVID W. HUMPHREY	Director	October 8, 2010
David W. Humphrey

/S/ IMELDA SHINE	Director	October 8, 2010
Imelda Shine

/S/ MARK COMMINS	Director	October 8, 2010
Mark Commins

/S/ FERDINAND VON PRONDZYNSKI	Director	October 8, 2010
Ferdinand von Prondzynski

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 8th day of October, 2010.

SKILLSOFT LIMITED

By:	/S/ CHARLES E. MORAN
Name:	Charles E. Moran
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Charles E. Moran, Anthony P. Amato and Michael C. Ascione, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as said attorney-in-facts and agents, or any one of them, so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHARLES E. MORAN	President and Chief Executive Officer	October 8, 2010
Charles E. Moran	(Principal Executive Officer)

/S/ THOMAS J. MCDONALD	Chief Financial Officer and Secretary	October 8, 2010
Thomas J. McDonald	(Principal Financial Officer)

/S/ ANTHONY P. AMATO	Chief Accounting Officer	October 8, 2010
Anthony P. Amato	(Principal Accounting Officer)

/S/ MICHAEL C. ASCIONE	Director	October 8, 2010
Michael C. Ascione

/S/ JOHN MALDONADO	Director	October 8, 2010
John Maldonado

/S/ DAVID HUMPHREY	Director	October 8, 2010
David Humphrey

/S/ IMELDA SHINE	Director	October 8, 2010
Imelda Shine

/S/ MARK COMMINS	Director	October 8, 2010
Mark Commins

/S/ FERDINAND VON PRONDZYNSKI	Director	October 8, 2010
Ferdinand von Prondzynski

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 8th day of October, 2010.

SKILLSOFT CORPORATION

By:	/S/ CHARLES E. MORAN
Name:	Charles E. Moran
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Charles E. Moran, Anthony P. Amato and Michael C. Ascione, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as said attorney-in-facts and agents, or any one of them, so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CHARLES E. MORAN	President and Chief Executive Officer, Director	October 8, 2010
Charles E. Moran	(Principal Executive Officer)

/S/ THOMAS J. MCDONALD	Chief Financial Officer and Secretary	October 8, 2010
Thomas J. McDonald	(Principal Financial Officer)

/S/ ANTHONY P. AMATO	Chief Accounting Officer	October 8, 2010
Anthony P. Amato	(Principal Accounting Officer)

/S/ MICHAEL C. ASCIONE	Director	October 8, 2010
Michael C. Ascione

/S/ JOHN MALDONADO	Director	October 8, 2010
John Maldonado

/S/ DAVID W. HUMPHREY	Director	October 8, 2010
David W. Humphrey

/S/ FERDINAND VON PRONDZYNSKI	Director	October 8, 2010
Ferdinand von Prondzynski

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 8th day of October, 2010.

SKILLSOFT IRELAND LIMITED

By:	/s/ Anthony P. Amato
Name:	Anthony P. Amato
Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Charles E. Moran, Anthony P. Amato and Michael C. Ascione, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as said attorney-in-facts and agents, or any one of them, so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony P. Amato	Director	October 8, 2010
Anthony P. Amato

/s/ Imelda Shine	Director	October 8, 2010
Imelda Shine

/s/ Ferdinand von Prondzynski	Director	October 8, 2010
Ferdinand von Prondzynski

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 8th day of October, 2010.

SKILLSOFT CANADA, LTD.

By:	/s/ Thomas J. McDonald
Name:	Thomas J. McDonald
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Charles E. Moran, Anthony P. Amato and Michael C. Ascione, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as said attorney-in-facts and agents, or any one of them, so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. McDonald	President and Director	October 8, 2010
Thomas J. McDonald

/s/ Anthony P. Amato	Secretary, Treasurer and Director	October 8, 2010
Anthony P. Amato

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 8th day of October, 2010.

SKILLSOFT FINANCE LIMITED

By:	/s/ Thomas J. McDonald
Name:	Thomas J. McDonald
Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Charles E. Moran, Anthony P. Amato and Michael C. Ascione, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as said attorney-in-facts and agents, or any one of them, so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas J. McDonald	Director	October 8, 2010
Thomas J. McDonald

/s/ Anthony P. Amato	Director	October 8, 2010
Anthony P. Amato

/s/ Scott F. Elphinstone	Director	October 8, 2010
Scott F. Elphinstone

/s/ William J. Messer	Director	October 8, 2010
William J. Messer

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 8th day of October, 2010.

SKILLSOFT U.K. LIMITED

By:	/s/ Anthony P. Amato
Name:	Anthony P. Amato
Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Charles E. Moran, Anthony P. Amato and Michael C. Ascione, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as said attorney-in-facts and agents, or any one of them, so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony P. Amato	Director	October 8, 2010
Anthony P. Amato

/s/ Kevin Young	Director	October 8, 2010
Kevin Young

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 8th day of October, 2010.

CBT (Technology) Limited

By:	/s/ Anthony P. Amato
Name:	Anthony P. Amato
Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Charles E. Moran, Anthony P. Amato and Michael C. Ascione, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as said attorney-in-facts and agents, or any one of them, so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony P. Amato	Director	October 8, 2010
Anthony P. Amato

/s/ Imelda Shine	Director	October 8, 2010
Imelda Shine

/s/ Ferdinand von Prondzynski	Director	October 8, 2010
Ferdinand von Prondzynski

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 8th day of October, 2010.

STARGAZER PRODUCTIONS

By:	/s/ Mark Murray
Name:	Mark Murray
Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Charles E. Moran, Anthony P. Amato and Michael C. Ascione, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as said attorney-in-facts and agents, or any one of them, so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Murray	Director	October 8, 2010
Mark Murray

/s/ Imelda Shine	Director	October 8, 2010
Imelda Shine

/s/ Ferdinand von Prondzynski	Director	October 8, 2010
Ferdinand von Prondzynski

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on this 8th day of October, 2010.

BOOKS24X7.COM, INC.

By:	/s/ Jerald A. Nine
Name:	Jerald A. Nine
Title:	President and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Charles E. Moran, Anthony P. Amato and Michael C. Ascione, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as said attorney-in-facts and agents, or any one of them, so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jerald A. Nine	President and Secretary	October 8, 2010
Jerald A. Nine

/s/ Thomas J. McDonald	Treasurer	October 8, 2010
Thomas J. McDonald

/s/ Anthony P. Amato	Vice President	October 8, 2010
Anthony P. Amato

/s/ Charles E. Moran	Director	October 8, 2010
Charles E. Moran

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Incorporation of SSI Investments II Limited

3.2	Memorandum and Articles of Association of SSI Investments II Limited

3.3	Certificate of Formation of SSI Co-Issuer LLC

3.4	Limited Liability Company Agreement of SSI Co-Issuer LLC

3.5	Certificate of Incorporation of SSI Investments III Limited

3.6	Memorandum and Articles of Association of SSI Investments III Limited

3.7	Certificate of Incorporation of SkillSoft Limited

3.8	Memorandum and Articles of Association of SkillSoft Limited

3.9	Certificate of Incorporation of SkillSoft Ireland Limited

3.10	Memorandum and Articles of Association of SkillSoft Ireland Limited

3.11	Certificate of Incorporation of CBT (Technology) Limited

3.12	Memorandum and Articles of Association of CBT (Technology) Limited

3.13	Certificate of Incorporation of Stargazer Productions

3.14	Memorandum and Articles of Association of Stargazer Productions

3.15	Amended and Restated Certificate of Incorporation of SkillSoft Corporation

3.16	Amended and Restated Bylaws of SkillSoft Corporation

3.17	Articles of Organization of Books24x7.com, Inc.

3.18	By-laws of Books24x7.com, Inc.

3.19	Certificate and Articles of Amalgamation of SkillSoft Canada, Ltd.

3.20	By-Law Number 1A of SkillSoft Canada, Ltd.

3.21	Certificate of Incorporation of SkillSoft Finance Limited

3.22	Memorandum and Articles of Association of SkillSoft Finance Limited

3.23	Certificate of Incorporation of SkillSoft U.K. Limited

3.24	Memorandum and Articles of Association of SkillSoft U.K. Limited

4.1	Form of 11.125% Senior Note due 2018

4.2	Indenture, dated as of May 26, 2010, by and among SSI Investments II Limited and SSI Co-Issuer LLC, as issuers, the guarantors named therein, as guarantors, and Wilmington Trust FSB, as trustee

4.3	First Supplemental Indenture, dated as of June 25, 2010, by and among SSI Investments II Limited and SSI Co-Issuer LLC, as issuers, the guarantors named therein, as guarantors, and Wilmington Trust FSB, as trustee

4.4	Registration Rights Agreement, dated as of May 26, 2010, by and among SSI Investments II Limited and SSI Co-Issuer LLC, the guarantors named therein, and Morgan Stanley & Co. Incorporated, Barclays Capital Inc., and Deutsche Bank Securities Inc., as initial purchasers, and the joinders thereto dated as of June 25, 2010

5.1	Opinion of Ropes & Gray LLP

5.2	Opinion of William Fry

5.3	Opinion of Cox & Palmer

5.4	Opinion of Maples and Calder

5.5	Opinion of Ropes & Gray International LLP

10.1	Amended and Restated Credit Agreement, dated as of May 26, 2010, by and among SSI Investments I Limited, as Holdings, SSI Investments II Limited, as Initial Borrower, the lenders party thereto, as lenders, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and Morgan Stanley Senior Funding, Inc. and Barclays Capital, as joint lead arrangers and joint book-runners

10.2	Guarantee and Collateral Agreement, dated as of February 11, 2010, by and among SSILuxco II S.à r.l., as guarantor, SSI Investments I Limited, SSI Investments II Limited, SSI Investments III Limited, and the subsidiaries of SSI Investments III Limited party thereto, as guarantors and grantors, and Morgan Stanley Senior Funding, Inc., as collateral agent

10.3	First Amendment to Guarantee and Collateral Agreement, dated as of May 26, 2010, by and between SSI Investments I Limited, SSI Investments II Limited, and SSI Investments III Limited, as grantors, and Morgan Stanley Senior Funding, Inc., as collateral agent

10.4	Assumption Agreement, dated as of May 26, 2010, by and between Books 24x7.com, Inc., SkillSoft Corporation, SkillSoft Canada, Ltd., SkillSoft Finance Limited, SkillSoft U.K. Limited, and Morgan Stanley Senior Funding, Inc., as collateral agent

10.5	Novation and Assumption Agreement, dated as of June 25, 2010, by and between SSI Investments II Limited, SkillSoft Limited, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent

10.6	Novation and Assumption Agreement, dated as of June 25, 2010, by and between SkillSoft Limited, SkillSoft Corporation, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent

10.7	Assumption Agreement, dated as of June 25, 2010, by and between SkillSoft Limited, SkillSoft Ireland Limited, CBT (Technology) Limited, Stargazer Productions, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent

10.8	Form of Indemnification Agreement

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

21.1	List of Subsidiaries

23.1	Consent of Ernst & Young LLP

23.2	Consent of Ropes & Gray LLP (see Exhibit 5.1)

23.3	Consent of William Fry (see Exhibit 5.2)

23.4	Consent of Cox & Palmer (see Exhibit 5.3)

23.5	Consent of Maples and Calder (see Exhibit 5.4)

23.6	Consent of Ropes & Gray International LLP (see Exhibit 5.5)

24.1	Powers of Attorney (see signature pages of the Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, with respect to the indenture governing the notes

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Brokers

99.4	Form of Letter to Clients